As filed with the Securities and Exchange Commission on June 3, 2005
Registration No. 333-105017

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective

Amendment No. 3
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vestin Fund III, LLC

(Exact name of registrant as specified in its governing instruments)

8379 West Sunset Road

Las Vegas, Nevada 89113
(702) 227-0965
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michael V. Shustek

Director
Vestin Mortgage, Inc.
8379 West Sunset Road
Las Vegas, Nevada 89113
(702) 227-0965
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Hillel T. Cohn, Esq.

Morrison & Forester LLP
555 West Fifth Street
Los Angeles, California 90013
(213) 892-5251

     Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum	Amount of
Title of Securities Being	Amount Being	Maximum Offering	Aggregate Offering	Registration
Registered	Registered(1)	Price Per Unit	Price(2)	Fee

Unit of Limited Liability Company Interest	12,000,000	$10.30	$123,047,620.50	$14,482.70

(1)	The number of units being registered includes units offered under our distribution reinvestment plan.

(2)	Reflects increase in initial offer price of $10 per unit to $10.30 per unit, effective November 10, 2004.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Filed pursuant to Rule 424(b)(3)

Under the Securities Act of 1933
Registration No. 333-105017
PROSPECTUS
A MINIMUM OF 1,000,000 AND UP TO 10,000,000 UNITS
OF LIMITED LIABILITY COMPANY INTEREST

Vestin Fund III, LLC

     We will invest in and operate multifamily, assisted living, office, industrial and retail property and other income producing properties. We also invest in mortgage loans where our collateral is real property.

     We are offering and selling to the public a minimum of 1,000,000 and up to a maximum of 10,000,000 units for $10.30 per unit.

			Expense	Proceeds to
	Price to Public	Selling Commissions	Reimbursement(1)	Vestin Fund III

Per Unit	$10.30	$0.00	$0	$10.30
Total Maximum	$102,456,322	$0.00	$2,561,408	$99,894,914

(1)	Units will be sold by Vestin Mortgage, Inc. (doing business as Vestin; “Vestin Mortgage”), where permitted, and by Vestin Capital, Inc. (“Vestin Capital”), an affiliate of Vestin Mortgage. Vestin Capital will receive 0.5% of the gross proceeds of the Offering for reimbursement of its expenses for diligence. No commissions will be paid on sales by Vestin Mortgage. All expenses related to this Offering, including expenses incurred in connection with the offer and sale of units under our distribution reinvestment plan, will be advanced by Vestin Mortgage and will be reimbursed by us for up to 2% of the gross proceeds received in this Offering. At Vestin Mortgage’s election, it may receive units in lieu of cash reimbursement. We will invest not less than 97% of the gross proceeds of the Offering.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The most significant risks to your investment include:

•	We were recently organized and have a limited operating history.

•	There is no public trading market for your units and we do not intend to list the units on any national exchange or on Nasdaq. Accordingly your units will lack liquidity.

•	You may not transfer your units without Vestin Mortgage’s consent and without compliance with Federal and state securities laws.

•	The right to redeem your units is restricted by, among other things, a holding period, available cash flow and the number of redemption requests.

•	We rely on Vestin Mortgage to manage our operations, determine our investment guidelines and select our loans and real property for investment. Vestin Mortgage has not previously been engaged in the business of direct investment in real property.

•	As we will invest in unspecified mortgage loans and real property you will not be able to evaluate the terms of mortgages, or other factors involved in a particular loan or the terms of acquisitions of real property.

•	We may experience a greater risk of default on our loans because of our expedient loan approval process and more lenient underwriting standards.

•	We may enter into a financing arrangements, the terms of which may reduce your distributions.

•	Vestin Mortgage will receive substantial fees from borrowers based on the volume and size of mortgages selected for us. Such fees are not shared with us. Additionally, a conflict will arise when Vestin Mortgage decides whether to charge borrowers higher interest rates or obtain higher fees and when Vestin Mortgage determines our advisory and property management fees.

•	If we do not remain qualified as a partnership for Federal income tax purposes, we would be subject to the payment of tax on our income at corporate rates, which would reduce the amount of funds available for distribution.

YOU SHOULD READ THE COMPLETE DISCUSSION OF THE RISK FACTORS BEGINNING ON PAGE 14.

     You must purchase at least 100 units for $1,030 (some states may require higher minimum purchases). To purchase units, you must first sign the enclosed subscription agreement. We will terminate the Offering on November 7, 2005 unless we request an extension.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE UNITS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. NO ONE IS PERMITTED TO MAKE ANY ORAL OR WRITTEN PREDICTIONS ABOUT THE CASH BENEFITS OR TAX CONSEQUENCES YOU WILL RECEIVE FROM YOUR INVESTMENT.

June 3, 2005

NOTICE TO CALIFORNIA RESIDENTS

      Any certificates representing units resulting from any offers or sales of units to California residents will bear the following legend restricting transfer:

It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of the Corporation of the State of California, except as permitted in the Commissioner’s Rules.

A copy of the applicable rule of the California Commissioner of Corporations will be furnished to each California investor by Vestin Mortgage.

NOTICE TO NEW YORK RESIDENTS

      THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTOR SUITABILITY STANDARDS

      As a result of the risks inherent in an investment in units, the units are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. Our units are only suitable for those who desire a relatively long term investment for which they do not need liquidity for at least five years, in light of the other limitations on redemption and transfer described in this prospectus.

      You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase units and to participate in our reinvestment plan. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. In the subscription agreement, you will have to confirm that you meet these minimum standards. The inclusion of a state in the chart below is for informational purposes only and is not intended to imply that the Offering of units has been qualified in the particular state at this time. We will not sell in a state in which we have not qualified the Offering.

	1. Minimum Net
	Worth and Minimum
State(s)	Gross Income		Minimum Net Worth		2. Additional Standards

Alabama, Arkansas, Colorado, Delaware, Florida, Hawaii, Idaho, Indiana, Kentucky, Minnesota, New York, North Dakota, Oklahoma, Oregon, South Dakota, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin	$45,000/$45,000		$150,000		Minimum investment in New York is $2,500 ($1,000 for IRAs)
		OR		AND
Alaska, Arizona, California, Iowa, Massachusetts, Michigan, Mississippi, Missouri, New Jersey, North Carolina, Texas	$60,000/$60,000		$225,000		Minimum investment in North Carolina is $2,500
Maine	$50,000/$50,000		$200,000		N/A
New Hampshire, New Mexico	$125,000/$50,000		$250,000		N/A
Tennessee	$250,000/$65,000		$500,000		N/A
Nevada	$45,000/$45,000		$150,000		Minimum investment is $5,000 ($2,000 for IRAs)
Kansas, Ohio, Pennsylvania	$45,000/$45,000		$150,000		Investment is less than 10% of Net Worth. We will make no sales in these states until we receive proceeds of at least $5,000,000.
District of Columbia, Georgia, Louisiana, Montana, Rhode Island	These jurisdictions do not have quantified suitability requirements. We believe that it is reasonable for us to rely upon the suitability standards set forth above for Alabama et al. when selling units to residents of these jurisdictions.
Connecticut, Illinois, Maryland, Wyoming	No minimum requirements. Disclosure state only. We will follow the guidelines for the preponderance of the states above in selling units in these states.

      In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with our determination

i

that the investment is suitable for the subscriber. In addition to the financial information we require, the representations we require of you state that you:

•	understand that we will accept your subscription no sooner than five (5) business days following the date of the Subscription Agreement, but not later than 30 days;

•	understand that no federal or state agency has made any finding or determination as to the fairness of public investment in, or made any recommendation or endorsement of, the units; and

•	understand that an investment in us will not, in itself, create a retirement plan as described in the Internal Revenue Code and that, to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

      Each of these representations reflects that we are not indicating any approval by anyone other than Vestin Mortgage or that an investment will have an effect other than to make you a member of the Fund.

      You will also acknowledge that you are familiar with some of the risk factors we describe and that this investment matches your investment objectives. Specifically, you represent to us that you:

•	understand that we intend to be taxed as a partnership and not as a corporation, and that, among other things, this may result in your being required to pay taxes even though we may not have distributed cash to you;

•	understand that there will be no public market for the units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the units, and that it may not be possible readily to liquidate an investment in the units; and

•	have been advised to read the risk factors set forth in this prospectus and to determine whether your investment objectives correspond to those stated in this prospectus; specifically, you acknowledge that the purpose of your investment is to receive monthly cash distributions from the income earned on our mortgage loans and to have us preserve and return your capital contributions.

      You will also represent to us that you have the capacity to invest in the Fund by confirming that:

•	you are legally able to enter into a contractual relationship with us, and, if you are an individual, have attained the age of majority in the state in which you live; and

•	if you are a trustee, you are the trustee for the trust on behalf of which you are purchasing the units, and have due authority to purchase units on behalf of the trust.

      If you are purchasing as a fiduciary, you will also represent that the above representations and warranties are accurate for the person(s) for whom you are purchasing units.

      By executing the Subscription Agreement, you will not be waiving any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934. The Fund is not a mutual fund nor an investment company within the meaning of the Investment Company Act of 1940 nor subject to the regulations promulgated thereunder.

      The Subscription Agreement also contains a series of short questions so that we or our dealers may also assess for ourselves the accuracy of these representations. For employee benefit plans, the questions are more expansive because of the application of additional provisions of the Internal Revenue Code relating to retirement plans.

      Due to the nature of our investments, it is likely that most of our income will be taxable to you as ordinary income. See “Federal Income Tax Consequences” at page 98. The units may, therefore, be suitable for:

•	persons seeking current taxable income;

•	Keogh Plan accounts or corporation, pension or profit sharing plans, which we refer to collectively as qualified plans;

•	IRAs or Roth IRAs;

•	Simplified Employee Pensions, or SEP’s; and

•	other entities exempt from federal income taxation such as endowment partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment).

      Our investment objectives and policies are intended to make the units suitable investments for employee benefit plans under current law. In this regard, ERISA provides a comprehensive regulatory scheme for plan assets. Further, Vestin Mortgage intends to manage us so that an investment by a qualified plan will not make our assets plan assets under ERISA. The ERISA regulations are also applicable to an IRA. See “Federal Income Tax Consequences — ERISA and Other Qualified Plan and IRA Considerations” at page 113.

      Vestin Mortgage is not permitted to allow any qualified plan to purchase units if Vestin Mortgage has investment discretion over the assets of the qualified plan, or if Vestin Mortgage regularly gives individualized investment advice that serves as the primary basis for the investment decisions made for these assets. This prohibition is designed to prevent a violation of ERISA. You should obtain the advice of your attorney, tax advisor, or business consultant for the legal, tax and business aspects of this investment before subscribing for units.

      To assure that this Offering complies with applicable state law, each dealer selling our units is required to:

•	inquire diligently of all prospective investors to assure that our units are a suitable investment in light of the investor’s age, educational level, knowledge of investments, financial means and other pertinent factors;

•	for at least six years, maintain records of the information used to determine that an investment in units is suitable and appropriate for each investor; and

•	transmit promptly to us all properly completed and executed Subscription Agreements.

      In addition, the NASAA Guidelines require each dealer selling our units to determine that an investment in our units is a suitable and appropriate investment for each prospective investor. In making this determination, the dealer shall ascertain that a prospective investor can meet the established minimum income and net worth standards, reasonably benefit from an investment in our units based on their overall investment objectives and portfolio structure and bear the risks of the investment based on their overall financial condition. They must also determine whether a prospective investor has an apparent understanding of the fundamental risks of the investment, the potential risk of losing the entire investment, the lack of liquidity and restrictions on transferability of the units, the background and qualifications of Vestin Mortgage and the tax consequences of the investment.

TABLE OF CONTENTS

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INVESTOR SUITABILITY STANDARDS	i
SUMMARY	1
RISK FACTORS	14
Investment Risks	14
You will not have the benefit of reviewing our past performance	14
Your units lack liquidity and marketability	14
You have a limited ability to have your units redeemed	14
We must rely on Vestin Mortgage to manage our operations and select our loans and real property for investment	15
Vestin Mortgage has very limited experience in acquiring and managing real properties	15
We will be limited in the number and type of properties and mortgages in which we may invest and the value of your investment will fluctuate with the performance of the specific investments we make	15
Our Manager lacks experience with certain real estate markets	16
We depend on key personnel of Vestin Mortgage	16
Our management has identified material weaknesses in internal control over our financial reporting, primarily related to the lack of technical accounting and reporting expertise. Our inability to provide such expertise may result in inadequate or deficient financial reporting.	16
Any indemnification of our Manager by us will decrease the amount available for distribution to you	17
We established the offering price on an arbitrary basis; as a result, your subscription price for units is not related to any independent valuation	17
Adverse economic conditions will negatively affect our returns and profitability	17
Gains and distributions upon resale of our properties are uncertain	18
Risks Related to Investments in Real Estate	18
Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties	18
Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment	18
We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our members	18
We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our Members	19
We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to pay cash distributions to our members	19
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns	19
Competition with third parties in acquiring properties may reduce our profitability and the return on your investment	19
Uncertain market conditions and the broad discretion of Vestin Mortgage relating to the future disposition of properties could adversely affect the return on your investment	20
If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements	20
The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions	20
Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results	21

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Our costs associated with complying with the American with Disabilities Act may affect cash available for distributions	21
If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser	21
Risks of the Mortgage Lending Business	22
Defaults on our mortgage loans will decrease our revenues and your distributions	22
Risks of Underwriting Standards and Procedures	24
Our loans are not guaranteed by any government agency	24
Our mortgage loans will not be marketable and we expect no secondary market to develop	24
Our loan portfolio may be riskier if it is not diversified geographically	24
We may have difficulty protecting our rights as a secured lender	25
By becoming the owner of property, we may become liable for unforeseen environmental obligations	25
Our results are subject to fluctuations in interest rates and other economic conditions	25
We face competition for mortgage loans that may reduce available yields and fees	26
Our lending operations are subject to certain regulatory requirements	26
Risks Associated with Debt Financing	26
Any borrowing by us will increase your risk and may reduce the amount we have available to distribute to members	26
Lenders may require us to enter into restrictive covenants that may have an adverse effect on our operations	27
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our members	27
The aggregate amount we may borrow is limited under our Operating Agreement, which may hinder our ability to secure additional funding when it is needed	27
Conflicts of Interest Risks	27
Vestin Mortgage will face conflicts of interest arising from our fee structure	27
Vestin Capital may face conflicts of interest in performing due diligence of us	28
Vestin Mortgage will face conflicts of interest concerning the allocation of its personnel’s time	28
Vestin Mortgage will face conflicts of interest relating to other investments in mortgage loans	28
Vestin Mortgage will face conflicts of interest in selecting mortgage loans for us	28
We may have a lack of control over participations	28
Lack of Control by Members	29
Your right to vote is limited and you are bound by majority vote	29
Your interest in the Company may be diluted as we sell additional units	29
The value of your units may decrease below ten dollars per unit	29
Risks Related to Vestin Capital	30
Vestin Capital has a limited operating history and track record in public offerings	30
Vestin Capital may not investigate the Company and disclose risks in the same manner as a third party	30
Federal Income Tax Risks	30
The IRS may challenge our characterization of material tax aspects of your investment in units	30
Tax counsel is unable to give an opinion on whether we are engaged in the conduct of a financial business	30
Tax counsel is unable to give an opinion on whether we will be treated as a dealer	30
Tax counsel is unable to give an opinion of the tax treatment of compensation	31

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Tax counsel is unable to give an opinion as to whether we are engaged in an equity-based lending activity	31
Tax counsel is unable to give an opinion on whether mortgage loans will be treated as equity interests	31
Tax counsel is unable to give an opinion on the validity of our allocation of profits and losses for tax purposes	31
You may realize taxable income without cash distributions, and you may have to use funds from other sources to pay your tax liabilities	31
Your cash flow and distributions will be reduced if we are taxed as a corporation	32
The IRS may challenge our allegations of profit and loss	32
An IRS audit of our books and records could result in an audit of your tax returns	32
Inconsistencies between federal, state and local tax rules may adversely affect your return	32
Retirement Plan and IRA Investor Risks	32
An investment in the Fund may not be an appropriate investment under retirement plans or IRA’s	32
Adverse tax consequences may result due to minimum distribution requirements	33
Unrelated business taxable income will be generated with respect to tax-exempt investors	32
ESTIMATED USE OF PROCEEDS	34
OUR BUSINESS STRATEGY	36
INVESTMENT OBJECTIVES AND POLICIES	36
Real Estate Program Objectives	36
Mortgage Program Objectives	37
Acquisition and Investment Policies	38
Real Estate Program Policies and Guidelines	38
Leasing	39
Borrowing Policies	40
Participation	40
Disposition	40
Mortgage Program Policies and Guidelines	41
Mortgage Loans to Affiliates	45
Purchase of Loans from Vestin Mortgage and its Affiliates	45
Types of Loans We Intend to Invest In	45
Prepayment Penalties and Exit Fees	47
Extensions to Term of Loan	47
Interest Reserves	48
Balloon Payment	48
Repayment of Mortgages on Sales of Properties	48
Variable Rate Loans	48
Borrowing	49
No Trust or Investment Company Activities	49
Various Other Policies and Procedures	49
Competition and General Economic Conditions	49
Regulation	50
Policies on Limitation on Investments	50
Employees	51

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PLAN OF DISTRIBUTION	124
INFORMATION ON CHANGE OF ACCOUNTANTS	125
LEGAL MATTERS	125
EXPERTS	125
AVAILABLE INFORMATION	125

SUMMARY

      Because this is a summary, it does not contain all the information that may be important to you. Before you invest, you should read this entire prospectus carefully, including the section entitled “Risk Factors,” beginning at page 14, and the Financial Statements and Notes, beginning at page F-1.

Vestin Fund III, LLC	Vestin Fund III, LLC was organized in April 16, 2003 as RE Investments III, LLC, a Nevada limited liability company. Under our Operating Agreement, our existence ends on December 31, 2023, unless the members vote to extend our duration. In this prospectus we refer to Vestin Fund III, LLC as “the Company,” “the Fund,” “we,” “us,” or “our.” Vestin Fund III, LLC is not a mutual fund nor an investment company within the meaning of the Investment Company Act of 1940 nor subject to any regulation thereunder. Our offices are at 8379 West Sunset Road, Las Vegas, Nevada 89113, and our telephone number is (702) 227-0965. As of March 23, 2005, we have approximately 790 unit holders holding 2,706,116 units of interest in Vestin Fund III.

Our Manager	Our Manager is Vestin Mortgage, Inc. (doing business as Vestin), a Nevada corporation, which was incorporated in 1997 as Capsource, Inc. Its executive offices are at 8379 West Sunset Road, Las Vegas, Nevada 89113, and its telephone number is (702) 227-0965. Vestin Mortgage is a mortgage broker licensed in the State of Nevada since 1997.

Investment Policies	Once the Fund is fully funded, we anticipate investing approximately 70% of our net proceeds in real property and approximately 30% in mortgage loans. However, such percentages are only guidelines, the actual percentages may vary. We intend to acquire income producing properties such as office, industrial and retail properties, hotels and resorts, restaurants, multi-family residential units, assisted living facilities and other income producing real property. Vestin Mortgage’s primary criteria in selecting properties for us will be the property’s potential to generate current income while preserving the value of our principal. In addition, Vestin Mortgage will consider the property’s potential for appreciation.

We will also invest in mortgage loans where our collateral is real property located anywhere in the United States. There may be commercial or residential buildings on the real property, but our collateral may also consist of real property with buildings under construction or no physical structures at all. The loans are selected for us by Vestin Mortgage from among loans obtained by Vestin Mortgage or mortgage brokers with which we are not affiliated. We believe these loans will be attractive to borrowers because of the expediency of Vestin Mortgage’s loan approval and funding process, which takes from 10 to 20 days. See “Our Business Strategy” on page 35.

We expect that our investments in mortgages will consist of up to

• 70% in construction loans

• 25% in acquisition and development loans

• 25% in unimproved land loans

• 10% in second mortgage loans

• 50% in bridge loans

• 20% in loans collateralized by leases.

In addition, we expect between 90%-100% of our loans will require balloon payments.

We expect to obtain a line of credit or enter into financing arrangements which we currently intend to use to expand our lending capacity, purchase real property and operate properties for resale, and allocate to other general business purposes. Our total indebtedness under the line of credit shall at no time exceed the sum of 85% of the aggregate purchase price of all real properties owned by the Company plus 70% of the aggregate fair market value of all other assets of the Company.

Summary Risk Factors	The following are some of the significant risks concerning your investment:

• We were formed on April 16, 2003 and have a limited operating history. You will not be able to review our past performance to evaluate the likelihood of our achieving our investment objectives. Before you invest in the Company, you should carefully review the complete discussion of “Risk Factors” beginning on page 14 of this prospectus.

• There is no public trading market for the units, and we do not expect one to ever develop. We do not intend to list the units on any national exchange or on Nasdaq. Further, the transfer of your units is restricted by several factors, including Vestin Mortgage’s consent, Federal and state securities laws and a minimum ownership requirement of 100 units.

• The right to redeem your units is restricted by, among other things, a holding period, available cash flow and the number of redemption requests. Consequently, you will have a difficult time trying to obtain cash for your units.

• We rely on Vestin Mortgage, our Manager, for the day-to-day management of our business and the selection of our mortgages and real property. Although it has managed and disposed of real property as a result of foreclosure or defaults of mortgages, Vestin Mortgage has not previously been engaged in the business of direct investment in real property.

• You will not have an opportunity to evaluate the terms of most mortgages or other factors involved in a particular loan or the terms of acquisitions of real property. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” at page 77.

• We may experience a greater risk of default due to our expedient loan approval process and more lenient underwriting standards. Defaults on our mortgage loans may decrease our revenues and your distributions. Members should be aware that a substantial portion and perhaps a majority of our loans may be secured by non-income producing properties. If there is a default on these loans, we will not receive any income from the loan during the period when we foreclose on the property and attempt to resell it. This will reduce the funds we have available for distribution to you.

• We will not enter into a line of credit or financing arrangement which will exceed the sum of 85% of the aggregate purchase price of all real property owned by us plus 70% of the aggregate fair market value of all of our other assets. Small changes in interest rates could affect the spread we earn on our investment and resulting distributions to investors.

• Any borrowing by us may increase the risk of your investment because if we are unable to repay our indebtedness, a lender would declare us in default. Even if we repay the indebtedness in a timely manner, interest payments owing on borrowed funds may reduce the amount we have available to distribute to you.

• We may incur mortgage indebtedness to fund our acquisitions of real property. Such indebtedness may be unavailable at reasonable rates and may require us to enter into restrictive covenants.

• Vestin Mortgage will receive substantial fees as a result of our investment in mortgage loans and real property. Most of Vestin Mortgage’s mortgage fees will be paid by borrowers for obtaining, processing, making and brokering, managing and selling of mortgage loans, as well as for other services. Many of these fees are paid on an up-front basis. Vestin Mortgage will also be eligible to receive management and brokerage fees with respect to property we acquire depending on where the properties are located. Our interests will diverge from those of Vestin Mortgage and Michael Shustek, the indirect owner of a controlling interest in Vestin Mortgage, when Vestin Mortgage decides whether we should charge the borrower higher interest rates or Vestin Mortgage should receive higher fees from borrowers or whether we should purchase or sell real property or in the leasing of our building. The fees for these services are described in greater detail under “Compensation to Vestin Mortgage and Affiliates” in this summary and as set forth in greater detail in the main body of this prospectus.

• If we do not remain qualified as a partnership for federal income tax purposes, we would be subject to the payment of tax on our income at corporate rates, which would reduce the amount of funds available for payment of distributions to you.

• We will be limited in the number and type of properties in which we may invest and the value of your investment will fluctuate with the performance of the specific investments we make. Additionally, we will initially focus our investments in Arizona, California, Hawaii, Nevada and Texas. As a result, our investments will be affected by the economy in the Southwest.

• Vestin Mortgage controls our daily business affairs and, subject to the provisions of our Operating Agreement, may modify our investment guidelines without your consent. Members only vote on limited matters such as changing our structure or changing our basic business purpose. Thus you will have little control over our operations and where funds are invested.

• Tenant defaults, tenant improvements, cost of insurance, uninsured losses, cost of compliance with laws, and undetected environmental hazards may adversely affect our operating results and the amounts of cash available for distributions.

• Changes in the real estate market may reduce the demand for the types of loans that we make. In addition, a decline in real estate values could impair our security in outstanding loans and our investments in real property. Such results may affect the amount we have available to distribute to you.

• Vestin Capital may not perform its obligations to conduct its due diligence investigation of the Company’s statements made in this prospectus with the same degree of care as a non-affiliated dealer.

Estimated Use of Proceeds of Offering	The net proceeds we receive from this Offering will be 97.5% of the total funds raised in the Offering. We will set aside 3% for working capital reserves. In no event do we anticipate that we will invest less than 82% of the gross proceeds of this Offering and the distributions reinvested under our reinvestment plan in mortgage loans and real property. Once the Fund is fully funded, we anticipate investing approximately 70% of our proceeds in real property and approximately 30% in mortgage loans. However, such percentages are only a guideline, the actual percentages may vary. As of March 31, 2005, we have invested in 15 mortgage loans and have acquired an office building. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” at page 77. We will not invest more than 20% of our proceeds in any one property once we are fully funded. Although the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. and the Real Estate Program Guidelines of the North American Securities Administration Association, Inc. (together, the “NASAA Guidelines”) require reserves of not less than 1% of the offering proceeds, we will retain, as indicated above, approximately 3% of Offering proceeds as a working capital reserve.

Conflicts of Interest	We will have no directors, officers or employees and will depend entirely on Vestin Mortgage to manage our operations. Vestin Mortgage will face various conflicts of interest in managing our affairs.

• Vestin Mortgage will receive substantial fees from borrowers for obtaining, processing, making and brokering, managing and selling of mortgage loans, as well as for other services. Many of these fees are paid on an up-front basis. The fees for these services are described in greater detail under “Compensation to Vestin Mortgage and Affiliates” in this summary and as set forth in greater detail in the main body of this prospectus. Vestin

Mortgage’s compensation is based on the volume and size of the mortgages selected for us, and our interests may diverge from those of Vestin Mortgage and Michael Shustek, the indirect owner of a controlling interest in Vestin Mortgage, in deciding whether we should invest in a particular loan. Vestin Mortgage will receive an immediate benefit through the payment of up-front fees from borrowers irrespective of the risk we may bear in connection with our ability to collect on such loans.

• Vestin Mortgage will receive substantial fees for brokering and managing our real property investments. The fees for these services are described in greater detail under “Compensation to Vestin Mortgage and Affiliates” in this summary and as set forth in greater detail in the main body of this prospectus.

• Vestin Mortgage will be receiving fees from borrowers that would otherwise increase our returns. These fees include the fees listed under “Fees Paid by Borrower” in the above mentioned compensation description. Because Vestin Mortgage receives all of these fees, our interests will diverge from those of Vestin Mortgage and Mr. Shustek when Vestin Mortgage determines whether we should charge higher interest rates or Vestin Mortgage should receive higher fees from the borrower.

• Vestin Mortgage must allocate its time between our activities and its other activities. These other activities include its current activities as a licensed mortgage broker and acting as the manager of Vestin Fund I, LLC (“Vestin Fund I”), Vestin Fund II, LLC (“Vestin Fund II”) and inVestin Nevada, Inc. (“inVestin Nevada”), funds with objectives similar to ours. Additional such funds may be formed by Vestin Mortgage in the future. Vestin Fund I has raised $100 million pursuant to a registration statement on Form S-11 initially filed with the Securities Exchange Commission on August 23, 2000. Vestin Fund II has raised approximately $476 million as of December 31, 2004 pursuant to a registration statement on Form S-11 initially filed with the Securities and Exchange Commission on December 31, 2000. inVestin Nevada is seeking to raise $100 million through the sale of subordinated notes to Nevada residents pursuant to a registration statement filed with the Securities Division of the Nevada Secretary of State and in reliance on exemption from registration requirements provided by Section 3(a)(11) of the Securities Act of 1933 and Rule 147 thereunder. As of December 31, 2004, inVestin Nevada has raised approximately $37 million.

• In the event we purchase real property by incurring debt, Vestin Mortgage may lend us the money directly or will select our lender.

• Although we will share our facilities with Vestin Mortgage, we have no ownership in Vestin Mortgage. Therefore, we will not exercise any control over Vestin Mortgage.

• We may participate in mortgage loans and the purchase of real property with publicly registered affiliates under certain circum-

stances. There is a potential risk of impasse on joint venture decisions if such investment is made on a 50/50 basis. In addition, there is a potential risk that, while a participant may have the right to buy an asset from the partnership or joint venture, it may not have the resources.

• Of the 10,000,000 units being registered for offer to the public, 500 units (0.005%) may be issued to Vestin Mortgage as the initial capitalization of the Company. In addition, all expenses related to this Offering, including expenses incurred in connection with the sale of units under our distribution reinvestment plan, will be advanced by Vestin Mortgage and will be reimbursed by us for up to 2% of the gross proceeds received in this Offering. At Vestin Mortgage’s election, it may receive units in lieu of cash reimbursement. Thus, Vestin Mortgage could receive a maximum of 200,000 units (2%), including its initial 500 units. We will not, however, reimburse any Offering expenses incurred by Vestin Capital or any other broker/dealer. As of March 31, 2005, Vestin Mortgage had incurred approximately $937,000 of Offering costs on our behalf. Vestin Mortgage will convert these deferred Offering costs into membership units at a conversion price of $10.30 per unit once we receive sufficient gross proceeds to ensure that the deferred Offering costs do not exceed 2% of the gross proceeds of the Offering. In addition, affiliates of Vestin Capital may purchase units in the Offering on the same terms offered to the public. Vestin Capital itself, however, will not purchase units.

VESTIN GROUP, VESTIN MORTGAGE

AND THEIR AFFILIATES

      The following chart shows the ownership structure of the various persons and entities that are affiliated with Vestin Group and Vestin Mortgage as of June 1, 2005:

Compensation to Vestin Mortgage	Vestin Mortgage and Affiliates will receive the following compensation:

Type of Compensation	Form of Compensation

Offering Stage:

We will reimburse Vestin Mortgage for expenses it incurs in connection with this Offering, including the offer and sale of units under our distribution reinvestment plan, provided that such reimbursement shall not exceed 2% of the gross proceeds of this Offering. Such Offering expenses may include fees paid to attorneys, accountants, and any other charges incurred in connection with this Offering to a non-related third party. Vestin Mortgage will not be reimbursed or credited for any additional Offering expenses it incurs. We anticipate the following approximate expenses will be incurred in connection with this Offering:	To the extent Vestin Mortgage pays such expenses to non- affiliates of Vestin Mortgage, at Vestin Mortgage’s election, Vestin Mortgage will either be reimbursed by the Company or such amount will be deemed a capital contribution to us by Vestin Mortgage.

Legal	$600,000
Accounting	$250,000
Filing Fees	$50,000
Other	$300,000

Other fees include printing fees and expenses, mailing costs, marketing and conference expenses, hotel and traveling expenses in connection with the Offering and other miscellaneous expenses.

Vestin Capital will act as the broker-dealer with respect to this Offering. Vestin Capital will receive an additional 0.5% for reimbursement of expenses for diligence.

Operational, Termination and Liquidation Stages:

Mortgage Program	Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other relevant commercial lenders. We expect that the interest rate on the loans in which we invest will be higher than comparable loans made by banks and that the fees paid to Vestin Mortgage will be higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. References below to local law also contem-

plate additional requirements imposed by local or state law, such as usury laws.

Paid by Borrower

Loan Brokerage Fee	2%-6% of each loan, competitive fee based on local market conditions

Loan Evaluation and Processing Fees	Up to 5% of each loan, competitive fee based on local market conditions

Servicing Fee for Administering Loans	Subject to regulatory requirements, annual fee of up to 0.25% of outstanding principal

Loan Extension or Modification Fee	2%-5% of outstanding principal, as permitted by local law and local market conditions

Paid by Us

Administrative Fees on Resales of Foreclosed Property	If a foreclosure occurs, up to 3% of proceeds to Vestin Mortgage where it substantially contributed to sale; up to 6% for all persons involved. No foreclosed real property will be sold to Vestin Mortgage or any of its affiliates.

Real Estate Program	After our members have received a 100% return on their capital contributions plus an amount equal to 6% per annum cumulative return, Vestin Mortgage will be eligible to receive up to 25% of cash to be distributed from the net proceeds remaining from the sale or refinancing of properties. Additionally, Vestin Mortgage or one of its affiliates may receive a real estate commission of 3% if Vestin Mortgage or one of its affiliates acts as our broker in the sale or purchase of property.

Vestin Mortgage may receive acquisition and advisory fees up to a maximum of 2.5% of the total Offering. Acquisition and advisory fees do not include acquisition expenses.

Property Management Fee	Vestin Mortgage, or a third party property manager hired by Vestin Mortgage, may act as property manager for the real property owned by us. Vestin Mortgage shall receive the following property management fees for property management services provided to us by it or the third party property manager: (i) in the case of residential property, 5% of the gross revenues of such property, (ii) in the case of industrial and commercial property, 6% of gross revenues where Vestin Mortgage provides leasing, re-leasing and leasing related services, or (iii) in the case of industrial or commercial property which are leased for ten or more years on net (or similar) bases, 1% of gross revenues from such leases, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first full 5 years of the original term of the lease. Additionally, Vestin Mortgage may receive a one-time initial rent-up or leasing-up of a newly constructed property if such service is not included in the purchase price of the property.

Members’ Return on Investment	Allocations and distributions of income and cash flows are outlined and defined in the Company’s Operating Agreement. Generally, our profits and losses shall be allocated to the members in proportion to their respective capital accounts as of the close of business on the last day of each month. Furthermore, cash flow generated from operations will be distributed monthly to members, based upon estimated amounts available for distribution for the preceding month, in proportion to the weighted average capital account of each member during the preceding month. Members may also elect to reinvest their distributions. Vestin Mortgage will receive an amount proportional to their capital account. Vestin Mortgage’s capital account consists of cash contributed by Vestin Mortgage directly as well as credits for payments made by Vestin Mortgage on our behalf to non-affiliates for services and/or goods rendered in connection with this Offering. We anticipate the allocation to Vestin Mortgage shall be no less than 1% and no greater than 5%.

Distributions of net proceeds from the repayment of principal on a mortgage loan or amounts up to the original purchase price paid by us in the sale of a real estate property may be made to the members based on their pro-rata share of members’ equity or may be reinvested by us. Such amounts are referred to by us as capital transaction proceeds. We may also reinvest amounts in excess of the original purchase price paid by us on the sale of real property. If the proceeds are retained by us to make new loans, improve or maintain properties, or to pay operating expenses they will be deemed to be distributed to the members and then recontributed by the members. Capital transaction proceeds from the sale of real property will only be reinvested for a period of 7 years from the effective date of this prospectus. After 7 years from the effective date of this prospectus any proceeds from the sale of real property will be distributed to you.

Distribution Reinvestment Plan	You may elect to reinvest the distributions of our net income that you receive from the Fund when you return your Subscription Agreement or at a later date. If you so elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions. We may end the distribution reinvestment plan at any time. See “Summary of Operating Agreement, Rights of Members and Description of Units — Distribution Reinvestment Plan.” We will provide you with a prospectus at the time you elect to reinvest your distributions.

ERISA Considerations	The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of units will have on individual retirement accounts, or IRAs, retirement plans subject to the Employee Retirement Income Security Act of 1974, also known as ERISA, and the Internal Revenue Code of 1986, which we call the Internal Revenue Code. ERISA is a federal law that regulates the operation of retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

Units	Your investment will be recorded on our books only. We will not issue unit certificates. If you wish to redeem or transfer your units, you must send a written request for redemption to us.

Operating Agreement	Your relationship with the Fund and with Vestin Mortgage will be governed by the Operating Agreement. The Fund is not a mutual fund nor any other type of investment company within the meaning of the Investment Company Act of 1940 nor subject to any regulation thereunder. Some of the significant features of the Operating Agreement are as follows:

We will allocate to you our income, gains, losses and distributions in the same proportion that your capital account bears to all of the capital accounts of all of our members.

Our business operations are managed by Vestin Mortgage. You will have voting rights only with respect to certain fundamental matters such as changing the manager, mergers, or changing the nature of our business. In this prospectus, when we refer to a majority, we mean those members whose capital accounts together are over 50% of the amount of all of the members’ capital accounts. A majority can bind all of our members on fundamental matters affecting our business. If such a vote occurs, you will be bound by the majority vote even if you did not vote with the majority.

Michael V. Shustek, an officer and a director of Vestin Mortgage, is the owner of all of the outstanding shares of Vestin Group, the company that owns Vestin Mortgage. Accordingly, Mr. Shustek may be deemed to have indirect control of the conduct of our business, subject to the rights of the majority described above and elsewhere in this prospectus.

Your rights to transfer your units are limited. You will not be allowed to transfer units if as a result you will own less than 100 units. In addition, you must receive Vestin Mortgage’s consent and you must comply with all applicable federal and state laws.

Redemption of units shall occur as of the last day of the fiscal quarter ending at least 61 days after we receive your written notice requesting redemption. In addition, there are significant limitations on your ability to have your units redeemed such as the following:

• You can only redeem your units after you have held them for one year;

• If you redeem your units within the first two years you will only receive an amount equal to 90% of your capital account. See “Summary of Operating Agreement, Rights of Members and Description of Units — Withdrawal from the Fund” at page 97;

• As we will only perform an appraisal of the underlying real property in our real estate portfolio each year, the value of your capital account may not reflect the value of the underlying assets;

• There is no reserve fund for redemption;

• Redemption payments are made only to the extent we have cash available and the redemption would not impair our capital or operation;

• The total amount withdrawn by all members during any calendar year cannot exceed 10% of the amount of capital accounts of all members with a yearly limit of $100,000 per member (such amounts to include any mandatory redemptions pursuant to retirement plans) subject to the Manager’s discretion;

• We will make redemption payments only once a quarter;

• If your units are redeemed, you will be paid within 45 days after the last day of the fiscal quarter ending not less than 61 days after Vestin Mortgage receives your withdrawal notice.

The Operating Agreement is discussed in more detail in “Summary of Operating Agreement, Rights of Members and Description of Units,” beginning on page 92. If any statements in this prospectus differ from the Operating Agreement, you should rely on the Operating Agreement. The Operating Agreement is attached as Exhibit A to this prospectus.

The Offering	We are offering for sale a minimum of 1,000,000 units and up to 12,000,000 units of limited liability company interest at $10.30 per unit. These units include units issued under our distribution reinvestment plan. The minimum initial purchase is 100 units for $1,030, except to the extent that state suitability standards dictate otherwise.

Tax Considerations	In the opinion of our tax counsel, we will be treated for federal income tax purposes as a partnership. You should consult your own tax advisor regarding personal tax consequences that might be associated with your investment in the units. See “Federal Income Tax Risks,” beginning at page 29, and “Federal Income Tax Consequences,” beginning at page 98 of this prospectus.

Suitability	To invest in units, you must have either:

• a net worth, exclusive of home, home furnishings and automobiles, of at least $45,000 and a minimum annual gross income of at least $45,000; or

• a minimum net worth of at least $150,000. As described more fully in “Investor Suitability Standards,” beginning on page i, a significant number of states have more stringent requirements than those set forth above. Additionally, you will have to make additional representations to us before we determine that the investment is suitable for you.

To Purchase Units	To purchase units you must have received the prospectus prior to completing and signing the Subscription Agreement, which is Exhibit B to this prospectus at page B-1 or Exhibit C to this prospectus at Page C-1, as applicable. You must deliver the Subscription Agreement to the Manager or the securities dealer that has solicited your investment, together with payment for the number of units specified in the Subscription Agreement. We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest.

Our acceptance of your subscription agreement is effective when we countersign it, for the number of units set forth in the Subscription Agreement. Subscriptions will be accepted no sooner than 5 business days following the date of the Subscription Agreement or rejected within 30 days of their receipt. If we reject your Subscription Agreement, your funds will be returned to you within 10 business days. If we accept your Subscription Agreement, you will be an owner of the units and a member of the Company within 5 business days after we accept your subscription. If we do accept your Subscription Agreement, we will provide you with a confirmation of the number of units you have acquired. Because the units are not certificated, we will not mail you a unit certificate.

RISK FACTORS

      You should carefully consider the following risks and other information in the prospectus before purchasing units. The Fund is not a mutual fund nor is it an investment company within the meaning of the Investment Company Act of 1940 nor subject to the regulations thereunder.

INVESTMENT RISKS

You will not have the benefit of reviewing our past performance.

      We were organized in April 16, 2003. Accordingly we have a limited operating history. We only commenced operations on February 12, 2004 after we sold 1,000,000 units at our initial offering price of $10 per unit and received $10,000,000. As a result, you will not be able to review our past performance to determine the likelihood of our achieving our investment objectives.

Your units lack liquidity and marketability.

      There will be no public trading market for your units, and you cannot freely sell or transfer your units or use them as collateral for a loan. We do not intend to list the units on any national exchange or on Nasdaq. Our Operating Agreement restricts the transfer of units so that we may avoid being classified as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code. If we were classified as a publicly traded partnership taxable as a corporation, the taxable income derived from our operations would be subject to the double tax system applicable to corporations and shareholders for federal income tax purposes (i.e., the taxable income would be subject to tax at the entity level at regular corporate tax rates and you would be subject to tax at dividend or capital gain rates on our share of our taxable income to the extent we distribute it to you). As a result of this entity level tax, cash available for distribution to unit holders would be significantly reduced which in turn would result in a significant reduction in the value of your units. In order to attempt to avoid these adverse income tax consequences, you may not sell or assign your units and you will not be entitled to have your units redeemed without the consent of Vestin Mortgage. Vestin Mortgage will withhold its consent to any sale, assignment or redemption of units to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. Further, the resale of units may be restricted by state securities laws. Consequently, you may not be able to obtain cash for your units in a timely manner and you should anticipate holding the units for at least one year and possibly much longer.

You have a limited ability to have your units redeemed.

      Redemption of units shall occur as of the last day of the fiscal quarter ending at least 61 days after we receive your written notice requesting redemption. You have a limited ability to have your units redeemed by us. The significant limitations on your ability to have your units redeemed are the following:

•	You can only redeem your units after you have held them for one year.

•	If you redeem your units between the first and second anniversaries from your date of purchase you will receive an amount equal to 90% of your capital account; provided, however, such discounts will not apply in the event of a member’s death. If you redeem your units after the second anniversary from your date of purchase you will receive an amount equal to the full value of your capital account.

•	Redemption payments only return all or the requested part of your capital account. We will perform an appraisal or internal valuation of the underlying real property each year. Accordingly, the value of your capital account may fluctuate depending upon our performance.

•	There is no reserve fund for redemptions.

•	Redemption payments are made only to the extent we have available cash from proceeds of repayments of principal on mortgage loans, recovery through a sale of the cost of investments in real estate, and capital contributions; and the redemption would not impair the capital or operation of the Fund. Accordingly, a significant amount of redemption requests may delay the payment of subsequent redemptions.

•	The total amount withdrawn by all members during any calendar year cannot exceed 10% of the amount of capital accounts of all the members with a yearly limit of $100,000 per member subject to the Manager’s discretion to allow a greater amount.

•	We will only make redemption payments once a quarter.

•	If your units are redeemed, you will be paid within 45 days after the last day of the fiscal quarter ending not less than 61 days after Vestin Mortgage receives the withdrawal notice. Accordingly, redemption payments may take 195 days (or longer depending on the number of redemption requests) from our receipt of your written withdrawal notice.

      Because a substantial portion of our loans are made on an “interest only” basis, we will not receive proceeds from the repayment of principal as frequently as we would with loans where the principal is repaid in periodic installments. To help permit redemptions, we will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of members unless we have sufficient funds to cover permitted withdrawals.

We must rely on Vestin Mortgage to manage our operations and select our loans and real property for investment.

      Our ability to achieve our investment objectives and to pay distributions to you depends upon Vestin Mortgage’s performance (i) in obtaining, processing, making and brokering loans for us to invest in and determining the financing arrangements for borrowers and (ii) in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. You will have no opportunity to evaluate the financial information or creditworthiness of borrowers or tenants, the terms of mortgages, purchase agreements or leases, the real property or other economic or financial data concerning our loans or real property. You must rely entirely on the judgment of Vestin Mortgage in investing the proceeds of this Offering. We cannot be sure that Vestin Mortgage will be successful in obtaining suitable investments on financially attractive terms or that, if they make investments on our behalf, our objectives will be achieved. Vestin Mortgage may change its investment guidelines without your consent.

Vestin Mortgage has very limited experience in acquiring and managing real properties.

      Our ability to pay distributions to you depends largely upon the performance of Vestin Mortgage in managing our operations. While Vestin Mortgage has substantial experience in managing funds that invest in mortgage loans, it has very limited experience in the business of acquiring and managing real properties. Vestin Mortgage is not engaged in the business of acquiring and managing real properties nor has it ever managed a fund which is engaged in the business of acquiring real properties. Vestin Mortgage has managed and disposed of real properties which were acquired through foreclosure. In addition, one of its principals has some experience in acquiring and managing multi-family residential properties and office buildings. However, this limited experience may be insufficient to enable Vestin Mortgage to successfully manage our investments in real property. As a result of its limited experience, Vestin Mortgage may make errors of judgment in selecting properties for us to acquire and may encounter difficulties in managing such properties. Poor performance by Vestin Mortgage may reduce our income and may reduce our distributions to you. Moreover, if as a result of Vestin Mortgage’s inexperience in real property investments, we acquire real properties which are sold at a loss, you may lose a portion of the principal of your investment in us.

We will be limited in the number and type of properties and mortgages in which we may invest and the value of your investment will fluctuate with the performance of the specific investments we make.

      We intend to raise $100 million in our primary offering and $20 million from our distribution reinvestment plan. Accordingly, we will make a limited number of investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make as compared with larger funds. Additionally, in order to adequately diversify, we will need to raise at least $30 million. If we raise less than this amount, our performance will be closely tied to the performance of each property or loan we invest and a default on leases or a loan could materially reduce the funds available for distribution to you. To the extent that we lack a diversified portfolio of investments, our profitability may be affected by the performance of any one of our investments and your investment in our units will be subject to greater risk. Furthermore, our fixed operating expenses, as a percentage of gross income, will be higher, than if we raised additional funds, and our financial condition and ability to pay distributions could be adversely affected.

Our Manager lacks experience with certain real estate markets.

      Initially we intend to invest in mortgage loans and real property throughout the areas in which Vestin Mortgage and its correspondents have experience, specifically Arizona, California, Hawaii, Nevada and Texas. Accordingly, your investment will be dependent upon the economy in the Southwest. Depending on the market and on the Fund’s performance, we plan to expand our investments throughout the United States. However, Vestin Mortgage has limited experience outside of the Southwest. Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state. Vestin Mortgage’s limited experience in most U.S. real estate markets may impact its ability to make prudent investment decisions on our behalf. Accordingly, where Vestin Mortgage deems it necessary, it plans to utilize independent real estate advisors and local legal counsel located in markets where Vestin Mortgage lacks experience for consultation prior to making investment decisions. You will not have an opportunity to evaluate the qualifications of such advisors and no assurance can be given that they will render prudent advice to our Manager.

We depend on key personnel of Vestin Mortgage.

      We do not have any directors, officers or employees. Our success depends upon the continued contributions of certain key personnel of Vestin Mortgage, including Michael V. Shustek, each of whom would be difficult to replace because of their extensive experience in the field, extensive market contacts and familiarity with Vestin Mortgage’s activities. If any of these key employees were to cease employment, our operating results could suffer. Our future success also depends in large part upon Vestin Mortgage’s ability to hire and retain additional highly skilled managerial, operational and marketing personnel. Vestin Mortgage may require additional operations and marketing people who are experienced in obtaining, processing, making and brokering loans, investing, leasing and operating real property and who also have contacts in the market. The size of our loan and real estate portfolio may require Vestin Mortgage to hire and retain additional financial and accounting personnel to assist in managing Vestin Mortgage’s accounting services. Competition for accounting personnel is intense, and we cannot assure you that Vestin Mortgage will be successful in attracting and retaining skilled personnel. Should Vestin Mortgage be unable to attract and retain key personnel, the ability of Vestin Mortgage to make prudent investment decisions on our behalf may be impaired.

Our management has identified material weaknesses in internal control over our financial reporting, primarily related to the lack of technical accounting and reporting expertise. Our inability to provide such expertise may result in inadequate or deficient financial reporting.

      Our management is responsible for establishing and maintaining adequate internal control over financial reporting of our company. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Our company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of our company are being made only in accordance with authorizations of management and directors of our company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our company’s assets that could have a material effect on the financial statements.

      Our management conducted an evaluation of the effectiveness of internal control over financial reporting based on various resources including the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management concluded that our company’s internal control over financial reporting was not effective as of March 31, 2005. Our management identified internal control deficiencies that represented material weaknesses in internal control over the financial statement close process. A material weakness in internal controls is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements would not be prevented or detected on a timely basis by our company. The control deficiencies generally related to our company’s limited resources and internal level of technical accounting and reporting expertise. These material weaknesses affects our ability to prepare and properly review interim and annual consolidated financial statements and accompanying footnote disclosures in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission. As we have not completed the testing and evaluation of our internal control over financial reporting, it is possible that additional deficiencies could be determined to be individually or in aggregate a material weakness.

      In order to address and correct the deficiencies identified above, our management’s corrective actions include: 1) Pursue and hire the appropriate amount of highly qualified personnel to perform the internal function of the preparation and review of our interim and annual reports, 2) increase training and strengthen the expertise in accounting, internal controls over financial reporting for employees in critical accounting and financial reporting positions, and 3) where appropriate, replacing and/or adding experienced personnel to our accounting and financial reporting functions to review and monitor transactions, accounting processes and control activities more effectively. While we are recruiting experienced, skilled finance professionals, we cannot anticipate when our staffing initiative will be completed and therefore cannot anticipate when the material weaknesses relating to our financial close process will be remediated. Our inability to hire skilled finance professional may result in inadequate or deficiency financial reporting.

Any indemnification of our Manager by us will decrease the amount available for distribution to you.

      Pursuant to our Operating Agreement, we may be required to indemnify Vestin Mortgage or any of its affiliates, agents, or attorneys from any action, claim or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. The availability of such indemnification may reduce the amount of funds we have available to distribute to you.

We established the offering price on an arbitrary basis; as a result, your subscription price for units is not related to any independent valuation.

      Our Manager has arbitrarily determined the selling price of the units, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing outstanding limited liability company interests or other ownership interests.

Adverse economic conditions will negatively affect our returns and profitability.

      Our sole business, investing in income producing property and making loans secured by real estate, is particularly vulnerable to a prolonged economic slowdown or a lengthy or severe recession. Periods of economic slowdown or recession can be accompanied by the following market and economic challenges:

•	Poor economic times may result in defaults by tenants of our properties.

•	Job transfers and layoffs may cause vacancies to increase.

•	Concessions or reduced rental rates may be required to maintain occupancy levels.

•	Increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

      In addition, as a non-conventional lender willing to invest riskier loans, rates of delinquencies, foreclosures and losses on our loans could be higher than those generally experienced in the mortgage lending industry during periods of economic slowdown or recession. Furthermore, declining real estate values negatively affect loan-to-value ratios of home equity collateral, which reduces the ability for borrowers to use home equity to support borrowings and is likely to result in a decrease in our level of new loan originations. Any sustained period of increased delinquencies, defaults, foreclosures or losses could adversely affect our business, financial condition, liquidity and results of operations.

Gains and distributions upon resale of our properties are uncertain.

      Although gains from the sales of properties typically represent a substantial portion of any profits attributable to a real estate investment, we cannot assure you that we will realize any gains on the resales of our properties. In any event, you should not expect distribution of such proceeds to occur during the early years of our operations. We intend to sell properties acquired by us based upon economic and market conditions. Receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales. See “Investment Objectives and Policies.” In addition, the amount of taxable gain allocated to you with respect to the sale of a portfolio property could exceed the cash proceeds you receive from such sale.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

      Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

      For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

      A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to members. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our members.

      The success of our investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to you. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our members.

      When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We intend to establish initial working capital reserves of 3% of the contract price of the properties we acquire. If these reserves or any reserves otherwise established are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Our Operating Agreement imposes certain limits on our ability to borrow money. Any borrowing will require us to pay interest expense, and therefore our financial condition and our ability to pay cash distributions to our members may be adversely affected.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to pay cash distributions to our members.

      The real estate market is affected, as set forth above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

      Vestin Mortgage will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than the working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash available for distribution to members.

Competition with third parties in acquiring properties may reduce our profitability and the return on your investment.

      We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Uncertain market conditions and the broad discretion of Vestin Mortgage relating to the future disposition of properties could adversely affect the return on your investment.

      We intend to hold the various real properties in which we invest until such time as Vestin Mortgage determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Vestin Mortgage may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.

      If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

      All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

      Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

      Our properties may be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

      If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact our cash distributions to you. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to you, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to members.

RISKS OF THE MORTGAGE LENDING BUSINESS

Defaults on our mortgage loans will decrease our revenues and your distributions.

      We are in the business of investing in mortgage loans and, as such, we are subject to risk of defaults by borrowers. Any failure of a borrower to repay loans or interest on loans will reduce our revenues and your distributions, the value of your units and your interest in the Fund as a whole. Our Manager will have discretion to allocate our funds between real property and mortgages depending on the amounts available for investment and investment opportunities. The actual allocations set forth below may vary materially from the following guidelines.

•	Value of our real estate security may be insufficient: We depend upon our real estate security to protect us on the loans that we make. We depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers, they may make mistakes, or the value of the real estate may decrease due to subsequent events. Our appraisals are generally dated within 12 months of the date of loan origination and may have been commissioned by the borrower. Therefore, the appraisals may not reflect a decrease in the value of the real estate due to events subsequent to the date of the appraisals. In addition, most of the appraisals will be prepared on an “as if-developed basis,” which approximates the post-construction value of the collateralized property assuming that such property is developed. As if-developed values on new land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes and timely successful development by the purchaser. If the loan goes into default prior to completion of the project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

•	We may invest in unimproved land which does not generate income: We may invest approximately 15%, and not more than 25%, of our total mortgage assets in loans to purchase or develop raw, unimproved land pending the completion of our Offering of units. Generally, we will determine whether to invest in these loans based upon the appraised value of the property and the borrower’s actual capital investment in the property. We intend to invest in loans with a face value of up to 60% of the as-if developed appraised value of the property and we will usually require that the borrower have invested in the property actual capital expenditures of at least 25% of the property’s value. As-if developed values on raw and unimproved land loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection of a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. These loans are riskier because the property is not capable of generating any income, as compared to a commercial property.

•	We may invest in acquisition and development loans which do not generate income: We may invest about 10% to 25% of our total mortgage assets in loans in acquisition and development loans pending the completion of our Offering of units. These loans enable borrowers to acquire and/or complete the basic infrastructure and development of their property prior to the construction of buildings or structures. Such development may include installing utilities, sewers, water pipes, and/or streets. Generally, we may invest in loans with a face value of up to 60% of the as-if developed appraised value of the property. Such appraisals have the same valuation limitations as raw and unimproved land loans, described above.

•	We may invest in construction loans which do not generate income: We may invest 10% to 70% of our total mortgage assets in construction mortgage loans pending completion of our Offering of units. These are loans generally made to real estate developers to fund the construction of one or more buildings on real property. Funds under this type of loan will generally not be forwarded to the borrower until work in the previous phase of the project has been completed and an independent inspector has verified certain aspects of the construction and its costs. We will typically require material and labor lien releases by the borrower per completed phase of the project. We will review the appraised value of the property and proposed improvements, and will arrange loans for up to 75% of the as-if developed appraised value. Such appraisals have the same valuation limitations as raw and unimproved land loans, described above. These loans are riskier than loans secured by income producing properties because during construction the borrower does not receive income from the property to make payments on the loan.

•	Our investments in commercial property loans may not yield the anticipated increase in value and income: We expect to invest approximately 20% to 50% of our total mortgage assets in commercial property loans pending the completion of our Offering of units. These loans provide funds to allow commercial borrowers to acquire income-producing property or to improve or renovate property to increase the value or net operating income of the property so that it may qualify for institutional refinancing. We will review the appraised value of the property and will invest in loans for up to 75% of such appraised value. To the extent such loans include renovations, appraisals may include as-if developed valuations with the limitations described above. These loans are riskier because there is no assurance that the commercial borrower will qualify for the refinancing or that the improvements will yield the anticipated increase in value and income.

•	We may invest in residential loans: We may invest approximately 5% of our total mortgage assets in residential loans pending completion of our Offering of units. Such loans facilitate the purchase or refinance of one to four family residential property units provided the borrower used one of the units on the property as such borrower’s principal residence. We will review the appraisal of the value of the property and will invest in loans for up to 75% of such appraised value.

•	Investments in bridge loans are dependant on developers qualifying for refinancing: We may invest up to 50% of our total mortgage assets in bridge loans pending completion of our Offering of units. These loans provide interim financing to enable commercial borrowers to qualify for permanent refinancing. We will review the appraised value of the property and will generally invest in loans of up to 75% of that value. Such appraisals may be based on either an as-is basis or as-if developed basis, depending on the circumstances, and therefore, may not be an accurate indicator of the fair value of the property. These loans are riskier because there is no assurance that the developer will qualify for the refinancing.

•	Investments in second mortgage loans and wraparound loans are subject to the rights of the first mortgage lender: We may also invest up to 10% of our total mortgage assets in second mortgage loans and, in rare instances, wraparound, or all-inclusive, mortgage loans. In a second mortgage loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the first mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the first mortgage loan plus the new funds we invest. We would receive all payments from the borrower and forward to the senior lender its portion of the payments we receive. Because both of these types of loans are subject to the first mortgage lender’s right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.

•	Balloon payments require sufficient resources to make payment when due: We anticipate that 90% to 100% of our loans will require the borrower to make a “balloon payment” on the principal amount upon maturity of the loan. A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period like 15 or 30 years because the borrower’s repayment depends on its ability to sell the property profitably, obtain suitable refinancing or otherwise raise a substantial amount of cash when the loan comes due. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due.

•	Investment in large loans may reduce our ability to diversify our loan portfolio: We will generally invest in loans that constitute an amount equal to 5% of the total combined amount raised in this Offering. However, we may invest in a larger loan depending on such factors as the performance of the Fund and the value of the collateral; such larger loans shall not exceed an amount equal to 20% of the total combined capital contributions raised in this Offering. These larger loans are risky because they may reduce our ability to diversify our loan portfolio.

•	Taking a lease interest as collateral only provides a right to assume the borrower’s obligations under the lease: We may invest up to 20% of our total mortgage assets in loans where the collateral is an interest in a lease pending completion of our Offering. These loans are riskier because the only rights we will have is to assume the borrower’s obligations under the lease and to use the property for the length of time and in the limited manner permitted under the lease.

RISKS OF UNDERWRITING STANDARDS AND PROCEDURES

      Our underwriting standards and procedures are more lenient than conventional lenders in that we will invest in loans to borrowers who may not be required to meet the credit standards of conventional mortgage lenders and we will approve mortgage loans more quickly than other mortgage lenders. Generally, we will not spend more than 20 days assessing the character and credit history of our borrowers. Due to the nature of loan approvals, there is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower and the security. There may be a greater risk of default by our borrowers which may impair our ability to make distributions to you or may reduce the amount we have available to distribute to you, particularly in the case of foreclosures.

Our loans are not guaranteed by any government agency.

      Our loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency. Consequently, our recourse if there is a default may only be to foreclose upon the mortgaged real property. The value of the foreclosed property may have decreased and may not be equal to the amount outstanding under the corresponding loan, resulting in a decrease of the amount available to distribute to you.

Our mortgage loans will not be marketable and we expect no secondary market to develop.

      We do not expect our mortgage loans to be marketable and we do not expect a secondary market to develop for them. As a result, we will generally bear all the risk of our investment until the loans mature. This will limit our ability to hedge our risk in changing real estate markets and may result in reduced returns to our Members.

Our loan portfolio may be riskier if it is not diversified geographically.

      Initially we intend to invest in mortgage loans throughout the areas in which Vestin Mortgage and its correspondents have experience, specifically Arizona, California, Hawaii, Nevada and Texas. Depending on the market and on the Company’s performance, we plan to expand our investments throughout the United States. However, Vestin Mortgage has limited experience outside of the Southwest. Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state. Vestin Mortgage’s limited experience in most U.S. real estate markets may impact its ability to make prudent investment decisions on our behalf. Accordingly, where Vestin Mortgage deems it necessary, it plans to utilize independent real estate advisors and local legal counsel located in markets where Vestin Mortgage lacks experience for consultation prior to making investment decisions. You will not have an opportunity to evaluate the qualifications of such advisors and no assurance can be given that they will render prudent advice to our Manager.

We may have difficulty protecting our rights as a secured lender.

      We believe that our loan documents will enable us to enforce our commercial arrangements with borrowers. However, the rights of borrowers and other secured lenders may limit our practical realization of those benefits. For example:

•	Judicial foreclosure is subject to the delays of protracted litigation. Although we expect non-judicial foreclosure to be quicker, our collateral may deteriorate and decrease in value during any delay in foreclosing on it.

•	The borrower’s right of redemption during foreclosure proceedings can deter the sale of our collateral and can for practical purposes require us to manage the property.

•	Unforeseen environmental hazards may subject us to unexpected liability and procedural delays in exercising our rights.

•	The rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral.

•	We may not be able to pursue deficiency judgments after we foreclose on collateral.

•	State and federal bankruptcy laws can prevent us from pursuing any actions, regardless of the progress in any of these suits or proceedings.

By becoming the owner of property, we may become liable for unforeseen environmental obligations.

      We intend to acquire income producing properties such as office, industrial and retail properties, multi-family residential units and assisted living facilities and other income producing real property, such as parking lots, hotels and restaurants. In addition, we intend to own real property if we foreclose on a defaulted loan and purchase the property at the foreclosure sale. Under applicable environmental laws, any owner of real property may be fully liable for the costs involved in cleaning up any contamination by materials hazardous to the environment. Even though we might be entitled to indemnification from the person that caused the contamination, there is no assurance that the responsible person would be able to indemnify us to the full extent of our liability. Furthermore, we would still have court and administrative expenses for which we may not be entitled to indemnification.

Our results are subject to fluctuations in interest rates and other economic conditions.

•	We expect that a majority of our loans will not have a prepayment penalty. Should interest rates decrease, our borrowers may prepay their outstanding loans with us in order to receive a more favorable rate. This may reduce the amount of funds we have available to distribute to you.

•	Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets. If the economy is healthy, we expect that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. Alternatively, if the economy enters a recession, real estate development may slow. A slowdown in real estate lending may mean we will have fewer loans to acquire, thus reducing our revenues and the distributions you receive.

•	One of the results of interest rate fluctuations is that borrowers seek to extend their low-interest-rate mortgage loans after market interest rates have increased. Generally, our loan documents permit us to raise the interest rate we charge on extended loans anywhere from between 0.75% to 3% from the then-current rate on the loan. This creates two risks for us:

•	There is no assurance that this permitted rate increase will be adequate if interest rates have increased beyond the range contemplated by our loan documents. If interest rates rise, borrowers under loans with monthly or quarterly principal payments may be compelled to extend their loans to decrease the principal paid with each payment because the interest component has increased. If this happens, we are likely to be at a greater risk of the borrower defaulting on the extended loan, and the increase in the interest rate on our loan may not be adequate compensation for the increased risk. Additionally, any fees paid to extend the loan are paid to Vestin Mortgage, not to us. Our revenues and distributions will decline if we are unable to reinvest at higher rates or if an increasing number of borrowers default on their loans.

•	If, at a time of relatively low interest rates, a borrower should prepay obligations that have a higher interest rate from an earlier period, we will likely not be able to reinvest the funds in mortgage loans earning that higher rate of interest. In the absence of a prepayment fee, we will receive neither the anticipated revenue stream at the higher rate nor any compensation for its loss. This is a risk if the loans we invest in do not have prepayment penalties or exit fees.

•	Our results will also reflect other economic conditions, such as a particular industry migrating to or from one of the states into which we make loans.

We face competition for mortgage loans that may reduce available yields and fees.

      Our competitors consist primarily of conventional mortgage lenders and mortgage loan investors including commercial banks, insurance companies, mortgage brokers, pension funds and other institutional lenders. Many of the companies against which we and Vestin Mortgage compete have substantially greater financial, technical and other resources than either the Fund or Vestin Mortgage. Additionally, if our competition decreases interest rates on their loans or makes funds more easily accessible, yields on our loans could decrease and the costs associated with making loans could increase, both of which would reduce our revenues and the distributions you receive.

Our lending operations are subject to certain regulatory requirements.

      As a company investing in mortgage loans and rural property and raising funds through a public offering, we are subject to the NASAA Mortgage Program Guidelines promulgated by the state securities administrators. The NASAA Guidelines govern, among other things, our debt to equity ratio and the diversity and composition of our investments. For example, the NASAA Guidelines provide that we may not invest in or make mortgage loans to or from any one borrower which would exceed, in the aggregate, an amount greater than 20% of the capital contributions which we will raise. Additionally, the NASAA Guidelines require reserves of not less than 1% of the offering proceeds. The NASAA Guidelines are intended to protect the interests of investors. However, our flexibility in making business decisions may be limited by our obligation to comply with the NASAA Guidelines.

RISKS ASSOCIATED WITH DEBT FINANCING

Any borrowing by us will increase your risk and may reduce the amount we have available to distribute to members.

      We anticipate that we will borrow funds to expand our capacity to invest in mortgage loans and real property. Our total indebtedness shall not exceed the sum of 85% of the aggregate purchase price of all real property owned by us plus 70% of the aggregate fair market value of all of our other assets. Any such borrowings will require us to carefully manage our cost of funds. No assurance can be given that we will be successful in this effort. Should we be unable to repay the indebtedness and make the interest payments on the loans, the lender will likely declare us in default and require that we repay all amounts owing under the loan facility. Even if we are repaying the indebtedness in a timely manner, interest payments owing on the borrowed funds may reduce our income and the distributions you receive.

      We may borrow funds from several sources, and the terms of any indebtedness we incur may vary. However, some lenders may require as a condition of making a loan to us that the lender will receive a priority on mortgage repayments received by us. As a result, if we do not collect 100% on our investments, the first dollars may go to our lenders and we may incur a loss which will result in a decrease of the amount available for distribution to you. In addition, we may enter into securitization arrangements in order to raise additional funds. Such arrangements could increase our leverage and adversely affect our cash flow and our ability to make distributions to you.

Lenders may require us to enter into restrictive covenants that may have an adverse effect on our operations.

      In connection with obtaining certain financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace our manager or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our members.

      We expect that in the future we will incur indebtedness that bears interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

The aggregate amount we may borrow is limited under our Operating Agreement, which may hinder our ability to secure additional funding when it is needed.

      Our Operating Agreement limits the aggregate amount we may borrow in accordance with the requirements of the NASAA Guidelines to the sum of 85.0% of the aggregate purchase price of all of our properties which have not been refinanced plus 85.0% of the aggregate fair market value of all of our refinanced properties. That limitation could have adverse business consequences such as: (i) freezing our ability to purchase additional properties; (ii) causing operational problems if there were cash flow shortfalls for working capital purposes; and (iii) resulting in the loss of a property if, for example, financing were necessary to repay a default on a mortgage.

CONFLICTS OF INTEREST RISKS

      The risk factors below describe material conflicts of interest that may arise in the course of Vestin Mortgage’s management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no other conflicts of interest will arise in the future.

Vestin Mortgage will face conflicts of interest arising from our fee structure.

      Vestin Mortgage will receive substantial fees for brokering and managing our real property investments. Vestin Mortgage will also receive substantial fees from borrowers for transactions involving loan mortgages. Many of these fees are paid on an up-front basis. These fees are quantified and described in greater detail under “Compensation to Vestin Mortgage and Affiliates” in the summary and in the compensation table contained in this prospectus. Vestin Mortgage’s compensation is based on the volume and size of the mortgages selected for us. Our interests may diverge from those of Vestin Mortgage and Mr. Shustek to the extent that Vestin Mortgage benefits from up-front fees which are not shared with us.

      Vestin Mortgage will be receiving fees from borrowers that would otherwise increase our returns. Because Vestin Mortgage receives all of these fees, including brokering and management fees for our real property, our interests will diverge from those of Vestin Mortgage and Mr. Shustek when Vestin Mortgage decides whether we should charge the borrower higher interest rates or Vestin Mortgage should receive higher fees from the borrower or whether we should purchase or sell real property or in the leasing of our buildings or in determining our advisory fees.

Vestin Capital may face conflicts of interest in performing due diligence of us.

      Vestin Capital, the lead dealer, may not perform its obligations to conduct its due diligence investigation of our statements made in this prospectus and may not perform such diligence with the same degree of care as a non-affiliated dealer.

Vestin Mortgage will face conflicts of interest concerning the allocation of its personnel’s time.

      Vestin Mortgage is the manager of Vestin Fund I, LLC (“Vestin Fund I”), Vestin Fund II, LLC (“Vestin Fund II”) and inVestin Nevada, Inc. (“inVestin Nevada”), funds with investment objectives similar to ours. Vestin Fund I has raised $100 million pursuant to a registration statement on Form S-11 initially filed with the Securities Exchange Commission on August 23, 2000. Vestin Fund II has raised approximately $476 million as of December 31, 2004 pursuant to a registration statement on Form S-11 initially filed with the Securities and Exchange Commission on December 31, 2000. inVestin Nevada is seeking to raise $100 million through the sale of subordinated notes to Nevada residents pursuant to a registration statement filed with the Securities Division of the Nevada Secretary of State and in reliance on exemption from registration requirements provided by Section 3(a)(11) of the Securities Act of 1933 and Rule 147 thereunder. As of December 31, 2004 inVestin Nevada has raised approximately $37 million. Vestin Mortgage and Mr. Shustek, who indirectly owns a controlling interest in Vestin Mortgage, anticipate that they will also sponsor other real estate programs having investment objectives similar to ours and engage in the business activities described in the “Conflicts of Interest” section in this prospectus. As a result, Vestin Mortgage and Mr. Shustek may have conflicts of interest in allocating their time and resources between our business and those other activities. During times of intense activity in other programs and ventures, Vestin Mortgage and its key personnel, including Mr. Shustek, will likely devote less time and resources to our business than they ordinarily would. The Operating Agreement does not specify a minimum amount of time and attention that Vestin Mortgage and its key people are required to devote to the Fund. If Vestin Mortgage does not spend sufficient time managing our operations we may not meet our investment objectives.

Vestin Mortgage will face conflicts of interest relating to other investments in mortgage loans.

      We may invest in mortgage loans when one or more other companies managed by Vestin Mortgage are also investing in mortgage loans. There is a risk that Vestin Mortgage may select for us a mortgage loan investment that provides lower returns than a mortgage loan investment purchased by another Vestin Mortgage program or entity. Vestin Mortgage also serves as a manager for Vestin Fund I, Vestin Fund II and inVestin Nevada which have similar investment objectives as our Fund. There are no restrictions or guidelines on how Vestin Mortgage will determine which loans are appropriate for us and which are appropriate for Vestin Fund I, Vestin II, inVestin Nevada or any another company which Vestin Mortgage manages.

Vestin Mortgage will face conflicts of interest in selecting mortgage loans for us.

      In the event we purchase real property by incurring debt, Vestin Mortgage may lend us money directly or Vestin Mortgage could select one of its affiliates as our lender or Vestin Mortgage will select a third party as our lender. There is also a risk that Vestin Mortgage may select a loan for us that provides for a higher interest rate than we may otherwise be able to obtain.

We may have a lack of control over participations.

      We will consider investing in or purchasing loans and properties jointly with other lenders and purchasers, some of whom might be affiliates of Vestin Mortgage. We will initially have, and will maintain a controlling interest as lead lender in participations with non-affiliates. Although it is not our intention to lose control, there is a risk that we will be unable to remain as the lead lender in the loans in which we participate in the future. In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have a right of first refusal to buy the other’s interest if the co-participant decides to sell its interest. We will not participate in joint ventures or partnerships with affiliates that are not publicly registered except as permitted in the NASAA Guidelines. If our co-participant affiliate determines to sell its interest in the loan or property, there is no guarantee that we will have the resources to purchase such interest and we will have no control over a sale to a third party purchaser.

LACK OF CONTROL BY MEMBERS

Your right to vote is limited and you are bound by majority vote.

      You cannot exercise control over our daily business affairs and implement changes in our policy. Vestin Mortgage, subject to the provisions in our Operating Agreement, may modify our investment guidelines without your consent. Moreover, Vestin Mortgage may amend the Operating Agreement without the consent of a majority of our members to:

•	remedy any ambiguity or formal defect or omission within the Agreement;

•	conform the Agreement to applicable laws and regulations; and

•	make any changes to the Agreement which, in the judgment of Vestin Mortgage, is not to the prejudice of the members.

      You may vote only in a limited number of specific instances, in which case a majority of our members (not to include Vestin Mortgage) can take action and bind all of the members. These situations in which all members (except Vestin Mortgage) are entitled include votes to:

•	dissolve the Company;

•	change the nature of our business;

•	amend the Operating Agreement (in certain cases);

•	remove and replace Vestin Mortgage;

•	approve a merger with or into another company; or

•	approve a sale of all or a majority of our assets.

      Although Vestin Mortgage may not change the nature of our business without majority approval, Vestin Mortgage may change our investment guidelines consistent with the fiduciary duties it owes to all of the members. While you will not have any vote on these investment guidelines, you retain your vote to remove and replace Vestin Mortgage.

Your interest in the Company may be diluted as we sell additional units.

      When we receive your initial investment, Vestin Mortgage will establish for you an individual capital account on our books. Your capital account will begin with the amount of your first capital contribution for units. We will adjust your capital account for unrealized appreciation or depreciation of our underlying assets on a quarterly basis. However, if another member makes a capital contribution or distribution reinvestment prior to any such quarterly adjustment, your capital account may not reflect your portion of the fair market value of our underlying assets.

The value of your units may decrease below ten dollars per unit.

      The value of your share of our underlying assets at any time may be less or more than $10.30 per unit. For example, if the fair market value of our assets at the time of a capital contribution or distribution reinvestment is less than the cost of these assets on our books, then the value of your units immediately after a capital contribution or distribution reinvestment may be less than $10.30.

RISKS RELATED TO VESTIN CAPITAL

Vestin Capital has a limited operating history and track record in public offerings.

      Vestin Capital, the broker-dealer in this Offering, is a securities brokerage firm formed in early 1999 that has previously participated only in the offerings of Vestin Fund I and Vestin Fund II. As a result, Vestin Capital has a limited history of selling publicly offered securities. The absence of this track record may make it more difficult for it to sell our units. If Vestin Capital does not sell a sufficient number of our units, we may not be able to diversify our portfolio to the extent necessary to achieve our objectives.

Vestin Capital may not investigate the Company and disclose risks in the same manner as a third party.

      Vestin Capital is wholly owned by Vestin Group, Inc., which also owns Vestin Mortgage. Consequently, Vestin Capital may have a conflict of interest in performing its obligations to conduct a “due diligence” investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-affiliated dealer. An independent due diligence investigation assists in verifying the information provided in a prospectus. The fact that no independent underwriter will conduct an investigation in connection with this prospectus may increase the likelihood that this prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our units.

FEDERAL INCOME TAX RISKS

The IRS may challenge our characterization of material tax aspects of your investment in units.

      An investment in units involves material income tax risks. You are urged to consult with your own tax advisor regarding the federal, state and foreign tax considerations of an investment in our units. We will not seek any rulings from the IRS regarding any of the tax issues covered herein. Moreover, although we have obtained an opinion from Tax Counsel regarding the material federal income tax issues relating to an investment in our units, you should be aware that this opinion represents only Tax Counsel’s best legal judgment, based upon representations and factual assumptions referenced therein. Accordingly, we cannot assure you that the conclusions reached by Tax Counsel, if challenged by the IRS, would be sustained by any court.

Tax Counsel is unable to give an opinion on whether we are engaged in the conduct of a financial business.

      Due primarily to the lack of authority directly on point, Tax Counsel cannot opine on whether we will be deemed to be engaged in the conduct of a financial business for purposes of attempting to satisfy the qualifying income test of Section 7704(c) of the Internal Revenue Code and, therefore, whether we would be taxed as a corporation if we were classified as a publicly traded partnership. However, Tax Counsel is providing an opinion that we will not be classified as a publicly traded partnership. If we were classified as a publicly traded partnership taxable as a corporation, the income from our activities would be subject to the double tax system that applies to corporations and shareholders for federal income tax purposes. Our income would be subject to federal income tax at regular corporate rates. You could not then take tax deductions for your share of our deductions or credits. You would be subject to tax on your share of our income to the extent we distribute it to you out of current or accumulated earnings and profits, or as taxable gain in excess of the cost of your units. Such distributions, including those attributable to our commercial real estate investment activities, could be treated as portfolio income rather than passive income. If we were taxed as a corporation, your cash flow, the distributions you receive and the value of your units will be significantly reduced. See “Federal Income Tax Consequences — General Principles of Partnership Taxation,” at page 101 and “Tax Rates on a Partner’s Share of Ordinary Income,” at page 106.

Tax Counsel is unable to give an opinion on whether we will be treated as a dealer.

      Due primarily to the inherently factual nature of the analysis, Tax Counsel is unable to render an opinion on whether we will be characterized as a “dealer” with respect to our commercial real estate investment activities. If we are deemed to be a dealer with respect to our activities relating to our investment in commercial real estate, any gain recognized upon a sale of any such real property would be taxable to you as ordinary income and would also constitute unrelated business taxable income to investors who are tax exempt entities. We would be a “dealer” for this purpose if it were determined that we hold any our real properties primarily for sale to customers in the ordinary course of business. The resolution of our status in this regard is dependent upon facts that will not be known until the time a property is sold or held for sale. Under existing law, whether property is held for primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property at the time of disposition, including, the number, frequency, regularity and nature of dispositions of real property by the owner and the owner’s activities in selling the property or preparing it for sale.

Tax Counsel is unable to give an opinion of the tax treatment of compensation.

      Due primarily to the inherently factual nature of the analysis, Tax Counsel is unable to give an opinion as to the proper tax treatment of certain compensation that we will pay to Vestin Mortgage and its Affiliates. The proper tax treatment of these fees and expenses depends on whether the Internal Revenue Service determines the fees and expenses to be commercially reasonable.

Tax Counsel is unable to give an opinion as to whether we are engaged in an equity-based lending activity.

      In connection with the potential application of the passive loss rules, Tax Counsel is unable to give an opinion as to whether we will be considered to be engaged in an equity-based lending activity due primarily to the lack of relevant authority directly on point. Consequently, we cannot predict with certainty whether income from our mortgage lending activities will be considered portfolio income or will be subject to the rule which treats income (but not losses) from a passive activity as nonpassive income.

Tax Counsel is unable to give an opinion on whether mortgage loans will be treated as equity interests.

      Due primarily to the inherently factual nature of the analysis, Tax Counsel is unable to give an opinion as to whether certain mortgage loans we acquire will be treated as equity interests in a partnership (as opposed to mortgage loans) if the loans are structured to permit us to participate in the value of the properties to which such mortgage loans relate or in the cash flow generated by the operation of the properties by the borrowers. If a mortgage loan is treated as an equity interest in a partnership, we will have to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the property to which the mortgage loan relates. If you are a tax-exempt organization, the characterization of a mortgage loan as an equity interest in a partnership could also result in the receipt of unrelated business taxable income for certain tax-exempt organizations.

Tax Counsel is unable to give an opinion on the validity of our allocation of profits and losses for tax purposes.

      Due primarily to the lack of relevant authority directly on point, Tax Counsel has advised us that the validity of our proposed method of allocation of profits and losses for tax purposes is subject to some uncertainty. If our allocations are not accepted, you may be required to adjust the amount of taxable income or loss reported in connection with your units and to adjust your tax liabilities for such year accordingly.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to pay your tax liabilities.

      As a member, you will be required to report your allocable share of our taxable income on your income tax return irrespective of whether you have received any cash distributions from us. We anticipate that from time to time units will be allocated taxable income in excess of your cash distributions, including the possibility that the capital shift that may be deemed to occur in connection with a discount redemption of units from one member will generate taxable income in such amount that will have to be allocated to all of the other members on a proportionate basis. In addition, if you participate in our distribution reinvestment plan, you will be allocated your share of our net income, including net income allocable to units acquired pursuant to the distribution reinvestment plan, even though you will receive no cash distributions from us.

Your cash flow and distributions will be reduced if we are taxed as a corporation.

      If we are deemed to not be engaged in a trade or business or mortgage lending, the tax benefits of partnership status will be adversely affected in that your share of our expenses allocable to our mortgage lending activities would be deductible only to the extent that all of your miscellaneous itemized deductions exceed two percent of your adjusted gross income.

The IRS may challenge our allocations of profit and loss.

      Tax Counsel believes that items of income, gain, loss, deduction and credit will be allocated among our members substantially in accordance with the allocation provisions of our operating agreement. However, those allocations may not always be consistent with the economic interests of the members under the partners’ interest in the partnership test that will be applied to evaluate the validity of our allocations for tax purposes. Consequently, we cannot assure you that the IRS will not successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss, deduction and credit in a manner that more accurately reflects the economic interests of the members. Ultimately, the determination of whether allocations adopted by us will be respected by the IRS will depend upon facts which will occur in the future and cannot be predicted with certainty or fully controlled by us. If the allocations we use are not respected, members may be required to amend their individual income tax returns.

An IRS audit of our books and records could result in an audit of your tax returns.

      If we are audited by the IRS and it makes determinations adverse to us, including the disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

Inconsistencies between federal, state and local tax rules may adversely affect your return.

      If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the IRS are not allowed by state or local regulators, your cash flow and distributions would be adversely affected.

RETIREMENT PLAN AND IRA INVESTOR RISKS

An investment in the Fund may not be an appropriate investment under retirement plans or IRA’s.

      The Fund is not a mutual fund nor is it an investment Company within the meaning of the Investment Company Act of 1940 nor subject to the regulations thereunder. There are special considerations that apply to pension or profit sharing trusts or IRAs investing in units. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Fund, you could incur liability or subject the plan to taxation if:

•	your investment is not consistent with your fiduciary obligations under ERISA and the Internal Revenue Code.

•	your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy.

•	your investment does not satisfy the prudence and diversification requirements of Sections 40(a)(1)(B) and 404(A)(1)(C) of ERISA.

•	your investment impairs the liquidity of the plan.

•	your investment produces “unrelated business taxable income” for the plan or IRA.

•	you will not be able to value the assets of the plan annually in accordance with ERISA requirements.

•	your investment constitutes a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Adverse tax consequences may result due to minimum distribution requirements.

      If you intend to purchase units through your IRA, or if you are a trustee or other fiduciary of a Qualified Plan considering an investment in units, you must consider the limited liquidity of an investment in our units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If units are held and our properties have not yet been sold at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Section 408(a)(6) and 401(a)(9) of the Internal Revenue Code will likely require that a distribution-in-kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution-in-kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution. Also, fiduciaries of a retirement plan should consider that, for distributions subject to mandatory income tax withholding under Section 3405 of the Internal Revenue Code, the fiduciary may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations. There may also be similar state and/or local tax withholding or other obligations that should be considered.

Unrelated business taxable income will be generated with respect to tax-exempt investors.

      We intend to incur indebtedness, including indebtedness to acquire our properties. This will cause recharacterization of a portion of our income allocable to tax-exempt investors as UBTI. Further, in the event we are deemed to be a “dealer” in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, the gain realized on the sale of our properties that is allocable to tax-exempt investors would be characterized as UBTI. If we generate UBTI, a trustee of a charitable remainder trust that has invested in us will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation of such income and be required to file tax returns reporting such income. See “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities” elsewhere in this prospectus.

ESTIMATED USE OF PROCEEDS

      The funds we receive pursuant to this Offering, or otherwise, will not be commingled with the funds of Vestin Mortgage or any other party. The allocation of our investments between real property and mortgages will be at the discretion of our Manager depending on the amounts available for investment and investment opportunities. Once the Fund is fully funded, Vestin Mortgage anticipates investing approximately 70% of its net proceeds in real property and approximately 30% in mortgage loans. However, such percentages are only a guideline, the actual percentages may vary. As of March 31, 2005, we have invested in 15 mortgage loans and have acquired an office building. We intend to invest in a mix of properties which will provide significant current income and provide for sufficient diversification. Although the NASAA Guidelines require reserves of not less than 1% of the net proceeds, we will maintain working capital reserves of approximately 3% of net proceeds. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy our unforeseen obligations, and for other permitted uses of our working capital. Working capital reserves of up to 3% in cash or cash equivalents and fixed income securities maturing in less than 12 months are excluded from the funds committed to mortgage and real property investments in determining what proportion of the Offering proceeds and reinvested distributions have been invested in mortgage loans.

      The following table contains information about the estimated use of the gross proceeds of this Offering.

	Maximum Offering	Pct of
	(10,000,000 Units)	Offering

Gross Offering Proceeds	$102,456,322	100.0%
Less:
Public Offering Expenses	$2,561,408	2.5%
Net Amount received in this Offering	$99,894,914	97.5%
Less:
Working Capital Reserves	$2,996,847	2.9	%(1)
Acquisition and Advisory Fees	$2,561,408	2.5	%(2)

Cash Available for Investment	$94,336,659	92.1%

(1)	Working capital reserves equal 3% of net proceeds of the Offering or approximately 2.9% of the gross proceeds of the Offering.

(2)	Acquisition and advisory fees are fees paid for the evaluation and review of potential acquisitions and the coordination of the acquisition process. Acquisition and advisory fees do not include acquisition expenses. Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection and acquisition of real property.

      Units will be sold by our Manager where permitted and by Vestin Capital. Vestin Capital will receive 0.5% of the gross proceeds of the Offering for reimbursement of its expenses for diligence. No commissions will be paid on any sale made by our Manager. All expenses related to this Offering, including expenses related to the offer and sale of units under our distribution reinvestment plan, will be advanced by our Manager, Vestin Mortgage. We will reimburse Vestin Mortgage for such expenses, provided that such reimbursement may not exceed 2% of the gross proceeds received in this Offering. At Vestin Mortgage’s election, it may receive units in lieu of cash reimbursement. Vestin Mortgage will be solely responsible for any Offering expenses in excess of the foregoing limits. Such expenses are described further in the registration statement of which this prospectus forms a part.

      Borrowers will pay to Vestin Mortgage all acquisition, selection, processing, extension and brokerage and selling expenses for loans made by Vestin Mortgage. Consequently, these expenses do not appear in the table.

      We have invested in 15 mortgages totaling approximately $20.9 million as of March 31, 2005. During the year ended December 31, 2004, we acquired an office building located at 8379 West Sunset Road in Las

Vegas Nevada for approximately $9.8 million. The building is fully leased to our Manager. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” at page 77 for further details.

      As of March 31, 2005, Vestin Mortgage had incurred approximately $937,000 of Offering costs on our behalf. Offering costs will include legal fees, accounting fees, tax preparation fees and certain filing fees. Offering costs incurred by Vestin Mortgage on our behalf will be converted into membership units up to an aggregate of 2% of the gross proceeds of the Offering. Vestin Mortgage will convert these deferred Offering costs into membership units at a conversion price of $10.30 per unit once we receive sufficient gross proceeds to ensure that the deferred Offering costs do not exceed 2% of the gross proceeds. We will not have any office expenses as such services are provided to us by our Manager. We believe the foregoing expenses will be fully funded out of cash flow from operations or, if necessary, our capital reserve.

      In order to adequately diversify we will need to raise at least $30,000,000. If we raise less than this amount, our performance will be closely tied to the performance of each loan we invest in and a default on any loan could materially reduce the funds available for distribution to you.

      Vestin Mortgage has not set the amount of sales proceeds to be allocated to the various types of mortgage loans or real property in which we invest, except to the extent of the guidelines described in “Investment Objectives and Policies” beginning at page 35. Vestin Mortgage reviews each loan to determine if it meets our investment criteria. Vestin Mortgage will evaluate and select which properties we purchase. We plan to invest the entirety of our cash available for investments in mortgage loans and real property. We do not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of our business.

      Vestin Mortgage will receive acquisition and advisory fees of up to 2.5% of the gross Offering proceeds in connection with the acquisition of the real properties. Acquisition and advisory fees are paid for the evaluation and review of potential acquisitions and the coordination of the acquisition process. The evaluation process encompasses analysis of different geographical markets and commercial property sectors as well as the identification of potential acquisition targets and due diligence with respect to identified properties. Coordination of the acquisition process includes negotiating the purchase terms, coordinating with legal counsel, title companies, other closing items and arranging for financing. Acquisition and advisory fees do not include acquisition expenses, such as legal fees and expenses, travel expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses.

      Pending investment in mortgage loans or real property, we may invest the proceeds of this Offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper. We anticipate that these proceeds, once received, will be held in an account with US Bank in Las Vegas, Nevada or in an account at a financial institution or securities firm that has assets in excess of $50,000,000.

OUR BUSINESS STRATEGY

      Our business strategy is designed to generate current income by investing in income producing real property and mortgage loans. Our Manager has substantial experience in originating or managing mortgage loans for commercial properties in Nevada, California, Arizona, Texas and Hawaii. We believe our Manager’s experience in these markets enable it to identify attractive income producing properties which generate significant current income and which offer an opportunity for long term appreciation. We therefore propose to invest in income producing commercial real estate properties identified by our Manager, such as multifamily residential units, office, industrial and retail properties and assisted living facilities, located in markets where our Manager has substantial experience. Our primary criteria in selecting such properties will be their ability to generate significant lease income while preserving the value of our principal. We will also consider the potential for long term appreciation of the property; however, we will not acquire properties which do not currently generate significant income, regardless of their long term potential for appreciation. We will not acquire raw land or any other properties which do not generate current income. We intend to borrow funds for our acquisitions. The maximum amount of debt we will incur will not exceed 85% of the fair market value of the real property.

      We believe there is a significant market opportunity to make mortgage loans to owners and developers of real property whose financing needs are not met by traditional mortgage lenders. The strict underwriting standards and length of time required by traditional mortgage lenders such as commercial banks result in some potential borrowers who are unable to obtain such financing or who are unwilling to go through the time consuming process often required by traditional lenders.

      We propose to loan funds to such borrowers provided that they have sufficient equity in the underlying real estate and otherwise meet our lending criteria. We will adopt the underwriting standards of Vestin Mortgage in evaluating potential investments in mortgage loans. Generally speaking, Vestin Mortgage’s underwriting standards are less strict than traditional mortgage lenders and Vestin Mortgage’s loan approval process is faster than traditional lenders. As a result, in certain cases we may make mortgage loans which are riskier than the mortgage loans made by commercial banks. However, in return we anticipate receiving a higher interest rate and Vestin Mortgage will take steps intended to mitigate the risks, such as imposing a lower loan to value ratio (thereby providing us with a bigger equity cushion if real estate values drop).

      We believe that by focusing on the value of the underlying real estate which will serve as collateral on our mortgage loans, Vestin Mortgage can expedite the loan approval process and approve loans to certain borrowers who might not qualify for loans from traditional mortgage lenders. Vestin Mortgage generally spends not more than 20 days assessing the character and credit history of our borrowers. Rather, Vestin Mortgage focuses its underwriting review on the value of the collateral which secures our loan.

      As with all investments, there is a relationship between the risk assumed and the possible reward earned through our business strategy. We will assume more risk than traditional mortgage lenders. In return, we will seek to generate higher yields from our mortgage loans.

INVESTMENT OBJECTIVES AND POLICIES

      The Fund is not a mutual fund nor an investment company within the meaning of the Investment Company Act of 1940 nor subject to the regulations thereunder.

Real Estate Program Objectives

      Once the Fund is fully funded, we anticipate investing approximately 70% of our net proceeds in real property and approximately 30% in mortgage loans. However, such percentages are only a guideline, the actual percentages may vary.

      The Fund is designed to provide diversification through investments in real property and mortgage loans. However, our ability to diversify is dependent on the amount of money we raise. We will invest in income producing multifamily residential units, assisted living facilities, office, industrial and retail properties and other income-producing real property, such as hotel and resorts, restaurants, parking lots and amusement parks. We intend to apply our prior experience in investing in mortgage loans to our evaluation and investment in real property. Accordingly, we intend to invest in real property throughout the areas in which Vestin Mortgage and its correspondents have experience, primarily Arizona, California, Hawaii, Nevada and Texas. Depending on the market and on our performance, we may expand our investments throughout the United States. We intend to purchase properties in the range of $5 million to $30 million. However, our actual purchases may vary from these guidelines.

      Our principal investment objectives are:

•	Provide monthly cash distributions to you from the lease income earned on our properties;

•	Preserve your capital contributions; and

•	Realize growth in the value of our properties upon our ultimate sale of such properties.

      We cannot assure you that we will achieve these objectives or that your capital will not decrease. Vestin Mortgage may change our investment guidelines, subject to the fiduciary obligations that it owes to all members and pursuant to our Operating Agreement. However, Vestin Mortgage may not change the investment objectives above, except upon majority approval. Vestin Mortgage has no authority to do anything that would impair our ability to carry on our ordinary business as a mortgage or real property investor.

Mortgage Program Objectives

      We intend to invest in mortgage loans throughout the areas in which Vestin Mortgage and its correspondents have experience, primarily Arizona, California, Hawaii, Nevada and Texas. Depending on the market and on our performance, we plan to expand our investments throughout the United States. However, Vestin Mortgage has limited experience outside of the Southwest. The loans we invest in will be selected for us by Vestin Mortgage from among loans originated by Vestin Mortgage or non-affiliated mortgage brokers. When Vestin Mortgage or someone else originates a loan for us, that person identifies the borrower, processes the loan application, makes or invests in the loan, and brokers or sells the loan to us. We believe that our loans are attractive to borrowers because of the expediency of Vestin Mortgage’s loan approval process, which takes about 10 to 20 days. Vestin Mortgage will obtain, negotiate and make each loan, after which we acquire the loan, provided that the cost of the mortgage does not exceed the funds reasonably anticipated to be available to us to purchase the loan.

      As a non-conventional lender, we are more willing to invest in mortgage loans to borrowers that conventional lenders would not deem to be creditworthy. See “Risk Factors — Risks of the Mortgage Lending Business” at page 21. Because of our increased willingness to fund riskier loan types and borrowers, borrowers are willing to pay us an interest rate that is above the rates charged by conventional lenders. We intend to invest in a significant amount of loans in which the real property being developed is not generating any income to the borrower. We anticipate investing 10% to 70% of our assets allocated for mortgages in construction loans and not more than 25% of our mortgage assets in unimproved land loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender. We may invest up to 10% of our mortgage assets in second mortgage loans. The “balloon payment” loans and bridge loans in which we invest also are riskier because the borrower’s repayment depends on its ability to refinance the loan or develop the property so it can refinance the loan. We anticipate investing up to 50% of our mortgage assets in bridge loans. In addition, we expect to invest approximately 20% to 50% of our assets allocated for mortgages in commercial property loans, 10% to 25% in acquisition and development loans and a small percentage in residential property loans. The actual allocations may vary materially from the guidelines above depending on the amount available for investment in mortgages. All of these loans are described in greater detail in the pages that follow under “Types of Loans We Intend to Invest In” at page 44.

      In addition to those policies contained in this prospectus and the Operating Agreement, Vestin Mortgage may establish written policies on loans and borrowings.

      Our principal investment objectives are to:

•	Produce revenues from the interest income on our mortgage loans;

•	Provide monthly cash distributions to you from the net income earned on our mortgage loans;

•	Preserve your capital contributions; and

•	Reinvest to the extent permissible payments of principal and proceeds of prepayments, sales and insurance proceeds, net of expenses.

Acquisition and Investment Policies

      We will seek to invest substantially all of the net Offering proceeds and distribution reinvestments in mortgage loans and real property, after paying applicable fees and expenses, if any. The allocation of our investments between real property and mortgages will be at the discretion of our Manager depending on the amounts available for investment and investment opportunities. Once the Fund is fully funded, we anticipate investing approximately 70% of our net proceeds in real property and 30% in mortgage loans. However, such percentages are only a guideline, the actual percentages may vary. Although the NASAA Guidelines require reserves of not less than 1% of the Offering proceeds, approximately 3% of net proceeds will be held as a working capital cash reserve. Vestin Mortgage will be reimbursed by us for up to 2% of the gross proceeds received in this Offering for all expenses advanced. At Vestin Mortgage’s election, it may receive units in lieu of cash reimbursement. Such expenses include those incurred by us and owed or paid to attorneys, accountants, or other nonrelated third parties in connection with the preparation of this Offering. Vestin Mortgage will not be reimbursed or credited for any further Offering expenses it incurs.

Real Estate Program Policies and Guidelines

      We intend to primarily invest in income producing multifamily residential units, office, industrial, and retail properties, assisted living facilities and other income-producing real property. Such properties may include properties used for hotels and resorts, restaurants, parking lots, amusement parks or other leasehold properties. We intend to primarily lease out the real property owned by us. Initially, we intend to purchase our real property through cash transactions. However, if we are able to obtain favorable financing for the purchase of real property at a later date, we may choose to finance the purchase of our real property. We intend to hold our properties until such time as we believe is the optimal time to enable us to capitalize on the potential for increased income and capital appreciation of our properties.

      By investing primarily in different types of properties, we believe we will reduce our overall portfolio risk and enhance our overall portfolio returns. Once we are fully funded, no single property will comprise more than 20% of our funds.

      We may acquire income-producing properties which have been developed with funds provided by us pursuant to our mortgage program. For example, we may make a loan to a developer for the purchase of unimproved land. After the developer has improved the land we may then purchase the real property.

      We will seek to invest in properties that will satisfy our investment objectives of maximizing monthly distributions, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties. We intend to invest in properties located in the United States. We will initially seek to invest in properties located in Arizona, California, Hawaii, Nevada and Texas. We do not intend to invest in unimproved land or construction or development of properties.

      Vestin Mortgage has not previously been engaged in the business of direct investment in real property. In making investment decisions for us, Vestin Mortgage will consider relevant real estate property and financial factors, such as the location of the property, its income-producing capacity, the prospects for long-range appreciation, return on capital and its liquidity and income tax considerations. Vestin Mortgage will have substantial discretion with respect to the selection of specific investments.

      We will obtain independent appraisals for each property in which we invest. Additionally, we will not rely on or utilize any appraisals which have not been commissioned by us. However, we will rely on our own independent analysis of various criteria, including such appraisals, in determining whether or not to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

      Our obligation to purchase any property will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including environmental reports, evidence of marketable title, audited financial statements covering recent operations of properties with operating histories and title and liability insurance policies. We will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses which are uninsurable or not economically insurable or may be insurable subject to limitations, such as large deductibles or co-payments.

      Our investments generally will take the form of holding fee title in the properties we acquire. We will acquire such interests directly or through wholly owned subsidiaries, which may be formed in the future. We may also invest in real property through joint ventures pursuant to the NASAA Guidelines. In no event will we acquire an interest in real property through any structure which would cause us to be deemed an investment company under the Investment Company Act of 1940.

Leasing

      The terms and conditions of any lease that we enter into with our tenants may vary substantially. However, we expect that our leases will be the type customarily used between landlords and tenants in the geographic area where the property is located. We intend to diversify our portfolio. However, we cannot predict at this time what the allocation will be.

      Multifamily. Multifamily leases provide for terms of 6 months to 3 years and require the tenant to pay monthly lease payments and a security deposit equal to one month’s rent. Under such leases, the landlord is generally directly responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs.

      Office. Office leases generally have terms of 3 to 10 years and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The landlord may be responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs, utilities and other building operation and management costs.

      Industrial. Industrial leases generally have terms of 5 to 20 years and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The tenant typically is responsible for its shares of building operation and management costs, including real estate taxes, sales and use taxes, special assessments, insurance, building repairs and utilities.

      Retail. Retail leases generally have terms of 3 to 5 years with multiple options and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The tenant typically is responsible for its shares of building operation and management costs, including real estate taxes, sales and use taxes, special assessments, insurance, building repairs and utilities.

      Assisted Living. Assisted living leases have terms of 1 to 2 years and require tenants to pay monthly lease payments and a security deposit equal to one month’s rent. The landlord is generally directly responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs.

      We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current market conditions. If it is economically practical, we will verify the creditworthiness of each tenant. If we verify the creditworthiness of each tenant, we will use industry credit rating services to determine the creditworthiness of potential tenants and any guarantors of each potential tenant. We will also obtain relevant financial data from potential tenants and guarantors, such as income statements and balance sheets and cash flow statements. We may require personal guaranties from shareholders of our corporate tenants. However, there can be no guarantee that the tenants selected will not default on their leases.

      We anticipate that tenant improvements will be funded by us from our cash flow or our credit line. When one of our tenants vacates its space in one of our buildings, we may, in order to attract new tenants, be required to expend funds for tenant improvements. In addition, we may provide free rent for a certain time period, provide tenant improvement allowances, and provide other concessions in order to attract new tenants.

Borrowing Policies

      We may borrow funds to acquire our properties. We will not incur debt in an amount greater than the sum of 85% of the aggregate purchase price of all our real property owned by us plus 70% of the aggregate fair market value of all our other assets.

      Vestin Mortgage will have the authority to select the lender and negotiate the terms of the loan.

Participation

      We may also participate in the operation and purchase of real property with other purchasers, including affiliates as permitted by NASAA Guidelines. We will own any jointly purchased real property in direct fee title.

      We will participate in the operation and/or purchase with non-affiliates if we acquire a controlling interest, alone or with any of our publicly registered affiliates meeting the requirements below, in such participation. A controlling interest would enable us to direct or cause the direction of the management and policies of such participation, which would include the authority to:

•	review all material contracts;

•	cause a sale or refinancing of the property or our interest therein subject in certain cases to limitations imposed by the participation agreement between the parties;

•	approve budgets and major capital expenditures, subject to a stated minimum amount;

•	veto any sale or refinancing of a property, or alternately, to receive a specified preference on sale or refinancing proceeds; and

•	exercise a right of first refusal on any desired sale or refinancing by a participant of its interest in a property except for transfer to its affiliate.

      In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have right of first refusal to buy the other’s interest if the co-participant decides to sell its interest. We may participate in joint ventures or partnerships with affiliates that are not publicly registered if the investment is necessary to relieve Vestin Mortgage from any commitment to purchase a mortgage entered into prior to the closing of the Offering, there are no duplicate fees, the investment of each entity is on the same terms and conditions and the participants have a right of first refusal to buy if Vestin Mortgage wishes to sell a mortgage held in the joint venture.

      We will not give Vestin Mortgage, Vestin Group or any of their affiliates any consideration similar to rebates or give-backs or enter into reciprocal arrangements with Vestin Mortgage or its affiliates that might be entered into in lieu of participations.

Disposition

      We anticipate that periodically or at our termination and dissolution, we will sell our properties. We intend to hold various real properties in which we invest until such time as a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. We will consider multiple factors in deciding on whether or not to dispose of our properties, including potential capital appreciation, cash flow and federal income tax considerations. We will decide when to sell our properties based upon economic and market conditions. Vestin Mortgage may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time.

      After our members have received a 100% return on their capital contributions plus an amount equal to 6% per annum cumulative, Vestin Mortgage will be eligible to receive up to 25% of cash to be distributed from the net proceeds remaining from the sale or refinancing of properties. Additionally, Vestin Mortgage or one of its affiliates may receive a real estate commission of 3% if Vestin Mortgage or one of its affiliates acts as our broker in the sale or purchase of real property.

      Return of the original purchase price paid by us from the disposition of properties generally will be reinvested during the first seven years of our operations; thereafter, such proceeds will be distributed to our members. Retainable net sale proceeds do not include amounts in excess of the original purchase price paid by us on the sale of real property which are accounted for as part of cash funds from our operations. However, we may also reinvest a portion of cash funds from our operations for amounts attributable to amounts in excess of the original purchase price paid by us on the sale of real property.

Mortgage Program Policies and Guidelines

      We anticipate that a majority of our collateral on our mortgage loans will be the real property that the borrower is purchasing, refinancing or developing with the funds that we make available. We sometimes refer to these real properties as the security properties. While we may invest in other types of loans, we believe that most of the loans in which we invest will have been made to real estate developers with a lesser proportion of loans involving land loans and bridge financing. Our mortgage investments will not be insured or guaranteed by any government agency. We will not give any rebates or enter into any reciprocal agreement with Vestin Mortgage or any of its affiliates that enables Vestin Mortgage or its affiliates to receive a rebate.

      Vestin Mortgage will continuously evaluate prospective investments, select the mortgages in which we invest and make all investment decisions on our behalf in its sole discretion, unless our Operating Agreement provides otherwise. You are not entitled to act on any proposed investment. In evaluating prospective mortgage loan investments, Vestin Mortgage considers such factors as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the potential for capital appreciation or depreciation of the property securing the investment;

•	expected levels of rental and occupancy rates (if applicable);

•	potential for rental increases (if applicable);

•	current and projected revenues from the property;

•	the status and condition of the record title of the property securing the investment;

•	geographic location of the property securing the investment; and

•	the financial condition of the borrowers and their principals, if any, who guarantee the loan.

      Vestin Mortgage may obtain our loans from non-affiliated mortgage brokers and previous borrowers, and by solicitation of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders and acquired by Vestin Mortgage to facilitate our purchase of the loans. Vestin Mortgage will sell the loans to us for no greater than Vestin Mortgage’s cost, not including its service fees and compensation. There are no specific requirements or guidelines governing Vestin Mortgage’s discretion in determining which mortgage loans it will place with us and which it will place with other funding sources.

      When selecting mortgage loans for us, Vestin Mortgage will adhere to the following guidelines, which are intended to control the quality of the collateral given for our loans:

      1.     Priority of Mortgages. We anticipate investing at least 90% of our assets allocated for mortgages in secured first mortgages. First mortgages are mortgages secured by a full or divided interest in a first deed of trust secured by the property. Other mortgages that we invest in on the security property will not be junior to more than one other mortgage. The only subordinated mortgages we currently intend to invest in at this time are second mortgages, although in the future we may invest in wraparound, or all-inclusive, mortgages.

      2.     Loan-to-Value Ratio. We do not anticipate that the amount of our loan combined with the outstanding debt secured by a senior mortgage on a security property will exceed the following percentage of the appraised value of the security property at origination:

Type of Secured Property	Loan-to-Value Ratio

Residential	75%
Unimproved Land	60% (of the anticipated as-if developed value)
Acquisition and Development	60% (of the anticipated as-if developed value)
Commercial Property	75% (of the anticipated post-development value)
Construction	75% (of the anticipated as-if developed value)
Bridge	75% (of the anticipated as-if developed value)
Leasehold Interest	75% (of value of leasehold interest)

      We may deviate from these guidelines under certain circumstances. For example, Vestin Mortgage, in its discretion, may increase any of the above loan-to-value ratios if, in its opinion, a given loan is supported by credit adequate to justify a higher loan-to-value ratio, including personal guarantees. Occasionally, our collateral may include personal property as well as real property. We do not have specific requirements with respect to the projected income or occupancy levels of a property securing our investment in a particular loan. These loan-to-value ratios will not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing loan that is in default when it matures. In those cases, Vestin Mortgage, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interest. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised as-if developed value of the property at the time of loan origination. The target loan-to-value ratio for our loan portfolio as a whole is approximately 70%.

      Vestin Mortgage will receive an appraisal at the time of loan underwriting, which may precede the placement of the loan with us. Copies of these appraisals will be available for your review at the offices of Vestin Mortgage for a period of six (6) years. Generally, these appraisals will be completed within twelve months prior to funding of the loan. Also, the appraisal may have been previously performed for the borrower. The appraisal may be for the current estimated “as-if developed” value of the property. We will use appraisers who are licensed or qualified as independent appraisers and certified by or hold designations from one or more of the following organizations: the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers or from among appraisers with other qualifications acceptable to Vestin Mortgage.

      However, appraisals are only estimates of value and cannot be relied on as measures of realizable value. The appraisal may be for the current estimated “as-if developed” or “as-if completed” value of the property or, in the case of acquisition and development loans or construction loans, for the estimated value of the property upon completion of the project. As-if completed or as-if developed values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection by a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. An employee or agent of Vestin Mortgage will review each appraisal report and will conduct a physical inspection for each property. A physical inspection includes an assessment of the subject property, the adjacent properties and the neighborhood but generally does not include entering any structures on the property.

      We depend upon our real estate security to protect us on the loans that we make. We depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers, they may make mistakes, or the value of the real estate may decrease due to subsequent events. In addition, most of the appraisals will be prepared on an “as if-developed basis.” If the loan goes into default prior to completion of the project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

      3.     Terms of Mortgage Loans. Most of our loans will range from a six-month term to a five-year term. Our original loan agreements, however, will permit extensions to the term of the loan by mutual consent. Such extensions will generally be provided on loans where the original term was 12 months or less and where a borrower requires additional time to complete a construction project or negotiate take out financing.

      We anticipate that substantially all of our loans will provide for payments of interest only with a “balloon” payment of principal payable in full at the end of the term. In addition, we may invest in mortgage loans which require borrowers to maintain interest reserves funded from the principal amount of the loan for a period of time.

      4.     Interest Reserves. We expect that many of our loans will involve interest reserves where the funds to be lent to the borrower to cover initial interest payments on the loan will not be disbursed to the borrower but rather will be funded only when needed and authorized, thereby providing us with greater control of interest payments. Funds for the interest payments for the initial interest reserve period may be advanced by us or other lenders.

      5.     Escrow Conditions. Our loans will often be funded by us through an escrow account held by a title insurance company, subject to the following conditions:

•	Borrowers will obtain title insurance coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property.

•	Borrowers will obtain fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

•	All insurance policies, notes, deeds of trust or mortgages, escrow agreements, and any other loan documents for a particular transaction will name us as payee and beneficiary. Mortgage loans will not be written in the name of Vestin Mortgage or any other nominee.

      6.     Purchase of Mortgage Investments from Affiliates. We may acquire mortgage loans from our affiliates, including Vestin Mortgage, if the loans were acquired to facilitate their acquisition by us, provided that such loan is purchased by us for a price not in excess of the par value of the note or its fair market value, whichever is lower, plus allowable fees and expenses in accordance with applicable NASAA Guidelines, but without the allowance of any other compensation for the loans. Except for the compensation paid to Vestin Mortgage, all income generated and expense associated with the mortgage so acquired shall be treated as belonging to us.

      7.     Note Hypothecation. We may also acquire mortgage loans secured by assignments of secured promissory notes. These mortgage loans must satisfy our stated investment standards, including our loan-to-value ratios, and also may not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note we acquire is commercial property, the total amount of outstanding debts secured by the property must not exceed 75% of the appraised as-if developed value of the property, and the mortgage loan will not exceed 80% of the principal amount of the assigned note. For mortgage loans secured by promissory notes, we will rely on the appraised as-if developed value of the underlying property, as determined by a written appraisal which was conducted within the then-preceding twelve months at the time of loan origination. If an appraisal was not conducted within that period, then we will arrange for a new appraisal to be prepared for the property.

      8.     Participation. We may also participate in loans with other lenders, including affiliates as permitted by the NASAA Guidelines, by providing funds for or purchasing an undivided interest in a loan meeting our investment guidelines described above. We will directly own any loans purchased jointly with other lenders. We would be more likely to participate in loans if, for example:

•	we did not have sufficient funds to invest in an entire loan;

•	we received Offering proceeds that were insufficient to adequately diversify our portfolio;

•	we are seeking to increase the diversification in our loan portfolio; or

•	Vestin Mortgage originated a loan that fit within our investment guidelines but it would constitute more than 20% of our anticipated capital contribution or otherwise be disproportionately large given our then existing portfolio.

      We will participate in loans with non-affiliates if we acquire a controlling interest, alone or with any of our publicly registered affiliates meeting the requirements below, in such participation. A controlling interest would enable us to direct or cause the direction of the management and policies of such participation, which would include the authority to:

•	review all material contracts;

•	cause a sale of the mortgage or our interest therein subject in certain cases to limitations imposed by the participation agreement between the parties;

•	approve budgets and major capital expenditures, subject to a stated minimum amount;

•	veto any sale of a mortgage, or alternatively, to receive a specified preference on sale or proceeds; and

•	exercise a right of first refusal on any desired sale by a participant of its interest in a loan except for transfer to its affiliate.

      In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have a right of first refusal to buy the other’s interest if the co-participant decides to sell its interest. We will not participate in joint ventures or partnerships with affiliates that are not publicly registered except as permitted by the NASAA Guidelines.

      We will not give Vestin Mortgage, Vestin Group or any of their affiliates any consideration similar to rebates or give-backs or enter into reciprocal arrangements with Vestin Mortgage or its affiliates that might be entered into in lieu of participations.

      In addition to participation agreements, we may enter into intercreditor agreements. Pursuant to intercreditor agreements, a co-lender may participate in certain loans with us, Vestin Mortgage, Vestin Fund I or Vestin Fund II, or, collectively, the Lead Lenders. In the event of borrower non-performance, the intercreditor agreement generally provides the Lead Lenders with some or all of the rights to either (i) continue to remit to the co-lender the interest due on the participation amount; (ii) substitute an alternative loan acceptable to the co-lender; or (iii) repurchase the participation from the co-lender for the outstanding balance of the participation plus accrued interest. Consequently, mortgage loan financing under an intercreditor arrangement is accounted for as a secured borrowing in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. We believe that it is in our best long term interest to have in place relationships with third parties willing to enter into such arrangements in order to expand our funding sources. We will pursue this strategy, even when we have substantial uninvested funds, in order to maintain relationships with such third party lenders.

      9.     Diversification. The NASAA Guidelines provide that we neither invest in or make mortgage loans on any one property which would exceed, in the aggregate, an amount equal to 20% of our capital to be raised nor may we invest in or make mortgage loans to or from any one borrower which would exceed, in the aggregate, an amount greater than 20% of our capital to be raised. As of March 31, 2005, we had 15 mortgage loans, none of which accounted for more than 20% of our members’ equity. Our initial investments may exceed the NASAA Guidelines until we have sufficient funds to further diversify. NASAA Guidelines permit the minimum standards to be exceeded if the mortgage loans are made pursuant to sound underwriting criteria.

      10.     Reserve Fund. Although the NASAA Guidelines require reserves of not less than 1% of the Offering proceeds, we will establish contingency working capital reserves of approximately 3% of the net proceeds of this Offering to cover our unexpected cash needs.

      11.     Credit Evaluations. Before making a loan, Vestin Mortgage must first determine that a borrower has sufficient equity in the security property to meet the loan-to-value ratios described above. Vestin Mortgage may also consider the income level and creditworthiness of a borrower to determine its ability to repay the mortgage loan.

      12.     Sale of Mortgage Investments. Although Vestin Mortgage has no plan to do so, Vestin Mortgage may sell our mortgage loans or interests in our loans to either affiliates or non-affiliated parties when Vestin Mortgage believes that it is advantageous to us to do so. However, we do not expect that the loans will be marketable or that a secondary market will ever develop for them. We may sell our mortgage loans to Vestin Mortgage under limited circumstances pursuant to the NASAA Guidelines.

Mortgage Loans to Affiliates

      We will not invest in mortgage loans made to Vestin Mortgage, Vestin Group or any of our affiliates. However, we may acquire an investment in a mortgage loan payable by Vestin Mortgage when Vestin Mortgage has assumed the obligations of the borrower under that loan, through a foreclosure on the property.

Purchase of Loans from Vestin Mortgage and its Affiliates

      In addition to those loans Vestin Mortgage selects for us, we may purchase loans that were originated by Vestin Mortgage or other parties and first held for Vestin Mortgage’s own portfolio, as long as the loan satisfies all of our lending criteria. This requirement also applies to any loan originated by an affiliate of Vestin Mortgage, such as Vestin Group, Michael Shustek, Chief Executive Officer of Vestin Group, or another principal of Vestin Mortgage. However, we will not acquire a loan from or sell a loan to a mortgage program in which Vestin Mortgage has an interest unless in compliance with the NASAA Guidelines.

Types of Loans We Intend to Invest In

      We intend to primarily invest in loans which are secured by first or second mortgages on real property. Such loans fall into the following categories: raw and unimproved land, acquisition and development, construction, commercial, residential and bridge loans. Pending completion of our Offering, we intend to make investments based upon the guidelines set forth below. However, the actual allocation may vary from the guidelines below depending on the amount available for investment in mortgages, and may vary materially prior to the completion of the Offering.

Raw And Unimproved Land Loans

      Approximately 15% to 25% of our mortgage assets may be invested in loans made for the purchase or development of raw, unimproved land. Generally, we determine whether to invest in these loans based upon the appraised value of the property and the borrower’s actual capital investment in the property. Typically, we will invest in loans with a face value of up to 60% of the as-if developed appraised value of the property and we usually require that the borrower has invested in the property actual capital expenditures of at least 25% of the property’s value. As-if developed values on raw and unimproved land loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection of a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. These loans are riskier because the property is not capable of generating any income, as compared to a commercial property. As of December 31, 2004, approximately 16% of our loans were in this category.

Acquisition and Development Loans

      Approximately 10% to 25% of our mortgage assets may be invested in acquisition and development loans. These loans enable borrowers to acquire and/or complete the basic infrastructure and development of their property prior to the construction of buildings or structures. Such development may include installing utilities, sewers, water pipes, and/or streets. Generally, we will invest in loans with a face value of up to 60% of the as-if developed appraised value of the property. Such appraisals have the same valuation limitations as raw and unimproved land loans, described above. As of December 31, 2004, approximately 46% of our loans were in this category.

Construction Loans

      Approximately 10% to 70% of our mortgage assets may be invested in construction loans. A construction loan provides funds for the construction of one or more structures on developed land. Funds under this type of loan will generally not be forwarded to the borrower until work in the previous phase of the project has been completed and an independent inspector has verified certain aspects of the construction and its costs. We will typically require material and labor lien releases by the borrower per completed phase of the project. We will review the appraised value of the property and proposed improvements, and will arrange loans for up to 75% of the as-if developed appraised value. Such appraisals have the same valuation limitations as raw and unimproved land loans, described above. These loans are riskier than loans secured by income producing properties because during construction the borrower does not receive income from the property to make payments on the loan. As of December 31, 2004, approximately 2% of our loans were in this category.

Commercial Property Loans

      Approximately 20% to 50% of our mortgage assets may be invested in commercial property loans. Commercial property loans provide funds to allow commercial borrowers to acquire income-producing property or to make improvements or renovations to the property in order to increase the value or net operating income of the property so that it may qualify for institutional refinancing. We will review the appraised value of the property and will invest in loans for up to 75% of such appraised value. To the extent such loans include renovations, appraisals may include as-if developed valuations with the limitations described above. These loans are riskier because there is no assurance that the commercial borrower will qualify for the refinancing or that the improvements will yield the anticipated increase in value and income. As of December 31, 2004, approximately 25% of our loans were in this category.

Residential Loans

      We may invest approximately 5% of our mortgage assets in residential loans. Such loans facilitate the purchase or refinance of one to four family residential property units provided the borrower uses one of the units on the property as such borrower’s principal residence. We will review the appraised value of the property and will invest in loans for up to 75% of such appraised value. As of December 31, 2004, there were no loans in this category.

Bridge Loans

      Up to 50% of our mortgage assets may be invested in bridge loans. These loans provide interim financing to enable commercial borrowers to qualify for permanent refinancing. We will review the appraised value of the property and will generally invest in loans of up to 75% of that value. Such appraisals may be based on either an as-is basis or as-if developed basis, depending on the circumstances, and therefore, may not be an accurate indicator of the fair value of the property. These loans are riskier because there is no assurance that the developer will qualify for the refinancing. As of December 31, 2004, approximately 11% of our loans were in this category.

Collateral

      The types of collateral that will secure the loans brokered by us include a first deed of trust, a second deed of trust or a leasehold interest.

First Deed of Trust

      The majority of the loans invested in by us will be secured by a first deed of trust. Thus as a lender, we will have rights as a first mortgage lender of the collateralized property. As of December 31, 2004, more than 81% of our loans were secured by a first deed of trust.

Second Deed of Trust

      Up to 10% of our loans may be secured by second deeds of trust. In a second mortgage loan, the rights of the lender (such as the right to receive payment on foreclosure) will be subject to the rights of the first mortgage lender. In a wraparound loan, the lender’s rights will be comparably subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by the loan documentation will be the first mortgage loan plus the new funds the lender invests. The lender would receive all payments from the borrower and forward to the senior lender its portion of the payments the lender receives. As of December 31, 2004, less than 19% of our loans were secured by a second deed of trust.

Leasehold Interest

      Up to 20% of our mortgage assets may be invested in loans where the collateral is an interest in a lease. These loans are riskier because the only rights we will have is to assume the borrower’s obligations under the lease and to use the property for the length of time and in the limited manner permitted under the lease. As of December 31, 2004, we did not have any loans secured by a leasehold interest.

Prepayment Penalties and Exit Fees

      We anticipate that a majority of the loans we invest in will not contain prepayment penalties or exit fees. If our loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision or exit fee in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to us on the reinvestment of the prepayment proceeds. However, these loans will usually be written with relatively high minimum interest rates, which we would expect to minimize the risk of lower yields.

Extensions to Term of Loan

      Our original loan agreements will permit extensions to the term of the loan by mutual consent. Such extensions are generally provided on loans where the original term was 12 months or less and where a borrower requires additional time to complete a construction project or negotiate take out financing. When we initially grant loans we, among other things, review the financial condition of the borrower and any guarantors, perform a title search, and receive an appraisal. Based upon our review of the factors above as well as other considerations, we decide whether and for how long a loan should be granted. Loan extensions are often contemplated at the time of the initial loan, usually for 90 day increments. Generally, loan extensions will only be made for up to one year from the original date of maturity of the loan. However, we will only grant extensions when a borrower is in full compliance with the terms of the loan, including, but not limited to, the borrowers obligation to make interest payments on the loan. We reevaluate loans on a quarterly basis whether or not the loans are made pursuant to an extension.

      Up to 10% of our loans may be secured by second deeds of trust. In a second mortgage loan, the rights of the lender (such as the right to receive payment on foreclosure) will be subject to the rights of the first mortgage lender. In a wraparound loan, the lender’s rights will be comparably subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by the loan documentation will be the first mortgage loan plus the new funds the lender invests. The lender would receive all payments from the borrower and forward to the senior lender its portion of the payments the lender receives. As of December 31, 2004, less than 19% of our loans were secured by a second deed of trust.

Interest Reserves

      We sometimes invest in loans which include a commitment for an interest reserve which is usually established at loan closing. We or other lenders may advance the interest reserve with the amount of the borrower’s indebtedness increased by the amount of such advances. As of December 31, 2004, interest reserves had been established on approximately $0.5 million of our outstanding loans.

Balloon Payment

      We anticipate that at least 90% of the loans we invest in or purchase will require the borrower to make a “balloon payment” on the principal amount upon maturity of the loan. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to repay the loan may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial amount of cash. As a result, these loans can involve a higher risk of default than loans where the principal is paid at the same time as the interest payments. As of December 31, 2004, all of the loans we invest in or purchase will require the borrower to make a “balloon payment” on the principal amount upon maturity of the loan.

Repayment of Mortgages on Sales of Properties

      We may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. We will require repayment if we determine that repayment appears to be advantageous to us based upon then-current interest rates, the length of time that the loan has been held by us, the creditworthiness of the buyer and our objectives. We will either invest our net proceeds from any capital transaction in new mortgage loans, hold the net proceeds as cash or distribute them to our members. These net proceeds will also include the principal of a loan deemed to be repaid for tax purposes as a result of the nature of a loan modification or loan extension. Our Operating Agreement provides that whether we choose to distribute the proceeds or reinvest them, you will be deemed to have received a distribution of capital and recontributed the same amount to us. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property.

Variable Rate Loans

      Occasionally we may acquire variable rate loans. Variable rate loans originated by Vestin Mortgage may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board). Vestin Mortgage may negotiate spreads over these indices of 2.5% to 5.5%, depending upon market conditions when the loan is made.

      It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to us. Vestin Mortgage attempts to minimize this interest rate differential by tying variable rate loans to indices that are sensitive to fluctuations in market rates. Additionally, most variable rate loans originated by Vestin Mortgage contain provisions under which the interest rate cannot fall below the initial rate.

      Variable rate loans generally have interest rate caps. We anticipate that the interest rate cap will be a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. For these loans there is the risk that the market rate may exceed the interest cap rate.

      Variable rate loans of five to ten year maturities are not assumable without the prior consent of Vestin Mortgage. We do not expect to invest in or purchase a significant amount of other assumable loans. To minimize our risk, any borrower assuming an existing mortgage loan will be subject to the same underwriting criteria as the original borrower.

Borrowing

      We may incur indebtedness:

•	to finance our investments in mortgage loans,

•	to prevent a default under mortgage loans that are senior to our mortgage loans,

•	to discharge senior mortgage loans if this becomes necessary to protect our investment in mortgage loans, or

•	to operate or develop a property that we acquired under a defaulted loan.

Our indebtedness will not exceed 70% of the fair market value of our mortgage loans. This indebtedness may be with recourse to our assets.

      In addition, we may enter into structured arrangements with lenders in order to provide them with a senior position in mortgage loans which we might jointly fund. For example, we might establish a wholly-owned special purpose corporation which would borrow funds from an institutional lender under an arrangement where the resulting mortgage loans would be assigned to a trust, and the trust would issue a senior certificate to the institutional lender and a junior certificate to the special purpose corporation. This would assure the institutional lender of repayment in full prior to our receipt of any repayment on the jointly funded mortgage loans.

No Trust or Investment Company Activities

      Our Manager is currently in the process of preparing a proposal to convert Vestin Fund III into a real estate investment trust. See “Management — Proposed REIT Conversion.” However, the proposal is in the planning stage and we have not qualified as a real estate investment trust under the Internal Revenue Code, and therefore we are not subject to the restrictions on its activities that are imposed on real estate investment trusts. We intend to conduct our business so that we are not an “investment company” within the meaning of the Investment Company Act of 1940. Last, we intend to conduct our business so that we are not to be deemed a “dealer” in mortgage loans for federal income tax purposes.

Various Other Policies and Procedures

      Without approval of a majority of the members, we will not:

•	issue securities senior to the units or issue any units or other securities for other than cash;

•	invest in the securities of other issuers for the purpose of exercising control, except when exercising our rights as a secured lender;

•	underwrite securities of other issuers;

•	discontinue providing our members with the reports described in this prospectus;

•	offer securities in exchange for property; or

•	change the nature of our business or our investment policies.

Competition and General Economic Conditions

      There are hundreds of commercial banks, insurance companies, mortgage brokers, pension funds and other institutional lenders competing to make the type of loans in which we invest. No particular competitor dominates the market. For the past few years, the institutional lenders have not been as active in the commercial mortgage market as in prior years. Recently, however, many major institutional lenders have re-entered the commercial mortgage market due to a stronger economy, stabilized or increased property values and leasing rates, and the decrease in demand for residential loans. As a result, we anticipate competition for investments in mortgages secured by commercial properties, which creates pressure on lenders to lower interest rates. Consequently, we may not be able to obtain as high interest rates on mortgage investments as we would otherwise obtain, which would affect our revenues and the distributions you receive. There are numerous investors in income producing real estate including, REITs, insurance companies, pension funds, property management companies and high net worth individuals. Many of these investors have substantially more financial resources and experience than we have, which may enable them to acquire the most attractive properties on the market. We may also invest in real estate in areas where competition for tenants lowers leasing rates. Consequently, we may earn less lease revenue which would lower our distributions.

Regulation

      Our operations are conducted by Vestin Mortgage. Vestin Mortgage’s operations as a mortgage broker are subject to extensive regulation by federal, state and local laws and governmental authorities. Vestin Mortgage conducts its real estate mortgage business under a license issued by the State of Nevada Financial Institutions Division. Effective as of October 1, 2003, Vestin Mortgage is regulated by the Mortgage Lending Division of the State of Nevada. Under applicable Nevada law, the Mortgage Lending Division has broad discretionary authority over Vestin Mortgage’s activities, including the authority to conduct periodic regulatory audits of all aspects of Vestin Mortgage’s operations.

      We are subject to the Mortgage Program Guidelines and Real Estate Program Guidelines of the North American Securities Administration Association (“NASAA”). These guidelines are adopted by various state agencies charged with protecting the interest of the investors. Administrative fees, loan fees, and other compensation paid to Vestin Mortgage and its affiliates are generally limited by the NASAA Guidelines. The NASAA Guidelines also include certain investment procedures and criteria which are required for new loan and real estate investments.

      We and Vestin Mortgage are also subject to the Equal Credit Opportunity Act of 1974, which prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status, and the Fair Credit Reporting Act of 1970, which requires lenders to supply applicants with the name and address of the reporting agency if the applicant is denied credit. We are also subject to various other federal and state securities laws regulating the issuance and sale of securities, as well as the Employee Retirement Income Security Act of 1974.

      Since our business is regulated, the laws, rules and regulations applicable to us are subject to regular modification and change. There can be no assurance that laws, rules or regulations will not be adopted in the future that could make compliance much more difficult or expensive, restrict our ability to broker or service loans, further limit or restrict the amount of commissions, interest and other charges earned on loans brokered by us, or otherwise adversely affect our business or prospects. Should we or Vestin Mortgage not adhere to these regulations, we could face potential disciplinary or other civil action that could have a material adverse effect on our business.

Policies on Limitation on Investments

      We will not invest in other limited partnerships except as permitted under the NASAA Guidelines. We will not invest in limited partnership interests of any other limited partnership of which Vestin Mortgage serves as a managing or general partner unless Vestin Mortgage does not receive duplicate fees or compensation beyond what is permissible by the NASAA Guidelines.

      We will not engage in the following:

•	issue senior securities;

•	acquire property for membership interests;

•	issue any units after termination of this Offering or issue units in exchange for property;

•	underwrite securities of other issuers; or

•	make loans to Vestin Mortgage or its affiliates.

      We do not intend to become an investment company under the Investment Company Act of 1940.

      We will only repurchase our securities in response to a request for redemption pursuant to our Operating Agreement.

Employees

      We do not have any employees. Our Manager, Vestin Mortgage, and its parent company, Vestin Group, provide all of the employees necessary for our operations. As of March 23, 2005, those entities employed 30 personnel of which one was a part-time employee. Of these employees, 5 were employed to identify, arrange, and service loans, 5 were employed to by the broker dealer engaged to perform the administrative functions in selling our units, and 20 performed general and administrative as well as information technology and marketing functions. All employees are at-will employees and none are covered by collective bargaining agreements.

      We will provide you each year with annual reports that shall include, among other things, audited financial statements. The financial statements will include an audited balance sheet, a statement of income or loss, a statement of changes in members’ equity and a statement of cash flow. In addition, we will provide you with quarterly reports containing the information required by Form 10-Q (as long as we are required to file a Form 10-Q with the Securities and Exchange Commission). Such quarterly report will contain unaudited financial statements and a statement of other pertinent information regarding the Company during the relevant period. We will also provide special reports or include in the quarterly report material information regarding new investments in mortgages or real property for each quarter in which we bought or invested in a mortgage loan or real property or we or a borrower incurred a placement or evaluation fee and for so long as the proceeds of the Offering are not fully committed and/or returned to you.

MANAGEMENT

Our Management

      Our business is managed by Vestin Mortgage. The telephone number for Vestin Mortgage’s offices is (702) 227-0965. Vestin Mortgage is a mortgage broker licensed in the State of Nevada and a wholly owned subsidiary of Vestin Group, Inc., a privately-held Delaware corporation wholly-owned by Michael V. Shustek, the Chairman, Chief Executive Officer, and President of Vestin Mortgage. Through its subsidiaries, Vestin Group is engaged in asset management, real estate lending and other financial services. Vestin Group had a net worth of $7,903,094 as of December 31, 2004 and is briefly described later in this section.

      The Fund is not a mutual fund nor is it an investment company within the meaning of the Investment Company Act of 1940 nor subject to the regulations thereunder.

Vestin Mortgage

      Vestin Mortgage manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. These duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management and operational duties. Additionally, because Michael Shustek owns a controlling interest in Vestin Group and Vestin Group wholly owns Vestin Mortgage, Mr. Shustek may be deemed to control our activities through Vestin Mortgage. As our only Manager, Vestin Mortgage has complete authority and responsibility for:

•	evaluating and choosing the mortgage loans in which we will invest;

•	deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in mortgage loans;

•	originating, servicing and managing our mortgage loan investments;

•	valuing and purchasing the properties we will acquire;

•	deciding whether or not to purchase properties free and clear of liens or borrowing funds to acquire properties;

•	operating or selecting a management company for our properties; and

•	managing all our other operations.

      Notwithstanding that Vestin Mortgage has the broad authority described above, neither Vestin Mortgage directly nor Mr. Shustek indirectly may do any of the following:

•	impair our ability to carry on or change the nature of our business;

•	admit a Manager without prior approval of a majority of the members;

•	sell all or over 50% of our assets or dissolve the Fund without prior majority approval; and

•	anything else not permitted in the Operating Agreement.

      You have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for members in the Operating Agreement. Vestin Mortgage has primary responsibility for the initial selection, evaluation and negotiation of our mortgage loans and real property investments and operations. Vestin Mortgage will provide all executive, supervisory and administrative services for our operations, including servicing the mortgage loans we hold, operating our properties or selecting a management company to operate our properties. Our books and records are maintained by Vestin Mortgage, subject to audit by independent certified public accountants.

Removal of Vestin Mortgage as Manager

      Vestin Mortgage will cease to be our Manager upon its removal, withdrawal or dissolution, or if it is found to be bankrupt. A majority, excluding Vestin Mortgage’s interest, can remove Vestin Mortgage as our Manager upon the following conditions:

•	if the members have not previously elected an additional Manager, the removal will not become effective for at least 120 days following the consent or authorizing vote by the majority;

•	during the 120 days set forth above, a majority can agree in writing to continue our business and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager who agrees to continue our existence; and

•	the substitution of a new Manager shall be effective when the new Manager accepts in writing the duties and responsibilities of a Manager.

      If our business continues after Vestin Mortgage is no longer our Manager, then we will pay Vestin Mortgage a sum equal to all amounts then owing to it. By majority vote, we may terminate Vestin Mortgage’s interest in the Fund by paying an amount equal to the then-present fair market value of Vestin Mortgage’s interest in the Fund, which would be Vestin Mortgage’s outstanding capital account at such time. In the event Vestin Mortgage and the Fund cannot agree as to the then present fair market value, then the dispute shall be settled by arbitration in accordance with the then current rules of the American Arbitration Association. All payments to a terminated Manager must be fair and must protect our solvency and liquidity.

      If a majority does not designate and admit a new Manager within the time specified, we will dissolve. Vestin Mortgage may assign its interest in the Fund, but our Manager may not be changed except as set forth above.

Evaluation and Acquisition by Vestin Mortgage

      Vestin Mortgage considers and evaluates prospective loans for us. In that regard, Vestin Mortgage evaluates the credit of prospective borrowers, analyzes the return to us of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to us. We will not establish our own underwriting standards and will solely rely on Vestin Mortgage to provide such services.

      Vestin Mortgage considers and evaluates real property for our investment. Vestin Mortgage will evaluate and select the location of the property, evaluate its income producing capacity and long term prospects for appreciation, review property appraisals, evaluate the creditworthiness of the prospective tenant and determine which type of transactions appear to be most favorable to us.

Real Property

      We intend to rely on our Manager’s prior experience in mortgage loans to evaluate and purchase our real property investments. Such experience is presented in detail below. Our Manager has very limited experience in owning and operating real property. Michael Shustek, who is the primary stockholder of Vestin Group, has extensive experience in developing, purchasing and selling residential real estate property. Mr. Shustek has also owned and sold 2 office buildings. Additionally, we have hired a consultant with more than 20 years experience in real estate. (See “Management — Directors and Executive Officers of Vestin Mortgage and Vestin Group.”)

      Vestin Mortgage will manage or hire property managers to operate our real property. Vestin Mortgage manages foreclosed property for Vestin Fund I and Vestin Fund II. Currently, Vestin Mortgage is managing an assisted and independent living facility, a residential property and a condominium complex.

Mortgage Loans

      Vestin Mortgage identifies a potential loan and then processes the application. When processing an application, Vestin Mortgage will

•	order and review a property title search,

•	perform an exterior property inspection,

•	obtain an appraisal which is reviewed for reasonableness, and

•	perform credit underwriting through borrower interviews, credit reports and review of borrower and principals’ financials.

      After processing the application, Vestin Mortgage reviews the loan through its loan committee.

      After we acquire mortgage loans, Vestin Mortgage also manages our mortgage loan portfolio. Vestin Mortgage is responsible for:

•	reviewing loans;

•	recommending changes in loans;

•	employing and supervising personnel who handle the loans;

•	preparing and reviewing projected performance;

•	reviewing reserves and working capital;

•	collecting and maintaining all loans;

•	creating and implementing investment guidelines in furtherance of those contained in the Operating Agreement;

•	preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

•	preparing and reviewing reports for securities filings, distribution to our members or otherwise;

•	communicating with members;

•	supervising and reviewing our bookkeeping, accounting and audits;

•	supervising and reviewing the preparation of our state and federal tax returns; and

•	supervising professionals employed by us, including attorneys, accountants and appraisers.

Prior Experience

      In April 1999, Vestin Group, then known as Sunderland Acquisition Corporation, acquired the customer lists, goodwill and certain other intangible assets of Del Mar Mortgage, Inc., the stock of which is wholly-owned by Michael Shustek, and assumed certain liabilities related to such assets. Neither Vestin Group (then Sunderland Acquisition Corporation) nor Vestin Mortgage (then known as Capsource, Inc.) acquired loans or other financial assets of Del Mar Mortgage, Inc., which continued to operate as an independent business. As part of a corporate reorganization, Vestin Group (then Sunderland Acquisition Corporation) transferred the assets it acquired from Del Mar Mortgage, Inc. to Vestin Mortgage (then Capsource, Inc.).

      Vestin Mortgage holds a mortgage broker’s license in Nevada. As a licensed mortgage broker, Vestin Mortgage is subject to regular on site examinations by the Mortgage Lending Division of the State of Nevada, which also reviews its advertising, mandates strict record maintenance, and reviews its financial reporting, including its financial statements and monthly activity reports.

      Vestin Mortgage obtains borrowers through approved advertisements, referrals and repeat business, and obtains investors interested in funding the loan in the same manner. It then matches the two together in compliance with Nevada law.

      Vestin Mortgage does not charge any fees to investors. Vestin Mortgage’s compensation is primarily in the form of loan evaluation and processing fees as well as placement fees paid by borrowers, each ranging from two to six percent of the respective loan amount.

      Upon obtaining a request for a loan, Vestin Mortgage processes the application by

•	ordering and reviewing a property title search;

•	performing an exterior property inspection;

•	obtaining an appraisal which is reviewed for reasonableness; and

•	performing credit underwriting through borrower interviews, credit reports and review of borrower and principals’ financials.

      After processing the loan request, Vestin Mortgage reviews the loan through its loan committee, and then, upon approval, presents the loan to investors. Investors select the loan(s) they wish to invest in and receive an assignment from Vestin Mortgage in the form of an individual promissory note and trust deed issued by the borrower. The investors receive a lender’s policy of title insurance reflecting their beneficial interest in the real property. Nevada law requires mortgage companies to provide copies of loan documentation and borrower information (credit underwriting criteria), as well as real estate lending risk disclosures, to the investors (lenders). Vestin Mortgage also services loans once they have closed.

      Vestin Mortgage, licensed as a mortgage broker in Nevada, arranges loans which are funded by institutions and individuals. In contrast, here we will be the party investing in loans with our own funds. Our assets will be a pool of loans, the distributions from and proceeds of which will be passed through to you as described in this prospectus. The assets of Vestin Mortgage are primarily loans and receivables in the form of evaluation, processing, extension, placement and servicing fees.

      Since 1995 until the present, Vestin Mortgage and its predecessor Capsource, Inc. have acted as mortgage brokers for the investment by about 9,000 investors in approximately 900 commercial mortgage loans totaling about $2.0 billion. As of December 31, 2004, Vestin Mortgage had serviced about 41 loans totaling approximately $350 million. The collateral for these loans are real properties primarily located in Nevada, Texas, Hawaii, California, and Arizona. Approximately 760 single family residential loans have been originated by Vestin Mortgage and its predecessor Capsource, Inc. between 1995 and 1999 with a face value of approximately $88,660,000. Vestin Mortgage closed down its Single Family Residential unit in the last quarter of 1999. Vestin Mortgage and Capsource, Inc. limit their businesses to mortgage lending, and have not acquired any real properties except in connection with loan foreclosures. The investors serviced by Vestin Mortgage have similar investment objectives to those of the Fund.

      For the five-year period ended December 31, 2004, the properties securing these loans can be subdivided as follows:

	Number of	Percentage of Total Value of Loans
Property Type	Properties	Secured by Such Properties

Commercial (total)	219	60.5%
Land Acquisition/ Unimproved Land	143	39.5%

      There have been no major adverse conditions with respect to Vestin Mortgage’s or Capsource, Inc.’s businesses.

      The following table sets forth the type, amount of loan placements and the dollar value of such placements for each year by Vestin Mortgage since its incorporation to the present. Construction loans, except as indicated otherwise, are loans for the construction of buildings on property which has been improved through the installation of utilities, roads or infrastructure. Commercial loans are made to finance operations or improvements for property that has already been fully constructed.

Type	Number	Commercial	Construction	Total

YEAR 1995
Home Builders SFR/ Multi Family	34		$12,913,197	$12,913,197
Apts/ Rentals	8	$539,500		$539,500
Unimproved Land Zoned SFR	1	$200,500		$200,500
Grand Total: Non-SFR	43	$740,000	$12,913,197	$13,653,197
Single Family Residential	62			$6,383,431
YEAR 1996
Home Builders SFR/ Multi Family	97		$67,339,702	$67,339,702
Apts/ Rentals	5	$362,000	$4,350,000	$4,712,000
Retail Building	1		$545,000	$545,000
Office Building	2		$2,640,000	$2,640,000
Assisted Living/ Medical	2		$1,900,000	$1,900,000
Land Acquisition/ Development (Zoned SFR)	3		$4,480,000	$4,480,000
Unimproved Land (Zoned SFR)	2	$2,205,000		$2,205,000
Unimproved Land (Zoned Commercial)	1	$1,661,500		$1,661,500
Grand Total: Non-SFR	113	$4,228,500	$81,254,702	$85,483,202
Single Family Residential	221			$28,205,659
YEAR 1997
Home Builders SFR/ Multi Family	86		$89,450,450	$89,450,450
Apts/ Rentals	3		$8,500,000	$8,500,000
Retail Building	2		$3,650,000	$3,650,000
Office Building	1	$1,650,000		$1,650,000
Assisted Living/ Medical	1		$2,450,000	$2,450,000
Industrial/storage/ Warehouse	1		$2,800,000	$2,800,000
Land Acquisition/ Development (Zoned SFR)	5		$8,435,000	$8,435,000
Land Acquisition/ Development (Zoned Commercial)	2		$2,226,000	$2,226,000
Unimproved Land (Zoned SFR)	4	$3,976,900		$3,976,900
Unimproved Land (Zoned Commercial)	5	$3,650,000		$3,650,000
Grand Total: Non-SFR	110	$9,276,900	$117,511,450	$126,788,350
Single Family Residential	252			$29,488,158
YEAR 1998
Home Builders SFR/ Multi Family	72		$29,199,200	$29,199,200
Apts/ Rentals	5	$6,756,000		$6,756,000
Retail Building	3		$3,293,000	$3,293,000
Office Building	3	$1,690,000	$3,000,000	$4,690,000
Assisted Living/ Medical	2		$9,690,000	$9,690,000
Industrial/ Storage/ Warehouse	2		$9,795,000	$9,795,000
Restaurant/ Bar	3	$1,050,000	$2,400,000	$3,450,000
Hotel	2	$535,000	$2,900,000	$3,435,000
Land Acquisition/ Development (Zoned SFR)	10		$12,488,000	$12,488,000
Land Acquisition/ Development (Zoned Commercial)	7		$17,125,000	$17,125,000
Unimproved Land (Zoned SFR)	6	$7,575,000		$7,575,000

Type	Number	Commercial	Construction	Total

Unimproved Land (Zoned Commercial)	7	$5,638,250		$5,638,250
Grand Total: Non-SFR	122	$23,244,250	$89,890,200	$113,134,450
Single Family Residential	158			$18,050,925
YEAR 1999
Home Builders SFR/ Multi Family	49		$29,662,020	$29,662,020
Apt/ Rental	5	$12,160,000	$13,000,000	$25,160,000
Retail Building	6		$6,625,000	$6,625,000
Office Building	5	$4,350,000	$2,762,000	$7,112,000
Assisted Living/ Medical	2		$8,000,000	$8,000,000
Hotel	2		$5,050,000	$5,050,000
Gaming	3	$3,600,000	$20,200,000	$23,800,000
Land Acquisition/ Development (Zoned SFR)	10		$16,402,500	$16,402,500
Land Acquisition/ Development (Zoned Commercial)	9		$57,160,000	$57,160,000
Unimproved Land (Zoned SFR)	6	$5,521,000		$5,521,000
Unimproved Land (Zoned Commercial)	11	$13,658,500		$13,658,500
Grand Total: Non-SFR	108	$39,289,500	$158,861,520	$198,151,020
Single Family Residential	65			$6,531,781
YEAR 2000
Home Builders SFR/ Multi Family	31	$4,405,000	$19,041,066	$23,446,066
Apt/ Rentals	3	$1,885,000	$15,050,000	$16,935,000
Retail Building	5	$7,096,000	$8,800,000	$15,896,000
Office Building	4	$4,778,650	$5,730,000	$10,508,650
Assisted Living/ Medical	1		$5,300,000	$5,300,000
Industrial/ Storage/ Warehouse	2		$4,750,000	$4,750,000
Restaurant/ Bar	2	$5,750,000		$5,750,000
Hotel	1		$5,350,000	$5,350,000
Gaming	3	$28,700,000	$16,000,000	$44,700,000
Health Club	1		$8,750,000	$8,750,000
RV Park	1		$17,500,000	$17,500,000
Land Acquisition/ Development (Zoned SFR)	12		$20,766,684	$20,766,684
Land Acquisition/ Development (Zoned Commercial)	7		$19,840,000	$19,840,000
Unimproved Land (Zoned SFR)	4	$12,032,555		$12,032,555
Unimproved Land (Zoned Commercial)	7	$10,670,884		$10,670,884
Grand Total: Non-SFR	84	$75,318,089	$146,877,750	$222,195,839
Single Family Residential	0			0
YEAR 2001
Home Builders SFR/ Multi Family	10	$2,686,000	$11,063,570	$13,749,570
Apt/ Rentals	2	$14,259,900	$1,135,000	$15,394,900
Retail Building	2	$7,950,000		$7,950,000
Office Building	7	$9,768,700	$17,060,000	$26,828,700
Assisted Living/ Medical	5	$38,450,000	$11,500,000	$49,950,000
Industrial/ Storage/ Warehouse	1	$331,200		$331,200
Restaurant/ Bar	1	$1,600,000		$1,600,000
Hotel	4	$12,112,500	$20,700,000	$32,812,500

Type	Number	Commercial	Construction	Total

Gaming	2	$13,100,000		$13,100,000
Health Club	1	$4,500,000		$4,500,000
Golf Course	1		$10,000,000	$10,000,000
Cemetery	1	$14,000,000		$14,000,000
Land Acquisition/ Development (Residential)	4		$14,020,000	$14,020,000
Land Acquisition/ Development (Commercial)	6		$38,200,000	$38,200,000
Unimproved Land (Residential)	2	$3,078,000		$3,078,000
Unimproved Land (Commercial)	5	$8,380,000		$8,380,000
Grand Total: Non-SFR	54	$130,216,300	$113,678,570	$243,894,870
Single Family Residential	0			—
YEAR 2002
Home Builders SFR/ Multi Family	6	$2,450,000	$1,240,050	$3,690,050
Apt/ Rentals	6	$14,500,000	$23,700,000	$38,200,000
Retail Building	1	$1,312,500		$1,312,500
Office Building	4	$33,450,000	$18,775,000	$52,225,000
Assisted Living/ Medical	14	$49,860,000	$16,400,000	$66,260,000
Industrial/ Storage/ Warehouse	4	$3,412,500	$1,911,000	$5,323,500
Restaurant/ Bar	0			$—
Hotel	4	$27,300,000	$3,800,000	$31,100,000
Gaming	3	$1,440,000	$68,000,000	$69,440,000
Health Club	0			$—
Golf Course	1		$12,500,000	$12,500,000
Cemetery	0			$—
Land Acquisition/ Development (Residential)	7		$109,410,000	$109,410,000
Land Acquisition/ Development (Commercial)	2		$3,750,000	$3,750,000
Unimproved Land (Residential)	17	$50,781,000		$50,781,000
Unimproved Land (Commercial)	10	$33,950,500		$33,950,500
Grand Total: Non-SFR	79	$218,456,500	$259,486,050	$477,942,550
Single Family Residential	0			—
YEAR 2003
Home Builders SFR/ Multi Family	6	$11,575,000	$1,592,500	$13,167,500
Apt/Rentals	3	$9,625,000		$9,625,000
Retail Building	0			$—
Office Building	2	$7,820,000		$7,820,000
Assisted Living/ Medical	5	$32,860,000	$3,595,000	$36,455,000
Industrial/ Storage/ Warehouse	0			$—
Restaurant/ Bar	0			$—
Hotel	4	$41,305,000		$41,305,000
Gaming	1	$23,000,000		$23,000,000
Health Club	0			$—
Golf Course	1		$9,500,000	$9,500,000
Cemetery	1	$34,000,000		$34,000,000
Land Acquisition/ Development (Residential)	26	$4,738,750		$4,738,750
Land Acquisition/ Development (Commercial)	5	$23,138,000		$23,138,000
Unimproved Land (Residential)	7	$45,315,000	$3,759,000	$49,074,000
Unimproved Land (Commercial)	4	$15,020,000		$15,020,000

Type	Number	Commercial	Construction	Total

Grand Total: Non-SFR	65	$248,396,750	$18,446,500	$266,843,250
Single Family Residential	0			$—
9-year total: Non-SFR		$749,166,789	$998,919,939	$1,748,086,728
9-year total: Single Family Residential				$—
YEAR 2004
Home Builders SFR/ Multi Family	58	$22,882,000	$7,931,000	$30,813,000
Apt/ Rentals	1	$12,500,000	$—	$12,500,000
Retail Building	0			$—
Office Building	0			$—
Assisted Living/ Medical	2	$21,334,136	$—	$21,334,136
Industrial/ Storage/ Warehouse	1	$—	$6,000,000	$6,000,000
Restaurant/ Bar	0			$—
Hotel	0			$—
Gaming	0			$—
Health Club	0			$—
Golf Course	0			$—
Cemetery	0			$—
Land Acquisition/ Development (Residential)	5	$19,113,000	$50,145,000	$69,258,000
Land Acquisition/ Development (Commercial)	1	$—	$30,000,000	$30,000,000
Unimproved Land (Residential)	8	$40,831,000	$55,000,000	$95,831,000
Unimproved Land (Commercial)	4	$17,180,000	$—	$17,180,000
Grand Total: Non-SFR	80	$133,840,136	$149,076,000	$282,916,136
Single Family Residential	0			$—

      Vestin Mortgage closed down its Single Family Residential unit in the last quarter of 1999. Vestin Mortgage originated these loans but then brokered them to other wholesale lenders who funded them.

      The description above is not intended to provide a description of the loans to be invested in or purchased by us in the future.

      Vestin Mortgage is currently acting as Manager of Vestin Fund I, Vestin Fund II and inVestin Nevada, funds with investment objectives similar to ours. Vestin Fund I commenced a public offering of its securities and commenced business operations on September 1, 2000. Vestin Fund I has raised $100 million for investment in mortgage loans. As of December 31, 2004, Vestin Fund I had total assets of approximately $87.9 million of which 47% was invested in mortgage loans. Vestin Fund I had 1,332 investors as of December 31, 2004. Vestin Fund I closed its offering on June 13, 2001. Vestin Fund II commenced a public offering of its securities and commenced business operations on June 15, 2001. As of December 31, 2004, Vestin Fund II had raised approximately $476 million for investment in mortgage loans and had total assets of approximately $385.4 million of which 58% was invested in mortgage loans. Vestin Fund II had 5,529 investors as of December 31, 2004. Vestin Fund II discontinued its offering in June 2004. inVestin Nevada is seeking to raise $100 million through the sale of subordinated notes to Nevada residents pursuant to a registration statement filed with the Securities Division of the Nevada Secretary of State and in reliance on exemption from registration requirements provided by Section 3(a)(11) of the Securities Act of 1933 and Rule 147 thereunder. As of December 31, 2004, inVestin Nevada had raised approximately $37 million. inVestin Nevada had 458 investors as of December 31, 2004.

      Vestin Fund I’s performance has been negatively impacted by a high incidence of non-earning assets. Specifically, as of December 31, 2004, five of Vestin Fund I’s loans totaling $8.4 million were non-performing (more than 90 days past due on interest payments). Vestin Fund I has commenced foreclosure proceedings on these loans. Additionally, Vestin Fund I has granted extensions on 10 loans as permitted under the original loans as of December 31, 2004. Such extensions are generally granted on loans where the original term was

12 months or less and where additional time is needed to complete a construction project or obtain take out financing. As of December 31, 2004, Vestin Fund I had classified one of our extended loans, or, $360,596, as non-performing. The aggregate amount due to Vestin Fund I from borrowers whose loans had been extended as of December 31, 2004 was approximately $4.9 million. Additionally, Vestin Fund I holds for sale real property with a total carrying value of approximately $11.6 million as of December 31, 2004 from foreclosures.

      For the year ended December 31, 2004, Vestin Fund I and Vestin Fund II paid its investors an average rate of return of approximately 5.97% and 6.37%, respectively. For the three months ended December 31, 2004, Vestin Fund I paid its investors an average rate of return of approximately 6%. For the six months ended December 31, 2004, Vestin Fund II paid its investors an average rate of return of approximately 6.01%. Past performance, however, is not indicative of future results.

      The rate of return is calculated based upon the income of the fund distributed to members, divided by the average number of units held by members, compounded monthly.

Proposed REIT Conversion

      Vestin Mortgage, in its capacity as our manager, is currently in the process of preparing a proposal to convert Vestin Fund III from a limited liability company into a real estate investment trust, or REIT. The proposal is in the planning stage; no documents have been filed with the SEC with respect to any conversion of Vestin Fund III into a REIT. In order to effectuate the conversion, it will be necessary to prepare and file with the SEC a registration statement on Form S-4 for the REIT that will include a Proxy Statement soliciting the approval of our members. After completion of SEC review, soliciting materials would be disseminated to our members. These soliciting materials will contain important disclosures which all members should carefully review. Approval of any proposed conversion of Vestin Fund III into a REIT will require the affirmative vote of members holding a majority of our outstanding units. Non-votes will be the equivalent of no votes. At this time, no assurance can be given that Vestin Mortgage will proceed with the conversion of Vestin Fund III, nor can any assurance be given that the conversion will be approved by the requisite majority vote. Moreover, it is possible that the SEC or the Internal Revenue Service could raise issues regarding the proposed conversion which would delay or prevent consummation of the proposed transaction. It is not possible at this time to predict when any proposed conversion of Vestin Fund III into a REIT might become effective. Finally, while the conversion proposal contemplates seeking to list the REIT shares on a securities exchange, no application to list the REIT shares has been prepared or filed and no assurance can be given that the REIT shares will be listed on any securities exchange.

      This prospectus does not constitute an offer to sell or solicitation of offers to buy any shares of the proposed REIT, nor does it constitute a solicitation to vote in favor of the conversion of Vestin Fund III into a REIT. If and when Vestin Mortgage decides to proceed with the REIT conversion, a registration and proxy statement relating to the REIT conversion will be filed with the SEC. Shares of the proposed REIT may not be offered until the registration statement is filed with the SEC and shares may not be sold, and offers to buy may not be accepted, before the registration statement is declared effective by the SEC. Our members may not be solicited to vote in favor of conversion into a REIT until definitive proxy materials relating to such proposed conversion have been disseminated.

Litigation Involving Vestin Mortgage

      Vestin Group, Vestin Mortgage and Del Mar Mortgage, Inc., a company wholly owned by Michael Shustek, the largest stockholder and CEO of Vestin Group, are defendants in a civil action entitled “Desert Land, L.L.C. et al. v. Owens Financial Group, Inc. et al.” (the “Action”). The Action was initiated by Desert Land, L.L.C. (“Desert Land”) on various loans arranged by Del Mar Mortgage, Inc. and/or Vestin Mortgage. On April 10, 2003, the United States District Court for the District of Nevada (the “Court”) entered judgment jointly and severally in favor of Desert Land against Vestin Group, Vestin Mortgage and Del Mar Mortgage Inc. Judgment was predicated upon the Court’s finding that Del Mar Mortgage, Inc. received an unlawful penalty fee from plaintiffs.

      Defendants subsequently filed a motion for reconsideration. The Court denied the motion and, on August 13, 2003, held that Vestin Group, Vestin Mortgage, and Del Mar Mortgage, Inc. are jointly and severally liable for the judgment in the amount of $5,683,312.19 (which amount includes prejudgment interest and attorneys’ fees). On August 27, 2003, the Court stayed execution of the judgment against Vestin Group and Vestin Mortgage based upon the posting of the bond in the amount of $5,830,000. Mr. Shustek personally posted a cash bond without any cost or obligation to Vestin Group and Vestin Mortgage. Additionally, Del Mar Mortgage, Inc. has indemnified Vestin Group and Vestin Mortgage for any losses and expenses in connection with the Action, and Mr. Shustek has guaranteed the indemnification with his cash bond. On September 12, 2003, all of the defendants held liable to Desert Land appealed the judgment to the United States Court of Appeals for the Ninth Circuit. We are not a party to the Action.

      The staff of the Pacific Regional Office of the Securities and Exchange Commission (“SEC”) has been conducting an informal inquiry into certain matters related to us, Vestin Group, Vestin Fund I and Vestin Fund II. We have fully cooperated during the course of the informal inquiry. On January 6, 2005, we received from the SEC an “Order Directing Private Investigation and Designating Officers to Take Testimony” which appears to focus on the financial reporting of us, Fund I and Fund II. We intend to continue to cooperate fully in this matter and believe we have complied with SEC disclosure requirements. We cannot at this time predict the outcome of the inquiry.

Directors and Executive Officers of Vestin Mortgage

      We do not have any directors or officers. We are managed by Vestin Mortgage. Vestin Mortgage is a wholly-owned subsidiary of Vestin Group, Inc., a privately-held Delaware corporation whose shares are wholly-owned by Michael V. Shustek, the Chairman, Chief Executive Officer and President of Vestin Mortgage.

      The directors and officers of Vestin Mortgage are as follows:

Name	Age	Title

Michael V. Shustek	46	Chief Executive Officer, President and Chairman
John W. Alderfer	60	Chief Financial Officer
Daniel B. Stubbs	43	Senior Vice President, Underwriting

      All the directors of Vestin Mortgage hold office until the next annual meeting of stockholders. Vestin Mortgage, which is privately held, has no audit committee and no requirement of independence at this time. The By-laws of Vestin Mortgage provide for up to five directors and permit the Board of Directors to fill any vacancy on the Board of Directors. Officers of Vestin Mortgage companies serve at the discretion of the Board of Directors.

      The principal occupation and business experience for each of the officers and directors and key employees of Vestin Mortgage for at least the last five years, are as follows:

      John W. Alderfer was appointed the Chief Financial Officer of Vestin Mortgage effective January 2005. Mr. Alderfer previously served as Chief Financial Officer of Vestin Group from September 2002 to February 2004. From February 2004 to December 2004, Mr. Alderfer served as a consultant to Vestin Group. From October 1998 to September 2002, Mr. Alderfer was retired. From September 1996 to October 1998, Mr. Alderfer was a Director, Vice President, Treasurer, and Chief Financial Officer of Interactive Flight Technologies, Inc. From September 1990 to June 1996, Mr. Alderfer was Senior Vice President, Treasurer, and Chief Financial Officer of Alliance Gaming Corporation. Mr. Alderfer is the former Senior Vice President, Corporate Controller and Chief Accounting Officer of Summa Corporation and The Hughes Corporation, 100% owned by the Estate of Howard R. Hughes. Mr. Alderfer received his BBA degree in accounting from Texas Tech University. He is a Certified Public Accountant.

      Michael V. Shustek has been a director of Vestin Mortgage and Chairman of the Board of Directors, Chief Executive Officer and a director of Vestin Group since April 1999. In February 2004, Mr. Shustek became the President of Vestin Group. Mr. Shustek also serves on the loan committee. In 2003, Mr. Shustek became the Chief Executive Officer of Vestin Mortgage and, in February 2004, he became the President of Vestin Mortgage. In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors and which continues today as the primary vehicle for his private investment portfolio. In 1997, Mr. Shustek was involved in the initial founding of Nevada First Bank, with the largest initial capital base of any new state charter in Nevada’s history. Mr. Shustek co-authored two books entitled, “Trust Deed Investments”, on the topic of private mortgage lending, and “If I Can Do It, So Can You.” Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also has taught a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas. Mr. Shustek is the former husband of Ms. Shustek, who serves as the Vice President of Vestin Mortgage.

      Daniel B. Stubbs has been the Senior Vice President, Underwriting of Vestin Mortgage since January 2000. Mr. Stubbs is responsible for analyzing the risks of each loan as well as prescribing Title Insurance coverage for each individual transaction. In addition, Mr. Stubbs serves on the loan committee and acts as a liaison between Vestin Mortgage and the various banks that carry its lines of credit. Mr. Stubbs has over 13 years experience in the Title Insurance industry. Mr. Stubbs received his Bachelor of Arts in Communications Studies from the University of Nevada, in Las Vegas, Nevada.

Consultant

      Kevin M. Buckley was hired as a commercial real estate and leasing consultant in September 2003. Mr. Buckley previously worked for Marcor Development Company (which owns Rio Resorts, a publicly traded Nasdaq company) as Director of Marketing and Leasing where he was responsible for leasing and development of their development portfolio which includes industrial, retail and office properties. Mr. Buckley was instrumental in the formation of the Nevada chapter of the National Association of Industrial and Office Parks and served as its president in 1988 and 1989.

Executive Compensation

      The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal year ended December 31, 2004 to Vestin Group’s and Vestin Mortgage’s Chief Executive Officers and the next most highly compensated executive officers whose compensation for the fiscal year ended December 31, 2004 exceeded $100,000. The individuals included in the following table are collectively referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
		Salary	Bonus	Compensation	Award(s)	Options/SARs	Payouts	Compensation
Name and Principal Position	Year	($)	($)	($)(4)	($)	(#)	($)	($)

Michael V. Shustek	2004	156,250	690,000	0	0	250,000	0	0
Chief Executive Officer	2003	150,000	875,000	0	0	250,000	0	0
of Vestin Group and Vestin	2002	793,500	0	0	0	250,000	0	0
Mortgage
Lance K. Bradford(1)	2004	208,333	96,000	0	0	0	0	0
Former President, Chief Financial Officer	2003	200,000	122,000	0	0	0	0	0
and Treasurer of Vestin	2002	302,160	0	0	0	100,000	0	0
Group
Peggy Shustek	2004	166,666	25,000	0	0	0	0	0
Former Vice President of	2003	160,000	43,000	0	0	0	0	0
Vestin Mortgage(2)	2002	176,100	62,009	0	0	31,667	0	0
John Alderfer	2004	303,109	0	0	0	0	0	0
Chief Financial Officer	2003	178,750	0	0	0	0	0	0
of Vestin Mortgage(3)	2002	175,000	0	0	0	0	0	0
Daniel B. Stubbs	2004	131,559	25,000	0	0	0	0	0
Senior Vice President,	2003	121,800	20,685	0	0	0	0	0
Underwriting of Vestin	2002	128,174	70,000	0	0	25,000	0	0
Mortgage

(1)	Mr. Bradford resigned as President and assumed the role of Chief Financial Officer in February 2004. Mr. Bradford resigned as Chief Financial Officer and Treasurer of Vestin Group as of December 31, 2004.

(2)	The compensation for Ms. Shustek includes compensation for services rendered to Vestin Mortgage and Vestin Capital, Inc. $78,333 of Ms. Shustek’s 2004 Compensation was paid by Vestin Mortgage and $113,333 was paid by Vestin Capital. All of Ms. Shustek’s 2003 compensation was paid directly by Vestin Capital, Inc., and all of her 2002 compensation was paid for by Vestin Mortgage. Ms. Shustek is no longer employed by Vestin Mortgage.

(3)	Mr. Alderfer joined Vestin Group in September 2002 and resigned his position as Chief Financial Officer of Vestin Group in February 2004. Mr. Alderfer then served as a consultant for Vestin Group. Mr. Alderfer took the position of Chief Financial Officer of Vestin Mortgage effective January 1, 2005. $126,558 represents amounts paid Mr. Alderfer as a consultant during the period he did not act as Chief Financial Officer.

(4)	None of the Named Executive Officers received other annual compensation exceeding the lesser of $50,000 or 10% of their salary and bonus for the relevant year.

Option Grants in Last Fiscal Year

      The following Option and Warrant/SAR Grants Tables set forth the individual grants of stock options made in fiscal 2004 to Vestin Group’s and Vestin Mortgage’s Named Executive Officers named in the Summary Compensation Table above.

OPTION & WARRANT/SAR GRANTS IN FISCAL YEAR 2004

(INDIVIDUAL GRANTS)

	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal 2004(%)	($/SH)	Date

Michael V. Shustek	250,000	100%	$3.00	12/31/2014

Aggregated Option Exercises and Fiscal Year-End Values

      The following table sets forth information with respect to each of Vestin Group’s and Vestin Mortgage’s Named Executive Officers named in the Summary Compensation Table concerning the exercise of stock options during the 2004 fiscal year and the number of shares subject to unexercised stock options held at the close of such fiscal year. No stock appreciation rights were exercised during the 2004 fiscal year, and no stock appreciation rights were outstanding at the close of such year.

      In the following table, “Value Realized” is equal to the difference between the fair value of the shares at the time of exercise and the exercise price paid for the shares and the “Value of Unexercised In-The-Money Options” is based the closing selling price per share at the close of the 2004 fiscal year less the exercise price payable per share. Options are “In-the-Money” if the fair market value of the underlying options exceeds the exercise price of the option.

			Number of Shares of Common		Value of Unexercised
			Stock Underlying Unexercised		In-the-Money Options
	Shares		Options at December 31, 2004		at December 31, 2004
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable($)	Unexercisable($)

Michael V. Shustek	—	—	1,250,000	—	—	—
Lance K. Bradford	—	—	66,660	33,340	—	—
Peggy Shustek	—	—	43,609	10,558	—	—
John Alderfer	—	—	16,665	8,335	—	—
Daniel Stubbs	—	—	24,165	8,335	—	—

Employment Agreements

      Michael V. Shustek entered into an Employment Agreement with Vestin Group in December 1999 as its Chief Executive Officer. Pursuant to the agreement, Mr. Shustek is entitled to receive a minimum annual salary of $720,000 and such additional salary as the Board of Directors deems appropriate. Mr. Shustek is also entitled to receive an automobile allowance in the amount of $1,000 per month during the term of the agreement. The agreement additionally provides that Mr. Shustek is to receive warrants to purchase up to 250,000 shares of Vestin Group’s common stock each year during the term of the agreement. The agreement terminates on November 30, 2002, but will continue for successive one year periods unless either Vestin Group or Mr. Shustek provides thirty days’ notice. In February 2004, Mr. Shustek assumed the title of President of Vestin Group along with the day-to-day operational responsibilities associated with that position.

      Peggy Shustek entered into an Employment Agreement with Vestin Mortgage, with an effective date of September 1, 2001, to serve as its President. Pursuant to the agreement, Ms. Shustek is entitled to receive an initial annual salary of $160,000. Ms. Shustek is also eligible for bonuses subject to the discretion of Vestin Mortgage’s Board of Directors. The agreement additionally provides that Ms. Shustek is to receive an amount equal to twelve months’ salary if Vestin Mortgage terminates the agreement without Cause, as such term is defined in the agreement. Ms. Shustek’s employment agreement expired October 2004. She is no longer employed by Vestin Mortgage.

      On January 1, 2003, Daniel Stubbs entered into an Employment Agreement with Vestin Mortgage to serve as an executive officer. Pursuant to the agreement, Mr. Stubbs is entitled to receive an initial salary of $121,800. Mr. Stubbs is also eligible to receive bonuses subject to the discretion of Vestin Mortgage’s Board of Directors. The agreement also provides that Mr. Stubbs will be entitled to an amount equal to the lesser of six months’ salary or the salary due for the remaining term of his agreement in the event Mr. Stubbs is terminated without Cause, as such term is defined in the agreement. The agreement terminates December 31, 2008 but will continue for successive one year periods unless either Vestin Mortgage or Mr. Stubbs provides thirty days’ notice.

Share Ownership

Share Ownership of Vestin Fund III

      The following table indicates the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of such securities, as of March 10, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the unit holders listed possess sole voting and investment power with respect to the units shown.

Percentage of
	Units	Units
	Beneficially	Beneficially
Name	Owned	Owned

Dr. Bernard Greenblatt	200,000	8.10%
880 Buffwood Avenue, Las Vegas, Nevada 89123

Equity Compensation Plan Information

      As of December 31, 2004, we did not have any equity compensation plans.

Certain Relationships and Related Transactions

      As of March 31, 2005, Vestin Mortgage had an investment in us of approximately $937,000, which consists of certain costs paid on our behalf related to the registration and start-up costs. As of February 12, 2004, we raised the required $10,000,000 to break escrow and commence operations. Such costs will be converted into membership units at a conversion price of $10.30 per unit once we receive sufficient gross proceeds to ensure that such costs do not exceed 2% of the gross proceeds received by us. If converted into units, Vestin Mortgage would have received 90,970 units from us related to this investment.

      For the year ended December 31, 2004, we recorded management fees to our Manager of approximately $36,000. Additionally, for the year ended December 31, 2004, we recorded pro rata distributions owed to our Manager of approximately $82,000.

      During the year ended December 31, 2004, we acquired an office building located in Las Vegas, Nevada (the “Property”) for approximately $9.8 million, which is inclusive of $200,000 paid to the Manager for advisory and diligence fees. As of December 31, 2004, the Property was fully leased earning rental revenues of $71,645 per month. The, lease terms were reviewed by an independent third party to evaluate their conformance with market rates. We provided $4,850,000 of the purchase price from our capital and borrowed $4,950,000 for the remainder of the purchase price. We subsequently transferred the Property to our wholly owned subsidiary, VFIII HQ, LLC.

      The, property underlying the building was originally purchased by an unrelated party from a company wholly owned by the principal stockholder and Chief Executive Officer of our Manager who has advised our Manager that he earned a profit of approximately $1.0 million in connection with the sale.

      For the three months ended March 31, 2005 and 2004, we recorded management fees to our Manager of approximately $16,500 and $2,500, respectively. Additionally, for the three months ended March 31, 2005, we recorded pro rata distributions owed to our Manager of approximately $23,000, no such distributions were paid for the same period in prior year.

      As of March 31, 2005, amounts due to the Manager, Fund II, and Vestin Group of approximately $1,200,000 are primarily related to deferred offering costs paid on our behalf as well as unpaid management fees and distributions.

      During the three months ended March 31, 2005, we incurred expenses of $21,375 to L.L. Bradford & Company, LLC, a certified public accounting firm for accounting services. One of Vestin Mortgage’s former directors is an equity owner in that firm.

      During the three months ended March 31, 2005, we incurred expenses of $1,143 for legal fees to a law firm in which the Secretary of Vestin Group has an equity ownership interest.

      During the fiscal year ended December 31, 2004, we sold $5,000,000 in mortgage loans to Vestin Fund II, LLC.

      During the fiscal year ended December 31, 2004, we purchased $10,000,000 in mortgage loans from Vestin Fund II, LLC.

COMPENSATION TO VESTIN MORTGAGE AND AFFILIATES

Offering and Organizational Stage

      Units will be sold by our Manager and Vestin Capital where permitted.

Public Offering Expenses	Vestin Capital will receive 0.5% of the gross proceeds of the Offering for reimbursement of expenses for diligence. Vestin Mortgage, our Manager, may sell units. No commissions will be paid on any sale made by our Manager or Vestin Capital. All expenses related to this Offering, including expenses related to the offer and sale of units under our distribution reinvestment plan, will be advanced by our Manager, Vestin Mortgage. We will reimburse Vestin Mortgage for such expenses, provided that such reimbursement may not exceed 2% of the gross proceeds received in this Offering. As of March 31, 2005, Vestin Mortgage had incurred approximately $937,000 of Offering costs on our behalf. At Vestin Mortgage’s election, it may receive units in lieu of cash reimbursement. Vestin Mortgage intends to convert our deferred Offering costs into membership units at a conversion price of $10.30 per unit once we receive sufficient gross proceeds to ensure that the deferred Offering costs do not exceed 2% of the gross proceeds. Vestin Mortgage will be solely responsible for any Offering expenses in excess of the foregoing limits. In addition, we will not reimburse any Offering expenses incurred by Vestin Capital or any other broker/dealer.

      We anticipate the approximate Offering expenses to include such fees as:

Legal	$600,000
Accounting	$250,000
Filing Fees	$50,000
Other	$300,000

      Other fees include printing fees and expenses, mailing costs, marketing and conference expenses, hotel and traveling expenses in connection with the Offering and other miscellaneous expenses.

Operational, Termination, and Liquidation Stages

Mortgage Program

      Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. Additionally, the amount of the fees is dependent upon the size of a particular loan. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other relevant commercial lenders. We expect that the interest rate on the loans in which we invest will be higher than comparable loans made by banks and that the fees paid to Vestin Mortgage will be higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

Paid by Borrowers

Loan Placement Fees for Loan Selection and Brokerage	2%-6% of each loan, the percentage shall be a competitive fee based on local market conditions. These fees are paid by the borrower no later than when the loan proceeds are disbursed.

Loan Evaluation and Processing Fees	Up to 5% of each loan, the percentage shall be a competitive fee based on local market conditions. These fees are paid by the borrower no later than when the loan proceeds are disbursed.

Service Fee for Administering Loans	Subject to regulatory requirements, Vestin Mortgage or its affiliates may receive, where permitted, mortgage service fees, which when added to all other fees paid in connection with the servicing of a particular mortgage, does not exceed 1/4 of one percent (1%) of the principal outstanding on such loan. These fees will be paid by the borrower either annually or added to the monthly payments.

Loan Extension or Modification Fee	2%-5% of outstanding principal, as permitted by local law and local market conditions. The amount to be received is not determinable at this time. These fees will be paid when the loan is extended.

Paid by Us

Administrative Fees to Vestin Mortgage for Resale of Foreclosed Property	The total compensation paid to all persons for the sale of property held by us as a result of foreclosure shall be limited to a competitive real estate commission not to exceed six percent (6%) of the contract price for the sale of such property. If Vestin Mortgage provides a substantial amount of the services in connection with the foreclosure, it may receive up to half of the competitive real estate commission, not to exceed three percent (3%) of the contract price for the sale of the property. No foreclosed real property will be sold to Vestin Mortgage or any of its affiliates.

      Vestin Mortgage will make arrangements with the respective borrowers for Vestin Mortgage’s fees owing from those borrowers. Vestin Mortgage anticipates that borrowers will pay its compensation out of the proceeds of loans or upon closing the relevant transaction. For loan servicing fees, subject to regulatory requirements, Vestin Mortgage will receive, where permitted, these fees monthly in arrears along with the payments it receives on loans that we have acquired.

      The Manager may, in its sole discretion, share with us the loan placement fees it receives from borrowers. The Manager is under no obligation to share its placement fees and investors should not assume that any placement fees will be shared with the Company.

Real Estate Program

Paid by Us

Promotional Fees	After our Members have received a 100% return on their capital contributions plus an amount equal to 6% per annum cumulative, Vestin Mortgage will be eligible to receive up to 25% of cash to be distributed from the net proceeds remaining from the sale or refinancing of properties. There is no other program management fee.

Brokerage Fees	Additionally, Vestin Mortgage or one of its affiliates may receive a real estate commission of 3% if Vestin Mortgage or one of its affiliates acts as our broker. Neither Vestin Mortgage nor any of its affiliates are licensed as a broker. However, Vestin Mortgage or one of its affiliates may in the future obtain a real estate broker license.

Acquisition and Advisory Fees	Vestin Mortgage may receive acquisition and advisory fees of up to 2.5% of the gross proceeds of the Offering in connection with the acquisition of real property. Acquisition and advisory fees are paid for the evaluation and review of potential acquisitions. Acquisition and advisory fees do not include acquisition expenses.

Property Management Fees	Vestin Mortgage, or a third party property manager hired by Vestin Mortgage, may act as property manager for the real property owned by us. Vestin Mortgage shall receive the following property management fees for property management services provided to us by it or the third party property manager: (i) in the case of residential property, 5% of the gross revenues of such property, (ii) in the case of industrial and commercial property, 6% of gross revenues where Vestin Mortgage’s services include leasing, re-leasing and leasing related services, or (iii) in the case of industrial or commercial property which are leased for ten or more years on net (or similar) bases, 1% of gross revenues from such leases, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first full 5 years of the original term of the lease. Additionally, Vestin Mortgage may receive a one-time initial rent-up or leasing-up of a newly constructed property if such service is not included in the purchase price of the property.

CONFLICTS OF INTEREST

      The relationships among us, Vestin Mortgage and the directors and other affiliates of Vestin Mortgage will result in various conflicts of interest. Vestin Mortgage and its directors and other affiliates are engaged in business activities involving real estate lending, including the management of Vestin Fund I, Vestin Fund II and inVestin Nevada, funds with investment objectives similar to ours. Vestin Mortgage anticipates engaging in additional business activities in the future that may be competitive with us. Vestin Mortgage and its officers and directors will exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member. Additionally, our Operating Agreement contains provisions that limit our ability to enter into transactions with Vestin Mortgage and its affiliates.

      In addition, we will comply with the NASAA Guidelines in all of our transactions with Vestin Mortgage or any of its affiliates. The NASAA guidelines are the Mortgage Program Guidelines and Real Estate Program Guidelines of the North American Securities Administrators Association, Inc. further described in our Operating Agreement. The Fund is not a mutual fund nor an investment company within the meaning of the Investment Company Act of 1940 nor subject to the regulations thereunder.

      We may purchase mortgage loans or property from our affiliates, including Vestin Mortgage, if they were acquired for the purpose of facilitating our acquisition of such loans or property. Our affiliates must sell such loans or property to us for a price no greater than the lesser of their cost, excluding certain service fees and compensation, or the fair market value of such loans or property, but without the allowance of any other compensation for the loans. We will not sell mortgage loans or property to Vestin Mortgage unless (i) we do not have sufficient proceeds to retain the loans or property, (ii) the prospectus discloses that Vestin Mortgage will purchase such loans or property and the methodology to be used in making such determination, (iii) Vestin Mortgage pays an amount in cash equal to the cost of such loans or property and assumes all of our obligations and liabilities in connection with the loans or property, and (iv) the sale occurs within 90 days of the termination of the offering. In the event that we elect to purchase real property by incurring debt, Vestin Mortgage may be the mortgage holder on loans we receive in the course of purchasing real property. Vestin Mortgage will also select our lenders in the event that Vestin Mortgage does not directly lend us money for the purchase of real property.

      We may participate in mortgage loans with publicly registered affiliates if the investment objectives of the participants are substantially identical, there are no duplicate fees, the sponsors receive substantially identical compensation, the investment of each participant is on substantially the same terms, and the participants have a right of first refusal with regard to the sale of any participant’s interest in such loans. In addition, we may participate in mortgage loans with non-publicly registered affiliates, if the investment is necessary to relieve Vestin Mortgage from any commitment to purchase a mortgage entered into prior to the closing of the offering, there are no duplicate fees, the investment of each entity is on the same terms and conditions, and the participants have a right of first refusal to buy if Vestin Mortgage wishes to sell a mortgage held in the joint venture.

      The paragraphs below describe material conflicts of interest that may arise in the course of Vestin Mortgage’s management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no additional conflicts of interest will arise in the future.

      The organizational structure of Vestin Group, Vestin Mortgage and their affiliates is as described in the organizational chart at page 7.

      1.     Payment of Fees and Expenses. Vestin Mortgage and its affiliates will receive substantial fees and expenses from the proceeds of the Offering and our ongoing operations, including:

      Paid by Borrowers:

•	loan brokerage fees,

•	loan evaluation and processing fees,

•	loan servicing fees (where permitted), and

•	loan extension or modification fees.

      Paid by Us:

•	real estate brokerage commissions payable upon the purchase or sale of real property or resale of foreclosed properties, and

•	property management fees.

      Fees charged to us will be payable even if we are not profitable or the particular transaction causes us to incur a loss.

      Vestin Mortgage’s compensation is based on the volume and size of the mortgages selected for us. Our interests may diverge from those of Vestin Mortgage to the extent Vestin Mortgage benefits from up-front fees which are not shared with us. Vestin Mortgage may also receive an incentive fee (payable after our members have received a 100% return on their capital contributions plus an amount equal to 6% per annum cumulative) equal to 25% of cash to be distributed from the net proceeds remaining from the sale or refinancing of the income producing real properties owned by the Fund. Vestin Mortgage also will be receiving fees from borrowers which would otherwise increase our returns. Accordingly, our interests will diverge from Vestin Mortgage when Vestin Mortgage decides whether we should charge the borrower higher interest rates or whether Vestin Mortgage should receive higher fees from the borrower.

      Vestin Mortgage will pay and will not be reimbursed by us for any general or administrative overhead expenses it incurs in connection with managing the operation of the Fund. However, Vestin Mortgage may be reimbursed for expenses paid to non-affiliates on our behalf. We anticipate such expenses will consist of legal, accounting and tax preparation fees. Such amounts will be paid from available cash. In the event available cash is inadequate to cover such expenses, Vestin Mortgage shall advance such expenses on our behalf and will be repaid for such advances when there are adequate funds in the cash reserve.

      2.     Purchase Of Mortgage Notes from Vestin Mortgage. We will acquire our mortgage loans from or through Vestin Mortgage pursuant to NASAA Guidelines. Vestin Mortgage is in the business of obtaining, processing, making, brokering and selling, and managing and servicing mortgage loans. All our mortgage loans purchased from Vestin Mortgage will be at prices no higher than the lesser of the cost of the mortgage loan to Vestin Mortgage or the then current market value of the mortgage loan. A committee of officers and directors of Vestin Mortgage makes all decisions concerning the mortgage loans in which we will invest or purchase. This committee is currently comprised of Michael V. Shustek, and Daniel B. Stubbs. Because Vestin Mortgage’s fees are generated by the volume of the mortgage loans we purchase, Vestin Mortgage will face a conflict of interest in determining whether a loan not squarely within our investment guidelines is appropriate for our loan portfolio.

      3.     Non-Arm’s Length Agreements. Our agreements and arrangements for compensating Vestin Mortgage are not the result of arm’s-length negotiations. Additionally, none of the three directors of Vestin Mortgage are independent.

      4.     Competition for the Time and Services of Common Officers. We will rely on Vestin Mortgage and its directors and officers for the management of our operations. When performing their duties, the officers, directors and employees of Vestin Mortgage may, for their own account or that of others, originate mortgages, invest in real property and acquire investments similar to those made or acquired by us. The directors of Vestin Mortgage also may act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others and invest and operate real property for their own account or that of others. Vestin Mortgage is the manager of Vestin Fund I, Vestin Fund II and inVestin Nevada, funds with investment objectives similar to ours. Vestin Fund I has raised $100 million for investment in mortgage loans. As of December 31, 2004, Vestin Fund I had total assets of approximately $87.9 million of which 47% was invested in mortgage loans. As of December 31, 2004, Vestin Fund II has raised approximately $357 million for investment in mortgage loans and has total assets of approximately $385.4 million of which 58% was invested in mortgage loans. Vestin

Fund II discontinued its offering in June 2004. inVestin Nevada is seeking to raise $100 million through the sale of subordinated notes to Nevada residents pursuant to a registration statement filed with the Securities Division of the Nevada Secretary of State and in reliance on exemption from registration requirements provided by Section 3(a)(11) of the Securities Act of 1933 and Rule 147 thereunder. As of December 31, 2004, inVestin Nevada has raised approximately $37.0 million for investment in mortgage loans and, as of December 31, 2004, total assets of approximately $16.8 million of which 59.2% was invested in mortgage loans. Accordingly, conflicts of interest will arise in operating more than one entity for allocating time between the entities. The directors and officers of Vestin Mortgage will devote such time to our affairs as they determine in good faith and in compliance with their fiduciary obligations to us and our members, to be necessary for our benefit.

      Vestin Mortgage believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which they or their officers or affiliates are responsible. However, during times when we and the other businesses are handling a high volume of loans, a conflict will arise as to which company’s loan processing to complete first.

      5.     Competition between the Fund, Vestin Fund I, Vestin Fund II, inVestin Nevada, Vestin Mortgage and Vestin Mortgage’s Affiliates for Investment Opportunities. Vestin Mortgage anticipates that it or its affiliates will engage in businesses which are or will be competitive with ours or which have the same management as we do. To the extent that these other entities with similar investment objectives have funds available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.

      If any conflict arises between us and any other affiliated program as to which company will have the right to invest in a particular mortgage loan or other investment, Vestin Mortgage will make the determination largely based on a review of the respective loan portfolios. Vestin Mortgage will also base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which Vestin Mortgage will make the mortgage loan, and proposed loan or other transaction terms. The officers and directors of Vestin Mortgage will be responsible for monitoring this allocation method to be sure that it is applied fairly.

      Vestin Mortgage remains subject to a fiduciary duty to us and our members described in this prospectus. Subject to this fiduciary duty, neither Vestin Mortgage nor its affiliates will be obligated to present to us any particular investment opportunity that comes to their attention, even if the opportunity is of a character that might be suitable for us.

      6.     Lack of Separate Representation. We are represented by the same counsel as Vestin Mortgage and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and Vestin Mortgage or any of its affiliates, Vestin Mortgage or the affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and Vestin Mortgage for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm’s length bargaining.

      7.     Rights of Affiliates. Any director or officer of Vestin Mortgage and any other affiliate may acquire, own, hold and dispose of units for his individual account and may exercise all rights of a member, except for voting rights with respect to the Manager, to the same extent and in the same manner as if he were not an affiliate of ours. Vestin Capital, however, will not acquire units.

      8.     We May Co-Invest in Mortgages Acquired by Vestin Mortgage. If Vestin Mortgage determines that an entire loan is not suitable for our loan portfolio, we may co-invest in the loan with Vestin Mortgage, Vestin Fund I, Vestin Fund II or inVestin Nevada pursuant to NASAA Guidelines. If we co-invest in a loan with Vestin Mortgage, our investment will be on substantially the same terms as those of Vestin Mortgage. A conflict of interest may arise between us and Vestin Mortgage if the borrower defaults on the loan and each of us seeks to protect our interests in the loan and in the security property. Also, we have no written or oral agreement or understanding with Vestin Mortgage concerning our relative priority when a borrower defaults;

as a result, you must rely on Vestin Mortgage to act in accordance with its fiduciary duty under the Operating Agreement to protect your interest.

      9.     inVestin Nevada, Inc. Vestin Mortgage has recently entered into an agreement to provide management services to inVestin Nevada, Inc. (“inVestin Nevada”). inVestin Nevada is a Nevada corporation wholly owned by Mr. Shustek, the Chief Executive Officer and majority shareholder of Vestin Group, Inc., the parent of our Manager, Vestin Mortgage. inVestin Nevada was formed on September 12, 2002, and is seeking to raise up to $100 million through the sale of subordinated notes to Nevada residents pursuant to a registration statement filed with the Securities Division of the Nevada Secretary of State and in reliance upon the exemptions from such registration requirements provided for under Section 3(a)(11) of the Securities Act of 1933 and Rule 147 thereunder relating to intrastate offerings. inVestin Nevada has investment objectives similar to ours; however, it will make at least 80% of its investments in mortgages in properties in Nevada. As a result, the following additional conflicts of interest may arise involving inVestin Nevada: (i) Vestin Mortgage and its key people, including Mr. Shustek, may have conflicts of interest in allocating their time and resources between our business and the activities of inVestin Nevada; (ii) Vestin Mortgage’s management of inVestin Nevada may also result in conflicts of interest over how Vestin Mortgage determines which loans are appropriate for us and which are appropriate for inVestin Nevada; and (iii) if Vestin Mortgage determines that we should co-invest in a loan with inVestin Nevada (pursuant to NASAA Guidelines), our investment will be on substantially the same terms as those of inVestin Nevada and a conflict of interest may arise between us and inVestin Nevada if the borrower defaults on the loan and each of us seeks to protect our interests in the loan and in the property securing the loan.

      10.     Our Participation in Loans or Purchase of Real Property with Publicly Registered Affiliates. We may participate in mortgage loans or the purchase of real property with publicly registered affiliates if the investment objectives of the participants are substantially identical, there are no duplicate fees, the sponsors receive substantially identical compensation, the investment of each participant is on substantially the same terms, and the participants have a right of first refusal with regard to the sale of any participant’s interest in such loans or real property. There is a potential risk of impasse on joint venture decisions among the participants if any such investment is made on a 50/ 50 basis and no participant has control. In addition, there is a potential risk that, while a participant may have the right to buy an asset from the partnership or joint venture, it may not have the resources to do so. We will not participate in mortgage loans or real properties with non-publicly registered affiliates, except as permitted under the NASAA Guidelines.

      11.     Vestin Mortgage May Lend Us Funds. In the event we purchase real property by incurring debt, Vestin Mortgage may lend us funds directly or will select who lends us funds. Vestin Mortgage could select one of its affiliates as our lender.

      12.     Vestin Capital Will Conduct Due Diligence. Vestin Capital is wholly owned by Vestin Group, Inc., which also owns Vestin Mortgage. Consequently, Vestin Capital may have a conflict of interest in performing its obligations to conduct a “due diligence” investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-affiliated dealer. An independent due diligence investigation assists in verifying the information provided in a prospectus. The fact that no independent underwriter will conduct an investigation in connection with this prospectus may increase the likelihood that this prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our units.

      13.     Vestin Mortgage’s Compensation. The compensation Vestin Mortgage receives may create a conflict between Vestin Mortgage and us. Vestin Mortgage will receive substantial fees as a result of our investment in real property and mortgage loans. Most of our mortgage fees will be paid by borrowers for obtaining, processing, making and brokering, managing and selling of mortgage loans, many of these fees are paid on an up-front basis. Vestin Mortgage’s compensation is based on the volume and size of mortgages selected for us. Our interests will diverge from Vestin Mortgage to the extent that Vestin Mortgage benefits from up-front fees which are not shared with us. Vestin Mortgage will be receiving fees from borrowers that would otherwise increase our returns. Our interests will diverge from those of Vestin Mortgage when Vestin Mortgage decides whether we should charge borrowers higher interest rates or Vestin Mortgage should receive higher fees or in the leasing of our properties or on the sale or purchase of our real property or in determining our advisory fees.

      14.     Vestin Mortgage’s Ownership. Of the 10,000,000 units being registered for offer to the public, 500 units (0.005%) may be issued to Vestin Mortgage as the initial capitalization of the Company. In addition, Vestin Mortgage may elect to receive up to 2% of the gross proceeds of the Offering in units as reimbursement for expenses advanced in lieu of cash reimbursement. As of March 31, 2005, Vestin Mortgage had incurred approximately $937,000 of Offering costs on our behalf. We intend to convert these deferred Offering costs into membership units at a conversion price of $10.30 per unit once we receive sufficient gross proceeds to ensure that the deferred Offering costs do not exceed 2% of the gross proceeds of the Offering.

SELECTED FINANCIAL DATA

      You should read the following selected financial data in conjunction with our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this Report.

Vestin Fund III, LLC (formerly RE Investments III, LLC)

	March 31,	December 31,
	2005	2004

	(unaudited)
Balance Sheet Data:
Cash	$1,438,668	$6,285,989
Investments in mortgage loans (net of allowance)	$20,760,414	$13,519,998
Interest and other receivables	$311,287	$237,829
Investments in real property (net of allowance)	$9,761,288	$9,813,977
Assets under secured borrowing	$2,502,983	$2,590,491
Deferred offering costs	$937,066	$926,054
Total assets	$35,711,706	$33,374,338
Liabilities	$8,664,682	$8,612,004
Members’ equity	$27,047,024	$24,762,334
Total liabilities and members’ equity	$35,711,706	$33,374,338

	For three months	For the year ended
	ended March 31, 2005	December 31, 2004

Income Statement Data:
Revenues	$853,782	$2,359,786
Expenses	$330,378	$989,853
Net income	$523,404	$1,369,933

      The information in this table should be read in conjunction with the accompanying audited financial statements and notes to financial statements included elsewhere in this document.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Background

      We were organized in April 16, 2003 as a Nevada limited liability company. Under our Operating Agreement, our existence ends on December 31, 2023, unless the members vote to extend our duration. In this prospectus we refer to Vestin Fund III, LLC as “the Company,”, “the Fund”, “we,” “us,” or “our.” We are not a mutual fund or an investment company within the meaning of the Investment Company Act of 1940 nor are we subject to any regulation thereunder. We are engaged in the business of investing in mortgage loans where the collateral is real property. We also invest in income-producing real property such as office properties, and intend to invest in other income-producing real property, such as industrial and retail properties, multifamily residential units, and assisted living facilities. As a company investing in mortgage loans and raising funds through a public offering, we are subject to the North American Securities Administration Act Mortgage Program Guidelines and Real Estate Guidelines (collectively, the “NASAA Guidelines”) promulgated by the state securities administrators.

      Our Manager is Vestin Mortgage, Inc. (the “Manager”), a Nevada corporation engaged in the business of brokerage, placement and servicing of commercial loans secured by real property. Our Manager is a wholly owned subsidiary of Vestin Group, Inc., a privately-held Delaware corporation wholly-owned by Michael V. Shustek, the Chairman, President and Chief Executive Officer of Vestin Mortgage. Through its subsidiaries, Vestin Group is engaged in asset management, real estate lending and other financial services and has originated over $1.8 billion in real estate loans. Our Operating Agreement provides that the Manager controls the daily operating activities of the Company; including the power to assign duties, to determine how to invest our assets, to sign bills of sale, title documents, leases, notes, security agreements, mortgage investments and contracts, and to assume direction of the business operations. As a result, our operating results are dependent on the Manager’s ability and intent to continue to service the Company’s assets. The operating agreement also provides that the members have certain rights, including the right to terminate the Manager subject to a majority vote of the members.

      Vestin Mortgage, Inc. is also the Manager of Vestin Fund I, LLC (“Fund I”), Vestin Fund II, LLC (“Fund II”) and inVestin Nevada, Inc., entities that invest in commercial mortgages.

Overview

      On November 7, 2003, our Registration Statement as filed with the Securities and Exchange Commission became effective for the initial public offering of up to 10,000,000 units at an initial offering price of $10 per unit (“Unit”). We sold the minimum number of Units required to break escrow and commenced operations on February 12, 2004. We invested in our first mortgage loan in February 2004 and acquired our first real property during the last quarter of 2004. By December 31, 2004, we had sold 2,425,244 units. We are continuing to sell Units pursuant to our Registration Statement. As a result of the foregoing, our results of operations for 2004 are not indicative of future operating results. Our future performance will depend in significant part upon our ability to raise additional funds and upon the performance of our investments.

      Our operating results depend primarily upon (i) the amount of capital we have to invest in mortgage loans and income producing real estate, (ii) the level of real estate lending activity in the markets we service, (iii) our ability to identify and work with suitable borrowers, (iv) the interest rates we are able to charge on our loans, (v) our ability to identify and acquire suitable income-producing properties, (vi) the level of rents or other income we are able to generate from our acquired properties and (vii) the level of non-performing assets and loan losses which we experience.

      We only operated for 49 days during the three month period ended March 31, 2004 and we had limited assets during that quarter. It is therefore not possible to make any meaningful comparison between the results of our operations for the three month period ended March 31, 2004 with the three month period ended March 31, 2005.

      In accordance with Section 7.8 of our Operating Agreement, our Manager reviewed the value of our assets during the last quarter of fiscal 2004. Based on this review, as a result of an increase in the value of our assets, the value of members capital accounts was adjusted from $10 per unit to $10.30 per unit. As a result, new units sold on or after November 10, 2004 have been sold at $10.30 per unit. The change in valuation is primarily for tax and capital account purposes and does not reflect the change in the value of the units calculated in accordance with GAAP. Accordingly, unit prices calculated under GAAP may be different than the adjusted price per unit.

Summary of Financial Results

Comparison of Three Months Ended March 31, 2005 and 2004

	Three Months Ended

	March 31,		March 31,
	2005		2004

Total revenues	$853,782		$304,338
Total expenses	330,378		122,451

Net income	$523,404		$181,887

Net income allocated to members per weighted average membership units	$0.20		$0.17

Annualized rate of return to members	7.73	%(a)	12.40	%(b)

Weighted average membership units	2,665,400		1,093,043

(a)	The annualized rate of return to members in 2005 is calculated based upon the net income allocated to members per weighted average units as of March 31, 2005 divided by the number of days during the period (90 days for the three months ended March 31, 2005) and multiplied by three hundred and sixty five (365) days, then divided by 10.30 (the $10.30 cost per unit).

(b)	The annualized rate of return to members in 2004 is calculated based upon the net income allocated to members per weighted average units as of March 31, 2004 divided by the number of days during the period (49 days from February 12, 2004, the day we commenced operations after raising the minimum $10 million) and multiplied by three hundred and sixty five (365) days, then divided by ten (the $10 cost per unit).

      Total Revenues. Revenues for the three months ended March 31, 2005 and 2004 of approximately $900,000 and $300,000, respectively, an increase of $600,000 or 200%, and were derived primarily from interest income on mortgage loans approximating $636,000 and $299,000, respectively. This increase is largely due to the fact that we were only operating for 49 days during the quarter ended March 31, 2004 and the amount of capital we have to invest in mortgage loans increased significantly from 2004 to 2005. During the three months ended March 31, 2005, revenues also included approximately $215,000 in rental income from income producing real property.

      Approximately $264,000 of our interest revenue for the three months ended March 31, 2005 was derived from interest reserves, no such revenue was earned for the same period in the prior year.

      As of March 31, 2005, our Manager had granted extensions on 1 loan pursuant to the terms of the original loan agreements, which permit extensions by mutual consent. Such extensions are generally provided on loans where the original term was 12 months or less and where a borrower requires additional time to complete a construction project or negotiate take out financing. However, our Manager only grants extensions when a borrower is in full compliance with the terms of the loan, including, but not limited to the borrower’s obligation to make interest payments on the loan. The aggregate amount due from borrowers whose loans had been extended as of March 31, 2005 was approximately $0.3 million. Our Manager concluded that no allowance for loan loss was necessary with respect to these loans as of that date.

      Total Expenses. For the three months ended March 31, 2005 and 2004, expenses were relatively flat as a percentage of revenues, totaling approximately $330,000 or 37% of revenues for the 2005 period and $122,000, or 40% of revenues for the 2004 period. The increase of $208,000 or 170% is primarily related to the following:

•	Management fees increased by approximately $14,000 due to a proportionate increase in the amount of capital we have.

•	Depreciation and amortization totaled approximately $56,000 due to the acquisition of an investment in real property in August 2004.

•	Professional fees, which represent primarily accounting and auditing fees, totaled approximately $95,000 for the three months ended March 31, 2005. We did not incur such expense for the same period in the prior year.

•	During the three months ended March 31, 2005, we recorded provisions for loan losses of approximately $32,000 to adjust our general allowance for loan losses.

      These increases were partially offset by a decrease in interest expense of approximately $60,000 related to secured borrowings as a result of secured borrowings decreasing to $2,500,000 from $5,000,000 for the same period in prior year.

      Net Income. Net income for the three months ended March 31, 2005 totaled approximately $500,000 compared to $200,000 for the same period in prior year, an increase of $300,000 or 150%.

      Annualized Rate of Return to Members. For the three months ended March 31, 2005 and 2004, annualized rate of return to members totaled 7.73% and 12.40%, respectively.

      Distributions to Members. For the three months ended March 31, 2005 and 2004, members received distributions totaling $648,708 as compared to distributions totaling $52,217 for the same period in 2004. The foregoing distributions were paid entirely from Net Income Available for Distribution as defined in our Operating Agreement. Net Income Available for Distribution is based upon cash flow from operations, less certain reserves, and may exceed net income as calculated in accordance with GAAP.

Comparison of Year Ended December 31, 2004 and Period from Inception to December 31, 2003

		For the
		Period from
		April 16, 2003
	Year Ended	(Inception) to
	December 31,	December 31,
	2004	2003

Total revenues	$2,359,786	$—
Total expenses	989,853	699

Net income (loss)	$1,369,933	$(699)

Net income allocated to members per Weighted average membership units	$0.78	$—

Annualized rate of return to members(a)	8.84%	—%

Cash distributions	$1,349,851	$—

Cash distributions per weighted average membership unit	$0.77	$—

Weighted average membership units	1,751,700	—

(a)	The annualized rate of return to members is calculated based upon the net income allocated to members per weighted average units as of December 31, 2004 divided by the number of days during the period (323 days from February 12, 2004 the day the minimum $10 million was achieved through December 31,

2004) and multiplied by three hundred and sixty five (365) days, then divided by ten (the then-effective $10 cost per unit).

      Total Revenues. Revenues for the year ended December 31, 2004 were approximately $2.4 million and were derived primarily from interest income on mortgage loans of approximately $2.0 million. Additionally, revenues included approximately $0.3 million in rental income from income producing real property.

      Approximately $368,000 of our interest revenue for the year ended December 31, 2004 was derived from interest reserves.

      Revenues may be expected to increase in the future if we are successful in raising additional funds to invest in commercial mortgage loans and income-producing real property. On the other hand, our revenues could be adversely affected if a significant percentage of our mortgage loans become non-performing or if we experience lease terminations for properties we own. Revenues could also be adversely affected if we are not able to use the capital we have raised to invest in mortgage loans or real estate in a timely manner.

      Total Expenses. For the year ended December 31, 2004, expenses totaled approximately $1.0 million, which is primarily related to management fees of approximately $36,000, interest expense related to secured borrowings of approximately $630,000, interest expense on borrowings of approximately $80,000, professional fees of approximately $62,000, and depreciation and amortization of approximately $81,000.

      In addition, our Manager will be reimbursed for out of pocket offering expenses in an amount not to exceed 2% of the gross proceeds of the offering of our units. As of December 31, 2004, approximately $926,000 of offering costs were incurred by us and paid by our Manager on our behalf, which was recorded as deferred offering costs. These deferred offering costs, which are primarily legal, accounting and registration fees, will be converted to membership units at a price of $10.30 per unit once we raise enough capital to ensure the deferred offering costs do not exceed 2% of the gross proceeds of the offering. Any additional offering costs paid by our Manager will be converted to membership units of up to 2% of the gross proceeds of the offering. Any additional costs above 2% of the gross proceeds of the offering will be absorbed by Vestin Mortgage.

      Net Income. Net income for the year ended December 31, 2004 totaled approximately $1.4 million.

      Annualized Rate of Return to Members. For the year ended December 31, 2004, annualized rate of return to members totaled 8.84%.

      Distributions to Members. For the year ended December 31, 2004, members received distributions totaling $1,349,851. The foregoing distributions were paid entirely from Net Income Available for Distribution as defined in our operating agreement. Net Income Available for Distribution is based upon cash flow from operations, less certain reserves, and may exceed net income as calculated in accordance with GAAP.

Investments in Mortgage Loans Secured by Real Estate Portfolio

      As of March 31, 2005, we had investments in mortgage loans secured by real estate totaling $20.9 million, including thirteen loans totaling $18.3 million that were secured by first deeds of trust and two loans totaling $2.5 million that were secured by second deeds of trust.

      As of March 31, 2005, the weighted average contractual interest rate on our investment in mortgage loans is 11.54%. These mortgage loans have contractual maturities within the next 18 months.

      Investments in mortgage loans as of December 31, 2004 are as follows:

	Number		Weighted
	of		Average	Portfolio	Loan to
Loan Type	Loans	Balance**	Interest Rate	Percentage	Value*

Acquisition and development	3	$6,319,351	10.90%	46.49%	56.74%
Bridge	1	1,500,000	10.00%	11.04%	50.62%
Commercial	2	3,348,152	13.27%	24.63%	73.28%
Construction	1	265,451	12.00%	1.95%	66.53%
Land	3	2,159,544	12.81%	15.89%	71.82%

	10	$13,592,498	11.71%	100.00%	62.73%

*	Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals, which may be commissioned by the borrower, are generally dated no greater than 12 months prior to the date of loan origination. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. “As-if developed” values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection by a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. As most of the appraisals will be prepared on an “as-if developed” basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, the Company may not recover the full amount of the loan.

      The following is a schedule of investments in mortgage loans by lien position. Up to 10% of our loans may be secured by second deeds of trust based upon the total offering of $100 million. From time to time, until the offering is complete, the percentage of second mortgages we invest in may exceed 10%.

	December 31,
	2004	Portfolio
Loan Type	Balance**	Percentage

First mortgages	$11,014,604	81.03%
Second mortgages	2,577,894	18.97%

	$13,592,498	100.00%

      The following is a schedule of contractual maturities of investments in mortgage loans as of December 31, 2004:

2005	$6,109,620
2006	7,482,878

$13,592,498

      The following is a schedule by geographic location of investments in mortgage loans as of:

	December 31,
	2004	Portfolio
	Balance**	Percentage

Arizona	$6,864,538	50.50%
California	1,648,152	12.12%
Nevada	4,079,808	30.02%
Oklahoma	1,000,000	7.36%

	$13,592,498	100.00%

**	The following table reconciles the balance of the loan portfolio to the amount shown on the accompanying Balance Sheet.

December 31,
2004

Balance per Loan Portfolio	$13,592,498
Less:
Allowance for Loan Losses	(72,500)

Balance per Balance Sheet	$13,519,998

      We have six mortgage loan products consisting of bridge, commercial, construction, acquisition and development, land, and residential loans. The effective interest rates on all product categories range from 10% to 15%. Revenue by product will fluctuate based upon relative balances during the period.

      Our Manager has evaluated the collectibility of the loans in our portfolio in light of the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. We do not currently have any non-performing loans. Our Manager believes a general allowance for loan losses totaling $104,324 and $72,500 included in the accompanying balance sheet as of March 31, 2005 and December 31, 2004, respectively, is adequate to address estimated credit losses in our investment in mortgage loan portfolio as of that date. No specific allowances were deemed necessary.

      Decisions regarding an allowance for loan losses require management’s judgment. As a result, there is an inherent risk that such judgment will prove incorrect. In such event, actual losses may exceed (or be less than) the amount of any allowance. To the extent that we experience losses greater than the amount of the allowance, we may incur a charge to earnings that will adversely affect our operating results and the amount of any cash available for distribution.

      Our Manager often grants extensions on loans pursuant to the terms of the original loan agreements, which permit extensions by mutual consent. Such extensions are generally provided on loans where the original term was 12 months or less and where a borrower requires additional time to complete a construction project or negotiate take out financing. However, our Manager only grants extensions when a borrower is in full compliance with the terms of the loan, including, but not limited to the borrower’s obligation to make interest payments on the loan. As of December 31, 2004, we did not have any investments in loans which have been extended.

Investment in Real Property

      During the year ended December 31, 2004, we acquired an office building which has approximately 42,000 square feet of rentable space, located at 8379 West Sunset Road in Las Vegas, Nevada. The purchase price and related closing costs was approximately $9.8 million. As of December 31, 2004, the building was fully leased to our Manager and is earning rental revenues of $71,645 per month. We provided $4,850,000 of the purchase price from our capital and borrowed $4,950,000 for the remainder of the purchase price. We subsequently conveyed the real property to VF III HQ, LLC, a wholly owned single asset subsidiary formed for the purpose of owning this asset. For further information about this property, see “Certain Relationships and Related Transactions.”

      In August 2004, our Manager relocated its corporate headquarters to this facility. As further discussed in “Segment Information” below, net income on this segment of our business was approximately $54,804 for the three months ended March 31, 2005 and $91,000 for the year ended December 31, 2004, which represents 4.5 months of operating activity. The following represents our estimated yield on this investment from a cash flow perspective as of March 31, 2005 and December 31, 2004.

	March 31,	December 31,
	2005	2004

Net income from real estate segment	$54,804	$91,494
Add back depreciation and amortization	$55,559	80,740

Cash yield	$110,363	$172,234

Cash investment	$4,850,000	$4,850,000

Months in operation	3	4.5

Annualized cash yield on real estate segment	9.10%	9%

Asset Quality and Loan Reserves

      Losses may occur from investing in mortgage loans. The amounts of losses will vary as the loan portfolio is affected by changing economic conditions and the financial condition of borrowers.

      The conclusion that a mortgage loan is uncollectible or that collectibility is doubtful is a matter of judgment. On a quarterly basis, the Manager evaluates our mortgage loan portfolio for impairment. The fact that a loan is temporarily past due does not necessarily mean that the loan is impaired. Rather, all relevant circumstances are considered by our Manager to determine impairment and the need for specific reserves. Such evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters:

•	prevailing economic conditions;

•	historical experience;

•	the nature and volume of the loan portfolio;

•	the borrowers’ financial condition and adverse situations that may affect the borrowers’ ability to pay;

•	evaluation of industry trends; and

•	estimated net realizable value of any underlying collateral in relation to the loan amount.

      Based upon this evaluation, a determination is made as to whether the allowance for loan losses is adequate to cover any potential losses. Additions to the allowance for loan losses are made by charges to the provision for loan losses. Recoveries of previously charged off amounts are credited to the allowance for loan losses or included in income. As of March 31, 2005 and December 31, 2004, we recorded a provision of $104,324 and $72,500, respectively, as a general allowance for loan losses. At December 31, 2004, all of our loans were performing. Our Manager had determined the allowance is sufficient to cover any inherent losses in our loan portfolio.

      The following is a rollforward of the general allowance for loan losses for the year ended December 31, 2004:

	Balance at			Balance at
	December 31,			December 31,
Description	2003	Provisions	Deductions	2004

General Valuation Allowance	$—	$72,500	$—	$72,500

Off-Balance Sheet Arrangements

      We do not have any interests in off-balance sheet special purpose entities nor do we have any interests in non-exchange traded commodity contracts.

Contractual Obligations

      The following summarizes our contractual obligations at March 31, 2005.

	Payment Due by Period

		Less than			More than
Contractual Obligation	Total	1 Year	1-3 Years	3-5 Years	5 Years

Secured borrowings	$2,502,983	$2,502,983	$—	$—	$—

      The following summarizes our contractual obligations at December 31, 2004.

	Payment Due by Period

		Less than			More than
Contractual Obligation	Total	1 Year	1-3 Years	3-5 Years	5 Years

Secured borrowings	$2,590,491	$2,590,491	$—	$—	$—

Critical Accounting Estimates

Revenue Recognition

      Interest income on loans is accrued by the effective interest method. We do not recognize interest income from loans once they are determined to be impaired. A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.

Investments in Mortgage Loans

      Investments in mortgage loans are secured by trust deeds and mortgages. Generally, all of our mortgage loans require interest only payments with a balloon payment of the principal at maturity. We have both the intent and ability to hold mortgage loans until maturity and therefore, mortgage loans are classified and accounted for as held for investment and are carried at amortized cost. Loans sold to or purchased from affiliates are accounted for at the principal balance and no gain or loss is recognized by us or any affiliate. Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals are generally dated within 12 months of the date of loan origination and may be commissioned by the borrower. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. “As-if developed” values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes and timely successful development by the purchaser. As most of the appraisals will be prepared on an “as-if developed” basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of the loan.

Allowance for Loan Losses

      We maintain an allowance for loan losses on our investments in mortgage loans for estimated credit impairment. The Manager’s estimate of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans. Actual losses on loans are recorded as a charge-off or a reduction to the allowance for loan losses. Subsequent recoveries of amounts previously charged off are added back to the allowance or included as income. Our Manager believes that the allowance for loan losses totaling $104,324 and $72,500 as of March 31, 2005 and December 31, 2004, respectively, included in the accompanying balance sheet is adequate to address estimated and expected credit impairment.

Investments in Real Property

      Real property is stated at cost, less accumulated depreciation. Amounts capitalized as investments in real property consist of the cost of acquisition or construction and any tenant improvements or major improvements that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred. Upon acquisition, the purchase price of the property is allocated to land, building and improvements and other intangible assets and associated liabilities as required by SFAS No. 141 “Business Combinations”. The allocation to land is based on an estimate of its fair value based on all available information including appraisals. The allocation to other intangible assets represents the value associated with the in-place leases, including leasing commission, legal and other related costs.

      Real property is depreciated using the straight-line method over the useful lives of the assets by class generally as follows:

Land	Not depreciated
Building	40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Lease term
Intangible lease assets	Lease term

      Our Manager continually monitors events and changes in circumstances that could indicate carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, our Manager assess the recoverability of the assets by determining whether the carrying value of the real estate and related intangible assets will be recovered through the undiscounted future cash flows expected from the use and eventual disposition of the asset. In the event the expected undiscounted future cash flows do not exceed the carrying value, we adjust the real estate and intangible assets to their fair value and recognize an impairment loss. Our Manager has determined there has been no impairment in the carrying value of real property held by us during the three months ended March 31, 2005 and the year ended December 31, 2004.

Secured Borrowings

      Loans that have been participated to third party investors through intercreditor agreements (“Agreements”) are accounted for as secured borrowings in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). The Agreements provide us additional funding sources for mortgage loans whereby a third party investor (the “Investor”) may participate in certain mortgage loans with us and/or Vestin Fund I and/or Vestin Fund II (collectively, the “Lead Lenders”). In the event of borrower non-performance, the intercreditor agreements provide that the Lead Lenders must repay the Investor’s loan amount either by (i) continuing to remit to the Investor the interest due on the participated loan amount; (ii) substituting an alternative loan acceptable to the Investor; or (iii) repurchasing the participation from the Investor for the outstanding balance plus accrued interest.

      Additionally, an Investor may participate in certain loans with the Lead Lenders through participation agreements. In the event of borrower non-performance, the participation agreement allows the Investor to be repaid up to the amount of the Investor’s investment prior to the Lead Lender being repaid. Mortgage loan financing under the participation agreements are also accounted for as a secured borrowing in accordance with SFAS No. 140.

Factors Affecting Our Operating Results

Risks of Investing in Real Property

•	Changes in the general economic or local conditions could have an adverse impact on the real estate market in general.

•	Changes in the supply of or demand for similar or competing properties in an area. If we pay a higher price, our profitability will be reduced. Additionally, if we are unable to sell a property when we determine to do so, it could have a significant adverse affect on our cash flow and operations.

•	Changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive.

•	Changes in tax, real estate, environmental and zoning laws may require additional material expenditures by us in order to be in compliance.

•	Periods of high interest rates and tight money supply may make the sale of property more difficult.

•	Tenant turnover could cause us to lose revenue associated with that lease and increase costs for tenant improvements.

•	General overbuilding or excess supply in the market area could lead to vacancies. If vacancies occur for a long period of time, we may suffer reduced revenues and could diminish the market value of the property.

Risks of Investing in Mortgage Loans

•	Our Manager’s underwriting standards and procedures are more lenient than conventional lenders in that we will invest in loans to borrowers who will not be required to meet the credit standards of conventional mortgage lenders.

•	Our Manager approves mortgage loans more quickly then other mortgage lenders. Due to the nature of loan approvals, there is a risk that the credit inquiry Vestin Mortgage performs will not reveal all material facts pertaining to the borrower and the security.

•	Appraisals may be performed on an “as-if developed” basis which appraised values dramatically exceed immediate sales values. Therefore there is a risk that the borrower will not complete development of the project which may affect the expected value of the property and the loan to value ratio. Also, property may not have value above its as-is value which itself may be difficult to realize.

•	Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets.

•	If the economy is healthy, we expect that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. This could result in a slowdown in real estate lending which may mean we will have fewer loans to acquire, thus reducing our revenues and the distributions to our members.

•	If, at a time of relatively low interest rates, a borrower should prepay obligations that have a higher interest rate from an earlier period, investors will likely not be able to reinvest the funds in mortgage loans earning that higher rate of interest. In the absence of a prepayment fee, the investors will receive neither the anticipated revenue stream at the higher rate nor any compensation for their loss. This in turn could harm our reputation and make it more difficult for us to attract investors willing to acquire interest in mortgage loans.

Risk of Defaults

      Our performance will be directly impacted by any defaults on the loans in our portfolio and by defaults by tenants in properties that we own. As noted above, we may experience a higher rate of defaults than conventional mortgage lenders. We seek to mitigate the risk by estimating the rate of the underlying collateral and insisting on low loan to value ratios. However, no assurance can be given that these efforts will fully protect us against losses on defaulted loans. Moreover, during the period of time when a defaulted loan is the subject of foreclosure proceedings, it is likely that we will earn less (if any) income from such loans, thereby reducing our earnings. If we do foreclose on a property, our Manager may determine that the best course of action is to sell such property quickly in order to generate a return of funds to us which may then be used in our lending operations. As a result, we may not receive the best price for the foreclosed property and, in some cases, we may receive less than the amount due to us under the defaulted loan. Similarly, we will attempt to mitigate against the risk of tenant defaults through security deposits, guaranties, letters of credit and by selecting properties which we believe are attractive and easy to rent. However, our assessment in this regard may prove incorrect and changes in local real estate markets may result in our experiencing extended vacancies in our properties.

Risks of Interest Rate Changes

      Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets.

      If the economy is healthy, we expect that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. This could result in a slowdown in real estate lending which may mean we will have fewer loans to acquire, thus reducing its revenues and the distributions to members.

      One of the results of interest rate fluctuations is that borrowers may seek to extend their low-interest-rate mortgage loans after market interest rates have increased. This creates three risks for us:

(i) There can be no assurance that this permitted rate increase will be adequate if interest rates have increased beyond the range contemplated by our loan documents.

(ii) If interest rates rise, borrowers under loans with monthly or quarterly principal payments may be compelled to extend their loans to decrease the principal paid with each payment because the interest component has increased. If this happens, there is a higher risk that the borrower may default on the extended loan, and the increase in the interest rate on the loan may not be adequate compensation for the increased risk. Distributions on mortgage loans we place may decline if lenders are unable to reinvest at higher rates or if an increasing number of borrowers default on their loans.

(iii) If, at a time of relatively low interest rates, a borrower prepays obligations that have a higher interest rate from an earlier period, investors will likely not be able to reinvest the funds in mortgage loans earning that higher rate of interest. In the absence of a prepayment fee, the investors will receive neither the anticipated revenue stream at the higher rate nor compensation for their loss. This in turn could harm our business reputation.

Competition for Borrowers and Properties

      We consider our competitors for borrowers to be the providers of non-conventional mortgage loans, that is, lenders who offer short-term, equity-based loans on an expedited basis for higher fees and rates than those charged by conventional lenders and mortgage loans investors, such as commercial banks, thrifts, conduit lenders, insurance companies, mortgage brokers, pension funds and other financial institutions that offer conventional mortgage loans. Many of the companies against which we compete have substantially greater financial, technical and other resources than we do. Competition in our market niche depends upon a number of factors including price and interest rates of the loan, speed of loan processing, cost of capital, reliability, quality of service and support services.

      There are numerous investors in income producing real estate including, REITs, insurance companies, pension funds, property management companies and high net worth individuals. Many of these investors have substantially more financial resources and experience than we have, which may enable them to acquire the most attractive properties on the market. We will attempt to benefit from our Manager’s experience and contacts in certain markets to assist us in acquiring attractive income producing properties. However, there is substantial competition for real estate investments in each of those markets and no assurance can be given that our Manager’s contacts and expertise will provide us with any competitive advantage.

Effect of Fluctuations in the Economy

      Our sole business, investing in income producing property and making loans secured by real estate, is particularly vulnerable to changes in macroeconomic conditions. Any significant decline in economic activity, particularly in the geographical markets in which we concentrate our investments and loans, could result in a decline in real estate values, tenant vacancies and a decline in the demand for real estate development loans. Declines in real estate values after we have acquired our properties could result in our holding properties longer than intended. In addition, a general decline in the economy could result in an increase in tenant defaults. We might also encounter under these circumstances greater difficulty in finding replacement tenants. In order to adjust to market conditions, we might be forced to reduce the amount of rent we collect and to offer various concessions to attract new tenants. Any such measures could reduce our cash flow and the funds we have available to distribute. In order to stay fully invested during a period of declining demand for real estate loans, we may be required to make loans on terms less favorable to us or to make loans involving greater risk to us. Declines in economic activity are often accompanied by a decline in prevailing interest rates. Although our lending rates are not directly tied to the Federal Reserve Board’s discount rate, a sustained and widespread decline in interest rates will impact the interest we are able to earn on our loans. Since our loans will generally not have prepayment penalties, declining interest rates may also cause our borrowers to prepay their loans and we may not be able to reinvest the amounts prepaid in loans generating a comparable yield. Moreover, any significant decline in economic activity could adversely impact the ability of our borrowers to complete their projects and obtain take-out financing. This in turn could increase the level of defaults we may experience.

Capital and Liquidity

      Liquidity is a measure of a company’s ability to meet potential cash requirements, including ongoing commitments to fund investing activities and for general operating purposes. Subject to an approximate 3% reserve, we seek to use all of our available funds to invest in mortgage loans or purchase income producing property. Income generated from such investments is paid out to our members unless they have elected to reinvest their dividends. We do not anticipate the need for hiring any employees, acquiring fixed assets such as office equipment or furniture, or incurring material office expenses during the next twelve months because Vestin Mortgage will manage our affairs. We may pay Vestin Mortgage a monthly management fee of up to 0.25% of our aggregate capital contributions.

      During the three months ended March 31, 2005, cash flows provided by operating activities approximated $0.7 million. Investing activities consisted of cash provided by loan sales and payoffs of approximately $0.1 million and cash used in purchases of investments in mortgage loans approximating $7.4 million. Financing activities consisted of members’ distributions of $0.4 million (net of reinvestments) and issuance of member units totaling approximately $2.2 million.

      During the year ended December 31, 2004, cash flows provided by our operating activities approximated $1.4 million. Our investing activities for the year ended December 31, 2004 consisted of cash used from the purchase of new investments in loans secured by real estate in the amount of $13.6 million (net of the sale or payoff of investments in mortgage loans). Our financing activities primarily consisted of proceeds from issuance of member units of approximately $24.3 million, members’ distributions, net of reinvestments, of $0.9 million, and proceeds from a note payable of approximately $5.0 million.

      Since we distribute most or all of our operating income, our sources of liquidity include: repayments of outstanding loans, distribution reinvestments by our members and arrangements with third parties to participate in our loans. In the future, we may also generate liquidity through the sale of our real property investments. However, under our Operating Agreement, the proceeds from any sale of real property occurring after November 2010 must be distributed to Members and will not be available for reinvestment.

      We rely primarily upon repayment of outstanding loans and raising new capital to provide capital for investment in new loans and real estate properties. Any significant level of defaults on outstanding loans could reduce the funds we have available for investment in new loans. Resulting foreclosure proceedings may not generate full repayment of our loans and may result in significant delays in the return of invested funds. This would diminish our capital resources and would impair our ability to invest in new loans. Additionally, if there is a downturn in the economies in which we invest in real estate, the level of rents we can charge to lease our properties can diminish our capital resources and would diminish our ability to invest in new properties or service any related debt.

      Cash provided by the operating activities of our investments in real estate segment is primarily dependent on the occupancy level of our properties, the rental rates on our leases, the collectibility of rents from our tenants, and the level of operating and other expenses. Since we intend on leveraging our capital for property acquisitions, we will depend on cash provided by operating activities to service such debt. The following table summarizes future minimum base rent to be received from our Manager under a non-cancelable lease on our sole real estate property at December 31, 2004:

2005	$871,203
2006	906,051
2007	942,293
2008	979,985
2009	1,019,185
Thereafter	5,316,833

$10,035,550

      Any significant level of redemptions by our members would reduce the amount of capital available for investment. In order to comply with our Operating Agreement and the Internal Revenue Code, we may redeem no more than 10% of the aggregate members’ capital in any calendar year. Our Operating Agreement also provides other conditions limiting redemptions. Requests for redemptions could increase in the future as members will be permitted to seek redemption on the full amount of their investment without any discount commencing on the second anniversary of their date of investment. Our Manager is currently evaluating a plan to convert Vestin Fund III into a Real Estate Investment Trust (“REIT”) whereby equity holders would be able to sell their interests on an exchange, but would not have any withdrawal rights. If successfully implemented, this plan would prevent erosion of our capital through member withdrawals. Implementation of this plan would require resolution of various tax and structural issues, filing of a proxy and registration statement with the SEC, approval of a majority in interest of our outstanding units and approval for listing on a national securities exchange. None of these requirements have been met and no assurance can be given that any proposal to convert Vestin Fund III into a REIT will be successfully implemented.

      As of March 31, 2005 and December 31, 2004, approximately 57% and 58% of our members, respectively, reinvest their distributions. The level of reinvested distributions is likely to be affected by our operating performance. If our performance does not meet the expectations of our members, the level of reinvestment may decline.

      Loans that have been participated to third party investors through intercreditor agreements (“Agreements”) are accounted for as secured borrowings in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). Intercreditor agreements provide us additional funding sources for mortgage loans whereby a third party investor (the “Investor”) may participate in certain mortgage loans with us, Vestin Mortgage, Vestin Fund I, and Vestin Fund II (collectively, the “Lead Lenders”). In the event of borrower non-performance, the Lead Lenders are required to protect the Investor by (i) continuing to remit to the Investor the interest due on the participation amount; (ii) substituting an alternative loan acceptable to the Investor; or (iii) repurchasing the participation from the Investor for the outstanding balance of the participation plus accrued interest.

      Additionally, an Investor may participate in certain loans with Lead Lenders through participation agreements. In the event of borrower non-performance, the participation agreement allows the Investor to be repaid up to the amount of the Investor’s investment prior to the Lead Lenders being repaid. Mortgage loan financing under the participation agreements are also accounted for as a secured borrowing in accordance with SFAS No. 140.

      As of March 31, 2005 and December 31, 2004, funds being used under intercreditor and participation agreements where we have potential obligations as defined above totaled approximately $2.5 million and $2.6 million, respectively.

      We may seek to expand our capital resources through borrowings from institutional lenders or through securitization of our loan portfolio or similar arrangements. We currently do not have in place any commitments to borrow any funds or securitize any of our assets. No assurance can be given that, if we should seek to borrow funds or to securitize our assets we would be able to do so on commercially attractive terms. Our ability to expand our capital resources in this manner is subject to many factors, some of which are beyond our control, including the state of the economy, the state of the capital markets and the perceived quality of our loan portfolio.

      We do not currently have any interest in any special purpose entities which are not reflected on our balance sheet nor do we have any commitments or obligations which are not reflected on our balance sheet. We do not have any interest in derivative contracts.

      As of March 31, 2005, we did not have any significant non-performing assets.

      We maintain working capital reserves of approximately 3% of aggregate members’ capital accounts in cash and cash equivalents. This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying secured properties, expend money to satisfy our unforeseen obligations and for other permitted uses of the working capital. At March 31, 2005, we had approximately $1.4 million in cash and approximately $35.7 million in total assets. At December 31, 2004, we had $6.3 million in cash and $33.4 million in total assets. It appears we have sufficient working capital to meet our operating needs in the near term.

Segment Information:

      Operating segments are components of an enterprise about which separate financial information is available that is regularly reviewed by the chief operating decision makers in assessing performance and deciding how to allocate resources. Reportable segments consist of one or more operating segments with similar economic characteristics, products and services, production processes, type of customer, distribution system and regulatory environment.

      The information provided for Segment Reporting is based on internal reports utilized by management. The presentation and allocation of overhead and the net contribution for the operating segments may not reflect the actual economic costs, contribution or results of operations of the segments as stand alone businesses. If a different basis of allocation were utilized, the relative contributions of the segments might differ but the relative trends in segments would, in management’s view, likely not be impacted.

      Our two reportable segments are investments in mortgage loans and investments in real estate.

      Financial information concerning our reportable segments is presented as follows for the three months ended March 31, 2005:

	Investment in	Investments in
	Mortgage Loans	Real Estate	Total

Revenues:
Interest income	$635,893	$—	$635,893
Rental income	—	214,935	214,935
Other	2,954	—	2,954

Total revenues	638,847	214,935	853,782
Operating expenses:
Management fees	11,221	5,276	16,497
Interest related to secured borrowings	62,547	—	62,547
Provision for loan losses	31,824	—	31,824
Professional fees	64,614	30,380	94,994
Other	41	20	61

Total operating expenses	170,247	35,676	205,923
EBITDA*	468,600	179,259	647,859

Less:
Depreciation and amortization	—	55,559	55,559
Interest expense	—	68,896	68,896

Net income	$486,600	$54,804	$523,404

      Financial information concerning our reportable segments is presented as follows for the year ended December 31, 2004:

	Investment in	Investments in
	Mortgage Loans	Real Estate	Total

Revenues:
Interest income	$1,955,911	$—	$1,955,911
Rental income	—	316,625	316,625
Other	87,250	—	87,250

Total revenues	2,043,161	316,625	2,359,786
Operating expenses:
Management fees	20,995	15,240	36,235
Interest related to secured borrowings	630,087	—	630,087
Provision for loan losses	72,500	—	72,500
Professional fees	36,114	26,214	62,328
Other	5,026	22,961	27,987

Total operating expenses	764,722	64,415	829,137
EBITDA*	1,278,439	252,210	1,530,649

Less:
Depreciation and amortization	—	80,740	80,740
Interest expense	—	79,976	79,976

Net income	$1,278,439	$91,494	$1,369,933

*	EBITDA represents net earnings before interest expense, income taxes, depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our performance but it does not represent cash flows.

      EBITDA is a measure of our performance that is not required by, or presented in accordance with, GAAP. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net earnings, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.

      Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. In addition, EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

Quantitative and Qualitative Disclosures About Market Risk

      We are exposed to market risk, primarily from changes in interest rates. We do not deal in any foreign currencies and do not own any options, futures or other derivative instruments.

      As of March 31, 2005, approximately 65% of our assets consist of investments in mortgage loans, including those which are financed under intercreditor agreements. At March 31, 2005, our aggregate investment in mortgage loans was approximately $20.9 million with a weighted average effective interest rate of 11.54%. Loans financed under intercreditor agreements totaled $2,502,983 at March 31, 2005 and are classified as assets under secured borrowings. Such financing is at a weighted average interest rate of 10.78%. These mortgage loans mature within the next 12 months. Most of the mortgage loans have a term of 12 months; the weighted average term of outstanding loans at March 31, 2005 was 17 months. All of the outstanding mortgage loans at March 31, 2005 were fixed rate loans. All of the mortgage loans are held for investment purposes; none are held for sale. We intend to hold such mortgage loans to maturity. None of the mortgage loans have prepayment penalties.

      As of March 31, 2005, approximately $9.8 million or 27% of our assets consist of an investment in income producing real property. This property is located in Las Vegas, Nevada and is leased entirely by Vestin Group at $71,645 per month.

      As of December 31, 2004, approximately 41% of our assets consist of investments in mortgage loans, including those that are financed under intercreditor agreements. At December 31, 2004, our aggregate investment in mortgage loans was approximately $13,592,498 with a weighted average effective interest rate of 11.71%. Loans financed under intercreditor agreements totaled $2,590,491 at December 31, 2004 and are classified as assets under secured borrowings. Such financing is at a weighted average interest rate of 10.80%. These mortgage loans mature within the next 12 months. Most of the mortgage loans have a term of 12 months; the weighted average term of outstanding loans at December 31, 2004 was 18 months. All of the outstanding mortgage loans at December 31, 2004 were fixed rate loans. All of the mortgage loans are held for investment purposes; none are held for sale. We intend to hold such mortgage loans to maturity. None of the mortgage loans have prepayment penalties.

      As of December 31, 2004, approximately $9.8 million or 29% of our assets consist of an investment in income producing real property. This property is located in Las Vegas, Nevada and is leased entirely by our Manager at $71,645 per month.

      Market fluctuations in interest rates generally do not affect the carrying value of our investment in mortgage loans. However, significant and sustained changes in interest rates could affect our operating results. If interest rates decline significantly, some of the borrowers could prepay their loans with the proceeds of a refinancing at lower interest rates. This would reduce our earnings and funds available for distribution to Members. On the other hand, a significant increase in interest rates could result in a slowdown in real estate development activity which would reduce the demand for commercial mortgage loans. As a result, we might encounter greater difficulty in identifying appropriate borrowers. We are not in a position to quantify the potential impact on our operating results from a material change in interest rates. Additionally, these market fluctuations could impact the business of our Manager which could in turn affect our Manager’s ability to pay rents due to us.

      As of March 31, 2005, we had cash of approximately $1,400,000. We anticipate approximately 3% of our assets will be held in such accounts as cash reserves. Additional deposits in such accounts will be made as funds are received by us from new investors and repayment of loans pending the deployment of such funds in new mortgage loans. We believe that these financial assets do not give rise to significant interest rate risk due to their short-term nature.

GENERAL INFORMATION AS TO PROMOTERS

      Vestin Mortgage is our promoter. Currently, Vestin Mortgage serves as our Manager (see “Management” at page 51 of this prospectus). Vestin Mortgage is wholly owned by Vestin Group, a publicly traded company. Mr. Shustek owns a controlling interest in Vestin Group and thus indirectly determines policies the Manager chooses to implement in connection with providing services to us.

FIDUCIARY RESPONSIBILITY

      Vestin Mortgage is a fiduciary for you and the Fund. As a fiduciary, Vestin Mortgage must exercise good faith and integrity when handling our affairs. Vestin Mortgage must not take advantage of us, and must make full disclosure of any conflicts of interest or benefit to it in its dealings with us. As set forth in the Operating Agreement, Vestin Mortgage has fiduciary responsibility for the safekeeping and use of all of our funds and assets and Vestin Mortgage will not use, or permit another to use our funds or assets in any manner except for our exclusive benefit. Vestin Mortgage will not allow our assets to be commingled with its assets or the assets of any other person or company. Vestin Mortgage and its affiliates may engage in activities similar to or identical with our business, but Vestin Mortgage must devote such of its time to our business as it determines, in good faith, to be reasonably necessary. Vestin Mortgage also acts for its own account as a mortgage broker. In connection with this activity, it also brokers, arranges and services mortgage loans for investors that it obtains in the ordinary course of its mortgage brokerage business, including by way of seminars, general solicitations and referrals. When it acts in those capacities, it has a fiduciary duty to each company as set forth in the respective organizational documents, if any, and under applicable law, and Vestin Mortgage is bound to treat each fairly and with appropriate access to investment opportunities.

      Additionally, Vestin Mortgage could change our investment guidelines when a reasonably prudent person would do likewise, subject to its fiduciary duties to our members. However, Vestin Mortgage can only change our investment objectives upon approval of a majority of our members.

      The above described fiduciary duty is both contractual, arising by virtue of the Operating Agreement, and imposed by Nevada common law.

      You have the following legal rights and remedies concerning Vestin Mortgage and the conduct of our operations:

•	you may bring individual actions on behalf of yourself or class actions on behalf of yourself and other members to enforce your rights under the Operating Agreement and Nevada limited liability company law, including for breaches by Vestin Mortgage of its fiduciary duty;

•	a majority may remove Vestin Mortgage as our Manager, as described elsewhere in this prospectus;

•	you may bring actions on our behalf for claims we might have as derivative actions, if Vestin Mortgage refuses to bring suit; and

•	you may bring actions under federal or state securities laws, either individually or as part of a class of members, if Vestin Mortgage has violated those laws in connection with the offer and sale, or repurchase of units.

      This is a rapidly changing and developing area of law. If you have questions concerning the fiduciary duties of Vestin Mortgage in its role as our Manager, you should consult with your own legal counsel.

      The Fund is not a mutual fund and is not an investment company within the meaning of the Investment Company Act of 1940 nor subject to the regulations thereunder.

Indemnification

      We may indemnify Vestin Mortgage or hold it harmless under certain circumstances. We will not indemnify Vestin Mortgage or any of its affiliates, agents, attorneys, nor any person acting as securities broker or dealer for any loss or liability suffered by the Fund, unless all of the following conditions are met:

•	Vestin Mortgage has determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund;

•	Vestin Mortgage was acting on behalf of or performing services for the Fund;

•	such liability or loss was not the result of negligence or misconduct by the Manager; and

•	such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the members.

      Notwithstanding the statements regarding indemnification in the preceding paragraph, we will not indemnify Vestin Mortgage or any of its affiliates, agents, or attorneys, nor any person acting as securities broker or dealer for the units from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular party;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular party; or

•	a court of competent jurisdiction approves a settlement of the claims against the particular party and finds that indemnification of the settlement and related costs should be made.

      Before seeking a court approval for indemnification, the party seeking indemnification must apprise the court of the position of the Securities and Exchange Commission and the Nevada Administrator concerning indemnification for securities violations.

      We will not purchase any insurance that protects a party from any liability for which we could not indemnify that party.

      We will advance funds to Vestin Mortgage or its affiliates for legal expenses and other costs incurred as a result of any legal action if the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the legal action is initiated by a third party who is not a Member, or the action is initiated by a Member and a court specifically approves such advancement; and

•	the Manager or its affiliates undertake to repay the advanced funds to us in the event Vestin Mortgage or its affiliates is not entitled to indemnification.

SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS

AND DESCRIPTION OF UNITS

      This is a summary of the Operating Agreement and does not contain all the information that may be important to you. Furthermore, you will be bound by the Operating Agreement by purchasing your units. Consequently, you should read carefully both this prospectus and the Operating Agreement, which is attached as Exhibit A to this prospectus.

      The Fund is not a mutual fund nor is it an investment company within the meaning of the Investment Company Act of 1940 nor subject to the regulations thereunder.

Your Status

      Our acceptance of your subscription agreement is effective when we countersign it. Subscriptions will be accepted or rejected no sooner than 5 business days after the date of the Subscription Agreements and within 30 days of their receipt. If we reject your Subscription Agreement, your funds will be returned to you within 10 business days. If we accept your subscription and payment for units, you will receive units in, and be a member of, the Fund within 5 business days after we accept your subscription. We will promptly send you a confirmation of the number of units you have acquired. This will be evidence that you are a member of the Fund. As a member, you have the rights that are outlined in this prospectus.

Limited Liability of Members

      The Nevada statute under which the Fund has been formed provides that members are not personally liable for the obligations of their limited liability company. The Operating Agreement also provides that every written agreement entered into by us is not enforceable against our members personally.

Term of the Fund

      The Fund will cease operating on December 31, 2023. Before then, the members may vote by a majority to extend its life or to dissolve it sooner. Additionally, we may dissolve earlier if Vestin Mortgage ceases serving as the Manager and the members cannot agree on a new Manager within six months.

Meetings

      Either Vestin Mortgage or members owning capital accounts with at least 10% of the amounts in all capital accounts may call meetings of the members. Vestin Mortgage has informed us that it has no present intention of calling any meetings of the members. Any voting by the members is anticipated to be by written consent.

Voting and Other Rights of Members

•	Vestin Mortgage may amend the Operating Agreement without your consent to:

•	remedy any ambiguity or formal defect or omission,

•	conform it to applicable laws and regulations, and

•	make any change which, in the judgment of Vestin Mortgage, is not to the prejudice of the members.

•	We require the vote or consent of a majority of members (excluding Vestin Mortgage) to do any of the following:

•	amend the Operating Agreement, except in the instances mentioned above,

•	dissolve the Fund and wind up our business,

•	add or remove a Manager,

•	cause us to merge with another company, and

•	approve or disapprove the sale of more than 50% of our assets.

      You may inspect certain of our books and records at our principal office during our regular business hours. We also maintain a copy of each appraisal for the security property where we have invested in a mortgage loan and our real property investments at our principal office for at least six years after the last date that we held the related mortgage. You may inspect and copy these appraisals during our regular business hours. We may charge you a reasonable fee for copying them.

Description of the Units

      Each unit represents an undivided equity interest in a Nevada limited liability company. The units in the Fund are not evidenced by a certificate. Units are non-assessable and are entitled to a pro rata share of the Fund’s profits and losses in accordance with the terms of the Operating Agreement. There are various limitations on the transfer of units. In order to satisfy certain tests under federal income tax law that must be satisfied in order to ensure that the Fund will not be classified as a publicly traded partnership, the transfer of units is subject to the following limitations: (i) we will not allow units to be traded on an established securities market within the meaning of Section 7704(b) of the Internal Revenue Code, (ii) we will prohibit any transfer of units that would cause the sum of percentage interests in our capital or profits that are transferred during the taxable year to exceed the safe harbor established under federal income tax law for ensuring that units will not be considered to be readily tradable on a secondary market or the substantial equivalent of a secondary market within the meaning of Section 7704(b) of the Internal Revenue Code (i.e., generally any transfers other than redemptions pursuant to the redemption program described below that would cause the sum of the percentage interest in capital and profits that are sold or otherwise disposed of during the taxable year to exceed two percent (2%) of total interests in capital and profits), and (iii) your right to have any of your units redeemed by the Fund will be subject to the following limitations: (a) the redemption will not occur until at least 61 calendar days after you notify us in writing of your intention to exercise your redemption rights, and (b) we will not permit redemptions in any calendar year to exceed 10% of the outstanding units.

      If you redeem your units between the first and second anniversaries from your date of purchase you will receive an amount equal to ninety percent (90%) of your capital account. If you redeem your units after the second anniversary from your date of purchase you will receive an amount equal to the full value of your capital account. Notwithstanding the foregoing such discounts shall not be applicable to a withdrawal by a member’s personal representative of your estate or the person(s) to whom the units were transferred pursuant to your will or laws of inheritance. After one (1) year, an owner may redeem his or her units by submitting a written request for redemption to our Manager, subject to our having adequate net proceeds from the repayment of principal or the prepayment of a mortgage loan, the payment of insurance for a mortgage investment or the net proceeds of a foreclosure sale or sale of real property to make the requested redemption and subject to an overall cap that not more than ten percent (10%) of the units may be redeemed in any twelve (12)-month period. There are no outstanding securities senior to the units and senior securities may only be issued with the approval of a majority of the holders of the units. Each holder of units is entitled to vote on matters pertaining to the Fund in accordance with the terms of the Operating Agreement.

Capital Accounts

      Vestin Mortgage will credit the capital account it establishes for you when we receive your initial investment. We will allocate to your capital account the percentage of our income, gains, losses and distributions that the amount in your capital account bears to all members’ capital accounts. Your capital account will increase by the amount of additional capital contributions you make, including distribution reinvestments, and by your share of income and gains realized by us. Your capital account will decrease by your share of losses realized by us and any income or capital we distribute to you. Increases and decreases in your capital account do not depend on the number of units you own.

      We will adjust capital accounts on an annual basis to reflect unrealized appreciation or depreciation of our underlying assets. We will perform annual appraisals of our properties.

      If the fair market value of our assets is less than the cost of the assets on our books when you make a capital contribution, then the value of your units’ interest in the fair market value of our underlying assets may be less than your actual unit purchase price. Conversely, if the fair market value of our assets is greater than the cost of the assets on our books when a new member makes a capital contribution, then your units’ interest in the realized gains in the fair market value of our assets may be shared with the new members making the contribution or reinvestment depending on whether or not the contribution or reinvestment was made prior to the annual adjustment. This may result in a dilution in the value of your units’ interest in the fair market value of our underlying assets. These principles apply equally for when a member makes a distribution reinvestment.

Capital Contribution of Vestin Mortgage

      At Vestin Mortgage’s election, in lieu of cash reimbursements, it may receive a credit in its capital account of up to 2% of the gross proceeds received in this Offering for expenses of this Offering which it pays to non-affiliated third parties. In addition, Vestin Mortgage may make a cash capital contribution to us.

Deemed Distributions

      The number of units you hold will decrease when we return capital to you and will increase when you contribute or are deemed to recontribute capital. If we return capital to you, we will treat it as a redemption of units in an amount proportionate to the amount in your capital account. We will provide statements to you reflecting the number of units that we have redeemed and the number of units that you still own as a result of the redemption.

      Additionally, for tax purposes you will be deemed to have received a return of capital and recontributed to us any proceeds we receive from loan repayments, foreclosures or other capital transactions, or any loan modifications or extensions treated as a disposition for tax purposes. While we believe that this characterization will not affect the tax liability of our members, if the Internal Revenue Service unexpectedly were to disagree, you may have a tax liability with no cash distributions to pay that liability.

Adjustment Value of Investments

      As indicated above, we will perform appraisals of the underlying real property annually and make annual adjustments to the fair market value of our assets to reflect then-current market conditions. We refer to these adjustments as write-downs or write-ups. We will make any necessary write-downs or write-ups within 31 days following the end of the third quarter each year. Our accountants will then evaluate the write-downs or write-ups in accordance with accounting principles generally accepted in the United States. If an adjustment is required, the adjustment shall be effective on the last day of the third quarter and the capital accounts of all members on that date shall be reduced accordingly.

Members’ Return on Investment

      Our mortgage loans and leases will generate monthly payments to us. We intend to distribute these payments to you as described below. These distributions will be paid monthly in arrears in cash or via reinvestment. We will not accumulate assets other than mortgage notes or similar instruments and real property and we will not accumulate cash on hand, except for working capital reserves of approximately 3% of capital contributions. We cannot make distributions to you until we have received the proceeds from the Offering, and invested them in mortgage loans and real property. Thereafter, our first distribution to you will be your share of our distribution for the month in which your contribution is actually received by us and invested. We calculate the amount of your distributions on a pro rata basis, based upon the monthly return, if any, on all of our assets, the size of your capital account and, if applicable, when during the month we received your contribution.

      We will distribute all our cash funds from operations attributable to interest and fee payments we receive from borrowers and lease payments we receive from tenants after providing for our operating expenses, reserves and potential adjustments. When we distribute cash flow attributable to these payments, all distributions will be made to the members, including Vestin Mortgage, in proportion to their contributed capital. However, we may choose to reinvest any cash flow attributable to the amounts received on the sale of real property in excess of the original purchase price paid by us for the purchase of the property.

      Capital transaction proceeds will include the proceeds from the repayment of principal or the prepayment of a mortgage loan, the payment of insurance for a mortgage investment or the net proceeds of a foreclosure sale or the amounts up to the original purchase price paid by us on the sale of real property. Capital transaction proceeds include the amounts up to our initial investment. Capital transaction proceeds do not include such items as amounts in excess of the original purchase price paid by us on the sale of real property, interest paid on mortgages, rental or lease proceeds or appreciations in the value of real property. Vestin Mortgage may consider the alternatives listed below in determining whether and how much of the capital transaction proceeds to distribute in cash:

•	reinvesting in new loans,

•	reinvesting in new real properties during the first 7 years of operations,

•	improving or maintaining any properties that we acquire,

•	paying permitted operating expenses, or

•	distributing to the members.

      Before making a distribution, we will pay our expenses and other liabilities and confirm that our working capital reserves are adequate.

Distribution Reinvestment Plan

      We intend to set aside up to 20%, or $20 million, for our distribution reinvestment plan. You can elect to participate in the distribution reinvestment plan by so indicating in your completed subscription agreement, or you can later elect to become a participant. We will treat you as a distribution reinvestment plan participant on the date we actually receive your initial investment if you indicate in your subscription agreement that you want to participate in the plan. You may also make an election or revoke a previous election at any time by sending us written notice. Units purchased under the plan will be credited to your capital account as of the first day of the month following the month in which the reinvested distribution was made. If you notify us prior to 10 days before the end of any given month, you will be removed from the reinvestment plan during that month and any distribution you receive that month will be paid in cash. If you notify us within ten days of the end of the month, you will need to wait a month to receive cash instead of units. We will provide you with an updated prospectus at the time of your reinvestment.

      Your continued participation in the plan depends on whether you meet our investor suitability standards. While you are a participant, for each $10.30 in distributions you reinvest, you will acquire one unit. Vestin Mortgage may terminate or reinstate, as applicable, the distribution reinvestment plan at any time. Vestin Mortgage shall not earn any fees when you reinvest net proceeds.

      If you choose to reinvest your distributions in units, we will send you a report within 30 days after each time you receive units describing the distributions you received, the number of units you purchased, the purchase price per unit, and the total number of units accumulated. We will also send you a current prospectus and tax information for income earned on units under the distribution reinvestment plan for the calendar year when you receive annual tax information from us. You must pay applicable income taxes upon all distributions, whether the distribution is paid in cash or reinvested.

      No reinvestment participant shall have the right to draw checks or drafts against his distribution reinvestment account.

      Units you acquire through the distribution reinvestment plan carry the same rights as the units you acquired through your original investment. However, as previously noted, the value of the new units issued for $10.30 will not necessarily be the same as those previously acquired for $10.30.

      We may amend or end the distribution reinvestment plan for any reason at any time by mailing a notice to you at your last address of record at least 30 days before the effective date of our action. Vestin Mortgage specifically reserves the right to suspend or end the distribution reinvestment plan if:

•	Vestin Mortgage determines that the distribution reinvestment plan impairs our capital or operations;

•	Vestin Mortgage determines that an emergency makes continuing the plan unreasonable;

•	any governmental or regulatory agency with jurisdiction over us requires us to do so;

•	in the opinion of our counsel, the distribution reinvestment plan is no longer permitted by federal or state law;

•	if transactions involving units within the previous twelve (12) months would result in our being considered terminated under Section 708 of the Internal Revenue Code; or

•	Vestin Mortgage determines that allowing any further reinvestments would create a material risk that we would be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Internal Revenue Code.

Reinvestment of Proceeds of Capital Transactions

      We will either invest our retainable net proceeds from any capital transaction in new mortgage loans or new real property, hold the capital transaction proceeds as cash or distribute them to the members. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, amounts up to the original purchase price paid by us on the sale of real property and any other disposition of a mortgage or property. Capital transaction proceeds of capital transactions will also include the principal of a loan deemed to be repaid for tax purposes as a result of a loan modification or loan extension. Capital transaction proceeds do not include payments of interest, lease payments, and amounts in excess of the original purchase price paid by us on the sale of real property. These amounts will be accounted for as part of cash funds from our operations. However, we may reinvest a portion of cash funds from operations to the extent that such amounts are amounts in excess of the original purchase price paid by us on the sale of real property. Our Operating Agreement provides that if we reinvest such gains, you will be deemed to have received a distribution of capital and recontributed the same amount to us for tax purposes. We will reinvest capital transaction proceeds from the sale of our acquired property only within 7 years of the effective date of this prospectus. We will not reinvest proceeds from a capital transaction unless we have sufficient funds to pay any state or federal income tax in connection with the disposition or refinancing of mortgages. Units purchased by virtue of a deemed recontribution of distributed capital will be credited to your capital account as of the day when the distribution was deemed to be made. Units you acquire through the deemed recontribution of capital carry the same rights as the units you acquired through your original investment. However, as previously noted, the value of the new units issued for $10.30 will not necessarily be the same as those previously acquired for $10.30.

Assignment and Transfer of Units

      Your rights to sell or transfer units are limited. There is no public market in which you may sell your units. We do not expect a public market to emerge anytime in the future. You may not sell parts of units unless required by law and you may not transfer any units if, as a result, you would own fewer than 100 units. You may transfer your units using a form approved by Vestin Mortgage and must obey all relevant laws when you are permitted to transfer units. Any person who buys units from you must meet the investor suitability requirements in his home state. Vestin Mortgage must approve any new members and all transfers of membership must comply with the Operating Agreement. Vestin Mortgage’s consent to transfers will be withheld to the extent needed to prohibit transfers that would cause us to be classified as a publicly traded partnership under the Internal Revenue Code. In the event Vestin Mortgage approves of such transfers or assignment, our records will be amended to reflect such transfer or assignment within one month of the transaction.

Withdrawal from the Fund

      You may withdraw, or partially withdraw, from the Fund and obtain the return of all or part of your capital account on the last day of the fiscal quarter ending at least 61 days after you deliver written notice of withdrawal to Vestin Mortgage, subject to the following additional conditions:

•	You may not withdraw from the Fund until one year after you purchased units.

•	If you redeem your units between the first and second anniversaries from your date of purchase you will receive an amount equal to 90% of your capital account. If you redeem your units after the second anniversary from your date of purchase you will receive an amount equal to the full value of your capital account. Notwithstanding the foregoing, upon your death, the personal representative of your estate or the person(s) to whom the units were transferred pursuant to your will or laws of inheritance may request withdrawals after the first anniversary of your date of purchase without being subject to any discount. However, you will still be subject to all other conditions for withdrawal. The amounts remaining after the withdrawal of a member at below par value (based on the above) shall be allocated on a pro rata basis among the remaining members. Vestin Mortgage intends to seek the consent of our members to allow for withdrawals between the first and second anniversaries from the date of purchase at an amount equal to 90% of the member’s capital account and after the second anniversary from the date of purchase without being subject to any discounts.

•	We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

•	The Manager must determine that your proposed withdrawal will not impair the capital or operation of the Fund.

•	We are not required to sell any portion of our assets to fund a withdrawal.

•	The amount to be distributed to you depends solely on your capital account, as adjusted, on the date of the distribution, even if this is not the same as your proportionate share of the then fair market value of our assets.

•	The total amount withdrawn by all members during any calendar year cannot exceed 10% of the amount of capital accounts of all the members with a yearly limit of $100,000 per member subject to the Manager’s discretion to allow a greater amount.

•	If your capital account is reduced below $1,000 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your units, and you will then cease to be a member.

•	All payments to meet requests for withdrawal are on a “first-come, first-served” basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request we received first, until his withdrawal request is paid in full. We will take such steps as may be appropriate to fulfill our obligations to meet pending redemption requests, to the extent such withdrawals are permitted hereunder, including deferring distribution or reinvestment of capital transaction proceeds.

•	Vestin Mortgage and its affiliates will not be paid without request until the requests of all unaffiliated members have been satisfied.

Special Power of Attorney

      Under the terms of the Operating Agreement and the Subscription Agreement, you appoint Vestin Mortgage your attorney-in-fact for certain documents, including the signing of the Operating Agreement. You cannot revoke this special power of attorney, which will survive your death and stays with your units even if they are assigned.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the anticipated material federal income tax consequences of an investment in units. Because this is a summary, it does not contain all the information that may be important to you. This summary is based on the Internal Revenue Code as in existence on the date of this prospectus, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change, and these changes could be retroactive.

      We and our members may be subject to state and local taxes in states and localities in which the IRS or state authorities deem us to be doing business, and except where we reference specific states, this discussion does not cover state or local tax consequences you may incur in connection with your investment.

      Some of the deductions we intend to claim or positions we intend to take for tax purposes may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships and limited liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or in an audit of your income tax returns.

      Any audit adjustments made by the IRS could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other members will, directly or indirectly, bear the expense of contesting the adjustments.

      We advise you to consult your own tax advisors, with specific reference to your own tax situation and potential changes in applicable laws and regulations.

      Vestin Mortgage will prepare our information returns, which will not be reviewed by our independent accountants or tax counsel. Vestin Mortgage will handle all of our other tax matters, often with the advice of independent accountants and/or tax counsel.

      Tax counsel has delivered an opinion letter to us which is attached as an exhibit to the Registration Statement of which this prospectus forms a part. This letter contains the following opinions with respect to tax matters affecting us:

•	we will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes and

•	we will not be classified as a publicly traded partnership for federal income tax purposes.

      In addition, unless otherwise expressly indicated, the following discussion concerning other federal income tax matters constitutes tax counsel’s opinion as to the material federal income tax consequences of an investment in units.

      The discussion considers existing laws, applicable current and proposed Treasury Regulations, current published administrative positions of the IRS contained in revenue rulings, revenue procedures and other IRS pronouncements, and published judicial decisions. We do not know whether a court would sustain any position we take for tax purposes, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any of these changes may or may not be retroactive with respect to transactions prior to the date of the changes.

      Moreover, it is possible that the changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in units.

      This discussion on federal income tax consequences sets forth the general principles of taxation and does not address how such principles may affect an individual. Thus, we recommend that you consult and rely upon your own tax advisor to determine your individual federal and state consequences and impact arising from an investment in units. The cost of the consultation could, depending on the amount charged to you, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor as individual circumstances may vary. This federal income tax consequences section of this prospectus only provides the current state of tax laws. You should be aware that the IRS may not agree with all tax positions taken by us and that legislative, administrative or court decisions may reduce or eliminate your anticipated tax benefits.

Classification as a Partnership

      Under Treasury Regulations issued in December 1996, a domestic limited liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. We are a domestic limited liability company, and we have more than one member. Vestin Mortgage will not cause us to make an election to be classified as an association taxable as a corporation. Based on the foregoing, it is the opinion of tax counsel that we will be classified as a partnership for federal income tax purposes.

      Assuming that we will be classified as a partnership for federal income tax purposes, in the discussion that follows, as the context requires:

•	the use of the term partnership will be construed to refer also to a limited liability company classified as a partnership for federal income tax purposes;

•	the use of the term partner will be construed to refer also to a member of a limited liability company; and

•	the use of the terms partnership interest or interest in the partnership or similar terms will be construed to refer also to the interest of a member in a limited liability company.

We Will Not Be Classified as a Publicly Traded Partnership

      Section 7704 of the Internal Revenue Code treats publicly traded partnerships as corporations for federal income tax purposes. Section 7704(b) of the Internal Revenue Code defines the term publicly traded partnership as any partnership, including a limited liability company otherwise classified as a partnership for federal income tax purposes, where the equity interests are:

•	readily traded on an established securities market; or

•	readily tradable on a secondary market or the substantial equivalent of a secondary market. In the discussion that follows, the references to a secondary market also include the substantial equivalents to a secondary market.

      In 1995, the IRS issued final Treasury Regulations under Section 7704 of the Internal Revenue Code. These regulations provide that an established securities market includes:

•	a national securities exchange registered under the Securities Exchange Act of 1934;

•	a national securities exchange exempt from registration because of the limited volume of transactions;

•	a foreign securities exchange;

•	a regional or local exchange; and

•	an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise.

      In determining when partnership interests will be treated as readily tradable on a secondary market, there are a number of safe harbors that allow certain transactions to be disregarded including a safe harbor that is available if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits.

      The IRS will disregard certain transfers for purposes of determining whether this safe harbor is met:

•	transfers at death,

•	transfers in which the basis is determined under Section 732 of the Internal Revenue Code,

•	interests issued by the partnership for cash, property or services, and

•	interests in the partnership which are redeemed pursuant to the safe harbor discussed in the next paragraph.

      The IRS also will disregard transfers of an interest in a partnership pursuant to a redemption or repurchase agreement where the partnership maintains a plan of redemption or repurchase in which the partners may tender their partnership interests for purchase by the partnership, another partner or persons related to another partner. These transfers will be disregarded in determining that our units are readily tradable on a secondary market if:

•	the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption rights;

•	the redemption agreement requires that the redemption price cannot be established until at least 60 days after receipt of the notification by the partnership or the price is established not more than 4 times during the partnership’s taxable year; and

•	the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred, other than in transfers otherwise disregarded, as described above, during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

      Our Operating Agreement provides that, subject to the limitations described elsewhere in this prospectus, you may withdraw or partially withdraw as a member in exchange for a payment up to the amount of your capital account. The amount of the capital accounts of the members for this purpose will be established based on a quarterly determination by Vestin Mortgage (“Quarterly Valuation Date”) of the fair market value of all of our assets and liabilities and the adjustment of the capital accounts of the members to reflect any adjustments in the fair market value of our assets or liabilities based on such quarterly revaluations. However we will conduct an appraisal of our real property only once a year. These provisions constitute a redemption or repurchase agreement within the meaning of these regulations.

      The limitations on your right to withdraw the amount or value of your capital account set forth in our Operating Agreement include:

•	a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to Vestin Mortgage;

•	the amount distributed to you will be a sum based on the amount of your capital account (or 90% of such capital amount) as of the date of the distribution (adjusted to reflect any adjustments in the fair market value of our assets and liabilities as of the most recent Annual Valuation Date prior to the date of the distribution); and

•	in no event will Vestin Mortgage permit the withdrawal during any calendar year of more than 10% of the outstanding units.

      In the opinion of tax counsel, the foregoing limitations should satisfy the requirements applicable to the safe harbor for transfers made pursuant to a redemption or repurchase agreement.

      Our Operating Agreement provides that you may not transfer your units if Vestin Mortgage determines that the transfer would result in our being classified as a publicly traded partnership within the meaning of Section 7704(b) of the Internal Revenue Code. To prevent this classification, our Operating Agreement provides that:

•	Vestin Mortgage will not permit trading of units on an established securities market within the meaning of Section 7704(b) of the Internal Revenue Code;

•	Vestin Mortgage will prohibit any transfer of units which would cause the sum of percentage interests in our capital or profits represented by partnership interests that are transferred during any taxable year to exceed the limitation under the safe harbor which applies if the sum of the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent of the total interests in partnership capital or profits; and

•	Vestin Mortgage will not permit any withdrawal of units except in compliance with the provisions of our Operating Agreement.

      Based upon the provisions of our Operating Agreement and the representations of Vestin Mortgage, tax counsel’s opinion is that:

•	units will not be traded on an established securities market within the meaning of Section 7704 of the Internal Revenue Code;

•	our operation with regard to the withdrawal by members will qualify for the safe harbor that applies to interests which are transferred pursuant to a redemption or repurchase agreement;

•	our operation with regard to the transfer of units by members will qualify for the above-referenced safe harbor that applies based upon the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year;

•	units will not be considered as readily tradable on a secondary market; and

•	we will not be classified as a publicly traded partnership for purposes of Section 7704 of the Internal Revenue Code.

      A partnership which is classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is qualifying income. Qualifying income under Section 7704(c) includes for these purposes, among other passive-type items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

      If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner’s share of the partnership’s gross income is treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

      It is not clear whether we would satisfy the qualifying income test of Section 7704(c) of the Internal Revenue Code, and tax counsel is unable to give an opinion on this issue. This would be relevant only if it were determined that we should be classified as a publicly traded partnership, and tax counsel is giving its opinion that we should not be classified as a publicly traded partnership. Vestin Mortgage expects that more than 90% of our income consist of interest, real property rents and gains from the sale of real property. However, our interest income will not constitute qualifying income for this purpose if it is deemed to be derived in the conduct of a financial business, and the Code and related authorities do not provide any criteria for determining whether a taxpayer is engaged in the conduct of a financial business for this purpose. As a result of this absence of authority, tax counsel is unable to determine whether our mortgage lending activities will cause us to be deemed to be engaged in the conduct of a financial business. We expect to derive more than 10% of our income from our mortgage lending activities. Consequently, if we were classified as a publicly traded partnership and considered to be engaged in a financial business, we would be treated as a corporation for federal income tax purposes.

General Principles of Partnership Taxation

      A partnership is not subject to any federal income taxes. We will file information returns reporting our operations on the accrual basis for each calendar year. Each member will, instead, be required to report on his federal income tax return each year his distributive share of our items of income, gain, loss, deduction or credit for that year, without regard to whether actual cash distributions are made to him.

Determination of Basis in Units

      You will not be taxed on distributions you receive from us unless the distributions exceed your adjusted basis in your units. Your adjusted basis in your units is the amount you originally paid for the units increased by:

•	your proportionate share of partnership indebtedness with respect to which no member is personally liable;

•	your proportionate share of our taxable income, and

•	any additional capital contributions made by you, and decreased by:

•	your proportionate share of our losses,

•	the amount of cash, and fair value of noncash, distributions to you, and

•	any decreases in your share of any of partnership nonrecourse liabilities.

      Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though you do not actually contribute or receive cash. Distributions in excess of your basis generally will be treated as gain from the sale or exchange of your units.

Allocations of Profits and Losses

      We will allocate to the members profits and losses and cash distributions in the manner described in our Operating Agreement. Any allocation of profits and losses will be recognized as long as it has substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Internal Revenue Code by satisfying one of these tests:

•	it has substantial economic effect (the “substantial economic effect test”);

•	it is in accordance with the partners’ interest in the partnership, determined by taking into account all facts and circumstances (the “partners’ interest in the partnership test”); or

•	it is deemed to be in accordance with the partners’ interest in the partnership (the “deemed interest test”).

      We have decided to use the partners’ interest in the partnership test to establish the validity of the allocations of profits and losses under our Operating Agreement. For purposes of this test, the partners’ interests are based on the manner in which they have agreed to share the economic benefits and burdens with respect to the income, gain, loss, deduction, or credit (or item thereof) that is being allocated. That determination is made based on all the facts and circumstances relating to the economic arrangement of the partners.

      Under our Operating Agreement all profits, losses and cash distributions generally will be allocated among the members in proportion to their capital accounts (which are divided into “units”). The Agreement also provides that if the value of any of our underlying assets is adjusted for capital account purposes, subsequent allocations of profits and losses with respect to any such asset will, solely for income tax purposes, take account of any variation between the adjusted basis of that asset for federal income tax purposes and its value.

      Generally, a partnership intending to establish the validity of its allocations by using the substantial economic effect test (as opposed to partners’ interest in the partnership test) is required to maintain capital accounts for its partners in accordance with certain economic, tax and accounting criteria set forth in the Treasury Regulations, and the allocation of profits and losses and cash distributions generally must be proportionate to such capital accounts.

      Since we intend to use the partners’ interest in the partnership test and not the substantial economic effect test to establish the validity of our allocations under Section 704(b), technically, the capital account rules contained in the Treasury Regulations will not be applicable to us. Nevertheless, our Operating

Agreement incorporates many of the concepts of the capital account rules from the Treasury Regulations, and the economic interest of the members will at all times be established with reference to their capital accounts.

      The Fund will admit new investors on a regular basis, and each new investor’s interest in the Fund will be based on the amount of his capital account relative to the value of the capital accounts of the other members. In addition, existing members may from time to time avail themselves of the opportunity to have their interests in the Fund (measured by their capital accounts) redeemed pursuant to the redemption agreement contained in our Operating Agreement. In order to mitigate any economic or tax distortions that could result from the failure to revalue our assets and liabilities in connection with the sale of units to new investors and the redemption of units from existing investors, Vestin Mortgage will adjust the value of our assets and liabilities as of each Quarterly Valuation Date to reflect the fair market value of such assets and liabilities, and the capital accounts of the members will be adjusted to reflect any such adjustments in the value of our assets and liabilities. Following such adjustments, all allocations of profits and losses will, solely for federal income tax purposes, take account of the variation between the adjusted basis of our assets for federal income tax purposes and the value of such assets in the manner specified under Code Section 704(c) and the Treasury Regulations thereunder.

      The capital account rules contained in the Treasury Regulations under Section 704(b) of the Internal Revenue Code provide that capital accounts should be adjusted in connection with the admission of new partners and the redemption of existing partners to reflect any changes in the fair market value of the assets of the partnership as of the time of such admissions and redemptions. The Regulations further provide that the fair market value assigned to revalued property of a partnership for such purposes will be regarded as correct if it is reasonably agreed to among the partners in arm’s-length negotiations and if the partners have sufficient adverse interest.

      Since we are relying on the partners’ interest in the partnership test and not the substantial economic effect test to establish the validity of our allocations under Section 704(b), these capital account adjustment rules will not apply to us. However, we believe that the concept of revaluing our assets and liabilities for capital account purposes on an annual basis to reflect changes in the fair market of our assets and liabilities is a reasonable, arm’s length methodology for establishing the basis of pricing an interest in the Fund from time to time. We also believe that the allocation of our profits and losses for tax purposes in proportion to the member’s capital accounts as so adjusted (subject to the requirement discussed above that such allocations will take into account any variation between the adjusted tax basis of our assets and the value of such assets in accordance with the concepts of Section 704(c) of the Code) will reflect the economic interests of the members in the Fund. Consequently, we believe that such allocations will be substantially in accordance with the partners’ interests in the partnership within the meaning of this test for establishing the validity of allocations. However, the tax rules applicable to determining the validity of allocations of items of taxable income and loss are complex, and ultimately, the determination of whether allocations adopted by us will be accepted by the IRS will turn upon facts that will occur in the future and that cannot be predicted with certainty. If the allocations we make are not accepted, members may be required to adjust the amount of taxable income or taxable loss reported with respect to their units and adjust their tax liabilities for such year accordingly. In addition, in such event it may be necessary for members to file amended tax returns.

Taxable Income Without Cash Distribution

      You will be required to report your allocable share of our taxable income on your individual tax return irrespective of whether you receive any cash distributions from us.

      In the event any lender acquires any of our income producing real properties through foreclosure, we would be treated as having sold the property to the lender for the amount of the loan secured by the property. This could generate taxable gain to members but no cash distribution with which to pay any associated tax liabilities.

Limitations on the Deduction of Losses

      We do not expect that we will incur net losses in any taxable year. However, if we were to incur losses in any year, your ability to deduct your distributive share of the losses would be subject to the potential application of the limitations discussed below.

The Basis Limitation

      Section 704(d) of the Internal Revenue Code provides that a partner’s share of partnership losses is deductible only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) of the Internal Revenue Code may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, you will be precluded from deducting losses in excess of your adjusted basis in your units.

The At Risk Limitation

      Section 465 of the Internal Revenue Code provides that a partner’s share of partnership losses is deductible only to the extent the partner is at risk. The primary effect of this provision is to limit the availability of tax losses of a partnership as offsets against other taxable income of a partner to the partner’s adjusted basis in his partnership interest, excluding any portion of adjusted basis attributable to partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a partner to the extent the partner used the proceeds of a nonrecourse borrowing to make the contributions.

The Passive Loss Rules

      Section 469 of the Internal Revenue Code limits the deductibility of losses from passive activities for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited liability company in which the taxpayer is a member who does not participate in the management of the company’s business activities, and certain rental activities, including the renting of commercial real estate. Losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset portfolio income, trade or business income or other nonpassive income, including wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

      Tax counsel believes that the income and losses attributable to our investment in income producing real property will be subject to the passive loss rules.

      The Treasury Regulations under Section 469 of the Internal Revenue Code provide that in certain situations, net income, but not net loss from a passive activity is treated as nonpassive. One of the items covered by these regulations is net income from an equity-financed lending activity. An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.

      Vestin Mortgage expects that at no time will the average outstanding balance of our liabilities that are allocable to our mortgage investment activities exceed 80% of the average outstanding balance of our mortgage loans. If we are deemed to be engaged in the trade or business of lending money, our income allocable to that business will generally be recharacterized as nonpassive income, even though our net losses allocable to that activity or that portion of your loss on the sale of a unit that is allocable to our mortgage lending business will be treated as passive activity losses.

      If we are not considered engaged in a trade or business of lending money, then income and loss from our mortgage lending activities will be considered portfolio income and loss, and you will not be permitted to offset passive losses from other activities against your share of that portion of our income.

      There are no cases or revenue rulings dealing with the question of establishing the criteria for determining whether an entity (other than a bank) is engaged in the ordinary conduct of a trade or business of lending money for purposes of Section 469. Presumably, this determination would be dependent, at least in part, on the facts and circumstances surrounding our operations, including the number of loans made during any particular year. Due to this uncertainty, tax counsel is unable to give an opinion as to whether we will be considered to be engaged in an equity-based lending activity for this purpose.

      Section 67(a) of the Internal Revenue Code provides that most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer’s adjusted gross income and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. Your allocable share of our expenses attributable to our investment in income producing real property will be considered miscellaneous itemized deductions subject to this 2% limitation. Your allocable share of our expenses attributable to our mortgage lending activities will be considered miscellaneous itemized deductions subject to this 2% limitation only if we are not considered to be in the trade or business of lending money.

Depreciation

      The cost of the improvements on any income producing real properties we acquire for investment may be recovered through depreciation deductions over a specified period of years. In the case of residential rental property the recovery period is 27.5 years. In the case of nonresidential real property, the recovery period is 39 years. From time to time we may also acquire equity or leasehold interests in real property by foreclosure. If we hold any such properties for investment, we will also be entitled to recover the cost of any improvements on such properties through depreciation deductions. Depreciation deductions are not available with respect to any real property we hold primarily for sale.

Sale of Real Estate Assets

      Upon the sale of any commercial real property, we will recognize gain or loss measured by the difference between the amount realized by us in the sale transaction and our adjusted basis in the property sold. If we are not considered a “dealer” with respect to our commercial real property holdings, gain or loss recognized on a sale of our commercial real properties will be taxable under Section 1231 of the Code. Your share of the gains or losses resulting from the sale of such properties would generally be combined with any other Section 1231 gains or losses recognized by you that year from other sources, and any net Section 1231 gain would generally be treated as long-term capital gain. The amount of taxable gain allocated to you may exceed the cash proceeds you receive with respect to such sale, particularly if the property in question is leveraged at the time of sale.

Property Held Primarily for Sale to Customers

      We have been organized for the purpose of conducting two discrete activities: (i) engaging in the business of mortgage investing and/or mortgage lending, and (ii) acquiring, developing and managing commercial real estate for investment and rental purposes. If we were at any time deemed for tax purposes to be a “dealer” in real property, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute unrelated business taxable income to members who are tax-exempt entities. For this purpose, the term “dealer” means a person who holds real estate primarily for sale to customers in the ordinary course of business.

      The determination of whether property is held for sale to customers in the ordinary course of business is based on all the surrounding facts and circumstances. We intend to acquire commercial real estate for investment and rental and to engage only in the business of owing and operating such property. Such properties will be sold only if Vestin Mortgage determines that such a sale is consistent with our investment objectives, and we do not anticipate that we will be treated as a dealer with respect to our activities with respect to our commercial real estate holdings. However, there is no assurance that the IRS will agree with our position.

      The facts and circumstances that are relevant to a determination of whether a person is a dealer with respect to real property include the number, frequency, regularity and nature of dispositions of real estate by such person and the activities of the person in facilitating dispositions. The determination is factually specific and must be made separately with respect to each sale or disposition of any property. If we were to dispose of a number of our real estate holdings in a relatively short period of time in a series of separate transactions, or after only a brief holding period, this would increase the risk of a potential characterization of us as a dealer. If we were classified as a dealer, gain from the sale or other disposition of our real estate holdings would be taxed at higher ordinary income rates rather than as capital gains. Such gain would also be classified as unrelated business taxable income. See the discussion on Tax Treatment of Tax-Exempt Entities beginning on page 107. Since the determination of whether we will be classified as a dealer is dependent upon facts that will not be known until any of our properties are sold or held for sale, tax counsel is not able to render an opinion as to whether we will be considered to hold any of our real estate assets primarily for sale to customers in the ordinary course of business.

Computation of Gain or Loss on Sale or Redemption of Units

      If you sell your units, including a sale of your units to us in a redemption transaction, you will recognize gain or loss on the sale measured by the difference between the amount realized and your adjusted basis in the units.

Character of Gain or Loss

      Generally, gain on the sale of units which have been held over 12 months should be taxable as long-term capital gain, except for that portion of the gain allocable to substantially appreciated inventory items and unrealized receivables, as those terms are defined in Section 751 of the Internal Revenue Code, which would be treated as ordinary income. We may have unrealized receivables arising from the ordinary income component of market discount bonds. In addition, the amount of ordinary income that would result if we were to sell any of our assets (e.g., as a result of depreciation recapture), is expected to be an unrealized receivable.

      In general, for noncorporate taxpayers in taxable years ending on or after May 6, 2003, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 15%, or 5% for individuals in the 10% or 15% tax bracket. The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 or $1,500 in the case of a married taxpayer filing a separate return, or the excess of these losses of the taxpayer over the taxpayer’s capital gain.

Tax Rates on a Partner’s Share of Ordinary Income

      Your tax liability with respect to an investment in units will depend upon your individual tax bracket. Currently, there are six projected tax brackets for individuals. For calendar year 2005.

•	the first projected bracket is at 10% on taxable income not over $14,600 in the case of married taxpayers filing joint returns,

•	the second at 15% on taxable income from $14,600 — $59,400,

•	the third at 25% on taxable income from $59,400 — $119,950,

•	the fourth at 28% on taxable income from $119,950 — $182,800,

•	the fifth at 33% on taxable income from $182,800 — $326,450, and

•	the sixth at 35% on taxable income over $326,450.

Distributions and Deemed Distributions

      Distributions to you from us may take the form of either actual cash distributions or so-called “deemed distributions.” A deemed distribution is treated as a cash distribution and can result from your decision to participate in our distribution reinvestment plan. If you elect to participate in our distribution reinvestment plan, under the terms of our Operating Agreement, you will be deemed to have received a distribution of your share of net income and to have recontributed the same amount to the Fund.

      Distributions to you, including deemed distributions, will not generate taxable income to you unless and to the extent the amount of any such distribution exceeds your basis in your units. We do no anticipate that you will recognize any taxable income as a result of any deemed distributions resulting from your election to participate in our distribution reinvestment plan.

Capital Shifts Under Withdrawal Arrangement

      Our Operating Agreement contains a withdrawal or repurchase plan under which members may tender their units for purchase by us under certain circumstances once the units have been held for at least one year. Units tendered for purchase pursuant to this plan prior to the time that a member has held his units for at least 2 years are subject to purchase at a discount of 10% of the value of the capital account attributable to the units being purchased. In the case of a discount purchase, the amount constituting the difference between the value of the capital account attributable to the units being purchased and the purchase price will be allocated on a pro rata basis among the remaining members, and their capital accounts will be adjusted accordingly. Each of the remaining members will realize an economic benefit from any such shift in capital that occurs as a result of a discount purchase of units and may have to include in his taxable income for such year an amount equal to his pro rata share of any such capital shift.

Investment Interest

      Section 163(d) of the Internal Revenue Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct trade or business property. Investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

      Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and interest expense you incur to acquire your units will not be treated as investment interest to the extent attributable to a passive activity conducted by us. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

      Interest attributable to debt you incur in order to purchase or carry units may constitute investment interest subject to these deductibility limitations. You should consider the effect of investment interest limitations on using debt financing for your purchase of units.

Tax Treatment of Tax-Exempt Entities

      As discussed below, we anticipate that an investment in units will give rise to “unrelated business taxable income” as defined in Sections 511 through 514 of the Code. Accordingly, purchasing units may not be a suitable investment for most tax-exempt entities, particularly IRA’s and other tax-exempt entities that are not Qualified Plans, and we do not recommend that any tax-exempt entities purchase units.

      Sections 511 through 514 of the Code impose a tax on the “unrelated business taxable income” of organizations otherwise exempt from tax under Section 501(a) of the Code. The organizations subject to the unrelated business income tax include: (i) trusts forming part of a stock bonus, pension or profit-sharing plan of any employer for the exclusive benefit of its employees or their beneficiaries (“Qualified Plans”), and (ii) individual retirement accounts (“IRAs”).

      Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Interest income and rents from real property are generally not subject to this tax unless the income constitutes “debt-financed income.”

      Unrelated business taxable income includes gross income, which may be subject to certain deductions and modifications, derived from any trade or business regularly carried on by a partnership. Among the items excluded from unrelated business taxable income are

•	interest and dividend income (except to the extent such income is debt-financed);

•	rents from real property (other than debt-financed real property or property from which participating rentals are derived); and

•	gains on the sale, exchange or other disposition of assets held for investment.

      The receipt of unrelated business taxable income by an entity subject to tax on unrelated business taxable income has no effect on such entity’s tax-exempt status or on the exemption from tax of its other income. In certain circumstances, the continual receipt of unrelated business taxable income may cause charitable organizations which are tax exempt to lose their exemption. In the case of a charitable remainder annuity trust or unitrust, the receipt of any unrelated business income taxable will cause all income of the entity to be subject to tax. If you are a tax exempt entity, we urge you to consult your own tax advisors concerning the possible adverse tax consequences resulting from an investment in units.

      Vestin Mortgage intends to borrow money to acquire or make mortgage loans, acquire income producing real properties, operate and develop for resale properties on which we have foreclosed and for other general business purposes. Subject to the exception described below that may be available to Qualified Plans (but not IRAs) with respect to the indebtedness we incur in connection with the acquisition of real property acquired for investment, any taxable income attributable to such borrowing, including net interest income from mortgage investments, net rental income from property acquired as a result of foreclosure and gain from the sale of property acquired through foreclosure will be subject to characterization as debt-financed income and, therefore, as unrelated business taxable income.

      Our total indebtedness from all sources of borrowing will not exceed 70% of the fair market value of our total assets if such indebtedness is secured by our outstanding mortgage loans or assets in general and our indebtedness secured by any individual real property will not exceed 85% of the fair market value of such property. Subject to the exception discussed in the next paragraph, any taxable income attributable to such borrowing, including net interest income from mortgage investments, net rental income from income producing real properties purchased (or acquired as a result of foreclosure) and gain from the sale of any of our real properties will be subject to classification as unrelated business taxable income.

      In the case of a Qualified Plan (but not an IRA), an exemption from the debt-financed income rules may be available with respect to that portion of our debt-financed income that is attributable to our rental real properties. Section 514(c)(9) provides that debt with respect to real property will not be taken into account for this purpose if the following requirements are met: (i) the purchase price of the property or improvement is a fixed amount determined as of the date of the acquisition or the completion of the improvement; (ii) neither the amount of the debt nor the amount of interest on the debt nor the time for making payment may depend in whole or in part on the revenue, income or profits derived from such property, (iii) the property may not be leased back to the seller or certain parties who are related to the seller; (iv) the property may not be acquired from certain parties who are considered affiliates or related parties with respect to the Fund; and (v) no financing with respect to the property may be provided by the seller or certain persons related to the seller. We anticipate that substantially all acquisition indebtedness we may incur in connection with our rental real properties will satisfy the foregoing requirements. As a result, a Qualified Plan (but not IRA) investor should not be subject to tax under the debt-financed unrelated business taxable income rules with respect to that portion of its distributive share of our income that is attributable to any such indebtedness.

      Except as described in the preceding three paragraphs, we intend to invest our assets and structure our operations in such a manner that tax-exempt members will not derive unrelated business taxable income or unrelated debt-financed income with respect to their membership interests. However, as discussed in the section of “Property Held Primarily for Sale to Customers” beginning on page 105, sales of our real estate assets, including any property acquired through foreclosure might also produce additional unrelated business taxable income if we are characterized as a “dealer” with respect to such property. Moreover, mortgage loans which we invest in or purchase which permit us to participate in the appreciation in value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income.

      If an IRA or Qualified Plan is a member and its partnership income constitutes unrelated business taxable income, this income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

      In considering an investment of a portion of the assets of a Qualified Plan or IRA in units, in addition to the unrelated business taxable income considerations discussed above, a fiduciary should consider

•	whether the investment is in accordance with the documents and instruments governing the plan;

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 (“ERISA”);

•	whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

•	whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code.

      We do not expect an investment by an IRA to be subject to the above diversification and prudence requirements of ERISA unless the IRA also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Tax Shelter Registration

      Code Section 6111 requires that “tax shelters” register with the IRS and that the tax shelter registration number assigned by the IRS be included on the return of any investor who claims any deduction, credit, or other tax benefit associated with the investment. Under Treasury Regulations promulgated under Section 6111, a “tax shelter” is defined as an investment in connection with which an investor can reasonably infer from the representations made that the “tax shelter ratio” may be greater than 2-to-1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The “tax shelter ratio” is generally determined by dividing the investor’s share of the aggregate deductions derived from the investment, determined without reference to income, by the amount of the investor’s capital contributions.

      We plan to leverage our commercial real property acquisitions in such a way that the share of aggregate depreciation and other deductions attributable to our real estate activities allocable to you may exceed two hundred percent (200%) of your capital contributions. This means it can reasonably be inferred that our tax shelter ratio may exceed 2-to-1. Accordingly, we will be considered a “tax shelter” for this purpose, and we will register as such with the IRS. The IRS will assign a Tax Shelter Registration Number and Taxpayer Identification Number to us. You will be advised on the Tax Shelter Registration Number after we receive it. You must report the Tax Shelter Registration Number as well as our Taxpayer Identification Number to the IRS by attaching Form 8271 to any tax return on which you claim your share of any deduction, loss, credit, or other tax benefit or report any income from your investment in us.

Partnership Tax Returns, Tax Information and Audits

      Vestin Mortgage will prepare our information income tax returns. In connection with the preparation of our income tax returns, Vestin Mortgage will prepare and distribute to the Members not later than seventy-five (75) days after the close of each fiscal year all information necessary in the preparation of the Members’ federal income tax returns, including our Schedule K (Form 1065), Partner’s Share of Income, Credits, Deductions, and each member’s respective Schedule K-1. Such information will not be supplied to assignees who are not substitute members.

      You are required to report your distributive share of the items set forth on your Schedule K-1 on your individual tax return consistent with our treatment of the items on our returns. You may report an item inconsistently if you file a statement with the IRS identifying the inconsistency. Otherwise, the IRS may summarily assess additional tax necessary to make your treatment of the item consistent with our treatment of the item without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court being afforded to you. Penalties for intentional disregard of the consistency requirements may also be assessed.

      Our tax returns may be audited by the IRS. Tax audits and adjustments are made at our level in one unified proceeding, the results of which are binding on all members. You may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

Vestin Mortgage is Tax Matters Partner

      A limited liability company which is classified as partnership for tax purposes must designate a tax matters partner to represent it in dealing with the IRS. Vestin Mortgage will serve as the tax matters partner to act on our behalf and on behalf of the members with respect to partnership items, to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level.

      If you own less than a 1% of the units, you will not receive notice from the IRS of these administrative proceedings unless you form a group with other members, having an aggregate interest of 5% or more, and request the notice. However, all members have the right to participate in the administrative proceedings at the partnership level. You will be notified of adjustments to your distributive share of any tax items agreed to at our level by the tax matters partner.

      If our return is audited and the IRS proposes adjustments, Vestin Mortgage may cause us to contest any adverse determination of any matter, and the result of any contest cannot be predicted. Any contest would result in additional expenses to us, and the costs incurred in connection with an audit and any ensuing administrative proceedings will be our responsibility and may adversely affect the profitability, if any, of our operations.

      Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

Original Issue Discount Rules

      The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any.

Market Discount

      We may purchase mortgage investments for an amount substantially less than the remaining principal balance of the mortgage investments. Each monthly payment which we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

      We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us. The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election — Impact on Subsequent Purchasers

      Section 754 of the Internal Revenue Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of an interest in the partnership. The effect of this election would be that, with respect to the transferee only, the basis of our property would either be increased or decreased by the difference between the transferee’s basis for his units and his proportionate share of our basis for all proportionate share of our basis for all property we own.

      Vestin Mortgage has decided that due to the accounting difficulties which would be involved, it will not cause us to make an election pursuant to Section 754 of the Internal Revenue Code. Accordingly, our basis in our assets will not be adjusted to reflect the transferee’s purchase price of his units.

      This treatment might not be attractive to prospective purchasers of units, and you might have difficulty for that reason in selling your units or you might be forced to sell at a discounted price.

Taxation of Mortgage Loan Interest

      In certain situations, our acquisition of mortgage loans may be structured to permit us to participate in the appreciation in the value of the properties to which such mortgage loans relate or in the cash flow generated by the operation of such properties by the borrowers. We expect to report for tax purposes all earnings attributable to mortgage loans as interest income. In each case the determination of whether we will be treated for tax purposes as a creditor or as a partner or other equity participant will depend on an analysis of the facts and circumstances of the specific mortgage loan. As a result, tax counsel is unable to provide an opinion as to the tax consequences of any of these prospective transactions, and there is no assurance that the IRS will not successfully recharacterize a mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, we would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the property to which the mortgage loan relates. Recharacterization of a loan as an equity interest also could result in the receipt of unrelated business taxable income for certain tax-exempt Members.

Treatment of Compensation of Vestin Mortgage and its Affiliates

      All expenses related to the Offering will be advanced by Vestin Mortgage. We will reimburse Vestin Mortgage for such expenses, not to exceed 2% of the total proceeds received under this Offering. At Vestin Mortgage’s election, it may waive reimbursement of all or a portion of the expenses related to this Offering, and Vestin Mortgage’s capital account will be credited with the amount waived. In addition, we will pay Vestin Mortgage and its affiliates certain fees and expenses for services relating to the conduct of our business, including: (i) up to 2.5% of the total proceeds received under this offering as an acquisition and advisory fee in connection with the potential acquisition of real property, (ii) a dealer manager fee to Vestin Capital equal to 2.5% of the funds raised in the offering through the sale of units by selected dealers, (iii) a commission of 7.0% of any funds raised by Vestin Capital through the sale of units, (iv) an administrative fees of up to 3% of proceeds from the resale of foreclosed property, (v) a property management fee equal to (1) in the case of residential property, 5% of the gross revenues of such property, (2) in the case of industrial and commercial property, 6% of gross revenues where the services provided by Vestin Mortgage includes leasing, re-leasing and leasing related services, or (3) in the case of industrial or commercial property leased for ten or more years on net (or similar) bases, 1% of the gross revenue from such leases, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first 5 years of the original term of the lease, and (vi) an incentive fee (payable after our members have received a 100% return on their capital contributions plus an amount equal to 6% per annum cumulative) equal to 25% of cash to be distributed from the net proceeds remaining from the sale or refinancing of the income producing real properties owned by the Fund.

      In computing our taxable income for each year, we intend:

•	to deduct, amortize or capitalize the amount of the foregoing fees paid to Vestin Mortgage and its affiliates each year in computing our taxable income for such year, and

•	to allocate income and losses to Vestin Mortgage consistent with its capital account.

      Our ability to obtain the foregoing tax treatment relative to these fees depends in large measure on the value of the services rendered in exchange therefore, which is a question of fact that may depend on events to occur in the future. Due to this uncertainty, tax counsel was unable to give an opinion as to the proper tax treatment of such fees. The tax risk associated with this uncertainty is the possibility that the IRS may attempt to disallow (in whole or in part) the deduction of fees paid. If these deductions were disallowed (in whole or in part) by the IRS, our taxable income would be increased by the amount of the disallowed deductions, and the amount of income you would be required to include in your tax return would increase by your share of such increase in our taxable income.

      Vestin Mortgage will also be entitled to fees payable by borrowers in connection with our investing in or purchasing a mortgage loan. These fees include loan brokerage fees (2% — 6% of each loan), loan evaluation and processing fees (up to 5% of each loan), servicing fees for administering loans (up to 0.25% of outstanding principal), and loan extension or modification fees (2% — 5% of outstanding principal). The exact amount of the foregoing fees will be negotiated with prospective borrowers on a case-by-case basis.

      Since any of the commissions or fees described in the preceding paragraph will be payable by the borrowers, such payment should not have any effect on the calculation of our taxable income. However, the IRS could take the position that these commissions or fees, or any of them, are: (a) constructively paid by us, and (b) not deductible to the extent they exceed reasonable compensation for the services rendered. Since this is ultimately an issue of fact which may depend on future events, tax counsel was unable to give an opinion regarding the issue.

      If the IRS were to make and prevail on such an assertion as to the treatment of these fees or commissions, the tax effect would be that our income would be increased by the amount of the fees and commissions, and the fees and commissions would be deductible by us only to the extent they constitute reasonable compensation for the services rendered. This would result in an increase in our taxable income to the extent the deductibility of the fees and commissions is disallowed, and the amount of income you would be required to include in your taxable income would be increased by your share of such increase in our taxable income.

Possible Legislative Tax Changes

      In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any proposal, the likely effect of any proposals upon the income tax treatment presently associated with investment in mortgage loans or units, or the effective date, which could be retroactive, of any legislation which may derive from any past or future proposal.

      We strongly urge you to consider ongoing developments in this uncertain area and to consult your own tax advisors in assessing the risks of investment in units.

State and Local Taxes

      We currently contemplate investing in or purchasing loans and income producing real properties in Nevada, California, Hawaii and Arizona. Nevada does not have an income tax law, and, we believe that no taxes will be imposed by the State of Nevada or any of its localities on our assets or income or on any member’s share of any income derived from our activities in Nevada or any real property located in Nevada.

      California, Hawaii and Arizona may impose a tax on our assets or income, or on each member based on his share of any income derived from our activities in those states and from real or tangible personal property located in those states. In addition, we may decide to invest in or purchase income producing real properties located in other states or in loans secured by properties in other states and localities which also may impose these taxes.

      If you are an entity that is exempt from federal income taxation, it is likely that you are also exempt from state and local taxation.

      The state in which you reside may impose taxes on your share of any income derived from your interest in us. You should consult with your own tax advisors concerning the applicability and impact of any state and local tax laws in your state of residence.

ERISA and Other Qualified Plan and IRA Considerations

      ERISA requires that the assets of Qualified Plans be held in trust and that the trustee, or a duly authorized investment Manager, within the meaning of Section 3(38) of ERISA shall have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to its provisions and prohibits certain transactions between ERISA and an employee benefit plan and the parties in interest with respect to Qualified Plans, including fiduciaries.

      Under the Internal Revenue Code, similar prohibitions apply to all Qualified Plans and IRAs. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a qualified plan or IRA is considered to be a fiduciary of the plan or IRA, subject to certain exceptions not here relevant.

      ERISA and the Internal Revenue Code also prohibit parties in interest, including fiduciaries of an IRA or Qualified Plan, from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, Vestin Mortgage may not permit the purchase of units with assets of any IRA or Qualified Plan if Vestin Mortgage:

•	has investment discretion with respect to the assets of the Qualified Plan or IRA, or

•	regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to the assets of the Qualified Plan or IRA.

Annual Valuation

      Fiduciaries of any Qualified Plan subject to ERISA are required to determine annually the fair market value of the assets of the plan as of the close of the plan’s fiscal year. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. A trustee or custodian of an IRS must also provide an IRA participant and the IRS a statement of the value of the IRA each year. However, currently neither the IRS nor the Department of Labor has issued regulations specifying how to determine “fair market value.”

      We will adjust the value of our units (and the amount of the capital accounts of the members) on an annual basis as to reflect unrealized appreciation or depreciation of our underlying assets. The determination of the unrealized appreciation or depreciation in our underlying assets will be made as of September 30 of each year and will be based upon an annual valuation performed by Vestin Mortgage. Independent appraisals will be obtained each year for our commercial real properties. No independent appraisals will be obtained with respect to any of our other properties. The foregoing valuation methodology may not satisfy the valuation requirements imposed on plan fiduciaries under ERISA. In addition, any unit valuation provided by Vestin Mortgage may be subject to challenge by the IRS were you to assert that it establishes the fair market value of your units for any tax purposes (e.g., for federal estate or gift tax valuation purposes).

      We anticipate that we will provide annual reports of our determination of the value of our units (1) to trustees and custodians of IRA’s not later than January 15 of each year, and (2) to fiduciaries of Qualified Plans by March 15 of each year. Each determination will be based upon valuation information available as of September 30 of the preceding year.

      There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per unit would actually be realized by members upon liquidation, because these estimates do not necessarily indicate the price at which commercial real properties and/or mortgages can be sold,

•	our members would be able to realize estimated net assets values if they were to attempt to sell their units, because no public market for units exists or is likely to develop, or

•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Plan Assets Generally

      If our assets are deemed to be plan assets under ERISA:

•	our investment will be subject to the prudence standards and other provisions of ERISA applicable to investments by qualified plans and their fiduciaries would extend to investments made by us,

•	certain transactions that we might seek to enter into might constitute prohibited transactions under ERISA and the Internal Revenue code because Vestin Mortgage would be deemed to be a fiduciary of the plans, and

•	our audited financial information would have to be reported annually to the Department of Labor.

      In 1986, the Department of Labor promulgated final regulations defining the term plan assets. Under these regulations, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless one or more of the following exemptions applies:

•	equity participation by benefit plan investors is not significant,

•	the entity is a real estate operating company, or

•	the equity interest is a publicly-offered security.

      Exemption for Insignificant Participation by Qualified Plans. This exemption is available if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by qualified plans or IRAs.

      For purposes of this 25% rule, the interests of any person who had discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee with respect to the assets of the entity, or any affiliate of a person who has that authority or control, shall be disregarded.

      Thus, while Vestin Mortgage and its affiliates are not prohibited from purchasing units, any purchases of units by any of them will be disregarded in determining whether this exemption is satisfied. We cannot assure you that we will always qualify for this exemption.

      Exemption for a Real Estate Operating Company. For purposes of this exemption, an entity is a real estate operating company if: (i) at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment, are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development activities, and (2) be directly engaged in real estate management or development activities.

      We intend to invest substantially more than 50% of the funds we receive from investors in the acquisition of income producing real properties, and we, therefore, anticipate that we will satisfy the requirement that at least 50% of our asset value at cost will be invested in real estate.

      As to the requirements related to the management or development of the property, the preamble to the 1985 proposed regulations set forth the Department of Labor’s view that a real estate operating company must actively and directly participate in, or influence, management decisions with respect to the properties in which it has an interest and must in fact devote substantial resources to its management or development activities.

We intend to structure all of our real estate acquisitions so as to have the exclusive right to manage such properties, and we anticipate that we will devote substantial resources to those management activities, either directly through the efforts of Vestin Mortgage or indirectly through the services of one or more management companies that may be engaged to provide management services with respect to our real properties. Consequently, we believe that we will also satisfy these management or development requirements and that we should, therefore qualify for the exemption from plan assets treatment as a real estate operating company. As a result, we do not believe that our underlying assets will be considered to be plan assets under these regulations.

      Exemption for Publicly Offered Securities. For purposes of this exemption, a publicly offered security is a security that is:

•	freely transferable,

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

      For purposes of this definition, whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts. If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the transferability of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet certain enumerated administrative needs not, alone or in combination, affect a finding that such securities are freely transferable.

      The units will be sold as part of an offering of securities to the public pursuant to registration under the Securities Act, and Vestin Mortgage has represented that it will cause us to register the units under the Exchange Act within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of our fiscal year during which the Offering of units to the public occurred. The units will not be subject to any restrictions on transfer other than those enumerated in the Operating Agreement, these regulations and referenced in the preceding paragraph. Based on the foregoing, the units should be publicly offered securities within the meaning of these regulations. As a result, our underlying assets should be not considered to be plan assets under these regulations.

Minimum Distribution Requirements

      Any person who is a fiduciary of a Qualified Plan or trustee or custodian of an IRA considering an investment in our units should consider the impact of the minimum distribution requirements under the Code. Generally, the Code requires that certain minimum distributions from Qualified Plans and IRAs must be made commencing no later than April 1 of the year following the calendar year in which the recipient attains age 70 1/2. Accordingly, if units are held by a Qualified Plan or an IRA and mandatory distributions to the beneficiary of such Plan or IRA are required to be made in excess of the amount, if any, of cash distributions made by us with respect to such units, an in-kind distribution of the units to such beneficiary may have to be made. A beneficiary of a Qualified Plan or IRA who receives a distribution of units will have taxable income equal to the fair market value of the units without any corresponding cash distribution from us with which to pay the income tax liability arising our of any such distribution. No assurances can be given that our mortgage investments will be sold or liquidated or our commercial real properties sold or otherwise disposed of in a fashion that would permit sufficient liquidity to enable any Qualified Plan or IRA holding such units to comply with the minimum distribution requirements without making an in-kind distribution of units.

HOW WE PROTECT OUR RIGHTS AS A LENDER

      The following discussion is a summary of legal aspects of mortgage loans. Because this is a summary, it does not contain all the information that may be important to you. Many of the legal aspects of mortgage loans are governed by applicable state laws, which may vary substantially. The following material does not reflect the laws of any particular state, unless specifically indicated.

Overview of Mortgages

      We will invest in mortgage loans. In connection with these loans, we will receive mortgages or other similar instruments such as deeds of trust, granting us rights in the security properties. Our authority under a mortgage is governed by applicable law and the express provisions of the mortgage.

      Priority of liens on mortgaged property created by mortgages depends on their terms and on the order of filing with a state, county or municipal office, although this priority may be altered by the mortgagee’s knowledge of unrecorded liens against the security property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over the mortgage.

Foreclosure

Non-judicial Foreclosure

      If a mortgage loan secured by a deed of trust is in default, we will protect our rights by foreclosing by a non-judicial sale. Deeds of trust differ from mortgages in form, but are in most other ways similar to mortgages. Deeds of trust will contain specific provisions enabling non-judicial foreclosure in addition to those provided for in applicable statutes upon any material default by the borrower. Applicable state law controls the extent that we have to give notice to interested parties and the amount of foreclosure expenses and costs, including attorney’s fees, which may be covered by a lender, and charged to the borrower.

Judicial Foreclosure

      Foreclosure under mortgage instruments other than deeds of trust is more commonly accomplished by judicial action initiated by the service of legal pleadings. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure is subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. For this reason, we do not anticipate using judicial foreclosure to protect our rights due to the incremental time and expense involved in these procedures.

      When foreclosing under a mortgage instrument, the sale by the designated official is often a public sale. The willingness of third parties to purchase the property will depend to some extent on the status of the borrower’s title, existing redemption rights and the physical condition of the property. It is common for the lender to purchase the security property at a public sale where no third party is willing to purchase the property, for an amount equal to the outstanding principal amount of the indebtedness and all accrued and unpaid interest and foreclosure expenses. In this case, the debt owed to the mortgagee will be extinguished. Thereafter, the mortgagee would assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. If we foreclose on the security property, we expect to obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal our investment in the property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.

      Lenders also need to comply with procedure-related environmental rules and regulations. An increasing number of states require that any environmental hazards are eliminated before a property may be resold. A lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

      In foreclosure proceedings, courts frequently apply equitable principles, which are designed to relieve the borrower from the legal effects of his immaterial defaults under the loan documents or the exercise of remedies that would otherwise be unjust in light of the default. These equitable principles and remedies may impede our efforts to foreclose.

Environmental Risks

      Our security property may be subject to potential environmental risks. Of particular concern may be those security properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to a diminution in value of the security property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, we may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

      Under the laws of certain states, an owner’s failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

      The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

      For the foregoing reasons, we anticipate that Vestin Mortgage will protect us and you by requiring a Phase I Environmental Site Assessment of the security properties prior to selecting a loan for us to invest in.

Second Mortgages; Rights of Senior Mortgages

      Our rights as mortgagee or beneficiary under a second mortgage will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive rents, hazard insurance and condemnation proceeds and to cause the security property to be sold upon default of the mortgagor. This can extinguish a second mortgage unless we assert our subordinate interest in foreclosure litigation or satisfy the defaulted senior loan. In many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default, and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, or unless required by state law, a senior mortgagee need not give notice of default to a junior mortgagee.

      The form of mortgage used by many institutional lenders confers on the mortgagee the right both to receive insurance proceeds and condemnation awards. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the first mortgagee will have the prior right to collect any insurance proceeds payable and any condemnation award of damages in and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage. The right to insurance proceeds and condemnation awards may be limited, as in cases where the mortgagor is allowed to use the insurance proceeds and condemnation award to repair the damage unless the security of the mortgagee has been impaired.

      The form of mortgage used by many institutional lenders also contains a “future advance” clause, which provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause may depend on whether the advance was an “obligatory” or “optional” advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that there may be intervening junior mortgages and other liens and notwithstanding that the mortgagee or beneficiary had actual knowledge of them. Where the mortgagee is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages and other liens, the advance may be subordinate to these intervening junior mortgages and other liens. Priority of advances under a “future advance” clause may also rest on state law giving priority to advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

      We can also protect ourselves by including provisions obligating the mortgagor to do the following:

•	pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage,

•	to provide and maintain fire insurance on the property,

•	to maintain and repair the property,

•	not to commit or permit any waste on the property, and

•	to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

      Upon a failure of the mortgagor to perform any of these obligations, we would have the right under the mortgage to perform the obligation, with the mortgagor agreeing to reimburse us for any sums we expend on behalf of the mortgagor. All sums we expend become part of the indebtedness secured by the mortgage.

Statutory Rights of Redemption

      After a foreclosure sale pursuant to a mortgage, the borrower and foreclosed junior lienors may have a statutory period in which to redeem the property from the foreclosure sale. Redemption may be limited to where the mortgagee receives payment of all or the entire principal balance of the loan, accrued interest and expenses of foreclosure. The statutory right of redemption diminishes the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. One remedy we may have is to avoid a post-sale redemption by waiving our right to a deficiency judgment. Consequently, as noted above, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation

      We may acquire interests in mortgage loans which limit our recourse to foreclosure upon the security property, with no recourse against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the mortgaged property, we may confront statutory prohibitions which impose prohibitions against or limitations on this recourse. For example, the right of the mortgagee to obtain a deficiency judgment against the borrower may be precluded following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. We may elect, or be deemed to have elected, between exercising our remedies with respect to the security or the deficiency balance. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.

      In Nevada, we can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to us. In jurisdictions like California, however, if we desire to seek a judgment in court against the borrower for the deficiency balance, we may be required to seek judicial foreclosure and/or have other security from the borrower. We would expect this to be a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

Bankruptcy Laws

      We may be subject to delays from statutory provisions that afford relief to debtors from our ability to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the United States Bankruptcy Code of 1978, which we refer to as the Bankruptcy Code, and analogous state laws, foreclosure actions and deficiency judgment proceedings are automatically suspended upon the filing of the bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences in obtaining our remedy can be significant. Also under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of the holder of a second mortgage may prevent the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, the amount and terms of a mortgage on property of the debtor may be modified under equitable principles or otherwise. Under the terms of an approved bankruptcy plan, the court may reduce the outstanding amount of the loan secured by the real property to the then current value of the property in tandem with a corresponding partial reduction of the amount of the lender’s security interest. This leaves the lender having the status of a general unsecured creditor for the differences between the property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which may result from a reduction in the rate of interest and/or the alteration of the repayment schedule, and/or change in the final maturity date. A court may approve a plan, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over time. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor to de-accelerate a mortgage loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

      In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Enforceability of Certain Provisions

Due-On-Sale Provisions

      Federal law pre-empts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms. As a result, due-on-sale clauses are enforceable except in those states whose legislatures exercised their limited authority to regulate the enforceability of these clauses. Due-on-sale clauses will not be enforceable in bankruptcy proceedings.

Acceleration on Default

      We may invest in mortgage loans which contain a “debt-acceleration” clause, which permits us to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after we give appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust. Furthermore, a borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorney’s fees incurred by the lender in collecting these defaulted payments.

      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender’s practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an installment contract has significant equity in the property, a court may apply equitable principles to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Prepayment Provisions

      In the absence of state statutory provisions prohibiting prepayment fees, we expect that the courts will enforce claims requiring prepayment fees. However, in some states prepayment fees may be unenforceable for residential loans or after a mortgage loan has been outstanding for a number of years. Applicable law may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month’s interest on the prepaid amount. We may have to contend with laws that render prepayment provisions on default or other involuntary acceleration of a mortgage loan unenforceable against the mortgagor or trustor. Some state statutory provisions may also treat prepayment fees as usurious if they exceed statutory limits. We anticipate that our loans will not have prepayment provisions.

Secondary Financing: Due-on-Encumbrance Provisions

      Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. We are more likely to invest in mortgage loans that permit us, as first lender, to accelerate the maturity of a loan if the borrower grants a second mortgage or in mortgage loans that require our consent to any junior or substitute financing.

      Where a borrower encumbers the mortgaged property with one or more junior liens, the first lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and even prevent the taking of action by the senior lender;

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

      We expect that our loans will prohibit junior mortgages and intend to monitor our loans closely so that we will know when a junior lien holder acquires an interest in the security property.

Applicability of Usury Laws

      State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of points and fees as interest, but may exclude payments in the form of reimbursement of foreclosure expenses or other charges found to be distinct from interest. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

      Nevada law does not apply limitations on interest that may be charged on the type of loans that we intend to invest in or purchase. In California, we will only invest in loans that were made through real estate brokers licensed by the California Department of Real Estate. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All underlying mortgage loans on California property that are invested in or purchased by us will be arranged for us by such a licensed California real estate broker.

REPORTS TO MEMBERS

      Pursuant to applicable state guidelines and the undertakings we have made to the Securities and Exchange Commission in our filings, we will be required to deliver certain reports to our members and make various filings with the Securities and Exchange Commission, particularly in the early stages of our operations. These reports and filings are described in this section.

      Within 75 days after the close of our fiscal year, Vestin Mortgage will prepare and distribute to you all the information about us you need to prepare your federal income tax return.

      Copies of the financial statements and reports referred to above, other than those delivered for purposes of your income tax return, shall be distributed to you within 90 days after the close of each taxable year. The materials delivered to you annually will include:

•	audited financial statements: balance sheet, statement of income or loss, statement of changes in members’ equity, and statement of cash flow;

•	a statement as to any transactions between us and Vestin Mortgage or its affiliates, and of the fees, commissions, compensation and other benefits paid by us or accrued to Vestin Mortgage or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed;

•	a report identifying distributions from:

•	cash flow from operations during that year,

•	cash flow from operations of prior years that had been held as reserves,

•	proceeds from capital transactions, lease payments on net leases with builders and sellers, and

•	reserves from the gross proceeds of the Offering originally obtained from our members; and

•	a report identifying any adjustments to a member’s Capital account.

      We will also provide you with the information required by Form 10-Q within 45 days of the end of each fiscal quarter.

      Because the Securities and Exchange Commission has declared effective the Registration Statement of which this prospectus is a part, we have become subject to the reporting requirements of the Securities Exchange Act of 1934. This means that we are required to file periodic reports, including quarterly reports within 45 days after the end of each fiscal quarter and annual reports within 90 days of the end of each fiscal year. In addition, we may become subject to recently enacted SEC accelerated filer rules which accelerates the filing deadline for our periodic reports over time. Under such rules, we may be required to file our quarterly reports within 35 days after the end of each quarter and annual reports within 60 days of the end of each fiscal year. Such reports will be prepared, at our expense, by Vestin Mortgage. These reports contain financial information and an analysis of our business for that quarter or year, including comparisons with prior performance, as well as additional disclosure in the annual reports. In addition, each annual report distributed to members will disclose a per unit estimated value of the units, the method by which it was developed, and the date of the data used to develop the estimated value. The holders of over 5% of our units will be required to file reports reflecting their levels of unit ownership. Furthermore, for so long as the proceeds of this Offering are not fully committed or returned to members, Vestin Mortgage shall prepare a special report containing a statement of the amount of the mortgage loans in which we have invested, the material terms of these loans, the identity of the borrower and the real property securing the mortgage loans and the appraised values of that real property. This report may be included in our quarterly reports. We will send you copies of the report within 60 days after the end of each quarter. Vestin Mortgage will not prepare a special report during quarters when there are no mortgage loans or placement or evaluation fees.

PLAN OF DISTRIBUTION

      Vestin Capital will act as our broker dealer in connection with this Offering. In that capacity, Vestin Capital is using this prospectus to offer units to the public on our behalf. Vestin Capital, which is an NASD member, is an affiliate of Vestin Mortgage and wholly-owned subsidiary of Vestin Group, Inc., the Delaware corporation that owns Vestin Mortgage. In addition, employees of Vestin Mortgage, where they may legally do so, will sell units directly. Neither Vestin Capital nor Vestin Mortgage will receive any compensation for such sales.

      Vestin Capital will receive 0.5% of gross proceeds of the Offering for reimbursement of expenses for diligence. Vestin Mortgage will advance other Offering expenses on our behalf. We will not reimburse any other expenses incurred by Vestin Capital. To the extent Vestin Mortgage pays such expenses to non-affiliates of Vestin Mortgage, we will reimburse Vestin Mortgage for such expenses, provided that the maximum amount of such reimbursement shall not exceed 2% of the gross proceeds derived from this Offering. At Vestin Mortgage’s election, it may elect to receive units in lieu of cash reimbursement.

      We will be reviewing subscription applications as they are received. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the number of units we will issue.

      We will continue to sell units to the public through Vestin Capital and Vestin Mortgage where permitted. We will seek to sell a total of 10,000,000 units under the Offering and 2,000,000 units under our distribution reinvestment plan. We may sell units through November 7, 2005, or we may decide to end the Offering. In certain states where the Offering will be made, we may not be allowed to extend the Offering beyond one year unless we have the permission of the appropriate state agency.

      As there is no established public trading market and no comparable securities for reference purposes, our unit price was determined arbitrarily by Vestin Mortgage.

      We have reserved 2,000,000 units for our distribution reinvestment plan. You may elect to participate in our distribution reinvestment plan by indicating so in your completed subscription agreement or you can later elect to become a participant. You may make an election or revoke an election at any time by sending us written notice. We will provide you with a current prospectus at the time of your reinvestment.

      Your continued participation in the plan depends on whether you meet the investor suitability standards. While you are a participant, for each $10.30 in distributions you reinvest, you will acquire one unit. Vestin Mortgage may terminate or reinstate the plan at any time. Units you acquire through the plan carry the same rights as units acquired through your original investment. However, as previously noted, the value of your new units issued for $10.30 will not necessarily be the same as those previously acquired for $10.30.

      We are not a mutual fund nor are we an investment company within the meaning of the Investment Company Act of 1940 nor subject to the regulations thereunder.

      If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit B or Exhibit C (as applicable) to this prospectus and which will be provided by the person or the securities dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that dealer, and make your payment to “VESTIN FUND III, LLC”. You may obtain additional copies of the subscription agreement from the Manager or Vestin Capital, whose address is 8379 West Sunset Road, Las Vegas, Nevada 89113, telephone number (702) 227-0965.

      By submitting the signed Subscription Agreement with payment for the purchase of units, you:

•	agree to be bound by the Operating Agreement;

•	grant a special and limited power of attorney to Vestin Mortgage; and

•	represent and warrant that you meet the relevant standards specified in the Subscription Agreement and are eligible to purchase units.

      Neither Vestin Capital nor any other securities brokerage firm will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

      You can elect to participate in the distribution reinvestment plan by so indicating in your completed Subscription Agreement, or you can later elect to become a participant. Units purchased under the plan will be credited to your capital account as of the first day of the month following the month in which the reinvested distribution was made. For each $10.30 in distributions you reinvest, you will acquire one unit which carries the same rights as the units you acquire through your original investment. We may amend or end the distribution reinvestment plan for any reason at any time by mailing a notice to you at your last address of record at least 30 days before the effective date of our action.

INFORMATION ON CHANGE OF ACCOUNTANTS

      On January 29, 2004, Ernst & Young LLP (“E&Y”), informed Vestin Group, the parent company of Vestin Mortgage, our Manager, and the Audit Committee of Vestin Group (the “Audit Committee”) in writing of its decision to resign as our independent auditors effective as of that date. The Audit Committee has engaged Moore Stephens Wurth Frazer & Torbet, LLP as our independent auditors.

      E&Y’s report on our balance sheet as of April 24, 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the period from inception (April 16, 2003) to December 31, 2003, and the subsequent interim period through January 29, 2004, there were no disagreements between us and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter in their report.

LEGAL MATTERS

      For matters of Nevada law, Levine, Garfinkel & Katz, LLP, Vestin Mortgage’s attorneys, have reviewed the legality of our issuance of units. Ira Levine, Secretary of Vestin Group, is a partner in Levine, Garfinkel & Katz, LLP. Our tax counsel is Wendel, Rosen, Black & Dean, LLP, Oakland, California. Vestin Group and Vestin Mortgage are represented by Morris, Pickering & Peterson, Las Vegas, Nevada, in the Desert Land, L.L.C. litigation.

EXPERTS

      The consolidated financial statements of Vestin Fund III, LLC, at December 31, 2004 and 2003, appearing in this prospectus and Registration Statement has been audited by Moore Stephens Wurth Frazer and Torbet, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Vestin Group, Inc. at December 31, 2004, and for each of the two years in the period ended December 31, 2004, appearing in this prospectus and Registration Statement have been audited by Moore Stephens Wurth Frazer and Torbet, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

      This prospectus does not contain all the information in the Registration Statement on Form S-11 (No. 333-105017) and accompanying exhibits which we have filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933. Additionally, we are subject to the reporting requirements of the Securities Exchange Act of 1934 and, consequently, file annual and quarterly reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and all amendments thereto and other reports and information filed by us can be inspected and copied at the public reference facilities (phone number (800) SEC-0330) maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of that material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

      As required by the Commission in connection with real estate related offerings on Form S-11, we have also undertaken to provide you directly with the financial statements required by Form 10-K for the first full year of operations of the Fund and to file with the Commission “sticker supplements” to this prospectus during the distribution period.

      You will also be able to review our filing on Form 8-K that we will file after the end of the distribution period. This report will contain additional financial statements and information required under the Securities Exchange Act of 1934 for purchases made after the end of the distribution period involving the use of 10% or more, on a cumulative basis, of the net proceeds of the Offering. We will also provide the information contained in this report to the members at least once each quarter after the distribution period of the Offering has ended.

      We will be distributing sales literature in connection with this Offering. Such literature may include information presented through seminars, brochures and promotional literature disseminated through print and broadcast media. Such literature may be disseminated by us directly or through Vestin Mortgage or Vestin Capital. You can visit our Manager’s website at http://www.vestinmortgage.com or our website at http://www.vestinfunds.com. Information contained in the websites does not constitute part of this prospectus.

VESTIN FUND III, LLC

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2005	2004

	(Unaudited)
ASSETS
Cash	$1,438,668	$6,285,989
Interest receivable	203,591	127,263
Investment in mortgage loans, net of allowance for loan losses of $104,324 and $72,500 as of March 31, 2005 and December 31, 2004, respectively	20,760,414	13,519,998
Investment in real property, net of accumulated depreciation of $129,193 and $76,504 as of March 31, 2005 and December 31, 2004, respectively	9,761,288	9,813,977
Capitalized loan fees, net of amortization of $7,106 and $4,236 March 31, 2005 and December 31, 2004, respectively	107,696	110,566
Assets under secured borrowings	2,502,983	2,590,491
Deferred offering costs	937,066	926,054

	$35,711,706	$33,374,338

LIABILITIES AND MEMBERS’ EQUITY
Liabilities Accounts payable	$56,470	$—
Due to Manager	1,200,240	1,093,628
Due to Fund II	289	—
Secured borrowings	2,502,983	2,590,491
Note payable	4,904,700	4,927,885

Total liabilities	8,664,682	8,612,004
Members’ equity — Authorized 12,000,000 units at $10 per unit, 2,705,637 units issued and outstanding at March 31, 2005 and 2,471,658 units issued and outstanding at December 31, 2004	27,047,024	24,762,334

Total members’ equity	27,047,024	24,762,334

Total liabilities and members’ equity	$35,711,706	$33,374,338

The accompanying notes are an integral part of these statements.

VESTIN FUND III, LLC

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2005	March 31, 2004

Revenues
Interest income from investments in mortgage loans	$635,893	$298,558
Rental income	214,935	—
Other	2,954	5,780

Total revenues	853,782	304,338

Operating expenses
Management fees	16,497	2,493
Interest expense related to secured borrowings	62,547	117,363
Interest expense related to investment in real estate	68,896	—
Provision for loan losses	31,824	—
Depreciation and amortization	55,559	—
Professional fees	94,994	—
Other	61	2,595

Total operating expenses	330,378	122,451

NET INCOME	$523,404	$181,887

Net income allocated to members	$523,404	$181,887

Net income allocated to members per weighted average membership units	$0.20	$0.17

Weighted average membership units	2,665,400	1,093,043

The accompanying notes are an integral part of these statements.

VESTIN FUND III, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

For the Three Months Ended March 31, 2005
(Unaudited)

	Units	Amount

Members’ equity at December 31, 2004	2,471,658	$24,762,334
Issuance of units	214,844	2,212,896
Distributions	—	(648,708)
Reinvestments of distributions	22,570	232,474
Members’ redemptions	(3,435)	(35,376)
Net income	—	523,404

Members’ equity at March 31, 2005	2,705,637	$27,047,024

The accompanying notes are an integral part of these statements.

VESTIN FUND III, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2005	March 31, 2004

Cash flows from operating activities:
Net income	$523,404	$181,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	52,689	—
Amortization of capitalized loan fees	2,870	—
Provision for loan losses	31,824	—
Change in operating assets and liabilities:
Interest receivable	(76,328)	(47,028)
Accounts payable	56,470	—
Due to Fund II	289	—
Due to Vestin Group	—	4,994
Due to Manager	95,600	—

Net cash provided by operating activities	686,818	139,853

Cash flows from investing activities:
Investments in mortgage loans on real estate	(7,384,110)	(16,029,851)
Sale of mortgage loans	—	6,000,000
Proceeds from loan payoff	111,870	—
Proceeds from secured borrowings	—	5,029,851

Net cash used by investing activities	(7,272,240)	(5,000,000)

Cash flows from financing activities:
Proceeds from issuance of member units	2,212,896	11,966,601
Payments on notes payable	(23,185)	—
Members’ redemptions	(35,376)	(477,013)
Distributions, net of reinvestments	(416,234)	(30,104)

Net cash provided by financing activities	1,738,101	11,459,484

NET CHANGE IN CASH	(4,847,321)	6,599,337
Cash, beginning	6,285,989	4,952

Cash, ending	$1,438,668	$6,604,289

Interest paid during the period	$62,547	$117,263

Non-cash financing activities:
Offering costs paid by Vestin Mortgage, Inc. recorded as deferred offering costs and due to manager on the accompanying balance sheet	$11,012	$181,910

Change in loans funded through secured borrowing	$87,508	$—

The accompanying notes are an integral part of these statements.

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2005
(Unaudited)

Note A — Organization

      We were organized on April 16, 2003 as a Nevada limited liability company for the purpose of investing in mortgage loans and income-producing real property such as office properties, and intend to invest in other income-producing real property, such as industrial and retail properties, multifamily residential units, and assisted living facilities. Under our Operating Agreement, our existence ends on December 31, 2023, unless the members vote to extend our duration. We refer to Vestin Fund III, LLC as “the Company,” the “Fund”, “we”, “us”, or “our”. We are not a mutual fund or an investment company within the meaning of the Investment Company Act of 1940 nor are we subject to any regulation there under. As a company investing in mortgage loans and raising funds through a public offering, we are subject to the North American Securities Administration Act Mortgage Program Guidelines and Real Estate Guidelines (collectively, the “NASAA Guidelines”) promulgated by the state securities administrators.

      Our Manager is Vestin Mortgage, Inc. (the “Manager”), a Nevada corporation and licensed mortgage broker engaged in the business of brokerage, placement and servicing of commercial loans secured by real property. Our Manager is a wholly owned subsidiary of Vestin Group, Inc., a Delaware corporation (“Vestin Group”). On May 11, 2005, Vestin Group announced that it had filed a Form 15 with the SEC to de-register as a reporting company following the completion of a tender offer by its majority shareholder, Michael V. Shustek. Through its subsidiaries, Vestin Group is engaged in asset management, real estate lending and other financial services. Our Operating Agreement provides that the Manager controls the daily operating activities of the Company; including the power to assign duties, to determine how to invest our assets, to sign bills of sale, title documents, leases, notes, security agreements, mortgage investments and contracts, and to assume direction of the business operations. As a result, our operating results are dependent on the Manager’s ability and intent to continue to service the Company’s assets. The Operating Agreement also provides that the members have certain rights, including the right to terminate the Manager subject to a majority vote of the members.

      Vestin Mortgage, Inc. is also the Manager of Vestin Fund I, LLC (“Fund I”), Vestin Fund II, LLC (“Fund II”) and inVestin Nevada, Inc., a company wholly owned by our Manager’s Chief Executive Officer. These entities also invest in commercial mortgage loans.

      VF III HQ, LLC, our owned subsidiary, is a single asset limited liability company created for the purpose of owning real estate.

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

      The consolidated financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim consolidated financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States (“GAAP”) for complete consolidated financial statements. The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s annual report on Form 10-K for the year ended December 31, 2004.

      The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the full year. In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of such operation. All such adjustments are of a normal recurring nature.

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note B — Summary of Significant Accounting Policies

1.	Management Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Revenue Recognition

      Interest income on loans is accrued by the effective interest method. We do not recognize interest income from loans once they are determined to be impaired. A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.

3.	Investments in Mortgage Loans

      Investments in mortgage loans are secured by trust deeds and mortgages. Generally, all of our mortgage loans require interest only payments with a balloon payment of the principal at maturity. We have both the intent and ability to hold mortgage loans until maturity and therefore, mortgage loans are classified and accounted for as held for investment and are carried at amortized cost. Loans sold to or purchased from affiliates are accounted for at the principal balance and no gain or loss is recognized by us or any affiliate. Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals are generally dated within 12 months of the date of loan origination and may be commissioned by the borrower. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. “As-if developed” values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes and timely successful development by the purchaser. As most of the appraisals will be prepared on an “as-if developed” basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of the loan.

4.	Allowance for Loan Losses

      We maintain an allowance for loan losses on our investments in mortgage loans for estimated credit impairment. The Manager’s estimate of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans. Actual losses on loans are recorded as a charge-off or a reduction to the allowance for loan losses. Subsequent recoveries of amounts previously charged off are added back to the allowance or included as income. Our Manager believes that the allowance for loan losses totaling $104,324 as of March 31, 2005, included in the accompanying balance sheet is adequate to address estimated and expected credit impairment.

5.	Investments in Real Property

      Real property is stated at cost, less accumulated depreciation. Amounts capitalized as investments in real property consist of the cost of acquisition or construction and any tenant improvements or major improve-

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ments that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred. Upon acquisition, the purchase price of the property is allocated to land, building and improvements and other intangible assets and associated liabilities as required by SFAS No. 141 “Business Combinations”. The allocation to land is based on an estimate of its fair value based on available information, including appraisals. The allocation to other intangible assets represents the value associated with the in-place leases, including leasing commission, legal and other related costs.

      Real property is depreciated using the straight-line method over the useful lives of the assets by class generally as follows:

Land	Not depreciated
Building	40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Lease term
Intangible lease assets	Lease term

      Our Manager continually monitors events and changes in circumstances that could indicate carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, our Manager assesses the recoverability of the assets by determining whether the carrying value of the real estate and related intangible assets will be recovered through the undiscounted future cash flows expected from the use and eventual disposition of the asset. In the event the expected undiscounted future cash flows do not exceed the carrying value, we adjust the real estate and intangible assets to their fair value and recognize an impairment loss. Our Manager has determined there has been no impairment in the carrying value of real property held by us during the three months ended March 31, 2005.

6.	Deferred Offering Costs

      Our manager will be reimbursed for out of pocket offering expenses in an amount not to exceed 2% of the gross proceeds of the offering of our units. As of March 31, 2005, approximately $937,066 of offering costs were incurred by us and paid by our Manager on our behalf, which were recorded as deferred offering costs. These deferred offering costs, which are primarily legal, accounting and registration fees, will be converted to membership units at a price of $10 per unit once we raise enough capital to ensure the deferred offering costs do not exceed 2% of the gross proceeds of the offering. Any additional offering costs paid by our Manager will be converted to membership units of up to 2% of the gross proceeds of the offering. Any additional costs above 2% of the gross proceeds of the offering will be absorbed by our manager.

7.	Secured Borrowings

      Loans that have been participated to third party investors through intercreditor agreements (“Agreements”) are accounted for as secured borrowings in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). The Agreements generally provide us additional funding sources for mortgage loans whereby a third party investor (the “Investor”) may participate in certain mortgage loans with us and/or Vestin Fund I and/or Vestin Fund II (collectively, the “Lead Lenders”) and/or inVestin Nevada, Inc. In the event of borrower non-performance, the intercreditor agreements provide that the Lead Lenders must repay the Investor’s loan amount either by (i) continuing to remit to the Investor the interest due on the participated loan amount; (ii) substituting an alternative loan acceptable to the Investor; or (iii) repurchasing the participation from the Investor for the outstanding balance plus accrued interest.

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Additionally, an Investor may participate in certain loans with the Lead Lenders through participation agreements. In the event of borrower non-performance, the participation agreement allows the Investor to be repaid up to the amount of the Investor’s investment prior to the Lead Lender being repaid. Mortgage loan financing under the participation agreements are also accounted for as a secured borrowing in accordance with SFAS No. 140.

Note C — Investments in Mortgage Loans

      Investments in mortgage loans as of March 31, 2005 are as follows:

	Number		Weighted
	of		Average	Portfolio	Loan
Loan Type	Loans	Balance**	Interest Rate	Percentage	to Value*

Acquisition and development	2	$3,090,819	11.13%	14.81%	56.84%
Bridge	2	1,762,841	10.45%	8.45%	51.62%
Commercial	6	9,357,121	12.25%	44.85%	70.35%
Construction	2	1,195,201	12.00%	5.73%	64.44%
Land	3	5,458,756	10.79%	26.16%	55.47%

	15	$20,864,738	11.54%	100.00%	62.54%

      Investments in mortgage loans as of December 31, 2004 are as follows:

	Number		Weighted
	of		Average	Portfolio	Loan
Loan Type	Loans	Balance**	Interest Rate	Percentage	to Value*

Acquisition and development	3	$6,319,351	10.90%	46.49%	56.74%
Bridge	1	1,500,000	10.00%	11.04%	50.62%
Commercial	2	3,348,152	13.27%	24.63%	73.28%
Construction	1	265,451	12.00%	1.95%	66.53%
Land	3	2,159,544	12.81%	15.89%	71.82%

	10	$13,592,498	11.71%	100.00%	62.73%

*	Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals, which may be commissioned by the borrower, are generally dated no greater than 12 months prior to the date of loan origination. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. “As-if developed” values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection by a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. As most of the appraisals will be prepared on an “as-if developed” basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of the loan.

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following is a schedule of investments in mortgage loans by lien position. Up to 10% of our loans may be secured by second deeds of trust based upon the total offering of $100 million. From time to time, until the offering is complete, the percentage of second mortgages we invest in may exceed 10%.

	March 31, 2005	Portfolio	December 31,	Portfolio
Loan Type	Balance**	Percentage	2004 Balance*	Percentage

First mortgages	$18,338,129	87.89%	$11,014,604	81.03%
Second mortgages	2,526,609	12.11%	2,577,894	18.97%

	$20,864,738	100.00%	$13,592,498	100.00%

      The following is a schedule of contractual maturities of investments in mortgage loans as of March 31, 2005:

2005	$6,149,735
2006	14,715,003

$20,864,738

      The following is a schedule by geographic location of investments in mortgage loans as of:

			December 31,
	March 31, 2005	Portfolio	2004	Portfolio
	Balance**	Percentage	Balance**	Percentage

Arizona	$6,864,538	32.90%	$6,864,538	50.50%
California	4,839,671	23.20%	1,648,152	12.12%
Colorado	262,841	1.26%	—	0.00%
Nevada	6,967,938	33.40%	4,079,808	30.02%
Oklahoma	1,000,000	4.79%	1,000,000	7.36%
Texas	929,750	4.45%	—	0.00%

	$20,864,738	100.00%	$13,592,498	100.00%

**	The following table reconciles the balance of the loan portfolio to the amount shown on the accompanying Balance Sheet.

		December 31,
	March 31, 2005	2004

Balance per loan portfolio	$20,864,738	$13,592,498
Less:
Allowance for loan losses	(104,324)	(72,500)

Balance per balance sheet	$20,760,414	$13,519,998

      We have six mortgage loan products consisting of bridge, commercial, construction, acquisition and development, land, and residential loans. The effective interest rates on all product categories range from 10% to 15%. Revenue by product will fluctuate based upon relative balances during the period.

      Our Manager has evaluated the collectibility of the loans in our portfolio in light of the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. Our Manager believes a general allowance for loan losses totaling $104,324 included in the accompanying balance sheet as of March 31, 2005

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

is adequate to address estimated credit losses in our investment in mortgage loan portfolio. No specific allowances were deemed necessary.

      Decisions regarding an allowance for loan losses reflect our Manager’s judgment regarding future events. As a result, there is an inherent risk that such judgment will prove incorrect. In such event, actual losses may exceed (or be less than) the amount of any allowance. To the extent that we experience losses greater than the amount of the allowance, we may incur a charge to earnings that will adversely affect our operating results and the amount of any cash available for distribution.

      The following is a rollforward of the allowance for loan losses for the three months ended March 31, 2005:

	Balance at		Balance at
	December 31,		March 31,
Description	2004	Provisions	2005

General Valuation Allowance	$72,500	$31,824	$104,324

      In addition, our Manager had granted extensions on 1 loan pursuant to the terms of the original loan agreements, which permit extensions by mutual consent. Such extensions are generally provided on loans where the original term was 12 months or less and where a borrower requires additional time to complete a construction project or negotiate take-out financing. However, our Manager only grants extensions when a borrower is in full compliance with the terms of the loan, including, but not limited to the borrower’s obligation to make interest payments on the loan. The aggregate amount due from borrowers whose loans had been extended as of March 31, 2005 was approximately $0.3 million. Our Manager concluded that no allowance for loan loss was necessary with respect to these loans as of that date.

Note D — Investment in Real Property

      Investment in real property consists of an approximately 42,000 square foot office building located at 8379 West Sunset Road in Las Vegas, Nevada. The purchase price and related closing costs was approximately $9.8 million. As of March 31, 2005, the building was fully leased by Vestin Group earning rental revenues of $71,645 per month. Vestin Group has sub-leased office space in the building as permitted by the lease agreement. We provided $4,850,000 of the purchase price from our capital and borrowed $4,950,000 for the remainder of the purchase price. We subsequently conveyed the real property to our wholly-owned subsidiary, VF III HQ LLC.

      Subsequent to the purchase of this property we invested an additional $90,481 in tenant improvements. As of March 31, 2005 the carrying value of this property was $9,761,288 which is net of accumulated depreciation of $129,193.

Note E — Leasing Activity

      Future minimum base rental income due under non-cancelable leases with Vestin Group in effect as of March 31, 2005 is as follows:

2005	$656,268
2006	906,051
2007	942,293
2008	979,985
2009	1,019,185
Thereafter	5,316,833

$9,820,615

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note F — Related Party Transactions

      For the three months ended March 31, 2005 and 2004, we recorded management fees to our Manager of approximately $16,500 and $2,500, respectively. Additionally, for the three months ended March 31, 2005, we recorded pro rata distributions owed to our Manager of approximately $23,000, no such distributions were paid for the same period in prior year.

      As of March 31, 2005, amounts due to the Manager, Fund II, and Vestin Group of approximately $1,200,000 are primarily related to deferred offering costs paid on our behalf as well as unpaid management fees and distributions.

      During the three months ended March 31, 2005, we incurred expenses of $21,375 to L.L. Bradford & Company, LLC, a certified public accounting firm for accounting services. One of Vestin Mortgage’s former directors is an equity owner in that firm.

      During the three months ended March 31, 2005, we incurred expenses of $1,143 for legal fees to a law firm in which the Secretary of Vestin Group has an equity ownership interest.

Note G — Secured Borrowings

      Loans that have been participated to third party investors through intercreditor agreements (“Agreements”) are accounted for as secured borrowings in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). The Agreements generally provide us additional funding sources for mortgage loans whereby a third party investor (the “Investor”) may participate in certain mortgage loans with us and/or Vestin Fund I and/or Vestin Fund II (collectively, the “Lead Lenders”) and/or inVestin Nevada, Inc. In the event of borrower non-performance, the intercreditor agreements provide that the Lead Lenders must repay the Investor’s loan amount either by (i) continuing to remit to the Investor the interest due on the participated loan amount; (ii) substituting an alternative loan acceptable to the Investor; or (iii) repurchasing the participation from the Investor for the outstanding balance plus accrued interest.

      Additionally, an Investor may participate in certain loans with the Lead Lenders through participation agreements. In the event of borrower non-performance, the participation agreement allows the Investor to be repaid up to the amount of the Investor’s investment prior to the Lead Lender being repaid. Mortgage loan financing under the participation agreements are also accounted for as a secured borrowing in accordance with SFAS No. 140.

      As of March 31, 2005, funds being used under intercreditor and participation agreements where we have potential obligations as defined above totaled $2,502,983.

Note H — Note Payable

      Note payable consists of the following:

Balance at
March 31, 2005

10-year note payable secured by real property, bearing interest at 5.6% per annum, payable in monthly principal and interest installments of $30,694	$4,904,700

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As of March 31, 2005, the scheduled maturity of the note payable is as follows:

2005	$71,608
2006	100,267
2007	106,029
2008	112,121
2009	118,563
Thereafter	4,396,112

$4,904,700

Note I —	Members’ Equity

Membership Units

      During the three months ended March 31, 2005, we sold 214,844 units for proceeds totaling $2,212,896. Additionally, members’ received 22,570 units as a result of reinvestments of distributions.

      Our Manager will be reimbursed for out of pocket offering expenses in an amount not to exceed 2% of the gross proceeds of the offering of our units. As of March 31, 2005, approximately $937,000 of offering costs were incurred by us and paid by our Manager on our behalf, which were recorded as deferred offering costs. These deferred offering costs, which are primarily legal, accounting and registration fees, will be converted to membership units once we raise enough capital to ensure the deferred offering costs do not exceed 2% of the gross proceeds of the offering. Any additional offering costs paid by our Manager will be converted to membership units of up to 2% of the gross proceeds of the offering. Any additional costs above 2% of the gross proceeds of the offering will be absorbed by our Manager.

Allocations and Distributions

      In accordance with our Operating Agreement, profits, gains and losses are to be credited to and charged against each member’s capital account in proportion to their respective capital accounts as of the close of business on the last day of each calendar month.

      Revenues received net of expenses, is distributed monthly to members, members may elect to reinvest their distributions. Distributions of proceeds from the repayment of principal on a mortgage loan will be made to the members pro rata based on their capital accounts.

      For the three months ended March 31, 2005, members received distributions totaling $648,708.

Working Capital Reserves

      We are required by our Operating Agreement to maintain working capital reserves of approximately 3% of the aggregate capital accounts of the members. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying secured properties, expend money to satisfy our unforeseen obligations and other permitted uses of our working capital. Working capital reserves up to 3% in cash or cash equivalents are excluded from the funds committed to investments in determining what proportion of the offering proceeds and reinvested distributions have been invested in mortgage loans or real property.

Value of Members’ Capital Accounts

      In accordance with Section 7.8 of our Operating Agreement, our Manager reviewed the value of our assets during the last quarter of fiscal 2004. Based on this review, as a result of an increase in the value of our assets, the value of members capital accounts was adjusted from $10 per unit to $10.30 per unit. As a result,

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

new units sold on or after November 10, 2004 have been sold at $10.30 per unit. The change in valuation is primarily for tax and capital account purposes and does not reflect the change in the value of the units calculated in accordance with GAAP. Accordingly, unit prices calculated under GAAP may be different than the adjusted price per unit.

Note J — Recent Accounting Pronouncements

      In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material and requires that such items be recognized as current-period charges regardless of whether they meet the “so abnormal” criterion outlined in ARB No. 43. SFAS No. 151 also introduces the concept of “normal capacity” and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period incurred. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. While we are still evaluating the impact of this statement, we do not currently believe it will have a material impact on our financial statements.

      In December 2004, the FASB issued Staff Position No. FAS 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004” (“FAS 109-2”). The American Jobs Creation Act of 2004 introduces a special one-time dividend received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer, provided certain criteria are met. FAS 109-2 provides accounting and disclosure guidance for the repatriation provision, and was effective immediately upon issuance. We do not believe that the adoption of FAS 109-2 will have a significant effect on our financial statements.

      In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-based Payment” which replaces the prior SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS 123 (revised 2004) requires compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation costs will be recognized over the period an employee provides services in exchange for the award. This new standard will become effective for us July 8, 2005, and we are still evaluating the impact of this statement. We do not currently believe it will have a material impact on our financial statements.

      In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions” (SFAS No. 153). SFAS No. 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21 (b) of APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for periods beginning after June 15, 2005. The Company does not expect that adoption of SFAS No. 153 will have a material effect on its financial position, results of operations, or liquidity. We do not currently believe it will have a material impact on our financial statements.

Note K — Legal Matters Involving the Manager

      Vestin Group, Vestin Mortgage, and Del Mar Mortgage, Inc., a company wholly owned by Michael Shustek, the largest shareholder and CEO of Vestin Group are defendants in a civil action entitled Desert Land, L.L.C. et al. v. Owens Financial Group, Inc. et al (the “Action”). The Action was initiated by Desert

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Land, L.L.C. (“Desert Land”) on various loans arranged by Del Mar Mortgage, Inc. and/or Vestin Mortgage. On April 10, 2003, the United States District Court for the District of Nevada (the “Court”) entered judgment jointly and severally in favor of Desert Land against Vestin Group, Vestin Mortgage and Del Mar Mortgage, Inc. Judgment was predicated upon the Court’s finding that Del Mar Mortgage, Inc. received an unlawful penalty fee from the plaintiffs.

      Defendants subsequently filed a motion for reconsideration. The Court denied the motion and, on August 13, 2003, held that Vestin Group, Vestin Mortgage, and Del Mar Mortgage, Inc. are jointly and severally liable for the judgment in the amount of $5,683,312 (which amount includes prejudgment interest and attorney’s fees). On August 27, 2003, the Court stayed execution of the judgment against Vestin Group and Vestin Mortgage based upon the posting of a bond in the amount of $5,830,000. Mr. Shustek personally posted a cash bond without any cost or obligation to Vestin Group and Vestin Mortgage. Additionally, Del Mar Mortgage, Inc. has indemnified Vestin Group and Vestin Mortgage for any losses and expenses in connection with the Action, and Mr. Shustek has guaranteed the indemnification with his cash bond. On September 12, 2003, all of the defendants held liable to Desert Land appealed the judgment to the Ninth Circuit United States Court of Appeals. We are not a party to the Action.

      Our Manager is involved in a number of legal proceedings concerning matters arising in connection with the conduct of its business activities. Our Manager believes it has meritorious defenses to each of these actions and intends to defend them vigorously. Our Manager believes it is not a party to any pending legal or arbitration proceedings that would have a material adverse effect on its financial condition or results of operations or cash flows, although it is possible that the outcome of any such proceedings could have a material impact on our Manager’s net income in any particular period.

Note L — Legal Matters Involving the Company

      The staff of the Pacific Regional Office of the Securities and Exchange Commission (“SEC”) has been conducting an informal inquiry into certain matters related to us, Vestin Group, Fund I and Fund II. We have fully cooperated during the course of the informal inquiry. On January 6, 2005, we received from the SEC an “Order Directing Private Investigation and Designating Officers to Take Testimony” which appears to focus on the financial reporting of us, Fund I and Fund II. We intend to continue to cooperate fully in this matter and believe we have complied with SEC disclosure requirements. We cannot at this time predict the outcome of this matter.

      We may become involved in a number of legal proceedings concerning matters arising in connection with the conduct of our business activities. The outcome of any such proceedings could have a material impact on our net income in any particular period.

Note M — Segment Information

      Operating segments are components of an enterprise in which separate financial information is available that is regularly reviewed by the chief operating decision makers in assessing performance and deciding how to allocate resources. Reportable segments consist of one or more operating segments with similar economic characteristics, products and services, production processes, type of customer, distribution system and regulatory environment.

      The information provided for Segment Reporting is based on internal reports utilized by management. The presentation and allocation of overhead and the net contribution for the operating segments may not reflect the actual economic costs, contribution or results of operations of the segments as stand alone businesses. If a different basis of allocation were utilized, the relative contributions of the segments might differ but the relative trends in segments would, in management’s view, likely not be impacted.

      Our two reportable segments are investments in mortgage loans and investments in real estate.

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Financial information concerning our reportable segments is presented as follows for the three months ended March 31, 2005:

	Investment in
	Mortgage	Investments in
	Loans	Real Estate	Total

Revenues:
Interest income	$635,893	$—	$635,893
Rental income	—	214,935	214,935
Other	2,954	—	2,954

Total revenues	638,847	214,935	853,782
Operating expenses:
Management fees	11,221	5,276	16,497
Interest related to secured borrowings	62,547	—	62,547
Provision for loan losses	31,824	—	31,824
Professional fees	64,614	30,380	94,994
Other	41	20	61

Total operating expenses	170,247	35,676	205,923
EBITDA*	468,600	179,259	647,859

Less:
Depreciation and amortization	—	55,559	55,559
Interest expense	—	68,896	68,896

Net income	$468,600	$54,804	$523,404

*	EBITDA represents net earnings before interest expense, income taxes, depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our performance but it does not represent cash flows.

      EBITDA is a measure of our performance that is not required by, or presented in accordance with, GAAP. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net earnings, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally. A reconciliation of EBITDA to net income is set forth above.

      Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. In addition, EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

VESTIN FUND III, LLC

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note N — Subsequent Events

      Our Manager is currently evaluating a plan to convert Vestin Fund III into a Real Estate Investment Trust (“REIT”) whereby equity holders would be able to sell their interests on an exchange, but would not have any withdrawal rights. If successfully implemented, this plan would prevent erosion of our capital through member withdrawals. Implementation of this plan would require resolution of various tax and structural issues, filing of a proxy and registration statement with the SEC, approval of a majority in interest of our outstanding units and approval for listing on a national securities exchange. None of these requirements have been met and no assurance can be given that any proposal to convert Vestin Fund III into a REIT will be successfully implemented.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Vestin Fund III, LLC

      We have audited the accompanying consolidated balance sheets of Vestin Fund III, LLC (formerly RE Investments III, LLC) and subsidiary (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, members’ equity, and cash flows for the year ended December 31, 2004 and for the period from April 16, 2003 (Inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these balance sheets based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vestin Fund III, LLC (formerly RE Investments III, LLC) and subsidiary as of December 31, 2004 and 2003, and the consolidated results of their operations and their consolidated cash flows for the year then ended December 31, 2004 and for the period from April 16, 2003 (Inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

      As discussed in Note F of the consolidated financial statements, the Company has engaged in significant related party transactions.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Orange, California

March 24, 2005

VESTIN FUND III, LLC

CONSOLIDATED BALANCE SHEETS

	December 31, 2004	December 31, 2003

ASSETS
Cash	$6,285,989	$4,952
Interest receivable	127,263	—
Investment in mortgage loans, net of allowance for loan losses of $72,500 as of December 31, 2004	13,519,998	—
Investment in real property, net of accumulated depreciation of $76,504	9,813,977	—
Capitalized loan fees, net of amortization of $4,236	110,566
Assets under secured borrowings	2,590,491	—
Deferred offering costs	926,054	667,437

	$33,374,338	$672,389

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Due to Manager	$1,093,628	$673,088
Secured borrowings	2,590,491	—
Note payable	4,927,885	—

Total liabilities	8,612,004	673,088

Members’ equity — Minimum 1,000,000 units, maximum 12,000,000 units issued at $10 per unit, 2,471,658 units outstanding at December 31, 2004	24,762,334	(699)

Total members’ equity	24,762,334	(699)

Total liabilities and members’ equity	$33,374,338	$672,389

The accompanying notes are an integral part of these statements.

VESTIN FUND III, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the Period from
	For the Year Ended	April 16, 2003 (Inception)
	December 31, 2004	to December 31, 2003

Revenues
Interest income from investments in mortgage loans	$1,955,911	$—
Rental income	316,625	—
Other	87,250	—

Total revenues	2,359,786	—

Operating expenses
Management fees	36,235	—
Interest expense related to secured borrowings	630,087
Interest expense	79,976	—
Provision for loan losses	72,500	—
Depreciation and amortization	80,740	—
Professional fees	62,328	—
Other	27,987	699

Total operating expenses	989,853	699

NET INCOME (LOSS)	$1,369,933	$(699)

Net income (loss) allocated to members	$1,369,933	$(699)

Net income (loss) allocated to members per weighted average membership units	$0.78	$—

Weighted average membership units	1,751,700	—

The accompanying notes are an integral part of these statements.

VESTIN FUND III, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
For the Year Ended December 31, 2004

	Units	Amount

Members’ equity at December 31, 2003	—	$(699)
Issuance of units	2,425,244	24,277,898
Distributions	—	(1,349,851)
Reinvestments of distributions	47,462	475,574
Members’ redemptions	(1,048)	(10,521)
Net income	—	1,369,933

Members’ equity at December 31, 2004	2,471,658	$24,762,334

The accompanying notes are an integral part of these statements.

VESTIN FUND III, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period from
	For the Year Ended	April 16, 2003 (Inception) to
	December 31, 2004	December 31, 2003

Cash flows from operating activities:
Net income (loss)	$1,369,933	$(699)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	76,504	—
Amortization of capitalized loan fees	4,236	—
Provision for loan losses	72,500	—
Change in operating assets and liabilities:
Interest receivable	(127,263)	—
Capitalized loan fees	(114,802)	—
Due to Manager	161,923	5,651

Net cash provided by operating activities	1,443,031	4,952

Cash flows from investing activities:
Investments in mortgage loans on real estate	(20,442,020)	—
Purchase of investments in mortgage loans from Vestin Fund II, LLC	(10,000,000)	—
Proceeds received from sale of mortgage loans to Vestin Fund II, LLC	5,000,000	—
Sale of mortgage loans	2,113,791	—
Proceeds from loan payoff	9,735,731	—
Purchase of investment in real property	(4,940,481)	—

Net cash used by investing activities	(18,532,979)	—

Cash flows from financing activities:
Proceeds from issuance of member units	24,277,898	—
Payments on notes payable	(22,115)	—
Members’ redemptions	(10,521)	—
Distributions, net of reinvestments	(874,277)	—

Net cash provided by financing activities	23,370,985	—

NET CHANGE IN CASH	6,281,037	4,952
Cash, beginning	4,952	—

Cash, ending	$6,285,989	$4,952

Interest paid during the period	$79,976	$—

Non-cash financing activities:
Offering costs paid by Vestin Mortgage, Inc. recorded as deferred offering costs and due to manager on the accompanying balance sheet	$258,617	$667,437

Change in loans funded through secured borrowing	$2,590,491	$—

Note payable related to acquisition of investment in real estate	$4,950,000	$—

The accompanying notes are an integral part of these statements.

VESTIN FUND III, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

Note A — Organization

      We were organized in April 16, 2003 as a Nevada limited liability company. Under our Operating Agreement, our existence ends on December 31, 2023, unless the members vote to extend our duration. In this prospectus we refer to Vestin Fund III, LLC as “the Company,”, “the Fund”, “we,” “us,” or “our.” We are not a mutual fund or an investment company within the meaning of the Investment Company Act of 1940 nor are we subject to any regulation thereunder. We are engaged in the business of investing in mortgage loans where the collateral is real property. We also invest in income-producing real property such as office properties, and intend to invest in other income-producing real property, such as industrial and retail properties, multifamily residential units, and assisted living facilities. As a company investing in mortgage loans and raising funds through a public offering, we are subject to the North American Securities Administration Act Mortgage Program Guidelines and Real Estate Guidelines (collectively, the “NASAA Guidelines”) promulgated by the state securities administrators.

      Our Manager is Vestin Mortgage, Inc. (the “Manager”), a Nevada corporation engaged in the business of brokerage, placement and servicing of commercial loans secured by real property. Our Manager is a wholly owned subsidiary of Vestin Group, Inc., a Delaware corporation (“Vestin Group”). Vestin Group’s common stock currently trades in the pink sheets published by the National Quotation Bureau. On March 25, 2005, the Board of Directors of Vestin Group announced that Vestin Group had received from its majority shareholder, Michael V. Shustek, a proposal to acquire any and all shares of Vestin Group common stock not currently owned by him. As a result, Vestin Group may become a privately held company in the near future. Through its subsidiaries, Vestin Group is engaged in asset management, real estate lending and other financial services and has originated over $1.8 billion in real estate loans. Our Operating Agreement provides that the Manager controls the daily operating activities of the Company; including the power to assign duties, to determine how to invest our assets, to sign bills of sale, title documents, leases, notes, security agreements, mortgage investments and contracts, and to assume direction of the business operations. As a result, our operating results are dependent on the Manager’s ability and intent to continue to service the Company’s assets. The operating agreement also provides that the members have certain rights, including the right to terminate the Manager subject to a majority vote of the members.

      Vestin Mortgage, Inc. is also the Manager of Vestin Fund I, LLC (“Fund I”), Vestin Fund II, LLC (“Fund II”) and in Vestin Nevada, Inc., a company wholly owned by our Manager’s Chief Executive Officer. These entities also invest in commercial mortgage loans.

      VF III HQ, LLC, a wholly owned subsidiary, is a single asset limited liability company created for the purpose of owning real estate.

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

Note B — Summary of Significant Accounting Policies

Management Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

VESTIN FUND III, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Revenue Recognition

      Interest income on loans is accrued by the effective interest method. We do not recognize interest income from loans once they are determined to be impaired. A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.

Investments in Mortgage Loans

      Investments in mortgage loans are secured by trust deeds and mortgages. Generally, all of our mortgage loans require interest only payments with a balloon payment of the principal at maturity. We have both the intent and ability to hold mortgage loans until maturity and therefore, mortgage loans are classified and accounted for as held for investment and are carried at amortized cost. Loans sold to or purchased from affiliates are accounted for at the principal balance and no gain or loss is recognized by us or any affiliate. Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals are generally dated within 12 months of the date of loan origination and may be commissioned by the borrower. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. “As-if developed” values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes and timely successful development by the purchaser. As most of the appraisals will be prepared on an “as-if developed” basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of the loan.

Allowance for Loan Losses

      We maintain an allowance for loan losses on our investments in mortgage loans for estimated credit impairment. The Manager’s estimate of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans. Actual losses on loans are recorded as a charge-off or a reduction to the allowance for loan losses. Subsequent recoveries of amounts previously charged off are added back to the allowance or included as income. Our Manager believes that the allowance for loan losses totaling $72,500 as of December 31, 2004, included in the accompanying balance sheet is adequate to address estimated and expected credit impairment.

Investments in Real Property

      Real property is stated at cost, less accumulated depreciation. Amounts capitalized as investments in real property consist of the cost of acquisition or construction and any tenant improvements or major improvements that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred. Upon acquisition, the purchase price of the property is allocated to land, building and improvements and other intangible assets and associated liabilities as required by SFAS No. 141 “Business Combinations”. The allocation to land is based on an estimate of its fair value based on all available information including appraisals. The allocation to other intangible assets represents the value associated with the in-place leases, including leasing commission, legal and other related costs.

VESTIN FUND III, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Real property is depreciated using the straight-line method over the useful lives of the assets by class generally as follows:

Land	Not depreciated
Building	40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Lease term
Intangible lease assets	Lease term

      Our Manager continually monitors events and changes in circumstances that could indicate carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, our Manager assess the recoverability of the assets by determining whether the carrying value of the real estate and related intangible assets will be recovered through the undiscounted future cash flows expected from the use and eventual disposition of the asset. In the event the expected undiscounted future cash flows do not exceed the carrying value, we adjust the real estate and intangible assets to their fair value and recognize an impairment loss. Our Manager has determined there has been no impairment in the carrying value of real property held by us during the year ended December 31, 2004.

Deferred Offering Costs

      Vestin Mortgage will be reimbursed for out of pocket offering expenses in an amount not to exceed 2% of the gross proceeds of the offering of our units. As of December 31, 2004, approximately $926,000 of offering costs were incurred by us and paid by our Manager on our behalf, which was recorded as deferred offering costs. These deferred offering costs, which are primarily legal, accounting and registration fees, will be converted to membership units at a price of $10 per unit once we raise enough capital to ensure the deferred offering costs do not exceed 2% of the gross proceeds of the offering. Any additional offering costs paid by our Manager will be converted to membership units of up to 2% of the gross proceeds of the offering. Any additional costs above 2% of the gross proceeds of the offering will be absorbed by Vestin Mortgage.

Secured Borrowings

      Loans that have been participated to third party investors through intercreditor agreements (“Agreements”) are accounted for as secured borrowings in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). The Agreements provide us additional funding sources for mortgage loans whereby a third party investor (the “Investor”) may participate in certain mortgage loans with us and/or Vestin Fund I and/or Vestin Fund II (collectively, the “Lead Lenders”). In the event of borrower non-performance, the intercreditor agreements provide that the Lead Lenders must repay the Investor’s loan amount either by (i) continuing to remit to the Investor the interest due on the participated loan amount; (ii) substituting an alternative loan acceptable to the Investor; or (iii) repurchasing the participation from the Investor for the outstanding balance plus accrued interest.

      Additionally, an Investor may participate in certain loans with the Lead Lenders through participation agreements. In the event of borrower non-performance, the participation agreement allows the Investor to be repaid up to the amount of the Investor’s investment prior to the Lead Lender being repaid. Mortgage loan financing under the participation agreements are also accounted for as a secured borrowing in accordance with SFAS No. 140.

VESTIN FUND III, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note C — Investments in Mortgage Loans

      Investments in mortgage loans as of December 31, 2004 are as follows:

	Number		Weighted
	of		Average	Portfolio	Loan to
Loan Type	Loans	Balance**	Interest Rate	Percentage	Value*

Acquisition and development	3	$6,319,351	10.90%	46.49%	56.74%
Bridge	1	1,500,000	10.00%	11.04%	50.62%
Commercial	2	3,348,152	13.27%	24.63%	73.28%
Construction	1	265,451	12.00%	1.95%	66.53%
Land	3	2,159,544	12.81%	15.89%	71.82%

	10	$13,592,498	11.71%	100.00%	62.73%

*	Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals, which may be commissioned by the borrower, are generally dated no greater than 12 months prior to the date of loan origination. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. “As-if developed” values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection by a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. As most of the appraisals will be prepared on an “as-if developed” basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, the Company may not recover the full amount of the loan.

      The following is a schedule of investments in mortgage loans by lien position. Up to 10% of our loans may be secured by second deeds of trust based upon the total offering of $100 million. From time to time, until the offering is complete, the percentage of second mortgages we invest in may exceed 10%.

	December 31,
	2004	Portfolio
Loan Type	Balance**	Percentage

First mortgages	$11,014,604	81.03%
Second mortgages	2,577,894	18.97%

	$13,592,498	100.00%

      The following is a schedule of contractual maturities of investments in mortgage loans as of December 31, 2004:

2005	$6,109,620
2006	7,482,878

$13,592,498

VESTIN FUND III, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following is a schedule by geographic location of investments in mortgage loans as of:

	December 31,
	2004	Portfolio
	Balance**	Percentage

Arizona	$6,864,538	50.50%
California	1,648,152	12.12%
Nevada	4,079,808	30.02%
Oklahoma	1,000,000	7.36%

	$13,592,498	100.00%

**	The following table reconciles the balance of the loan portfolio to the amount shown on the accompanying Balance Sheet.

December 31,
2004

Balance per Loan Portfolio	$13,592,498
Less:
Allowance for Loan Losses	(72,500)

Balance per Balance Sheet	$13,519,998

      We have six mortgage loan products consisting of bridge, commercial, construction, acquisition and development, land, and residential loans. The effective interest rates on all product categories range from 10% to 15%. Revenue by product will fluctuate based upon relative balances during the period.

      Our Manager has evaluated the collectibility of the loans in our portfolio in light of the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. Our Manager believes a general allowance for loan losses totaling $72,500 included in the accompanying balance sheet as of December 31, 2004 is adequate to address estimated credit losses in our investment in mortgage loan portfolio as of that date. No specific allowances were deemed necessary.

      Decisions regarding an allowance for loan losses require management’s judgment. As a result, there is an inherent risk that such judgment will prove incorrect. In such event, actual losses may exceed (or be less than) the amount of any allowance. To the extent that we experience losses greater than the amount of the allowance, we may incur a charge to earnings that will adversely affect our operating results and the amount of any cash available for distribution.

      The following is a rollforward of the allowance for loan losses for the year ended December 31, 2004:

	Balance at		Balance at
	December 31,		December 31,
Description	2003	Provisions	2004

General Valuation Allowance	$—	$72,500	$72,500

      Our Manager often grants extensions on loans pursuant to the terms of the original loan agreements, which permit extensions by mutual consent. Such extensions are generally provided on loans where the original term was 12 months or less and where a borrower requires additional time to complete a construction project or negotiate take out financing. However, our Manager only grants extensions when a borrower is in full compliance with the terms of the loan, including, but not limited to the borrower’s obligation to make interest payments on the loan. As of December 31, 2004, we did not have any investments in loans which have been extended.

VESTIN FUND III, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note D — Investment in Real Property

      During the year ended December 31, 2004, we acquired an approximately 42,000 square foot office building located at 8379 West Sunset Road in Las Vegas, Nevada. The purchase price and related closing costs was approximately $9.8 million. As of December 31, 2004, the building was fully leased earning rental revenues of $71,645 per month. We provided $4,850,000 of the purchase price from our capital and borrowed $4,950,000 for the remainder of the purchase price. We subsequently conveyed the real property to our wholly-owned subsidiary, VF III HQ LLC.

      Subsequent to the purchase of this property we invested an additional $90,481 in tenant improvements. As of December 31, 2004 the carrying value of this property was $9,813,977 which is net of accumulated depreciation of $76,504.

      See Note F for further discussion.

Note E — Leasing Activity

      Future minimum base rental income due from our Manager under a non-cancelable lease in effect as of December 31, 2004 is as follows:

2005	$871,203
2006	906,051
2007	942,293
2008	979,985
2009	1,019,185
Thereafter	5,316,833

$10,035,550

Note F — Related Party Transactions

      For the year ended December 31, 2004, we recorded management fees to our Manager of approximately $36,000. Additionally, for the year ended December 31, 2004, we recorded pro rata distributions owed to our Manager of approximately $82,000.

      As of December 31, 2004, amounts due to the Manager and Vestin Group of approximately $1.1 million are primarily related to deferred offering costs paid on our behalf as well as unpaid management fees and distributions.

      During the year ended December 31, 2004, we acquired an office building located in Las Vegas, Nevada (the “Property”) for approximately $9.8 million, which is inclusive of $200,000 paid to the Manager for advisory and diligence fees. As of December 31, 2004, the Property was fully leased earning rental revenues of $71,645 per month. The lease terms were reviewed by an independent third party to evaluate their conformance with market rates. We provided $4,850,000 of the purchase price from our capital and borrowed $4,950,000 for the remainder of the purchase price. We subsequently transferred the Property to our wholly-owned subsidiary, VFIII HQ, LLC.

      The property underlying the building was originally purchased by an unrelated party from a company wholly owned by the principal stockholder and Chief Executive Officer of our Manager who has advised our Manager that he earned a profit of approximately $1.0 million in connection with the sale.

      During the fiscal year ended December 31, 2004, we sold $5,000,000 in mortgage loans to Vestin Fund II, LLC.

VESTIN FUND III, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      During the fiscal year ended December 31, 2004, we purchased $10,000,000 in mortgage loans from Vestin Fund II, LLC.

Note G — Secured Borrowings

      Intercreditor agreements provide us additional funding sources for mortgage loans whereby a third party investor (the “Investor”) may participate in certain mortgage loans with us, Vestin Mortgage, Vestin Fund I, and Vestin Fund II (collectively, the “Lead Lenders”). In the event of borrower non-performance, the Lead Lenders are required to protect the Investor by (i) continuing to remit to the Investor the interest due on the participation amount; (ii) substituting an alternative loan acceptable to the Investor; or (iii) repurchasing the participation from the Investor for the outstanding balance of the participation plus accrued interest.

      Additionally, an Investor may participate in certain loans with Lead Lenders through participation agreements. In the event of borrower non-performance, the participation agreement allows the Investor to be repaid up to the amount of the Investor’s investment prior to the Lead Lenders being repaid.

      As of December 31, 2004, funds being used under intercreditor and participation agreements where we have potential obligations as defined above totaled $2.6 million.

Note H — Note Payable

      Note payable consists of the following:

Balance at
December 31,
2004

10-year note payable to banking institution secured by real property, bearing interest at 5.6% per annum, payable in monthly principal and interest installments of $30,694	$4,927,885

      As of December 31, 2004, the scheduled maturity of the note payable is as follows:

2005	$94,815
2006	100,263
2007	106,024
2008	112,116
2009	118,563
Thereafter	4,396,104

$4,927,885

Note I — Members’ Equity

Membership Units

      For the year ended December 31, 2004, we sold 2,425,244 units for proceeds totaling $24,277,898. Additionally, members’ received 47,462 units as a result of reinvestments of distributions.

      Our Manager will be reimbursed for out of pocket offering expenses in an amount not to exceed 2% of the gross proceeds of the offering of our units. As of December 31, 2004, approximately $926,000 of offering costs were incurred by us and paid by our Manager on our behalf, which was recorded as deferred offering costs. These deferred offering costs, which are primarily legal, accounting and registration fees, will be converted to membership units at a price of $10 per unit once we raise enough capital to ensure the deferred offering costs do not exceed 2% of the gross proceeds of the offering. Any additional offering costs paid by our Manager will

VESTIN FUND III, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

be converted to membership units of up to 2% of the gross proceeds of the offering. Any additional costs above 2% of the gross proceeds of the offering will be absorbed by our Manager.

Allocations and Distributions

      In accordance with our operating agreement, profits, gains and losses are to be credited to and charged against each member’s capital account in proportion to their respective capital accounts as of the close of business on the last day of each calendar month.

      Interest received on mortgage loans net of expenses, is distributed monthly to members, members may elect to reinvest their distributions.

      Distributions of proceeds from the repayment of principal on a mortgage loan will be made to the members pro rata based on their capital accounts.

      For the year ended December 31, 2004, members received distributions totaling $1,349,851.

Working Capital Reserves

      We are required by our operating agreement to maintain working capital reserves of approximately 3% of the aggregate capital accounts of the members. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying secured properties, expend money to satisfy our unforeseen obligations and for other permitted uses of our working capital. Working capital reserves up to 3% in cash or cash equivalents are excluded from the funds committed to investments in determining what proportion of the offering proceeds and reinvested distributions have been invested in mortgage loans or real property.

Value of Members’ Capital Accounts

      In accordance with Section 7.8 of the our operating agreement, our Manager has completed its annual review of the value of our assets and has determined that, as a result of an increase in the value of our assets, the value of members capital accounts must be adjusted from $10 per unit to $10.30 per unit. As a result, new units sold by the Company on or after November 10, 2004 have been sold at $10.30 per unit. The change in valuation is primarily for tax and capital account purposes and does not reflect the change in the value of the units calculated in accordance with GAAP. Accordingly, unit prices calculated under GAAP may be different than the adjusted price per unit.

Note J — Recent Accounting Pronouncements

      In November 2004, the FASB issued SFAS No. 151, “Inventory Costs an amendment of ARB No. 43, Chapter 4” (SFAS No. 151). SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, handling costs and wasted material (spoilage). Among other provisions, the new rule requires that such items be recognized as current-period charges, regardless of whether they meet the criterion of “so abnormal” as stated in ARB No. 43. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. We do not expect that adoption of SFAS No. 151 will have a material effect on our consolidated financial position, consolidated results of operations, or liquidity.

      In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions” (SFAS No. 153). SFAS No. 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21 (b) of APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are

VESTIN FUND III, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

expected to change significantly as a result of the exchange. SFAS No. 153 is effective for periods beginning after June 15, 2005. We do not expect that adoption of SFAS No. 153 will have a material effect on our consolidated financial position, consolidated results of operations, or liquidity.

      In December 2004, the FASB issued Staff Position No. FAS 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004” (“FAS 109-2”). The American Jobs Creation Act of 2004 introduces a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer, provided certain criteria are met. FAS 109-2 provides accounting and disclosure guidance for the repatriation provision, and was effective immediately upon issuance. We do not believe that the adoption of FAS 109-2 will have a significant effect on our financial statements.

Note K — Legal Matters Involving the Manager

      Vestin Group, Vestin Mortgage, and Del Mar Mortgage, Inc., a company wholly owned by Michael Shustek, the largest shareholder and CEO of Vestin Group are defendants in a civil action entitled Desert Land, L.L.C. et al. v. Owens Financial Group, Inc. et al (the “Action”). The Action was initiated by Desert Land, L.L.C. (“Desert Land”) on various loans arranged by Del Mar Mortgage, Inc. and/or Vestin Mortgage. On April 10, 2003, the United States District Court for the District of Nevada (the “Court”) entered judgment jointly and severally in favor of Desert Land against Vestin Group, Vestin Mortgage and Del Mar Mortgage, Inc. Judgment was predicated upon the Court’s finding that Del Mar Mortgage, Inc. received an unlawful penalty fee from the plaintiffs.

      Defendants subsequently filed a motion for reconsideration. The Court denied the motion and, on August 13, 2003, held that Vestin Group, Vestin Mortgage, and Del Mar Mortgage, Inc. are jointly and severally liable for the judgment in the amount of $5,683,312 (which amount includes prejudgment interest and attorney’s fees). On August 27, 2003, the Court stayed execution of the judgment against Vestin Group and Vestin Mortgage based upon the posting of a bond in the amount of $5,830,000. Mr. Shustek personally posted a cash bond without any cost or obligation to Vestin Group and Vestin Mortgage. Additionally, Del Mar Mortgage, Inc. has indemnified Vestin Group and Vestin Mortgage for any losses and expenses in connection with the Action, and Mr. Shustek has guaranteed the indemnification with his cash bond. On September 12, 2003, all of the defendants held liable to Desert Land appealed the judgment to the Ninth Circuit United States Court of Appeals. We are not a party to the Action.

      Our Manager is involved in a number of legal proceedings concerning matters arising in connection with the conduct of its business activities. Our Manager believes it has meritorious defenses to each of these actions and intends to defend them vigorously. Our Manager believes that it is not a party to any pending legal or arbitration proceedings that would have a material adverse effect on its financial condition or results of operations or cash flows, although it is possible that the outcome of any such proceedings could have a material impact on our Manager’s net income in any particular period.

Note L — Legal Matters Involving the Company

      The staff of the Pacific Regional Office of the Securities and Exchange Commission (“SEC”) has been conducting an informal inquiry into certain matters related to us, Vestin Group, Fund I and Fund II. We have fully cooperated during the course of the informal inquiry. On January 6, 2005, we received from the SEC an “Order Directing Private Investigation and Designating Officers to Take Testimony” which appears to focus on the financial reporting of us, Fund I and Fund II. We intend to continue to cooperate fully in this matter and believe that we have complied with SEC disclosure requirements. We cannot at this time predict the outcome of this matter.

VESTIN FUND III, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      We may become involved in a number of legal proceedings concerning matters arising in connection with the conduct of our business activities. The outcome of any such proceedings could have a material impact on our net income in any particular period.

Note M — Selected Quarterly Financial Data (unaudited)

      The following schedule is a selected quarterly financial date for fiscal year ended December 31, 2004:

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

Revenues	$304,338	$647,907	$686,239	$721,302	$2,359,786
Expenses	122,451	360,914	252,987	253,501	989,853

Net income	$181,887	$286,993	$433,252	$467,801	$1,369,933

Net income allocated to members per weighted average membership units	$0.17	$0.22	$0.25	$0.20	$0.78

Distributions	$52,217	$351,617	$420,056	$525,961	$1,349,851

Distributions allocated to members per weighted average membership unit	$0.05	$0.27	$0.25	$0.23	$0.77

Weighted average membership units	1,093,043	1,317,948	1,712,296	2,338,011	1,751,700

Note N — Segment Information

      Operating segments are components of an enterprise about which separate financial information is available that is regularly reviewed by the chief operating decision makers in assessing performance and deciding how to allocate resources. Reportable segments consist of one or more operating segments with similar economic characteristics, products and services, production processes, type of customer, distribution system and regulatory environment.

      The information provided for Segment Reporting is based on internal reports utilized by management. The presentation and allocation of overhead and the net contribution for the operating segments may not reflect the actual economic costs, contribution or results of operations of the segments as stand alone businesses. If a different basis of allocation were utilized, the relative contributions of the segments might differ but the relative trends in segments would, in management’s view, likely not be impacted.

      Our two reportable segments are investments in mortgage loans and investments in real estate.

VESTIN FUND III, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Financial information concerning our reportable segments is presented as follows for the year ended December 31, 2004:

	Investment in	Investments in
	Mortgage Loans	Real Estate	Total

Revenues:
Interest income	$1,955,911	$—	$1,955,911
Rental income	—	316,625	316,625
Other	87,250	—	87,250

Total revenues	2,043,161	316,625	2,359,786
Operating expenses:
Management fees	20,995	15,240	36,235
Interest related to secured borrowings	630,087	—	630,087
Provision for loan losses	72,500	—	72,500
Professional fees	36,114	26,214	62,328
Other	5,026	22,961	27,987

Total operating expenses	764,722	64,415	829,137
EBITDA*	1,278,439	252,210	1,530,649

Less:
Depreciation and amortization	—	80,740	80,740
Interest expense	—	79,976	79,976

Net income	$1,278,439	$91,494	$1,369,933

*	EBITDA represents net earnings before interest expense, income taxes, depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our performance but it does not represent cash flows.

      EBITDA is a measure of our performance that is not required by, or presented in accordance with, GAAP. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net earnings, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.

      Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. In addition, EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

Note O — Subsequent Events

      Vestin Group’s common stock was delisted from the Nasdaq SmallCap Market in early February 2005. The common stock currently trades in the pink sheets published by the National Quotation Bureau.

      On March 25, 2005, the Board of Directors of Vestin Group announced that Vestin Group had received a proposal from its controlling shareholder, Michael V. Shustek, to acquire any and all of the shares of Vestin Group common stock which he does not currently own. As a result, Vestin Group may become a privately held company in the near future.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholders and Board of Directors of Vestin Group, Inc.

      We have audited the accompanying consolidated balance sheet of Vestin Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of our management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vestin Group, Inc. and Subsidiaries at December 31, 2004, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

      As discussed in Notes I, J and M of the consolidated financial statements, the Company has engaged in significant related party transactions.

/s/  MOORE STEPHENS WURTH FRAZER AND TORBET, LLP

Orange, California

March 11, 2005

Vestin Group, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

December 31, 2004

ASSETS
Cash	$3,110,702
Accounts receivable	110,158
Interest advanced to borrowers, net of allowance of $210,608	737,290
Interest receivable	4,365
Due from related parties	2,601,209
Note receivable — related party	22,964
Investments in real estate held for sale	1,993,840
Investments in mortgage loans on real estate	34
Other investments — related parties	3,475,358
Deferred tax asset	810,903
Property and equipment, net	1,314,182
Other assets	155,305

Total assets	$14,336,310

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$1,474,598
Due to related party	336,008
Dividend payable	38,223
Income taxes payable	929,591
Note payable — Fund II	1,000,000
Notes payable — related party	2,427,340
Notes payable	140,000
Capital leases payable	87,456

Total liabilities	6,433,216

Commitments and contingencies	—
Stockholders’ equity
Preferred stock, $.0001 par value; 20 million shares authorized; 458,675 shares issued and outstanding	46
Common stock, $.0001 par value; 100 million shares authorized; 2,528,835 shares issued and outstanding	252
Additional paid-in capital	4,659,599
Retained earnings	3,243,197

Total stockholders’ equity	7,903,094

Total liabilities and stockholders’ equity	$14,336,310

The accompanying notes are an integral part of these statements.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

Vestin Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended

	December 31, 2004	December 31, 2003

Revenues
Loan placement and related fees	$19,508,482	$20,651,118
Interest income	130,372	596,750
Gain from settlement of lawsuit	5,850,000	—
Gain on sale of real estate held for sale	426,440	—
Other revenues	2,080,618	1,832,697

Total revenues	27,995,912	23,080,565

Expenses
Sales and marketing expenses	4,389,439	11,703,687
General and administrative expenses	13,442,266	14,442,264
Write downs on real estate held for sale	1,450,000	1,438,241
Loss on sale of real estate held for sale	105,863	—
Valuation loss on purchase of rights to receive proceeds of judgment	3,565,795	—
Bad debt expense	48,709	1,455,834
Capital Contribution to Fund I	—	1,600,000
Interest expense	38,864	262,413

Total expenses	23,040,936	30,902,439

Income (loss) from operations before provision (benefit) for income taxes	4,954,976	(7,821,874)
Provision (benefit) for income taxes	1,739,323	(2,620,607)

NET INCOME (LOSS)	$3,215,653	$(5,201,267)
Preferred stock dividends	(651,411)	(901,079)

Net income (loss) applicable to common shareholders	$2,564,242	$(6,102,346)

Earnings (loss) per common share — Basic	$0.99	$(2.31)

Earnings (loss) per common share — Diluted	$0.77	$(2.31)

Weighted average number of common shares outstanding — Basic	2,593,268	2,641,633

Weighted average number of common shares outstanding — Diluted	3,347,667	2,641,633

The accompanying notes are an integral part of these statements.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

Vestin Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2004

	Preferred Stock		Common Stock		Treasury Stock		Additional
							Paid-in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance at January 1, 2004	897,800	$90	2,664,170	$266	(89,000)	$(544,305)	$9,767,453	$678,955	$9,902,459
Expenses related to issuance of warrants	—	—	—	—	—	—	1,856,604	—	1,856,604
Dividends paid on preferred stock	—	—	—	—	—	—	—	(651,411)	(651,411)
Purchase of treasury stock	—	—	—	—	(446,335)	(1,639,161)	—	—	(1,639,161)
Redemption of preferred stock	(439,125)	(44)	—	—	—	—	(4,789,006)	—	(4,789,050)
Retirement of treasury stock	—	—	(535,335)	(54)	535,335	2,183,466	(2,183,412)	—	—
Common stock options exercised	—	—	400,000	40	—	—	7,960	—	8,000
Net income	—	—	—	—	—	—	—	3,215,653	3,215,653

Balance at December 31, 2004	458,675	$46	2,528,835	$252	—	$—	$4,659,599	$3,243,197	$7,903,094

The accompanying notes are an integral part of these statements.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

Vestin Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended

	December 31, 2004	December 31, 2003

Cash flow from operating activities:
Net income (loss)	$3,215,653	$(5,201,267)
Adjustments to reconcile net income (loss) from operations to net cash provided by operating activities:
Depreciation	202,985	167,741
Bad debt	48,709	1,285,527
Stock based compensation	1,856,604	928,302
Capital contribution to Fund I	—	1,600,000
Gain from settlement of lawsuit	(3,600,000)	—
Valuation loss on purchase of rights to receive proceeds of judgment	3,565,795	—
Provision for loan losses	—	30,000
Reduction in allowance for loan losses	(110,000)	—
Gain on sale of real estate held for sale	(426,440)	—
Loss on sale of real estate held for sale	105,863	—
Write downs on real estate held for sale	1,450,000	1,608,048
Changes in operating assets and liabilities:	—	—
Accounts receivable	364,196	1,113,778
Interest advanced to borrowers	946,020	—
Interest receivable	6,284	102,703
Due from related parties	(811,302)	(1,619,539)
Other assets	(11,100)	131,228
Deferred tax asset	1,068,625	(1,483,962)
Accounts payable and accrued expenses	(2,558,979)	2,064,198
Due to related party	336,008	—
Dividend payable	(36,594)	(833)
Deferred income	(2,875,000)	2,875,000
Income taxes payable	670,697	(1,136,644)

Net cash provided by operating activities	3,408,024	2,464,280

Cash flows from investing activities:
Purchase of property and equipment	(619,947)	(175,004)
Purchase of investment in real estate held for sale	—	(1,100,000)
Purchase of other investments — related party		(602,387)
Principal payments received on notes receivable — related party		30,000
Purchase of investments in mortgage loans on real estate	—	(1,659,205)
Purchase of investments in mortgage loans on real estate from:
Fund II	—	(2,000,000)
Other related parties		(1,080,000)
Proceeds from sale of investment in real estate held for sale	4,951,788	—
Proceeds from payoff on note receivable	400,000	—
Proceeds from payoff on note receivable — related party	65,000	—
Purchase of other investments — related party	(338,596)	—
Proceeds from the sale of investments in mortgage loans	—	2,563,069
Proceeds from the sale of investments in mortgage loans from:
Fund II	—	9,297,925
Other related party	295,000	693,286
Proceeds from loan payoff	658,001	—

Net cash provided by investing activities	5,411,246	5,967,684

The accompanying notes are an integral part of these statements.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

Vestin Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

Cash flows from financing activities:
Payments on lines of credit	—	(7,000,000)
Proceeds from note payable-related party	1,600,000	1,078,997
Payments on notes payable-related party	(960,363)	(723,763)
Payments on note payable	(1,334,654)	—
Payments on capital leases	(72,984)	(10,404)
Common stock options exercised	8,000	15,999
Redemption of preferred stock	(4,789,050)	(100,000)
Payment of dividend on preferred stock	(651,411)	(639,371)
Purchase of treasury stock	(1,639,161)	(544,305)
Payment of dividend on common stock	—	(901,079)

Net cash used in financing activities	(7,839,623)	(8,823,926)

NET CHANGE IN CASH	979,647	(391,962)
Cash at beginning of period	2,131,055	2,523,017

Cash at end of period	$3,110,702	$2,131,055

Supplemental cash flow information:
Cash paid for federal income taxes	$—	$—

Cash paid for interest	$21,628	$262,413

Non-cash investing and financing activities:
Dividends declared on preferred stock	$38,223	$74,817

Retirement of treasury stock	$3,783,466	$—

Notes payable assumed through foreclosure	$—	$244,654

Notes payable — related parties assumed through foreclosure	$—	$802,363

Note payable related to capital contribution to Fund I	$—	$723,763

In substance receipt of amounts due from Fund I related to capital contribution in Fund I	$—	$876,237

Investments in real estate held for sale acquired through foreclosure	$—	$1,094,914

Investment in real estate held for sale acquired for investments in mortgage loans on real estate	$—	$478,829

Purchase of rights to receive proceeds of judgment	$1,000,000	$—

Purchase of equipment through capital lease	$—	$170,844

Investments received as partial satisfaction of shareholder receivable	$—	$325,375

Relief of note payable-related party as satisfaction of shareholder receivable	$547,815	$368,273

The accompanying notes are an integral part of these statements.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

NOTE A —	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

      Vestin Group, Inc. (“Vestin”, the “Company” or “we”, “us” or “our”) is primarily engaged in the commercial mortgage brokerage business. We arrange loans to owners and developers of real property whose financing needs are not being met by traditional mortgage lenders. The underwriting standards and length of time required by traditional mortgage lenders, such as commercial banks, results in certain potential borrowers who are unable to or unwilling to go through the process required by traditional lenders. As a non-conventional lender, we focus on the needs of borrowers unable or unwilling to meet the more restrictive requirements of traditional lenders. When evaluating prospective borrowers, we will typically focus on the value of collateral, which reduces the paperwork and time needed to evaluate other factors.

      We conduct our operations primarily through Vestin Mortgage, Inc., a wholly owned subsidiary (“Vestin Mortgage” or “Manager”). Vestin Mortgage operates as a mortgage broker licensed in the state of Nevada. Vestin Mortgage is engaged in the brokerage and placement of commercial loans secured by real property. Vestin Mortgage’s primary operations consist of the brokerage and placement of commercial, construction, acquisition and development, land, and residential mortgage loans secured by real property as well as managing three publicly held funds, Vestin Fund I, LLC (“Fund I”), Vestin Fund II, LLC (“Fund II”), Vestin Fund III, LLC (“Fund III”), collectively referred to as the (“Funds”) and an entity owned by the Company’s Chief Executive Officer, inVestin Nevada, Inc. (“inVestin Nevada”). The Funds and inVestin Nevada invest in mortgage loans. Fund III also invests in real property.

      Vestin Capital, Inc., a wholly owned subsidiary of ours, serves as the lead broker dealer on the sale of units for Fund III and also provides administrative services. Vestin Capital does not receive any commissions from the sale of units for the Fund III. Rather, Vestin Capital receives an administrative fee from Vestin Mortgage related to the maintenance of investor files and general investor services.

      Vestin Advisors, Inc., a wholly owned subsidiary of ours, is a licensed trust company in the state of Nevada that serves as a custodian for individual retirement accounts of investors in Vestin products.

      JLS Advertising, a wholly owned subsidiary of ours, is an advertising company formed solely for the purposes of providing advertising buying power for our marketing efforts. There was no specific operating activity in this company during the years ended December 31, 2004 and 2003.

      We operate in one business segment.

PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include our accounts and those of our wholly owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

      We recognize revenue primarily from loan placement fees, loan servicing fees and extension fees. Loan placement fees are recorded as revenue at the close of escrow and reduced by direct loan placement costs on loans which we have not recorded as investments in mortgage loans on our financial statements. Typically, deeds of trust related to loans placed are initially in our name to facilitate the loan placement process. Upon

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

arranging a funding source for such loans, the deeds of trust are assigned to the respective investor (i.e., the Funds). Loan servicing fees are recorded as revenue when such services are rendered. Servicing fees represent the interest spread between what is paid to the investor and what the borrower pays for the use of the money, which can vary from loan to loan. Servicing costs approximate servicing fees and therefore, we have not recognized a servicing asset or liability. Extension fees are generally recorded as revenue at the extension grant date.

      Interest income on investments in mortgage loans on real estate is accrued by the effective interest method. We do not recognize interest income from loans once they are determined to be impaired. A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.

INVESTMENTS IN REAL ESTATE HELD FOR SALE

      Real estate held for sale includes real estate acquired through foreclosure and is carried at the lower of cost or the property’s estimated fair value, less estimated costs to sell. We seek to sell properties acquired through foreclosure as quickly as circumstances permit. The carrying values of real estate held for sale are assessed on a regular basis from updated appraisals, comparable sales values or purchase offers.

INVESTMENTS IN MORTGAGE LOANS

      Investments in mortgage loans are secured by trust deeds and mortgages. Generally, all of our mortgage loans require interest only payments, either through payments or decrease of an interest reserve, with a balloon payment of the principal at maturity. We have both the intent and ability to hold mortgage loans until maturity and therefore, mortgage loans are classified and accounted for as held for investment and are carried at cost. Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals, which may be commissioned by the borrower, are generally dated within 12 months of the date of loan origination. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. As-if developed values on raw land loans or acquisition and development loans often drastically exceed the immediate sales value and may include anticipated zoning changes, selection by a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. As most of the appraisals will be prepared on an as-if developed basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of the loan.

ALLOWANCE FOR LOAN LOSSES

      We maintain an allowance for loan losses on our investment in mortgage loans for estimated credit impairment in our investment in mortgage loans portfolio. Our estimate of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors including, but not limited to, estimated losses on the loans. Actual losses on loans are recorded as a charge-off or a reduction to the allowance for loan losses. Subsequent recoveries of amounts previously charged off are added back to the allowance or included in income if the amount is recovered.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

PROPERTY AND EQUIPMENT

      Property and equipment is stated at cost. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets ranging from three to seven years. The cost of repairs and maintenance is charged to expense as incurred.

ADVERTISING COSTS

      Advertising costs are expensed as incurred and were approximately $1,570,487 and $4,498,000 for the years ended December 31, 2004 and 2003, respectively.

INCOME TAXES

      We account for our income taxes using the liability method, which requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

IMPAIRMENT OF LONG-LIVED ASSETS

      We continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

STOCK-BASED COMPENSATION

      We apply Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, we apply SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

      The following table represents the effect on net loss and loss per share if we had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (“SFAS No. 123”), Accounting for Stock-Based Compensation, to stock-based employee compensation:

	2004	2003

Net income (loss), as reported	$3,215,653	$(5,201,267)
Deduct: Total stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(776,686)	(1,727,583)

Pro forma net income (loss)	$2,438,967	$(6,928,850)

Net income (loss) per common share
Basic earnings (loss) per share, as reported*	$0.99	$(2.31)

Diluted earnings (loss) per share, as reported*	$0.77	$(2.31)

Basic earnings (loss) per share, pro forma*	$0.69	$(2.96)

Diluted earnings (loss) per share, pro forma*	$0.53	$(2.96)

*	Based on post-split weighted average shares outstanding.

      As required, the pro forma disclosures above include options granted since February 26, 1998 (Inception). Consequently, the effects of applying SFAS No. 123 for providing pro forma disclosures may not be representative of the effects on reported net income for future years until all options outstanding are included in the pro forma disclosures.

RECENT ACCOUNTING PRONOUNCEMENTS

      In December 2004, FASB issued Statement No. 123®, Share-Based Payment, which establishes accounting standards for transactions in which an entity receives employee services in exchange for (a) equity instruments of the entity or (b) liabilities that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of equity instruments. Effective in the third quarter of 2005, SFAS 123® will require us to recognize the grant-date fair value of stock options and equity based compensation issued to employees in the statement of operations. The statement also requires that such transactions be accounted for using the fair-value-based method, thereby eliminating use of the intrinsic value method of accounting in APB No. 25, Accounting for Stock Issued to Employees, which was permitted under Statement 123, as originally issued. We currently are evaluating the impact of Statement 123® on our financial condition and results of operations.

RECLASSIFICATION

      Certain reclassifications have been made to the prior year’s financial statements to conform with current year presentation.

NOTE B —	ACCOUNTS RECEIVABLE

      We service loans which have been arranged for the investor parties through a servicing agreement. The servicing agreements stipulate that all extension fees charged on behalf of the investors shall be retained by us as part of the loan servicing fees. Accounts receivable generally represents extension fees, interest and loan placement fees earned but not yet received. As of December 31, 2004, accounts receivable totaled $110,158.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

NOTE C —	INTEREST ADVANCED TO BORROWERS

      As part of our servicing agreement, borrowers are billed for interest payments on the 25th of each month for the current month. Investors are paid the related interest payments on the 5th of the following month. If we have not received a borrower’s interest payment by the time the related payment is due to the investor, our policy is to advance such payment. As of December 31, 2004 such advances totaled $237,246 which is net of allowance for doubtful accounts of $210,608. Additionally, during the month a loan is originated, borrowers are billed for 25 days of interest. Investors are paid 30 days of interest on the 5th of the following month. Our policy is to advance these 5 days of interest on behalf of the borrowers and collect it upon loan payoff. Such cumulative advances totaled $500,044 as of December 31, 2004.

NOTE D —	NOTE RECEIVABLE — RELATED PARTY

      Note receivable — Related Party — In 2000, we loaned a former employee approximately $251,000 to enable him to operate, develop and grow a California real estate loan fund. We do not have any affiliations with the California real estate loan fund. The loan is unsecured but is a full recourse loan. The interest rate of 10% is payable on a semi-annual basis and the maturity date of the loan was extended from December 31, 2004 to December 31, 2005. As of December 31, 2004 the principal balance on this loan was $22,964.

NOTE E —	INVESTMENT IN MORTGAGE LOANS ON REAL ESTATE

      As of December 31, 2004, all outstanding mortgage loans were current and performing according to their terms. See Note F for information with respect to properties acquired through foreclosure on certain defaulted mortgage loans. Management has evaluated the collectibility of the loans in foreclosure in light of the category and dollar amounts of such loans, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan.

      Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals are generally dated within 12 months of the date of loan origination and may be commissioned by the borrower. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. As-if developed values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection by a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. As most of the appraisals will be prepared on an as-if developed basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of the loan.

NOTE F —	INVESTMENT IN REAL ESTATE HELD FOR SALE

      At December 31, 2004, we had two properties with carrying values totaling $1,993,840, which were acquired through foreclosure and recorded as investments in real estate held for sale and secure specific payables as discussed in Notes G and H. Such investments in real estate held for sale are accounted for at the lower of cost or fair value less costs to sell, based on appraisals and/or knowledge of local market conditions. It

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

is not our intent to invest in or own real estate acquired through foreclosure. We seek to sell properties acquired through foreclosure as quickly as circumstances permit.

					Balance at
	Balance at			Valuation	December 31,
Description	January 1, 2004	Acquisitions	Sales	Adjustments	2004

Raw land in Utah(2)	$3,000,000	$—	$—	$(1,350,000)	$1,650,000
Raw land in Las Vegas, Nevada(1)	595,860	—	(492,800)	(103,060)	—
Raw land in Las Vegas, Nevada	593,840	—	(250,000)	—	343,840
30-unit condominium project in Las Vegas, Nevada	1,084,913	—	(1,084,913)	—	—
Residence in Las Vegas, NV(1)	1,761,590	—	(1,758,787)	(2,803)	—
Raw land in Mesquite, Nevada(2)	—	3,600,000	(3,500,000)	(100,000)	—

Total	$7,036,203	$3,600,000	$(7,086,500)	$(1,555,863)	$1,993,840

(1)	The sale of two of our real estate properties resulted in losses upon sale of $105,863 during the year ended December 31, 2004. In January 2004, we complete the sale of a residence in Las Vegas, NV which resulted in a loss of $2,803. In October of 2004, we sold two parcels of land in Las Vegas, NV which resulted in a loss of $103,060.

(2)	During the year ended December 31, 2004, we provided valuation adjustments on two of our properties totaling $1,450,000. Based on our estimate of the net realizable value of the raw land in Utah which was determined by research of the local real estate market, we provided valuation allowances on this property totaling $1,350,000 during the year ended December 31, 2004. In addition, subsequent to the acquisition of the raw land in Mesquite, Nevada as part of a legal settlement with a loan guarantor, we wrote down the carrying value of the property by $100,000 based on our estimated costs to sell the property. We subsequently recovered $73,000 of this amount.

NOTE G —	PROPERTY AND EQUIPMENT

      Property and equipment consists of the following as of December 31, 2004:

Furniture and fixtures	$292,153
Computers and equipment	741,678
Real estate	273,774
Vehicles	20,362
Leasehold improvements	571,315

1,899,282
Less: Accumulated depreciation	(585,100)

Total property and equipment	$1,314,182

NOTE H — NOTES PAYABLE

      Notes payable totaling $140,000 as of December 31, 2004, consist of the following:

Promissory notes totaling $140,000 to various parties related to foreclosed real estate properties. Since we acquired the properties through foreclosure, we are not required and do not intend to pay interest on these notes.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

NOTE I — NOTES PAYABLE — RELATED PARTY

      Notes payable — related party totaling $2,427,340 as of December 31, 2004, consists of the following:

As further discussed in Note L, in December 2004, we borrowed $1,600,000 from Shustek Investments, Inc., a Nevada corporation wholly owned by our Chairman, Chief Executive Officer, President and majority stockholder, Michael Shustek to effect the repurchase of common stock from Joe Namath. The terms of the loan are monthly payments of interest only at the rate of eight percent (8%) per annum with the entire principal balance due one year from the execution of the promissory note. The loan is secured by a stock pledge of the Shares. During December 2004 Mr. Shustek satisfied all amounts owed to us totaling $547,815 via a reduction to the principal balance of this note. As of December 31, 2004, the balance was $1,052,185.

Note payable to an entity controlled by our Chief Executive Officer totaling $569,061 related to vacant land. Since we acquired the properties through foreclosure, we are not required and do not intend to pay interest on this note.

Notes payable to entities controlled by our Chief Executive Officer totaling $806,094 related to vacant land. Since we acquired the properties through foreclosure, we are not required and do not intend to pay interest on these notes.

NOTE J — NOTE PAYABLE — FUND II

      During the year ended December 31, 2004, we purchased from Fund II, the right to receive the proceeds of a personal loan guarantee related to a foreclosed loan for $3,565,795. We paid cash of $2,565,795 and issued a promissory note for $1,000,000 for the balance. The note bears interest at 8%, is payable in quarterly interest only installments of $20,000, and matures in August 2005. The Board of Directors approved this transaction. Because of the uncertainties inherent with litigation and enforcement of judgments, we elected to write off the full amount paid for the right to receive the proceeds of the loan guarantee. A summary judgment motion was filed in the U.S. District Court for the Southern District of Texas seeking a judgment against the loan guarantors. To date, a ruling on the motion has not been rendered. If the summary judgment motion is not granted, we will proceed to litigate the matter in the U.S. District Court. We believe a judgment will ultimately be ordered and that we will collect the full amount of the loan guarantee plus accrued interest.

NOTE K —	TRUST ACCOUNTS

      We manage certain trust assets including cash and receivables on behalf of the investors. The cash is held at a financial institution, and we record and reconcile the receivables from borrowers. At December 31, 2004, the amount of cash held in trust approximated $2,284,678 and the trust receivable was $182,279. The related trust liability was $2,466,957 at December 31, 2004.

      Vestin Advisors acts as custodian for Individual Retirement Accounts which are primarily invested in the Funds. Assets held in these accounts totaled $21,883,777 as of December 31, 2004.

      These trust assets and liabilities are not recorded on our balance sheet at December 31, 2004.

NOTE L — LOANS SERVICED FOR OTHERS

      We service loans for others that were originated by us, which are not shown on the balance sheet. The face amount of these loans at December 31, 2004 approximated $348.6 million.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

NOTE M —	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We have entered into a number of transactions with our principal stockholder and other related parties. Such transactions fall into the following categories:

1.	Transactions with the Funds

      The equity method of accounting is used to account for our investments in the Funds due to the significant influence exercised over the operation and financing decisions of the Funds. Under the equity method, original investments are recorded at cost and our estimated pro rata share of income and distributions are recorded on a monthly basis.

      For the years ended December 31, 2004 and 2003, we recorded revenues of approximately $59,935 and $85,000, respectively, from our investment of $1,000,000 in Fund I as a result of distributions declared during those periods. Vestin Mortgage, as the Manager, is entitled to a monthly management fee of up to 0.25% of the aggregate capital contributions to Fund I. During the years ended December 31, 2004 and 2003, Vestin Mortgage recorded management fees from Fund I of approximately $447,000 and $254,000, respectively. All of the foregoing management fees and distributions that remain unpaid are reflected as a due from related party on the accompanying balance sheet.

      For the years ended December 31, 2004 and 2003, we recorded revenues of approximately $66,650 and $102,000, respectively, from our investment of $1,100,000 in Fund II as a result of distributions declared during those periods. Vestin Mortgage, as the Manager, is entitled to a monthly management fee of up to 0.25% of the aggregate capital contributions to Fund II. During the years ended December 31, 2004 and 2003, Vestin Mortgage recorded management fees from Fund II of approximately $1,031,000 and $953,000, respectively. All of the foregoing management fees and distributions that remain unpaid are reflected as a due from related party on the accompanying balance sheet.

      For the year ended December 31, 2004, we recorded revenues of approximately $82,077 from our investment in Fund III as a result of distributions declared during those periods. As of December 31, 2004, our investment in Fund III approximated $1.4 million. Vestin Mortgage, as the Manager, is entitled to a monthly management fee of up to 0.25% of the aggregate capital contributions to Fund III. During the year ended December 31, 2004, Vestin Mortgage recorded management fees from Fund III of approximately $36,235. All of the foregoing management fees and distributions that remain unpaid are reflected as a due from related party on the accompanying balance sheet.

      Amounts due from Fund I totaling $1,841,878 relate to uncollected management fees, earnings on our investment in Fund I, and reimbursable expenses. Amounts due from Fund I bear no interest and are due on demand.

      Amounts due from Fund II totaling $477,159 relate to uncollected management fees, earnings on our investment in Fund II, and reimbursable expenses. Amounts due from Fund II bear no interest and are due on demand.

      Amounts due from Fund III totaling $152,645 relate to uncollected management fees and earnings on our investment in Fund III. Amounts due from Fund III bear no interest and are due on demand.

      During the year ended December 31, 2004, we purchased from Fund II, the right to receive the proceeds of a personal loan guarantee related to a foreclosed loan for $3,565,795. The Board of Directors approved this transaction. A summary judgment motion was filed in the U.S. District Court for the Southern District of Texas seeking a judgment against the loan guarantors. To date, a ruling on the motion has not been rendered. If the summary judgment motion is not granted, we will proceed to litigate the matter in the U.S. District Court. We believe a judgment will ultimately be ordered and that we will collect the full amount of the loan guarantee plus accrued interest. However, because of the uncertainties inherent in litigation and the enforcement of judgments, we elected to write off the full amount paid to Fund II.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

      On July 2, 2001, Vestin Mortgage brokered a loan to Arroyo Heights for $10,000,000. The loan was funded by Fund I and Fund II and was guaranteed by three guarantors. Subsequently, Arroyo Heights defaulted on the loan, and Fund I and Fund II foreclosed and took title to the collateral. Based on an appraisal at the conclusion of the foreclosure, Fund I and Fund II determined that there was a $4.8 million shortfall between the carrying amount of the loan and the value of the collateral. Fund I and Fund II filed litigation to recover the shortfall from the individual guarantors. Vestin Mortgage purchased the rights to collect the proceeds of the guarantee from Fund I and Fund II on December 31, 2002 in exchange for investments in mortgage loans on real estate valued at $4.8 million. At that time, Vestin Mortgage elected to provide a full valuation allowance on this amount due to uncertainties in collection of these types of judgments. Vestin Mortgage entered into a settlement of the Arroyo Heights matter in February 2004 for $5,850,000 which resulted in the full recovery of the allowance.

      On August 21, 2002, our Board of Directors determined to seek new premises for the offices of the Company. The Board of Directors determined that we were not interested in purchasing a building. Our Chief Executive Officer (“CEO”) advised the Board of Directors that he would be interested in acquiring a property which might be suitable to lease to the Company as its new premises. The Board of Directors agreed that the CEO could pursue such an opportunity providing that lease rates and other terms of the lease agreement were at market standards. On March 15, 2003, the CEO, through a wholly owned company, acquired unimproved real estate located in Las Vegas, Nevada. On March 31, 2003, the CEO sold the company, which owned the real estate in Las Vegas. The CEO has advised the Board of Directors that he made a profit of approximately $1.0 million in connection with the sale. The unrelated party proceeded to build an approximately 42,000 square foot office building on the site. On March 31, 2003, we entered into a ten year triple net lease, which took effect August 1, 2004. The lease rate is $1.75 per square foot, or an aggregate monthly rental of $71,645. In May 2004, Fund III entered into an agreement to purchase the building. Accordingly, Fund III is our lessor. We obtained a review of the lease terms by an independent third party which concluded that the lease rate represents a market rate reasonable to both parties.

      During the year ended December 31, 2003, we elected to contribute capital of $1.6 million to Fund I in the form of an interest-bearing amortizing note of $723,763 and the forgiveness of an obligation due from Fund I in the amount of $876,237. We did not receive any additional units in Fund I in consideration of the capital contribution. The capital contribution increased the existing members’ capital accounts in Fund I to approximately $10 per unit. The amount of the contribution was charged to current operating results during the year ended December 31, 2003, as we did not receive additional units for the contribution. The note was paid in full as of December 31, 2003.

      During the year ended December 31, 2003, we purchased real estate held for sale of $1.1 million from Vestin Fund I. No gain or loss was recorded by Fund I on this sale.

      During the year ended December 31, 2003, we sold $9.3 million in loans to Fund II pursuant to the terms of the Operating Agreements of the Funds which permit the Funds to acquire loans from us if the loans were acquired to facilitate their acquisition by the Funds and provided that the price paid is no greater than our cost. During the year ended December 31, 2003, we also purchased $2.0 million in loans from Fund II. No gain or loss was recorded on these transactions as it is not our intent to make a profit on the purchase or sale of such investments. The purpose is to either free up capital to make new investments or place excess capital in investments to provide a return on investment.

Transactions with Officers and Directors and their Affiliates

      Notes receivable — In 2000, we loaned a former employee approximately $251,000 to enable him to operate, develop and grow a California real estate loan fund. We do not have any affiliations with the California real estate loan fund. The loan is unsecured but is a full recourse loan. The interest rate of 10% is payable on a semi-annual basis and the loan was extended from December 31, 2004 to December 31, 2005. As of December 31, 2004 the principal balance on this loan was $22,964.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

      We entered into an agreement with Planned Licensing, Inc, a Nevada corporation (“PLI”), Joseph Namath (“Namath”) and James Walsh (“Walsh”), a former director of the Company, whereby the parties have agreed as follows: (i) we purchase the 400,000 shares (800,000 shares pre split) of our common stock, par value ..0001 per share (the “Shares”) held by Namath and Walsh and originally issued to PLI on July 12, 2004 upon the exercise by PLI of the warrant issued on January 10, 2001, (ii) PLI’s warrant dated January 10, 2001 to purchase 200,000 shares (400,000 shares pre split) of our common stock at $9.20 per share ($4.60 per share pre split) was terminated, (iii) the license agreement dated January 10, 2001 (the “License Agreement”) by and between us and PLI was terminated, subject to the continuation of certain insurance obligations and indemnification obligations and (iv) the parties mutually release each other from liability in connection with the License Agreement. In consideration for the foregoing, we agreed to pay the sum of One Million Six Hundred Thousand Dollars ($1,600,000.00). The transaction closed on January 5, 2005. The cash consideration was borrowed by us in December 2004 from Shustek Investments, Inc., a Nevada corporation wholly owned by our Chairman, Chief Executive Officer, President and majority stockholder, Michael Shustek. The terms of the loan are monthly payment of interest only at the rate of eight percent (8%) per annum with the entire principal balance due one year from the execution of the promissory note. The loan is secured by a pledge of the Shares. During December 2004 Mr. Shustek satisfied all amounts owed to us totaling $547,815 via a reduction to the principal balance of this note. As of December 31, 2004, the balance was $1,052,185.

      Amounts due from inVestin totaling $129,527 related to management fees earned by Vestin Mortgage. Such amounts bear no interest and are due on demand. In October 2002, inVestin, a corporation wholly-owned by our Chief Executive Officer, was created as an additional funding source to raise $100,000,000 through the sale of subordinated notes to Nevada residents. Vestin Mortgage has entered into an agreement to provide management services to inVestin whereby Vestin Mortgage will receive a monthly management fee equal to the first four percent (4%) of revenues earned by us above the average aggregate interest paid to the debenture holders. For the year ended December 31, 2004, Vestin Mortgage earned $102,808, related to the agreement. During the year ended December 31, 2003, Vestin Mortgage earned approximately $161,000 relating to the agreement. During March 2004, this balance was paid off in full.

      During the year ended December 31, 2003, we purchased $0.7 million in loans from inVestin. We also sold $0.7 million in loans to inVestin for the same period.

      Amounts due to inVestin totaling $218,654 related to loan origination fees shared by inVestin during the year ended December 31, 2004 pursuant to the agreement to provide management services which states that inVestin will receive a pro-rata share of the origination fees charged on loan in which it participates.

      During the years ended December 31, 2004 and 2003, we paid $759,529 and $755,222, respectively, for legal fees to a law firm in which the Secretary of the Company has an equity ownership interest. As of December 31, 2004 the amount owed is $117,354.

      Our former Chief Financial Officer and Tax Manager are equity owners in L.L. Bradford & Company, LLC, Certified Public Accounting firm (“L.L. Bradford”). For the years ended December 31, 2004 and 2003, approximately $268,833 and $228,000, respectively, was paid to L.L. Bradford for various services including assistance with report preparation and business consulting.

      For the year ended December 31, 2003, we paid approximately $128,000 to a partnership owned by our former Chief Financial Officer for reimbursements of fixed asset purchases paid on our behalf.

      During the year ended December 31, 2004 and 2003, we paid approximately $899,250 and $1,017,000, respectively to C5, LLC, a company wholly owned by our Chief Executive Officer, pursuant to an Aircraft Usage Agreement. The agreement allows us to use an airplane on a preferred basis over any other proposed user. We used the airplane primarily for marketing and lending activities. We are required to pay a monthly fee based on an hourly rate of $3,000 per hour for the first 10 hours and $2,500 per hour for each hour thereafter. We are required to make a minimum monthly payment equivalent to 16 hours of usage ($45,000).

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

The terms of the agreement were approved by our Board of Directors. We believe based upon a review of aircraft rental rates that the terms of the Aircraft Usage Agreement are fair and reasonable to us.

      During 2003, we paid approximately $28,000 to King Air, LLC, a company owned jointly by our Chief Executive Officer and a stockholder of the Company, related to the use of an airplane for company travel.

      As of December 31, 2004, we have an investment in Del Mar Mortgage Collateralized Mortgage Obligations which are controlled by Del Mar Mortgage, a company wholly owned by our Chief Executive Officer, totaling $434,375.

NOTE N —	INCOME TAXES

      The components of the provision (benefit) for income taxes are as follows at December 31:

	2004	2003

Current	$670,698	$(1,136,644)
Deferred	1,068,625	(1,483,963)

	$1,739,323	$(2,620,607)

      Deferred taxes result from temporary differences in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The significant components of our deferred taxes as of December 31 are as follows:

	2004	2003

Deferred tax assets:
Allowance for doubtful accounts	$71,606	$55,046
Spokesperson stock warrants	—	315,623
Officer salaries	—	4,958
Deferred revenue	—	977,500
Valuation loss on real estate	739,297	489,001
Allowance for loan losses	—	37,400

Net deferred tax assets	$810,903	$1,879,528

      The reconciliation of the statutory federal rate to our effective income tax rate is as follows:

	2004	2003

Statutory tax provision	$1,684,692	$(2,659,437)
Non-deductible expenses	54,631	38,830

	$1,739,323	$(2,620,607)

NOTE O — EARNINGS PER COMMON SHARE

      Basic earnings per common share is calculated by dividing net income by the weighted average number of common share outstanding during the period. Diluted earnings per common share is calculated by dividing net income by the sum of the weighted average number of common shares outstanding, plus all additional common shares that would have been outstanding if potentially dilutive securities or common stock

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

equivalents had been issued. The following table reconciles the weighted average number of shares (post-split) used in the earnings per share calculations as of December 31, 2004 and 2003:

	For the Year Ended December 31, 2004

	Income	Shares	Per-Share
	(Numerator)	(Denominator)	Amount

Net income:	$3,215,653
Less: Preferred stock dividends	(651,411)
Basic EPS:
Income available to common stockholders	2,564,242	2,593,268	$0.99

Effect of dilutive securities:
Options/warrants	—	754,400	—

Diluted EPS:
Income available to common stockholders plus assumed conversions	$2,564,242	3,347,668	$.77

	For the Year Ended December 31, 2003

	Loss	Shares	Per-Share
	(Numerator)	(Denominator)	Amount

Net loss:	$(5,201,267)
Less: Preferred stock dividends	(901,079)
Basic EPS:
Loss applicable to common stockholders	(6,102,346)	2,641,633	$(2.31)

Effect of dilutive securities:
Options/warrants	—	—	—

Diluted EPS:
Loss applicable to common stockholders plus assumed conversions	$(6,102,346)	2,641,633	$(2.31)

NOTE P — EMPLOYEE BENEFIT PLAN

401(k) PLAN

      We maintain a 401(k) Savings Plan which covers substantially all full-time employees. Participants may make tax-deferred contributions of up to 15% of annual compensation (subject to other limitations specified by the Internal Revenue Code). We match employee contributions dollar for dollar up to 7% of compensation. We contributed approximately $178,094 and $160,000 to the plan for the years ended December 31, 2004 and 2003, respectively.

NOTE Q — STOCKHOLDERS’ EQUITY

COMMON STOCK

      In July 2004, our Board of Directors adopted a resolution whereby it approved a 2-for-1 reverse stock split of the issued and outstanding shares of common stock. Accordingly, the accompanying financial statements have been retroactively restated to reflect the 2-for-1 reverse stock split occurred since inception.

PREFERRED STOCK

      During fiscal year 2001, we issued 937,800 shares of Series A Convertible Preferred Stock (“Preferred Stock”) at $10.00 per share for a total of $9,378,000. This consisted of $4,378,000 in cash and $5,000,000 in

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

exchange of a note payable. The holder of the Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, out of any funds legally available therefore, dividends equal to ten percent (10%) of the original issue price prior and in preference to any declaration or payment of any dividends on our common stock; and convertible into our common stock, at the option of the holder thereof, at anytime after the date of issuance at a conversion price of $6.08 per share (pre-split) of common stock. The Preferred Stock is redeemable at our option at a redemption price of eleven dollars ($11.00) per share. On March 29, 2002, we amended the Preferred Stock agreement to allow the holders of the Preferred Stock to be entitled to receive, when, as and if declared by the Board of Directors, dividends in an amount to be determined by the Board of Directors, but not less than 0.83% of the original issue price per annum and not more than 10% of the original issued price per annum, prior and in preference to any declaration or payment of any dividends on the Common Stock. Dividends on the Series A Preferred may be paid in cash or in Common Stock and shall not be cumulative.

      During the year ended December 31, 2004, we paid $651,411 in dividends to our preferred stock holders. Additionally, during the year ended December 31, 2004, 43,125 shares of preferred stock were redeemed for a total of $4,789,050.

COMMON STOCK DIVIDENDS

      We did not declare or pay any dividends to common stockholders during the year ended December 31, 2004.

STOCK OPTIONS

      During fiscal year 2004, we granted stock options to our Chief Executive Officer for shares of common stock totaling 250,000, which have a term of 10 years from the date of grant and vest entirely on the date of grant.

      As of December 31, 2004, outstanding stock options and warrants totaled 1,691,665.

STOCK OPTIONS AND WARRANTS ACTIVITY

      We apply Accounting Principles Board (“APB”) Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees,” and related interpretations in accounting for all stock option plans. Under APB 25, compensation cost is recognized for stock options granted to employees when the option is less than the market price of the underlying common stock on the date of grant.

      SFAS No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation” and SFAS No. 148 (SFAS 148), “Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123” require disclosures as if we had applied the fair value method to employee awards rather than the intrinsic value method. The fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from our stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. Our fair value calculations for awards from stock option plans were made using the Black-Scholes option pricing model.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

      The following table summarizes our employee and directors stock options and warrants activity:

	Number	Weighted Average
	of Shares*	Exercise Price

Balance, January 1, 2002	1,599,000	$4.41
Options and warrants granted	1,140,000	7.02
Options and warrants exercised	2,000	4.00
Options and warrants forfeited/expired	15,000	6.51

Balance, January 1, 2003	2,722,000	5.49
Options and warrants granted	510,000	2.13
Options and warrants exercised	4,000	4.00
Options and warrants forfeited/expired	94,670	7.02

Balance, December 31, 2003	3,133,330	$4.90
Options and warrants granted	250,000	3.00
Options and warrants exercised	—	—
Options and warrants forfeited/expired	2,000	4.00

Outstanding Balance, December 31, 2004	3,381,330	$4.76

Shares exercisable, December 31, 2004	3,211,629	$4.64

*	The number of shares reflected in this table are presented post-split.

      The following table summarizes information about options and warrants outstanding and exercisable for employees and directors at December 31, 2004 and 2003:

	Shares Underlying
	Options Outstanding			Shares Underlying
				Options Exercisable
	Shares	Weighted
	Underlying	Average	Weighted	Shares	Weighted
	Options/	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Options	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$2.03 to $4.00	1,713,300	6.89 years	$3.27	1,719,299	$3.27
$5.07	609,700	6.88 years	$5.07	609,700	$5.07
$7.02	1,052,330	7.91 years	$7.02	882,629	$7.02

      The Company provides proforma disclosures of compensation expense under the fair value method of SFAS 123 and SFAS 148.

      Following are the weighted average assumptions used for the year ended December 31:

	2004	2003

Average risk-free interest rates	3.25%	2.79%
Average expected life (in years)	3.00	3.94
Volatility	62.86%	73.76%
Dividend yield	0.00%	0.00%

      The Black-Scholes option valuation model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because our Employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. During 2004 and 2003, there were no options granted with an exercise price below the fair value of the underlying stock at the grant date.

      The weighted average fair value of options and warrants granted with exercise prices at the current fair value of the underlying stock during 2004 and 2003 was approximately $1.18 and $1.14 per option, respectively.

STOCK WARRANTS

      Spokesperson Stock Warrants — In January 2001, we consummated an agreement with Joe Namath, a National Football League Hall of Fame inductee, to act as a spokesperson on our behalf for five years. In consideration, Mr. Namath will be compensated in the amount of $1,000,000 cash annually and received warrants to purchase 800,000 shares of our common stock at an exercise price of $0.01 and warrants to purchase 400,000 shares of our common stock at an exercise price of $4.60. The 800,000 warrants vest immediately, and the 400,000 warrants vest within one year. The outstanding warrants granted have a term of ten years from the date of grant. The fair value of the warrants was estimated as of the measurement date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0.0%, expected volatility of 54.51%, risk-free interest rate of 5.77% and an expected holding period of five years. Based on these assumptions, total compensation expense of the warrants granted was approximately $4,650,000 and will be recognized over five years, the length of the consulting agreement. Accordingly, we recorded public relations expenses of approximately $930,000 for the year ended December 31, 2002. The following tables summarize information about the Spokesperson Stock Warrants activity during the year ended December 31, 2004:

	Number	Weighted Average
	of Shares*	Exercise Price

Balance, January 1, 2004	1,200,000	$1.54
Options and warrants granted	—	—
Options and warrants exercised	800,000	0.01
Options and warrants forfeited/expired	400,000	4.60

Balance, December 31, 2004	—	$—

TREASURY STOCK

      During the year ended December 31, 2004, we acquired 446,335 shares of our common stock for a total value of approximately $1,639,161. All shares of treasury stock were retired as of December 31, 2004.

NOTE R — EMPLOYMENT AGREEMENTS

      We have employment agreements and arrangements with certain officers and key employees. The agreements generally continue for a period of three years or until terminated by the executive or us with cause. The agreements and arrangements provide the employees with a base salary and benefits. The agreements contain covenants against competition with us, which extend for a period of time after termination.

NOTE S — FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amounts of cash, accounts receivable, accounts payable, dividends payable, capital leases payable, and notes payable approximate fair value because of the short-term maturity of these instruments.

      The carrying value of mortgage loans and notes receivable approximate fair value at December 31, 2004. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

NOTE T — CONCENTRATIONS

      Financial instruments, which potentially subject us to credit risk, include cash in bank and accounts receivable.

      We maintain our cash in bank deposit accounts, which, at times, may exceed federally insured limits. We have not experienced any losses in such accounts and believe we are not exposed to any significant credit risk on cash.

      Concentration of credit risk with respect to accounts receivable is limited because of the large number of diverse customers. We control credit risk through real estate securing mortgage loans and monitoring procedures.

      Concentrations of mortgage loans serviced exist in Arizona, California, Hawaii, Nevada, and Texas with approximately 18%, 20%, 11%, 25% and 16% of mortgage loan balances as of December 31, 2004, respectively. As such, we have a significant geographic concentration of credit risk that may be adversely affected by periods of economic decline in these states.

NOTE U — COMMITMENTS AND CONTINGENCIES

     LEASE COMMITMENTS

      We operate from a leased office facility under a noncancellable operating lease. The lease requires us to pay certain escalation clauses for real estate taxes, operating expense, usage and common area charges. We also lease equipment and a vehicle under noncancellable operating leases. Rent expense for leased office facilities, equipment, and the vehicle charged to operations for the year ended December 31, 2004 and 2003 was $1,382,372 and $584,106, respectively.

      Future minimum rental payments required under the operating leases in effect as of December 31, 2004, are as follows:

2005	$1,013,793
2006	985,507
2007	978,549
2008	962,272
Thereafter	6,621,067

$10,561,188

      In September 2003, we entered into a one year Aircraft Usage Agreement with C5, LLC, a company wholly owned by our Chief Executive Officer. The agreement allows us the use of an airplane on a preferred basis over any other proposed user. We are required to pay a monthly fee based on an hourly rate of $3,000 per hour for the first 10 hours and $2,500 per hour for each hour thereafter. We are required to make a minimum monthly payment equivalent to 16 hours of usage $45,000). The agreement automatically renews for successive periods of one year each unless terminated by either party no less than thirty days prior to the end of the term. Future minimum payments required under this agreement for 2005 total $360,000.

NOTE V — LEGAL MATTERS

      Vestin Group, Vestin Mortgage, and Del Mar Mortgage, Inc., a company wholly owned by Michael Shustek, the largest stockholder and CEO of Vestin Group are defendants in a civil action entitled Desert Land, L.L.C. et al. v. Owens Financial Group, Inc. et al (the “Action”). The Action was initiated by Desert Land, L.L.C. (“Desert Land”) on various loans arranged by Del Mar Mortgage, Inc. and/or Vestin Mortgage. On April 10, 2003, the United States District Court for the District of Nevada (the “Court”) entered judgment jointly and severally in favor of Desert Land against Vestin Group, Vestin Mortgage and Del

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

Mar Mortgage, Inc. Judgment was predicated upon the Court’s finding that Del Mar Mortgage, Inc. received an unlawful penalty fee from the plaintiffs.

      Defendants subsequently filed a motion for reconsideration. The Court denied the motion and, on August 13, 2003, held that Vestin Group, Vestin Mortgage, and Del Mar Mortgage, Inc. are jointly and severally liable for the judgment in the amount of $5,683,312.19 (which amount includes prejudgment interest and attorney’s fees). On August 27, 2003, the Court stayed execution of the judgment against Vestin Group and Vestin Mortgage based upon the posting of a bond in the amount of $5,830,000. The bond was arranged by Michael Shustek and was posted without any cost or obligation to Vestin Group and Vestin Mortgage. Additionally, Del Mar Mortgage, Inc. has indemnified Vestin Group and Vestin Mortgage for any losses and expenses in connection with the Action, and Mr. Shustek has guaranteed the indemnification. On September 12, 2003, all of the defendants held liable to Desert Land appealed the judgment to the United States Court of Appeals for the Ninth Circuit.

      The staff of the Pacific Regional Office of the Securities and Exchange Commission (“SEC”) has been conducting an informal inquiry into certain matters related to us, Fund I, Fund II, and Fund III. We have fully cooperated during the course of the informal inquiry. On January 6, 2005, we received from the SEC an “Order Directing Private Investigation and Designating Officers to Take Testimony” which appears to focus on the financial reporting of Fund I, Fund II, and Fund III. We intend to continue to cooperate fully in this matter and believe that we have complied with SEC disclosure requirements. We cannot at this time predict the outcome of this matter.

      We and our subsidiaries are involved in a number of legal proceedings concerning matters arising in connection with the conduct of our business activities. We believe that we have meritorious defenses to each of these actions and intend to defend them vigorously. We believe that we are not a party to, nor are any of its subsidiaries the subject of, any pending legal or arbitration proceedings that would have a material adverse effect on our financial condition or results of operations or cash flows, although it is possible that the outcome of any such proceedings could have a material impact on our net income in any particular period.

NOTE W — SUBSEQUENT EVENTS

      In January 2005, we received notice from NASDAQ that we no longer meet the minimum requirements for continued listing on the Nasdaq SmallCap Market. An application was filed to include our common stock for quotation on the OTC Bulletin Board (“OTCBB”). On February 2, 2005 we were notified that the NASD’s OTC Compliance Unit has requested further information regarding the proposed inclusion of our stock on the OTCBB. Accordingly, our common stock has not started trading on the OTCBB, and we can give no assurance as to if and when the application to the OTCBB will be approved. Our common stock has been de-listed from The Nasdaq SmallCap Market and currently trades in the pink sheets published by the National Quotation Bureau.

      We entered into an agreement with Planned Licensing, Inc, a Nevada corporation (“PLI”), Joseph Namath (“Namath”) and James Walsh (“Walsh”), a former director of the Company, whereby the parties have agreed as follows: (i) we purchase the 400,000 shares (800,000 shares pre split) of our common stock, par value ..0001 per share (the “Shares”) held by Namath and Walsh and originally issued to PLI on July 12, 2004 upon the exercise by PLI of the warrant issued on January 10, 2001, (ii) PLI’s warrant dated January 10, 2001 to purchase 200,000 shares (400,000 shares pre split) of our common stock at $9.20 per share ($4.60 per share pre split) was terminated, (iii) the license agreement dated January 10, 2001 (the “License Agreement”) by and between us and PLI was terminated, subject to the continuation of certain insurance obligations and indemnification obligations and (iv) the parties mutually release each other from liability in connection with the License Agreement. In consideration for the foregoing, we agreed to pay the sum of One Million Six Hundred Thousand Dollars ($1,600,000.00). The transaction closed on January 5, 2005. The cash consideration was borrowed by us in December 2004 from Shustek Investments, Inc., a Nevada corporation wholly owned by our Chairman, Chief Executive Officer, President and majority stockholder, Michael

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

Shustek. The terms of the loan are monthly payment of interest only at the rate of eight percent (8%) per annum with the entire principal balance due one year from the execution of the promissory note. The loan is secured by a pledge of the Shares. During December 2004 Mr. Shustek satisfied all amounts owed to us totaling $547,815 via a reduction to the principal balance of this note. As of December 31, 2004, the balance was $1,052,185.

An investment in Vestin Fund III, LLC is not an investment in Vestin Group, Inc.

PRIOR PERFORMANCE TABLES

      The following tables set forth in rounded numbers certain information with respect to Vestin Fund I’s and Vestin Fund II’s experience in raising and investing funds and operating results for the calendar year ended December 31, 2004. Prospective investors should read these tables together with the information set forth in the “Prior Experience” section of this Prospectus, beginning on page 53.

      Investors in Vestin Fund III will not own any interest in Vestin Fund I or Vestin Fund II and should not assume that they will experience returns, if any, comparable to those experienced by investors in Vestin Fund I and Vestin Fund II.

TABLE I. (Unaudited)

EXPERIENCE IN RAISING AND INVESTING FUNDS

	Vestin Fund I	Vestin Fund II

As of December 31, 2004:
Dollar amount offered	$100,000,000	$500,000,000
Dollar amount raised	$100,000,000	$475,000,000
Less offering expenses:
Selling commission and discounts retained by affiliates	$—	$—
Organizational expenses	$—	$—
Other	$—	$—
Reserves	$2,450,000	$10,840,000
Percent available for investment(1)	97%	97%
Acquisition costs:
Prepaid items and fees related to purchase of property	$—	$—
Cash down payment	$—	$—
Acquisition fees	$—	$—
Other	$—	$—
Total acquisition cost	$—	$—
Percent leverage (mortgage financing divided by total acquisition cost)	$—	$—
Date offering began	9/1/2000	6/14/2001
Length of offering (through date of completion)	10 months	36 months
Months to invest 90% of amount available for investments	N/A	N/A

(1)	Not including members’ withdrawals and reinvestments under our distribution reinvestment plan.

      As of December 31, 2004, there were no offering expenses or acquisition costs incurred by Vestin Fund I or Vestin Fund II that were paid directly from the offering proceeds or earnings of either respective funds. However, approximately 100,000 units and 110,000 units were issued to Vestin Mortgage for offering expenses that were paid on behalf of Vestin Fund I and Vestin Fund II, respectively. Additionally, neither Vestin Fund I nor Vestin Fund II made any payments, including real estate commissions and other fees in connection with the acquisition or disposition of a property, to Vestin Mortgage within the last three years. However, Vestin Fund I and Vestin Fund II may pay real estate commissions and fees in 2004 in connection with the disposition of real estate. Vestin Mortgage will provide, at no charge, a copy of the Form 10-K Annual Report for Vestin Fund I for fiscal year ended September 30, 2004 and for Vestin Fund II for fiscal year ended June 30, 2004, upon request of an investor. Additionally, Vestin Mortgage will provide copies of the exhibits listed in such annual report, for a reasonable fee, if so requested by an investor. Inquiries should be directed to Vestin Mortgage at 8379 West Sunset Road, Las Vegas, Nevada 89113.

TABLE II. (Unaudited)

COMPENSATION TO SPONSOR

Type of Compensation	Vestin Fund I	Vestin Fund II

Date offering commenced	9/01/2000	6/14/2001
Dollar amount raised	$100,000,000	$475,000,000
Amount paid to sponsor from proceeds of offering	$—	$—
Underwriting fees	$—	$—
Acquisition fees	$—	$—
Real estate commissions	$—	$—
Advisory fee	$—	$—
Management fees	$—	$—
Other	$—	$—
Dollar amount of cash generated from operations before deducting Payments to sponsor	$49,866,766	$95,668,763
Amount paid to sponsor from operations:
Property management fees	$—	$—
Partnership management fees*	$1,106,300	$2,657,333
Reimbursements	$—	$—
Leasing commissions	$—	$—
Other	$—	$—
Dollar amount of property sales and refinancing before deducting Payments to sponsor	$—	$—
Cash	$—	$—
Notes	$—	$—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	$—	$—
Incentive fees	$—	$—
Other	$—	$—

Note:	Amounts reflected in Table II are cumulative amounts for Vestin Fund I from September 1, 2000 (Date of Commencement) through December 31, 2004 and for Vestin Fund II from June 15, 2001 (Date of Commencement) through December 31, 2004.

*	Accrued but not yet paid as of December 31, 2004.

TABLE III. (Unaudited)

OPERATING RESULTS OF PRIOR PROGRAMS

VESTIN FUND I, LLC

	Calendar Year Ended

	2004	2003	2002*

Gross revenues(1)	$12,928,086	$9,756,350	$12,383,127
Less: Operating expenses(2)	$2,148,530	$5,504,262	$521,610
Interest expense	$1,425,855	$1,439,325	$289,992

Net income — GAAP basis(2)	$9,353,701	$2,812,763	$11,571,525
Taxable income from operations	$9,353,701	$2,812,763	$11,571,525
Cash generated from operations	$15,132,296	$11,187,381	$11,888,259
Less: cash distributions to investors
From operating cash flow	$5,075,879	$8,715,963	$12,556,816
From sales and refinancing	$—	$—	$—
From other	$—	$—	$—

Cash generated (deficiency) after cash distributions	$10,056,417	$2,471,418	$(668,557)
Less: Special items	$—	$—	$—

Cash generated (deficiency) after cash distributions and specialty items	$10,056,417	$2,471,418	$(668,557)
Tax and distribution data per $1,000 invested Federal Income Tax results:
Ordinary income (loss)
From operations	$9,353,701	$2,812,763	$11,571,525
From recapture	$—	$—	$—
Capital gain (loss)	$—	$—	$—

	$9,353,701	$2,812,763	$11,571,525
Cash distributions to investors source (on GAAP basis)
Investment income	$5,075,879	$8,715,963	$12,556,816
Return of capital	$—	$—	$—
Source (on cash basis)	$—	$—	$—
Sales	$—	$—	$—
Refinancing	$—	$—	$—
Operations	$5,075,879	$8,715,963	$12,556,816
Other	$—	$—	$—

Note:	Vestin Fund I commenced operations on September 1, 2000. The NASAA Guidelines are applicable to the operations of Vestin Fund I.

(1)	The gross revenue per weighted average unit was $1.52, $1.03 and $1.22 for 2004, 2003 and 2002, respectively.

(2)	The following items were omitted: (i) Profit on sale of properties were omitted as there were no profits on sales of real property and (ii) Depreciation was omitted as Vestin Fund I did not hold any depreciable assets.

*	During 2002, Vestin Fund I, LLC’s fiscal year was changed from December 31 to September 30. Accordingly, in order to present comparable year end information, the information presented includes the results of operations for the nine month period ended September 30, 2002 and the three month period ended December 31, 2002.

VESTIN FUND II, LLC

	Calendar Year Ended

	2004	2003	2002*

Gross revenues(1)	$38,055,500	$43,705,409	$30,481,382
Less: Operating expenses(2)	$4,776,357	$16,226,081	$1,699,495
Interest expense	$5,510,010	$4,561,001	$1,357,841

Net income — GAAP basis(2)	$27,769,133	$22,918,327	$27,424,046
Taxable income from operations	$27,769,133	$22,918,327	$27,424,046
Cash generated from operations	$32,553,666	$34,095,490	$26,244,655
Less: Cash distributions to investors
From operating cash flow	$23,721,842	$35,382,438	$26,234,311
From sales and refinancing	$—	$—	$—
From other	$—	$—	$—

Cash generated (deficiency) after cash distributions	$8,831,824	$(1,286,948)	$10,344
Less: Special items	$—	$—	$—

Cash generated (deficiency) after cash distributions and specialty items	$8,831,824	$(1,286,948)	$10,344
Tax and distribution data per $1,000 invested Federal Income Tax results:
Ordinary income (loss)
From operations	$27,769,133	$22,918,327	$27,424,046
From recapture	$—	$—	$—
Capital gain (loss)	$—	$—	$—

	$27,769,133	$22,918,327	$27,424,046
Cash distributions to investors source (on GAAP basis)
Investment income	$23,721,842	$35,382,438	$26,234,311
Return of capital	$—	$—	$—
Source (on cash basis)	$—	$—	$—
Sales	$—	$—	$—
Refinancing	$—	$—	$—
Operations	$23,721,842	$35,382,438	$26,234,311
Other	$—	$—	$—

Note:	Vestin Fund II commenced operations on June 15, 2001. The NASAA Guidelines are applicable to the operations of Vesting Fund II.

(1)	The gross revenue per weighted average unit was $1.10, $1.17 and $1.31 for 2004, 2003 and 2002, respectively.

(2)	The following items were omitted: (i) Profit on sale of properties expense were omitted as there were no profits on sales of real property and (ii) Depreciation was omitted as Vestin Fund II did not hold any depreciable assets.

*	During 2002, Vestin Fund II, LLC’s fiscal year was changed from December 31 to June 30. Accordingly, in order to present comparable year end information, the information presented includes the results of operations for the six month period ended June 30, 2002 and the six month period ended December 31, 2002.

      Table IV Results of Completed Programs is not applicable as Vestin Fund I and Vestin Fund II have not completed any similar programs. Additionally, neither Vestin Fund I and Vestin Fund II are in the business of direct investment of real property.

      Table V Sales or Disposals of Properties is not applicable as Vestin Fund I and Vestin Fund II have not sold or disposed of real property during 2002 and 2003.

      During the first quarter of 2003, Vestin Fund I sold its interest in the property referred to as Residence in Las Vegas, Nevada for $1,541,258.06 to Vestin Group, Inc. The amount of the sale equaled Vestin Fund I’s carrying value.

      Vestin Fund I and Vestin Fund II jointly acquired through foreclosure the property known as 40 acres of land containing 354 lots in Las Vegas, Nevada. On July 14, 2003, 138 of the lots were sold to a third party. The buyer retained an option to purchase the remaining 216 lots over the next three years at a predetermined price, adjusted for potential value increases. The total selling price, assuming the buyer’s options are exercised is approximately $17.1 million. Vestin Fund I owned approximately 68% of the foreclosed property and Vestin Fund II owned the remaining 32%.

      During March 2004, Vestin Fund II sold 11.42 acres of land in Henderson, Nevada for approximately $2.0 million which approximated the carrying value of the real estate.

      During September 2004, Vestin Fund I and Vestin Fund II sold a partially completed assisted living facility located in Las Vegas, Nevada for approximately $11.5 million which approximated the carrying value of the real estate.

      During September 2004 Vestin Fund I and Vestin Fund II entered into an agreement to sell the remaining 29 acres of raw land in Mesquite, Nevada for $6.2 million. During the prior quarter, $250,000 was released from escrow representing an early release of funds. The transaction was finalized during December of 2004 and resulted in a gain of $1,806,582.

      During October 2004, Vestin Fund I and Vestin Fund II sold the Castaways Hotel/ Casino in Las Vegas, Nevada for approximately $7.9 million. The transaction did not result in any gains or losses in the current period of sale as they wrote down the carrying value of the property by approximately $498,000 during the previous quarter.

      During November 2004, Vestin Fund I and Vestin Fund II sold the 140 Unit/224 bed senior facility in Mesa, Arizona, of which consideration received totaled $7.1 million. This transaction resulted in a loss of $80,747.

      During November 2004 Vestin Fund I sold the 30 unit condominium complex in Las Vegas, Nevada for approximately $0.2 million which approximated the carrying value of the real estate.

      During March 2004, Vestin Fund II foreclosed on two loans totaling $3.2 million secured by two real estate parcels in Cedar Park, Texas.

      During February 2004, Vestin Fund I and Vestin Fund II jointly foreclosed on two loans totaling $8.3 million and took title to the collateral which consisted of a hotel/casino on approximately 25 acres of land. No specific reserve was provided upon foreclosure based on the estimated underlying collateral value.

      During April 2004 Vestin Fund II foreclosed on loan totaling $7.6 million secured by a 74 Unit/90 bed senior facility in San Bernardino, California.

      During May 2004 Vestin Fund I and Vestin Fund II jointly foreclosed on loan totaling $7.1 million secured by a 140 Unit/224 bed senior facility in Mesa, Arizona.

      During August 2004 Vestin Fund I and Vestin Fund II jointly foreclosed on a loan totaling $5.2 million secured by a 460 acre residential sub-division in Lake Travis, Texas.

      During August 2004, Vestin Fund II foreclosed on a loan totaling $5.6 million secured by 570 acres of land for construction of an 18-hole golf course and clubhouse near Austin, Texas.

      During September 2004 Vestin Fund I and Vestin Fund II jointly foreclosed on a loan totaling $15.5 million secured by a 126 unit assisted living facility in Phoenix, Arizona.

      It is not Vestin Fund I or Vestin Fund II’s intent to invest in or own real estate as a long term investment.

EXHIBIT A

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT
OF
VESTIN FUND III, LLC
A NEVADA LIMITED LIABILITY COMPANY

      THIS OPERATING AGREEMENT (this “Agreement”) was made and entered into as of the 2nd day of May, 2003, and amended and restated as of January 17, 2005, by and among Vestin Mortgage, Inc., a Nevada corporation (the “Manager” and, in its capacity as a member of the Company, the “Initial Member” and collectively with all Persons who may become members of the Company from time to time in accordance herewith, the “Members”), and VESTIN FUND III, LLC, a Nevada limited liability company (the “Company”).

WITNESSETH

      WHEREAS, the Initial Member and the Company desire to enter into an Operating Agreement to govern the Company’s operations;

      NOW, WHEREFORE, in consideration for the mutual agreements, covenants and premises set forth herein, the Operating Agreement is hereby adopted:

ARTICLE 1

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

      1.1 Formation. The Initial Member caused the formation of the Company on April 16, 2003 under the provisions of Title 7, Chapter 86, of the Nevada Statutes.

      1.2 Name. The name of the Company is VESTIN FUND III, LLC.

      1.3 Place of Business. The principal place of business of the Company is and will be located at 8379 West Sunset Road, Las Vegas, Nevada 89113, until the Manager changes it after giving the Members notice. In addition, the Company may maintain such other offices and places of business in the United States as the Manager may deem advisable. The Manager will file all necessary or desirable documents to permit the Company to conduct its business lawfully in any state or territory of the United States.

      1.4 Purpose. The primary purpose of this Company is to generate cash flow and to distribute to the Members the Profits of the Company from its operations. The Company will (i) invest in and purchase first, second, wraparound, participating and construction Mortgage Investments, and do all things reasonably related thereto, including developing, managing and either holding for investment or disposing of Real Property acquired through foreclosure, either directly or through general partnerships or other joint ventures, all as further provided for in this Agreement and (ii) acquire and own for investment purposes, either alone or in association with others, a diversified portfolio of income-producing Real Property and to engage in any and all activities related or incidental to such purpose.

      1.5 Articles of Organization. The Company’s Articles of Organization, as amended, and Certificate of Acceptance of Appointment of Resident Agent have been duly executed, acknowledged and filed with the Office of the Secretary of State of the State of Nevada under the provisions of the Nevada Statutes. The Initial Member hereby approves, ratifies and confirms all of these actions. The Manager is authorized to execute and cause to be filed additional Certificates of Amendment of the Articles of Organization whenever required by the Nevada Statutes or this Agreement.

      1.6 Term of Existence. The Company’s existence began on April 16, 2003 and, notwithstanding anything to the contrary in the Articles of Organization, will continue until December 31, 2023, unless earlier terminated under the provisions of this Agreement or by operation of law. A Majority may extend the Company’s term, provided that the Company remains in compliance with the NASAA Guidelines.

      1.7 Power of Attorney. Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

1.7.1 This Agreement, the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state, or which the Manager deems advisable to prepare, execute and file;

1.7.2 Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

1.7.3 Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

      1.8 Nature of Power of Attorney. The grant of authority in Section 1.7:

1.8.1 Is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Member and shall not be affected by the subsequent incapacity of the Member;

1.8.2 May be exercised by the Manager for each Member by a facsimile signature of or on behalf of the Manager or by listing all of the Members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

1.8.3 Shall survive the delivery of an assignment by a Member of the whole or any portion of his Interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the Special Power of Attorney shall survive the delivery of the assignment for the sole purpose of enabling the person to execute, acknowledge, and file any instrument necessary to effect the substitution.

      1.9 Period of Offering and Expenditure of Proceeds

      Subject to compliance with applicable federal and state securities laws and regulations, the Company may extend its offering of units to Members for up to two years from the date of original effectiveness provided that the Company has satisfied the greater of (i) a minimum capitalization of cash gross proceeds from the Offering of not less than $1 million to be available for Mortgage Investments or investments of Real Property, or (ii) the imposed requirements set by the Company is sold within one year of commencement of the Offering.

      While the proceeds of the Offering are awaiting investment in mortgage loans or Real Property, the Company may temporarily invest them in short-term highly liquid investments where there is appropriate safety of principal, such as U.S. Treasury Bonds or Bills. Any proceeds of the Offering not invested within the later of two years after the commencement of the Offering, or one year after the termination of the Offering (except for necessary operating capital), shall be distributed pro rata to the Members as a return on capital so long as the adjusted in Mortgage Investment or Real Property Investment is in compliance with applicable NASAA guidelines.

ARTICLE 2

DEFINITIONS

      Unless stated otherwise, the terms set forth in this Article 2 shall, for all purposes of this Agreement, have the following meanings:

      2.1 Acquisition and Investment Evaluation Expenses means expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the evaluation, selection and acquisition of Mortgage Investments, whether or not acquired.

      2.2 Acquisition and Investment Evaluation Fees means the total of all fees and commissions paid by any Person when purchasing or investing in Mortgage Investments. Included in the computation of these fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any evaluation fee, loan fee, or points paid by borrowers to the Manager, or any fee of a similar nature, however designated.

      2.3 Acquisition Expenses means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection of properties, whether or not acquired.

      2.4 Acquisition Fees means the total of all fees and commissions paid by any Person in connection with making or investing in mortgage loans or the purchase, development or construction of property. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, construction fee, nonrecurring management fee, loan fees, or points paid by borrowers to the Manager, or any fee of a similar nature, however designated.

      2.5 Administrator means the agency or official administering the securities law of a state in which units are registered or qualified for offer and sale.

      2.6 Affiliate means, (a) any person directly or indirectly controlling, controlled by or under common control with the Person, (b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the Person, (c) any officer, director or Member of the Person, or (d) if the other Person is an officer, director or Manager, any company for which the Person acts in any similar capacity.

      2.7 Agreement means this Operating Agreement, as amended from time to time.

      2.8 Capital Account means, for any Member, the Capital Account maintained for the Member in accordance with the following provisions:

2.8.1 The Manager shall credit to each Member’s Capital Account the Member’s Capital Contribution, the Member’s distributive share of Profits, any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member, and the amount of any Company liabilities that are assumed by the Member or that are secured by any Company property distributed to the Member.

2.8.2 The Manager shall debit from each Member’s Capital Account the amount of cash and the fair market value of any Company property distributed to the Member under any provision of this Agreement, the Member’s distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of the Member that are assumed by the Company or that are secured by any property contributed by the Member to the Company.

      If the Gross Asset Value of a Company asset is adjusted in accordance with Section 2.20, the Manager shall concurrently adjust the Capital Accounts of all Members in order to reflect the adjustment to the Capital Accounts of the Members that would have occurred if the Company had recognized Profits (in the case of an adjustment that results in an increase in the Gross Asset Value of such asset) or Losses (in the case of an adjustment that results in a reduction in the Gross Asset Value of such asset) equal to the amount of such adjustment and such Profits or Losses were allocated under Article 7.

      If any interest in the Company is transferred in accordance with Section 10.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

      The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulation. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the Manager may make the modification, provided that it is not likely to have a material effect on the amounts distributable to any Member under Articles 7 and 12 of this Agreement upon the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts for (a) any property contributed to the Company or distributed to the Manager, and (b) any liabilities that are secured by the contributed or distributed property or that are assumed by the Company or the Manager, if the Manager determines the adjustments are necessary or appropriate under Treasury Regulation Section 1.704-1(b)(2)(iv). The Manager shall make any appropriate modification if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) as provided for in Sections 7.7 and 15.4.

      2.9 Capital Contribution means the total investment and contribution to the capital of the Company made by a Member (i) in cash, (ii) by advancing expenses to non-affiliated third parties on behalf of the Company and with the Company’s authorization or (iii) by way of automatic reinvestment of Company distributions (or deemed distributions) of capital and/or net income. “Initial Capital Contribution” means the amount paid in cash by each Member with his original subscription for an acquisition of units of the Company under the prospectus plus, in the case of the Manager, the amount advanced to non-affiliated third parties on behalf of the Company in connection with the Offering.

      2.10 Capital Transaction means (i) the repayment of principal or prepayment of a Mortgage Investment, including deemed repayments of Mortgage Investments or other dispositions thereof, to the extent classified as a return of capital under the Code, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition under the Code of a Mortgage Investment or Real Property (excluding any amounts in excess of the original purchase price paid by us on the sale of Real Property), or (iii) the payment of insurance or a guarantee for a Mortgage Investment.

      2.11 Capital Transaction Proceeds means the net cash proceeds (or deemed net proceeds) from any Capital Transaction.

      2.12 Cash Flow means cash funds provided from operations (other than repayments of mortgage loan principal) including without limitation, interest, points, lease payments, leasing fees, revenue participations, participations in property appreciation, amounts in excess of the original purchase price paid by us on the sale of Real Property, interest or dividends from interim investments paid to the Company after deducting cash funds used to pay general Company operating and administrative expenses and debt payments, but without deduction for depreciation.

      2.13 Code means the Internal Revenue Code of 1986, as amended from time to time, and corresponding provisions of subsequent revenue laws.

      2.14 Company means VESTIN FUND III, LLC, the Nevada limited liability company to which this Agreement pertains.

      2.15 Competitive Real Estate Commission means the real estate or brokerage commission paid for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and location of the property.

      2.16 Deed(s) of Trust means the lien(s) created on the Real Property of borrowers securing their respective obligations to the Company to repay Mortgage Investments, whether in the form of a deed of trust, mortgage or otherwise.

      2.17 Financing means all indebtedness incurred by the Company or encumbering the Company’s properties, the principal amount of which is scheduled to be paid over a period of not less than 48 months, where not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months.

      2.18 Fiscal Year means, subject to the provisions of Section 706 of the Code and Section 9.6.1, (i) the period commencing on the date of formation of the Company and ending on December 31, 2003 (ii) any subsequent 12 month period on January 1 and ending on December 31 and (iii) the period commencing January 1 and ending on the date on which all Company assets are distributed to the Members under Article 12.

      2.19 Front-End Fees means any fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Investment Evaluation Expenses, Acquisition Fees, Acquisition Expenses and Acquisition and Investment Evaluation Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Company.

      2.20 Gross Asset Value means, for any Company asset, the following:

2.20.1 The initial Gross Asset Value of any Company asset at the time that it is contributed by a Member to the capital of the Company shall be an amount equal to the fair market value of the Company asset (without regard to the provisions of Code Section 7701(g)), as determined by the contributing Member and the Manager;

2.20.2 The Gross Asset Values of all Company assets shall be adjusted, as determined by the distributed Member and the Manager, to equal their respective fair market values upon the distribution to a Member by the Company of more than a de minimis amount of Company assets (other than money), unless all Members simultaneously receive distributions of undivided interests in the distributed Company assets in proportion to their respective Capital Accounts;

2.20.3 The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values (as determined by the Manager, in its reasonable discretion) upon the termination of the Company for Federal income tax purposes under Code Section 708(b)(1)(B); and

2.20.4 The Gross Asset Value of a Company asset shall be adjusted in the case of a Writedown or Writeup of the Company asset in accordance with Sections 2.45, 2.46 and 7.8.

      2.21 Independent Expert means a Person with no material current or prior business or personal relationship with the Manager, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform the services.

      2.22 Interest means the Capital Accounts of Members, which are divided into “units.”

      2.23 Investment in Mortgage Loans means the amount of Capital Contributions used to make or invest in Mortgage Investments or the amount actually paid or allocated to the purchase of Mortgage Investments, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

      2.24 Majority means any group of Members who together hold a majority of the total outstanding Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

      2.25 Manager means Vestin Mortgage, Inc., a Nevada corporation, in that capacity, or any Person replacing Vestin Mortgage under this Agreement. For greater certainty, Vestin Mortgage, in its capacity as the Initial Member, is a distinct entity from the Manager for purposes of this Agreement unless the context should indicate to the contrary.

      2.26 Member means an owner of units in the Company, unless the instruments through which the units were transferred to the owner did not also convey the transferor’s status as a Member.

      2.27 Mortgage Investment(s) means the Mortgage Loan(s) or an interest in the Mortgage Loans that are held by the Company.

      2.28 Mortgage Loans means investments of the Company that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Deeds of Trust on Real Property.

      2.29 NASAA Guidelines means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996, as amended from time to time unless indicated to the contrary by the context and the Real Estate Program Guidelines of the North American Securities Administration Association, Inc. adopted on September 29, 1993, as amended from time to time.

      2.30 Net Income Available for Distribution means Cash Flow less amount set aside for creation or restoration of working capital reserves during the month; provided that:

2.30.1 The operating expenses shall not include any general overhead expenses of the Manager; and

2.30.2 Net Income Available for Distribution shall not exceed the amount of cash on hand.

      2.31 Net Worth means the excess of total assets over total liabilities as determined by accounting principles generally accepted in the United States consistently applied, except that if any of the assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding the depreciation does not exceed the fair market value of the asset.

      2.32 Nevada Statutes means Nevada Revised Statutes, as amended from time to time, unless indicated to the contrary by the context.

      2.33 Offering means the offer and sale of units of the Company made under the Prospectus.

      2.34 Organization and Offering Expenses means those expenses incurred in connection with the Offering of units in the Company pursuant to this Prospectus and paid or owed to a nonrelated third party. Such Organization and Offering Expenses include fees paid to attorneys, accountants, and any other charges incurred in connection with the Offering pursuant to the Company’s Prospectus.

      2.35 Person means any natural person, partnership, corporation, unincorporated association or other legal entity.

      2.36 Profits and Losses mean, for each Fiscal Year or any other period, an amount equal to the Company’s taxable income or loss for the Fiscal Year or other given period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately under Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

2.36.1 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses under this Section 2.36 shall be added to the taxable income or loss;

2.36.2 Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses under this Section 2.36, shall be subtracted from the taxable income or loss.

      If any Company asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of the Company asset shall be computed using the Gross Asset Value (rather than adjusted cost basis) of the Company asset.

      Notwithstanding any other provision of this Section, any items in the nature of income, gain, expenses or losses, which are specially allocated under Section 7.5.1, 7.5.2 and 7.6, shall not be taken into account in computing Profits or Losses.

      2.37 Program means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property including such entities formed to make or invest in mortgage loans.

      2.38 Prospectus means the prospectus that forms a part of the Registration Statement on Form S-11 to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

      2.39 Property Management Fee means a fee paid to the Manager or other Persons for management and administration of one or more Real Properties owned by the Company.

      2.40 Purchase Price means (i) the price paid upon or in connection with the purchase of a mortgage, but excludes points and prepaid interest and (ii) the price paid upon the purchase or sale of a particular property, including the amount of Acquisition Fees and all liens and mortgages on the property, but excluding points and prepaid interest.

      2.41 Real Property means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property, that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

      2.42 Regulations means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the U.S. Department of the Treasury under the Code, as the regulations may be lawfully changed from time to time.

      2.43 Reinvested Distributions means units purchased under the Company’s Plan (as defined in Article 8 of this Agreement).

      2.44 Roll-Up means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. “Roll-Up” does not include a transaction involving (i) securities of the Company, if any, listed on a national securities exchange or quoted on the Nasdaq National Market for 12 months or (ii) conversion to corporate, trust, limited liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Members’ voting rights; (b) the term of existence of the Company; (c) Manager compensation; (d) the Company’s investment objectives.

      2.45 Roll-Up Entity means a company, real estate investment trust, corporation, limited liability company, limited or general partnership or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

      2.46 Sponsor means any Person (a) directly or indirectly instrumental in organizing, wholly or in part, a Program, or a Person who will manage or participate in the management of a Program, and any Affiliate of any Person, but does not include a Person whose only relation with a Program is that of an independent property manager or other provider of services (such as attorneys, accountants or underwriters), whose only compensation is received in that capacity, or (b) is a “Sponsor” as otherwise defined in the NASAA Guidelines. Vestin Group, Inc., the Manager’s parent company, is the initial Sponsor of the Company.

      2.47 Subscription Agreement means the document that is an exhibit to and part of the prospectus that every Person who buys units of the Company must execute and deliver with full payment for the units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

      2.48 Units mean the units of equity in the Company evidencing the Company’s Interests that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the prospectus or (b) transferred to those who become substituted Members under Section 10.2 hereof. The Manager may purchase units on the same basis as other Members. Units purchased at different times do not necessarily represent the same underlying amount of Interests.

      2.49 Writedown or Writeup means a determination by the Manager for a particular Mortgage Investment, Real Property investment or other Company investment (which determination has been made in conformity with accounting principles generally accepted in the United States) that the fair market value of the investment at the time the determination is made is less than or more than the amount actually paid or allocated to the purchase of the investment, which determination shall be made by the Company within thirty-one (31) days of the end of each third quarter and any Writedown or Writeup shall be effective on the last day of the third quarter during the term of this Agreement.

      2.50 Writedown Amount means, for any Mortgage Investment, Real Property investment or other Company investment, the amount by which, at the time that a Writedown is determined for the Investment, the amount actually paid or allocated to the purchase of the investment exceeds its fair market value.

ARTICLE 3

THE MANAGER

      3.1 Control in Manager. Subject to the provisions of Section 3.2 and except as otherwise expressly stated elsewhere in this Agreement, the Manager has exclusive control over the business of the Company (with all acts and decisions being in its sole discretion except as specifically set forth in this Agreement), including the power to assign duties, to determine how to invest the Company’s assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Investments and contracts, and to assume direction of the business operations. As Manager of the Company and its business, the Manager has all duties generally associated with that position, including dealing with Members, being responsible for all accounting, tax and legal matters, performing internal reviews of the Company’s investments and loans, determining how and when to invest the Company’s capital, and determining the course of action to take for Company loans that are in default. The Manager also has all of these powers for ancillary matters. Without limiting the generality of the foregoing, the powers include the right (except as specifically set forth in this Agreement, including under Section 3.2):

3.1.1 To evaluate potential Company investments and to expend the capital of the Company in furtherance of the Company’s business;

3.1.2 To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Company property or any interest therein at a price and upon the terms and conditions as the Manager may deem proper;

3.1.3 To cause the Company to become a joint venturer, general or limited partner or member of an entity formed to own, develop, operate and dispose of properties owned or co-owned by the Company acquired through foreclosure of a Mortgage Loan or otherwise;

3.1.4 To manage, operate and develop Company property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the Manager;

3.1.5 To borrow money from banks and other lending institutions for any Company purpose, and as security therefor, to encumber Company property;

3.1.6 To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

3.1.7 To employ from time to time, at the expense of the Company, persons, including the Manager or its Affiliates, required for the operation of the Company’s business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with persons on terms and for compensation that the Manager determines to be reasonable; and to give receipts, releases, and discharges for all of the foregoing and any matters incident thereto as the

Manager may deem advisable or appropriate; provided, however, that any agreement or contract between the Company and the Manager or between the Company and an Affiliate of the Manager shall contain a provision that the agreement or contract may be terminated by the Company without penalty on sixty (60) days’ written notice and without advance notice if the Manager or Affiliate who is a party to the contract or agreement resigns or is removed under the terms of this Agreement;

3.1.8 To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

3.1.9 To purchase, at the expense of the Company, liability and other insurance to protect the property of the Company and its business;

3.1.10 To refinance, recast, modify, consolidate, extend or permit the assumption of any Mortgage Loan or other investment owned by the Company;

3.1.11 To pay all expenses incurred in the operation of the Company;

3.1.12 To file tax returns on behalf of the Company and to make any and all elections available under the Code; or

3.1.13 To modify, delete, add to or correct from time to time any provision of this Agreement as permitted under Section 15.4 hereof.

      3.2 Limitations on Manager’s Authority. The Manager has no authority to:

3.2.1 Do any act in contravention of this Agreement;

3.2.2 Do any act which would make it impossible to carry on the ordinary business of the Company;

3.2.3 Confess a judgment against the Company;

3.2.4 Possess Company property or assign the rights of the Company in property for other than a Company purpose;

3.2.5 Admit a person as a Manager without the prior affirmative vote or consent of a Majority, or any higher vote as may be required by applicable law;

3.2.6 Voluntarily withdraw as Manager without the prior affirmative vote or consent of a Majority unless its withdrawal would neither affect the tax status of the Company nor materially adversely affect the Members (subject to any delay in effectiveness of the withdrawal as set forth elsewhere herein);

3.2.7 Sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Majority;

3.2.8 Amend this Agreement without the prior affirmative vote or consent of a Majority, except as permitted by Section 15.4 of this Agreement;

3.2.9 Dissolve or terminate the Company without the prior affirmative vote or consent of a Majority;

3.2.10 Cause the merger or other reorganization of the Company without the prior affirmative vote or consent of a Majority;

3.2.11 Grant to the Manager or any of its Affiliates an exclusive right to sell any Company assets;

3.2.12 Receive or permit the Manager or any Affiliate of the Manager to receive any insurance brokerage fee or write any insurance policy covering the Company or any Company property;

3.2.13 Receive from the Company rebates or give-ups or participate in any reciprocal business arrangement which would enable the Manager or any of its Affiliates to do so;

3.2.14 Commingle the Company’s funds with those of any other Person unless pursuant to a master fiduciary account or in connection with investments in or with other companies pursuant to Section 4.3;

3.2.15 Use or permit another Person to use the Company’s assets in any manner, except for the exclusive benefit of the Company;

3.2.16 Pay or award, directly or indirectly, any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchase of units; provided, however, that this clause shall not prohibit the payment of Sales Commissions;

3.2.17 Make loans to the Manager or an Affiliate of the Manager; or

3.2.18 Pay, directly or indirectly, a commission or fee (except as otherwise set forth in Article 14 hereof) to the Manager or any Affiliate of the Manager in connection with the reinvestment or distribution of the proceeds of a Capital Transaction.

      3.3 Right to Purchase Receivables and Loans. As long as the requirements of Article 4 are met and the Company adheres to the investment policy described in the prospectus, the Manager, in its sole discretion, may at any time, but is not obligated to:

3.3.1 Purchase from the Company the interest receivable or principal on delinquent Mortgage Loans held by the Company;

3.3.2 Purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Company; and/or

3.3.3 Use its own monies to cover any other costs associated with Mortgage Loans held by the Company such as property taxes, insurance and legal expenses.

      3.4 Extent of Manager’s Obligation and Fiduciary Duty. The Manager shall devote the portion of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct the Company’s business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Company. The Manager has fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager’s possession or control, and the Manager will not employ, or permit another to employ the Company’s funds or assets in any manner except for the exclusive benefit of the Company. The Manager will not allow the assets of the Company to be commingled with the assets of the Manager or any other Person. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Manager under common law. The Manager, for so long as it owns any units as a Member, hereby waives its right to vote its units and to have them considered as outstanding in any vote for removal of the Manager or for amendment of this Agreement (except as provided in Sections 3.1.13 and 15.4) or otherwise.

      3.5 Liability and Indemnification of Manager. Any right to indemnification hereunder shall be subject to the following:

1. The Company shall not indemnify the Manager for any liability or loss suffered by the Manager, nor shall the Manager be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

a. the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

b. the Manager was acting on behalf of or performing services for the Company;

c. such liability or loss was not the result of the negligence or misconduct by the Manager; and

d. such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

2. Notwithstanding anything to the contrary contained in subsection 1 above, the Manager (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

a. there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; or

b. such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

c. a court of competent jurisdiction has approved a settlement of the claims against a particular indemnitee and has determined that indemnification of the settlement and related costs should be made; and

d. in the case of subparagraph c of this paragraph, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

(1) which are specifically set forth in the Company agreement; and

(2) in which plaintiffs claim they were offered or sold Company interests.

3. The Company may not incur the cost of that portion of liability insurance which insures the Manager for any liability as to which the Manager is prohibited from being indemnified under this subsection.

4. The provision of advancement from Company funds to the Manager or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

a. the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

b. the legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

c. the Manager or its Affiliates undertake to repay the advanced funds to the Company in cases in which such Person is not entitled to indemnification under paragraph 1 of this section 3.5.

      3.6 Assignment by the Manager. The Manager’s Interest in the Company may be assigned at the discretion of the Manager, subject to Section 10.1.

      3.7 Removal of Manager. The Manager may be removed upon the following conditions:

3.7.1 The Members may remove the Manager by written consent or vote of a Majority (excluding any Interest of the Manager being removed). This removal of the Manager, if there is no other Manager, shall not become effective for at least 120 days following the consent or vote of the Majority.

3.7.2 During the 120 day period described in Section 3.8.1, the Majority (excluding any Interest of the removed Manager) shall have the right to agree in writing to continue the business of the Company and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager(s) who agree(s) to continue the existence of the Company.

3.7.3 Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager. The new Manager shall thereupon execute, acknowledge and file a certificate of amendment to the Articles of Organization of the Company in the manner required by Section 26.221 of the Nevada Law.

3.7.4 Failure of a Majority to designate and admit a new Manager within the time specified herein shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement.

      3.8 Right to Rely on Manager. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

3.8.1 The identity of the Manager or any Member;

3.8.2 The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any further manner germane to the affairs of the Company;

3.8.3 The persons who are authorized to execute and deliver any instrument or document of the Company; and

3.8.4 Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

      3.9 Transfer of the Control of the Manager. A sale or transfer of a controlling interest in the Manager will not terminate the Company or be considered the withdrawal or resignation of the Manager. By majority vote, the Company may terminate the then Manager’s interest in the Company by paying an amount equal to the then-present fair market value of such Manager’s interest in the Company. In the event the Company and the Manager disagree as to the then-present fair market value, then the dispute shall be settled by arbitration in accordance with the then current rules of the American Arbitration Association.

      3.10 Amendment to the Manager’s Duties. Any amendment to this Operating Agreement modifying the rights and/or duties of the Manager shall require the Manager’s consent.

      3.11 Manager Qualifications. The Manager shall meet the requirements of the NASAA guidelines.

3.11.1 The Manager has the requisite experience as set forth by the NASAA guidelines, and has demonstrated the knowledge and experience to acquire and manage the real properties and mortgage loans being acquired.

3.11.2 The financial condition of the Manager must be commensurate with any financial obligations assumed in the offering and in the operation of the Company. As a minimum, the Manager shall have an aggregate financial Net Worth, exclusive of home, automobile and home furnishing, of the greater of either $50,000 or an amount at least equal to 5% of the gross amount of all offerings sold within the prior 12 months plus 5% of the gross amount of the current offering, to an aggregate maximum Net Worth of the Manager of one million dollars. In determining Net Worth for this purpose, evaluation will be made of contingent liabilities and the use of promissory notes, to determine the appropriateness of their inclusion in computation of Net Worth.

ARTICLE 4

INVESTMENT AND OPERATING POLICIES

      4.1 Commitment of Capital Contributions. The Manager shall take all reasonable steps to commit eighty two-percent (82%) of the Capital Contributions allocated to Mortgage Loans to Investments in Mortgage Loans and sixty-seven percent (67%) allocated to Real Property to Investments in Real Property, provided that under no circumstances may such commitment decrease below the applicable percentage in the NASAA Guidelines. The Company may invest in or purchase Mortgage Loans of such duration and on such Real Property and with such additional security as the Manager in its sole discretion shall determine, subject to Section 4.2. These Mortgage Loans may be senior to other mortgage loans on the Real Property, or junior to other mortgage loans on the Real Property, all in the sole discretion of the Manager.

      4.2 Investment Policy. In making investments, the Manager shall follow the investment policy described in the prospectus and as set forth in this Agreement.

      4.3 Investments In or With Other Companies.

4.3.1 The Company shall be permitted to invest in general partnerships or joint ventures (including entities in limited liability company and limited liability partnership form) with non-affiliates that own and operate one or more particular mortgages if the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of paragraph 4.3.2 acquires a controlling interest in such a general partnership or joint venture, but in no event shall duplicate fees be permitted. For purposes of this paragraph, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to:

(a) Review all contracts entered into by the general partnership or joint venture that will have a material effect on its business, property or assets;

(b) Cause a sale of the mortgage or its interest therein or cause a sale or refinancing of the property or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

(c) Approve budgets and major capital expenditures, subject to a stated minimum amount;

(d) Veto any sale of the mortgage or property or refinancing of the property, or, alternatively, to receive a specified preference on sale or proceeds; and

(e) Exercise a right of first refusal on any desired sale by the joint venture partner of its interest in the mortgage except for transfer to an Affiliate of the joint venture partner.

4.3.2 The Company shall be permitted to invest in general partnership or joint ventures with other publicly registered Affiliates of the Company if all the following conditions are met:

(a) The Company and the Affiliate have substantially identical investment objectives.

(b) There are no duplicate fees.

(c) The compensation to the managers is substantially identical in each entity.

(d) Each company must have a right of first refusal to buy if the other company wishes to sell assets held in the joint venture.

(e) The investment of each company is on substantially the same terms and conditions.

(f) It is disclosed in the prospectus that there is a potential risk of impasse on joint venture decisions since no company controls and the potential risk that while a company may have the right to buy the asset from the partnership or joint venture, it may not have the resources to do so.

4.3.3 The Company shall be permitted to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Company only under the following conditions:

(a) The investment is necessary to relieve the Manager from any commitment to purchase a mortgage entered into in compliance with paragraph 4.4.1 prior to the closing of the offering period of the Company;

(b) There are no duplicate fees;

(c) The investment of each entity is on substantially the same terms and conditions;

(d) The Company provides for a right of first refusal to buy if the Company wishes to sell a mortgage held in the joint venture;

(e) The prospectus discloses the potential risk of impasse on joint venture decisions.

4.3.4 Other than as specifically permitted in paragraphs 4.3.2 and 4.3.3, the Company shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

4.3.5 The Company shall be permitted to invest in general partnership interests of limited partnerships only if the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of Section 4.3.2 above, acquires a “controlling interest” as defined in Section 4.3.1 above, no duplicate fees are permitted, no additional compensation beyond that permitted in Article 14 of this Agreement, shall be paid to the Manager, and the Company agreement shall comply with this section.

4.3.6 A company that is an “upper-tier company” shall be permitted to invest in interests of other companies (the “lower-tier companies”) only if all of the following conditions are met.

(a) If the manager of the lower-tier company is a manager of the upper-tier company, the company agreement of the upper-tier company shall:

(i) prohibit the company from investing in such lower-tier company unless the company agreement of the lower-tier company contains provisions complying with NASAA Guidelines and provisions acknowledging privity between the lower-tier company and the members, and

(ii) provide that compensation payable in the aggregate from both tiers shall not exceed the amounts permitted under Article 14.

(b) If the manager of the lower-tier company is not a manager of the upper-tier company, the company agreement of the upper-tier company shall prohibit that company from investing in the lower-tier company unless the company agreement of the lower-tier company contains provisions complying with NASAA Guidelines; and shall provide that the compensation payable at both tiers shall not exceed the amounts permitted in Article 14.

(c) Each lower-tier company shall have as its members only publicly registered upper-tier companies, provided, however, that special limited partners (or members holding comparable interests) not affiliated with the manager shall be permitted if the interest taken result in no diminution in the control exercisable by the other members.

(d) No company may be structured with more than two tiers.

(e) The company agreement of the upper-tier company must contain a prohibition against duplicate fees.

(f) The company agreement of the upper-tier company must provide that the members in the upper-tier company can, upon the vote of the majority in interest and without the concurrence of the manager, direct the manager of the upper-tier company (acting on behalf of the upper-tier company) to take any action permitted to a member (e.g. the upper-tier company) in the lower-tier company.

(g) The prospectus must fully and prominently disclose the two-tiered arrangement and any risks related thereto.

4.3.7 Notwithstanding the above-stated sections, if the manager of the lower-tier company is not a manager of the upper-tier company, an upper-tier company may invest in a lower-tier company that holds a particular mortgage to be qualified pursuant to the Internal Revenue Code of 1986, Section 42(g) as amended, if members in both tiers are provided all of the rights and obligations required by Section VII of the NASAA Guidelines and the company agreement of the upper-tier company agreement contains a prohibition against payment of duplicate fees.

      4.4 Sales of Mortgages to the Company. The Company shall not acquire a mortgage in which the Manager has an interest except as set forth below:

4.4.1 The Manager may acquire a mortgage in its own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such mortgage, provided that such mortgage is purchased by the Company for a price no greater than the cost of such mortgage to the Manager, except compensation payable in accordance with Article 14 of this Agreement, and provided there is no other benefit arising out of such transaction to the Manager apart from compensation otherwise permitted by the NASAA Guidelines. Accordingly, all income generated and expenses associated with a mortgage so acquired shall be treated as belonging to the Company. The Manager shall not sell a mortgage to the Company pursuant to this section if the cost of the mortgage exceeds the funds reasonably anticipated to be available to the Company to purchase the mortgage.

4.4.2 The purchase is made from a publicly registered affiliate pursuant to the rights of first refusal as set forth in the prospectus under “Acquisition and Investment Policies — Participation.” In such a case the Purchase Price should be no more than fair market value as determined by an independent appraisal.

      4.5 Sales of Mortgages to the Manager. The Company shall not sell a mortgage to the Manager unless all of the following criteria are met:

4.5.1 The Company does not have sufficient offering proceeds available to retain the mortgage (or contract rights related thereto);

4.5.2 The Manager will purchase all mortgages (or contract rights) that the Company does not have sufficient proceeds to retain, as set forth in the prospectus;

4.5.3 The Manager will pay the Company an amount in cash equal to the cost of the mortgage (or contract rights) to the Company (including all cash payments and carrying costs related thereto);

4.5.4 The Manager assumes all of the Company’s obligations and liabilities incurred in connection with the holding of the mortgage (or contract rights) by the Company;

4.5.5 The sale to the Manager occurs not later than 90 days following the termination date of the offering;

4.5.6 The Manager will use the methodology as set forth in the prospectus in determining which mortgage it will purchase in the event that the Company’s offering proceeds are insufficient to retain all mortgages.

      4.6 Dealing with Related Companies. The Company shall not acquire a mortgage from, or sell a mortgage to a company in which the Manager has an interest other than as permitted under the NASAA Guidelines.

      4.7 Sales of Foreclosed Properties. The Company shall not sell a foreclosed property to the Manager or to a company in which the Manager has an interest.

      4.8 Lending Practices.

4.8.1 No loans may be made by the Company to the Manager of an Affiliate, except as provided in paragraph 2 of Section 4.8, as set forth below.

4.8.2 The Company may provide mortgage loans to lenders formed by or affiliated with the Manager in those circumstances in which such activities have been fully justified to the state regulatory body. These Affiliated transactions must at the minimum meet the following conditions:

(a) The circumstances under which the loans will be made and the actual terms of the loans must be fully disclosed in the Prospectus; or

(b) An independent and qualified adviser must issue a letter of opinion to the effect that any proposed loan to an Affiliate of the Company is fair and at least as favorable to the Company as a loan to an unaffiliated borrower in similar circumstances. In addition, the Manager will be required to obtain a letter of opinion from the independent adviser in connection with any disposition, renegotiation, or other subsequent transaction involving loans made to the Manager or Affiliate of the Manager. The independent adviser must be identified in the initial prospectus. The independent adviser’s compensation must be paid by the Manager and not be reimbursable by the Company;

(c) Loans made to third parties, the proceeds of which are used to purchase or refinance a property or other asset in which the Manager of an Affiliate has an equity or security interest, must meet the requirements of subparagraph (a) and (b) as set forth above.

      4.9 Sales and Leases to the Company. The Company shall not purchase or lease property in which the Manager has an interest unless all of the following criteria are met:

4.9.1 The transaction occurs at the formation of the Company and is fully disclosed in its prospectus;

4.9.2 The property is sold upon terms fair to the Company and at a price not in excess of its appraised value;

4.9.3 The cost of the property and any improvements thereon to the Manager is clearly established. If the Manager’s cost was less than the price to be paid by the Company, the price to be paid by the Company will not be deemed fair, regardless of the appraised value, unless some material change has occurred to the property which would increase the value since the Manager acquired the property;

4.9.4 The provisions of this subsection 4.9 notwithstanding, the Manager may purchase property in its own name (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property, or the borrowing of money or obtaining of financing for the Company, or completion of construction of the property, or any other purpose related to the business of the Company, provided that such property is purchased by the Company for a price no greater than the cost of such property to the Manager, except compensation in accordance with this Agreement, and provided there is no difference in interest rates of the loans secured by the property at the time acquired by the Manager and the time acquired by the Company, nor any other benefit arising out of such transaction to the Manager apart from compensation otherwise permitted under the NASAA Guidelines. Accordingly, all income generated and expenses associated with the property acquired shall be treated as belonging to the Company. In no event shall the Company purchase property from the Manager pursuant to this subsection 4.9.4 if the Manager has held the property for a period in excess of 12 months prior to commencement of the offering. The Manager shall not sell property to the Company pursuant to this subsection 4.9.4 if the cost of the property exceeds the funds reasonably anticipated to be available to the Company to purchase the property.

4.9.5 The purchase is made from the Company formed by the Manager pursuant to the rights of first refusal required by the NASAA Guidelines. In such a case the Purchase Price should be nor more than fair market value as determined by an independent appraisal.

      4.10 Sales and Leases to Manager. The Company shall not sell or lease property to the Manager except as provided below:

4.10.1 The Company may lease property to the Manager pursuant to a lease-back arrangement made at the outset, the terms of which are fully disclosed in the prospectus and no less favorable to the Company than those offered to and accepted by Persons who are not Affiliates of the Manager.

4.10.2 Not more than 10% of aggregate leasable space owned by the Company may be under lease to the Manager pursuant to terms not less favorable to the Company than those offered and accepted by Persons who are not Affiliates of the Manager; provided that the Manager may not sublet such properties unless all profits derived from such subleases in excess of rentals due on the master lease are paid to the Company.

4.10.3 The Manager may purchase property (or contact rights related thereto) from the Company only if all of the following criteria are met:

(a) The Company does not have sufficient Offering proceeds available to retain the property (or contract rights related thereto);

(b) The prospectus discloses that the Manager will purchase all properties (or contract rights) that the Company does not have sufficient proceeds to retain;

(c) The Manager pays the Company an amount in cash equal to the cost of the property (or contract rights) to the Company (including all cash payments and carrying costs related thereto).

(d) The Manager assumes all of the Company’s obligations and liabilities incurred in connection with holding of the property (or contract rights) by the Company.

(e) The sale to the Manager occurs not later than 90 days following the termination of the Offering.

(f) The methodology to be used by the Manager in determining which properties it will purchase in the event that the Company’s Offering proceeds are insufficient to retain all properties must be fully disclosed in the Prospectus.

      4.11 Exchange of Limited Partnership Interests. The Company may not acquire property in exchange for limited partnership interests, except for property which is described in the Prospectus which will be exchanged immediately upon effectiveness. In addition, such exchange shall meet the following conditions:

4.11.1 A provision for such exchange must be set forth in the partnership agreement and appropriate tax disclosures of such exchange are set forth in the Prospectus.

4.11.2 The property being acquired must come within the objectives of the Company.

4.11.3 The Purchase Price assigned to the property shall be no higher than the value supported by an appraisal prepared by an independent qualified appraiser.

4.11.4 Each limited partnership interest must be valued at no less than market value if there is a market or if there is no market, fair market value of the Company’s assets as determined by an independent appraiser within the last 90 days, less its liabilities, divided by the number of interests outstanding;

4.11.5 No securities sales or underwriting commissions shall be paid in connection with such exchange.

      4.12 Exclusive Agreement. The Company shall not give the Manager an exclusive right to sell or exclusive employment to sell property for the Company.

      4.13 Real Property Appraisals and Mortgage Loan Programs

      Every mortgage loan originated, purchased or otherwise acquired by the Company, and all real property acquisitions, will be supported by a current appraisal prepared by a competent, independent appraiser. The appraisal will be maintained in the Manager’s records for at least five years, and shall be made available for inspection and duplication by any Member.

      In addition, the Company will not invest in or make any mortgage loans unless a mortgagee’s or owner’s title insurance policy or commitment as to the priority of a mortgage or the condition of title is obtained. Further, the Company will observe the following policies in connection with investing in or making mortgage loans:

(a) The Company may not invest in or make mortgage loans on any one property which would exceed, in the aggregate, an amount equal to 20% of the aggregate Capital Contribution to be raised by the Company;

(b) The Company may not invest in or make mortgage loans to or from any one borrower which would exceed, in the aggregate, an amount equal to 20% of the aggregate Capital Contributions to be raised by the Company;

(c) The Company may not invest in or make mortgage loans on unimproved real property in an amount in excess of 25% of the aggregate Capital Contributions to be raised by the Company.

(d) The Company shall not invest in real estate contracts of sale otherwise known as land sale contracts unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title;

(e) The Company shall not make or invest in mortgage loans in any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by an independent appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this section, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company,” shall include all interest (excluding contingent participations in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan;

(f) The Company is permitted to borrow money to the extent necessary to prevent defaults under existing loans when the Company has taken over the operation of property and there is need for additional capital to pay organizational and/or offering expenses.

      4.14 Statement of Investment Objectives

Real Estate Program

      The Company intends to invest in income producing multifamily residential units, assisted living facilities, office, industrial and retail properties and other income-producing real property, such as hotels and resorts, restaurants, parking lots and amusement parks. The Manager intends to apply its prior experience in investing in mortgage loans to its evaluation and investment in real property. Accordingly, the Manager intends to invest in real property throughout the areas in which the Manager and its correspondents have experience, primarily Arizona, California, Hawaii, Nevada and Texas. Depending on the market and on the Company’s performance, the Manager may expand its investments throughout the United States.

Mortgage Program

      The Manager intends to invest the Company’s assets in mortgage loans throughout the areas in which the Manager and its correspondents have experience, primarily Arizona, California, Hawaii, Nevada and Texas. Depending on the market and on the Company’s performance, the Manager plans to expand its investments throughout the United States.

      The Company expects that its investments in mortgages will consist of construction loans, acquisition and development loans, unimproved land loans, second mortgage loans, bridge loans, and loans collateralized by leases.

      The Company will not invest in a second deed of trust unless (i) such loan involves the sale of real property owned by the Company, or (ii) the Company also acts as the first mortgage lender on the loan.

Financing

      The Company may incur indebtedness to fund acquisitions of real property. Such financing arrangements will not exceed the sum of 85% of the aggregate purchase price of all real property owned by us plus 70% of the aggregate fair market value of all our other assets.

      The Company intends on establishing a line of credit for future use and may enter into financing or securitization arrangements with institutional lenders to expand its portfolio. The Company believes that under a typical financing arrangement, the Company would borrow 85% of the purchase price from conventional lenders at prevailing rates and terms.

ARTICLE 5

CAPITAL CONTRIBUTIONS; LOANS TO COMPANY

      5.1 Capital Contribution by Manager. The Manager (in its capacity as the Initial Member) shall contribute to the capital of the Company such amount as it deems appropriate; provided that the Manager shall be deemed to have contributed to the capital of the Company an amount equal to expenses of the Company incurred in connection with the Offering up to 2% of the aggregate capital contributions to the Company, to the extent such expenses are paid by the Manager to non-affiliated parties.

      5.2 Contributions of Other Members. Members other than the Manager shall acquire units in accordance with the terms of the Subscription Agreement or any future subscription materials approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager. The Manager shall update the schedule to reflect the then-current ownership of units (and Interests) without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any member shall have a right to inspect such schedule upon written request to the Manager.

      5.3 Interest. No interest shall be paid on, or in respect of, any contribution to Company Capital by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution, subject to Article 11 hereof.

      5.4 Loans from Members and Affiliates of Members. Any Member or Affiliate of a Member may, with the written consent of the Manager, lend or advance money to the Company. If the Manager or, with the written consent of the Manager, any Member shall make any loans to the Company or advance money on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any loan or advance by a lending Member or an Affiliate of a Member shall be repayable out of the Company’s cash and shall bear interest at a rate of not in excess of the lesser of (i) the prime rate established, from time to time, by any major bank selected by the Manager for loans to the bank’s most creditworthy commercial borrowers, plus five percent (5%) per annum, or (ii) the maximum rate permitted by applicable law. The inability of the Company to obtain more favorable loan terms shall be a condition to obtaining such loans from a Member or affiliate of a Member. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company. This section shall be subject to the Company’s Investment Policy as it relates to transactions with the Manager or its Affiliates.

      5.5 Loans from the Manager. On any loans made available to the Company by the Manager, the Manager may not receive any interest or similar charges or fees in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by the Manager on a loan to the Company secured by either a first or junior or all inclusive trust deed, mortgage, or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance.

      5.6 Financing from the Manager. The manager shall be prohibited from providing Financing except as permitted by Section 5.5 or in an “all-inclusive” or “wrap-around note” and deed of trust if the following conditions are satisfied:

5.6.1. The Manager shall not receive interest on the amount of the underlying encumbrance included in the all-inclusive note in excess of that payable to the lender on that underlying encumbrance;

5.6.2 The Company shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and

5.6.3 A paying agent shall collect payments (other than the initial payment) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursements to the holder of the all-inclusive note, subject to the requirements in paragraph 5.6.1 above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the Company.

      5.7 Company Indebtedness. The total amount of indebtedness incurred by the Company shall at no time exceed the sum of 85% of the aggregate Purchase Price of all Real Properties owned by the company plus 70% of the aggregate fair market value of all other assets of the Company.

ARTICLE 6

VOTING AND OTHER RIGHTS OF MEMBERS

      6.1 No Participation in Management. Except as expressly provided in this Agreement, no Member shall take part in the conduct or control of the Company’s business or have any right or authority to act for or bind the Company.

      6.2 Rights and Powers of Members. In addition to the rights of the Members to remove and replace the Manager and as otherwise provided for in Section 3.2, the Members shall have the right to vote upon and take any of the following actions upon the approval of a Majority, without the concurrence of the Manager, and an affirmative vote of a Majority shall be required to allow or direct the Manager to:

6.2.1 Dissolve and windup the Company before the expiration of the term of the Company;

6.2.2 Amend this Agreement, subject to the rights to the Manager granted in Section 15.4 of this Agreement and subject also to the prior consent of the Manager if either the distributions due to the Manager or the duties of the Manager are affected;

6.2.3 Merge the Company or sell all or substantially all of the assets of the Company, otherwise than in the ordinary course of its business.

6.2.4 Change the nature of the Company’s business; and

6.2.5 Elect to continue the business of the Company other than in the circumstances described in Section 3.8 of this Agreement.

      6.3 Meetings

6.3.1 The Members may hold meetings of Members within or outside the State of Nevada at any place selected by the Person or Persons calling the meeting. If no other place is stated, meetings shall be held at the Company’s principal place of business as established in accordance with Section 1.3 of this Agreement. The Members may approve by written consent of a Majority any matter upon which the Members are entitled to vote at a duly convened meeting of the Members, which consents will have the same effect as a vote held at a duly convened meeting of the Members.

6.3.2 The Manager, or Members representing more than ten percent (10%) of the outstanding Interests for any matters on which the Members may vote, may call a meeting of the Company. If Members representing the requisite Interests present to the Manager a statement requesting a Company meeting, or the Manager calls the meeting, the Manager shall fix a date for a meeting and shall (within ten (10) days after receipt of a statement, if applicable) give personal or mailed notice or notice by any other means of written communication, addressed to each Member at the respective address of the Member appearing on the books of the Company or given to the Company for the purpose of notice, not less than fifteen (15) or more than sixty (60) days before the date of the meeting, to all Members of the date, place and time of the meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Company shall be held at 2:00 p.m. local time at the principal office of the Company.

6.3.3 Members may vote in person or by proxy. A Majority, whether present in person or by proxy, shall constitute a quorum at any meeting of Members. Any question relating to the Company which may be considered and acted upon by the Members may be considered and acted upon by vote at a Company meeting, and any vote required to be in writing shall be deemed given if approved by a vote by written ballot.

      6.4 Limited Liability of Members. Units are non-assessable. No Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any Losses beyond the amount of the Member’s Capital Contribution to the Company and the Member’s share of any undistributed net income and gains of the Company.

      6.5 Access to Books and Records. The Members and their designated representatives shall have access to books and records of the Company during the Company’s normal business hours. An alphabetical list of the names, addresses and business telephone numbers, to the extent such are available, of all Members together with the number of units held by each of them will be maintained as a part of the books and records of the Company. The Company shall make the list available on request to any Member or his representative for a stated purpose including, without limitation, matters relating to Members’ voting rights, tender offers, and the exercise of Members’ rights under federal proxy law. A copy of the Members list shall be mailed to any Member requesting it within ten business days of the request, although the Company may charge a reasonable amount for the copy work. The Member list shall be updated at least quarterly to reflect changes in the information contained therein.

      If the Manager neglects or refuses to exhibit, produce or mail a copy of the Member list as requested, the Manager shall be liable to any Member requesting the list for the costs, including attorney fees, incurred by that Member for compelling the production of the list, and for actual damages suffered by the Member by reason of the refusal or neglect. However, the Company need not exhibit, produce or mail a copy of the Member list if the actual purpose and reason for the request therefor is to secure the list or other information for the purpose of selling the list or copies thereof, or of using it for a commercial purpose other than in the interest of the Person as a Member in the Company. The Manager may require the Person requesting the list to represent that the list is not requested for any commercial purpose. The remedies provided hereunder to Members requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Members under federal or Nevada law.

      6.6 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that the attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.

ARTICLE 7

PROFITS AND LOSSES; CASH DISTRIBUTIONS

      7.1 Allocation of Profits and Losses. The Manager shall credit all Company Profits to and charge all Company Losses against the Members in proportion to their respective Interests. The Manager shall allocate to the Members all Profits and Losses realized by the Company during any month as of the close of business on the last day of each month, in accordance with their respective Interests and in proportion to the number of days during the month that they owned the Interests (i.e., a weighted average Capital Account), without regard to Profits and Losses realized for time periods within the month.

      7.2 Net Income Available For Distribution. The Company shall distribute Net Income Available for Distribution to Members according to the allocations provided for in Section 7.1, in cash to those Members who have on file with the Company their written election to receive cash distributions, as a pro rata share of the total Net Income Available for Distribution. However, at the Manager’s discretion, the Manager may make any necessary adjustments and reinvest gains realized on the sale of properties. The Company shall make these distributions monthly, based upon estimated Net Income Available for Distribution for the preceding month, in proportion to the weighted average Capital Account of each Member during the preceding month.

      7.3 Capital Transaction Proceeds. Capital Transaction Proceeds may also be distributed to Members in cash or retained by the Company for other uses as set forth herein. Capital Transaction Proceeds will be deemed to be distributed to the Members upon receipt by the Company thereof, regardless of whether any actual cash distributions of the Capital Transaction Proceeds occur. Immediately thereafter, there shall be a deemed recontribution by each Member to the extent of the deemed distribution of Capital Transaction Proceeds. The Company may use Capital Transaction Proceeds to make new loans, improve or maintain properties acquired by the Company or to pay operating expenses. Distributions of Capital Transaction Proceeds shall be in accordance with the allocations provided for in Section 7.1 above. Capital Transaction Proceeds from the sale of acquired Real Property shall not be retained after 7 years from the effective date of the Prospectus.

      7.4 Cash Distributions Upon Dissolution. Upon dissolution and winding up of the Company, the Company shall thereafter distribute Net Income Available for Distribution and Capital Transaction Proceeds available for distribution, if any, to the Members in accordance with the provisions of Section 12.3 of this Agreement.

      7.5 Special Allocation Rules

7.5.1 For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Company property to the extent of the excess of the outstanding principal balance of the debt (excluding any portion of the principal balance which would not be treated as an amount realized under Section 1001 of the Code and Treasury Regulation Section 1.1001-2 if the debt were foreclosed upon) over the adjusted basis of the property. This excess is called “Minimum Gain” (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d). Notwithstanding any other provision of Article 7, the allocation of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property will be allowed only to the extent that the allocation does not cause the sum of the deficit Capital Account balances of the Members receiving the allocations to exceed the Minimum Gain determined at the end of the Company’s taxable year to which the allocations relate. The balance of the losses shall be allocated to the Manager. Any Member with a deficit Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of the deficit Capital Account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

7.5.2 If any Member receives any adjustments, allocations or distributions, not covered by Subsection 7.5.1, so as to result in a deficit Capital Account, items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate the deficit balances in his Capital Account created by the adjustments, allocations or distributions as quickly as possible. This Section shall constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii).

7.5.3 For purposes of determining the Profits, Losses, Net Income Available for Distribution or any other items allocable to any period, these other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

7.5.4 Notwithstanding Sections 7.1 and 7.2 hereof, (i) Net Losses, if any, allocable to the period before the admission of any additional Members under Section 5.2 hereof shall be allocated ninety-nine percent (99.0%) to the Manager and one percent (1.0%) to the Initial Member, and Net Income during that same period, if any, shall be allocated to the Manager, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional Members and all subsequent periods shall be allocated under Section 7.1.

7.5.5 Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

      7.6 Code Section 704(c) Allocations

7.6.1 Income, gains, losses and deductions, as determined for Federal income tax purposes, for any Company asset which has a Gross Asset Value that differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Company asset to the Company for Federal income tax purposes and its initial Gross Asset Value in accordance with Code Section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to Code Section 704(c) property shall be allocated to the Members in accordance with the traditional method of making Code Section 704(c) allocations, in accordance with Treasury Regulation ss.1.704-3(b).

7.6.2 If the Gross Asset Value of any Company asset is adjusted under Section 2.20, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, for the Company asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of the Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

7.6.3 Allocations under this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account.

7.6.4 Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section 7.6 shall be made by the Manager, with the review and concurrence of the Company’s accountants, in a manner that reasonably reflects the purpose and intention of this Agreement.

      7.7 Intent of Allocations. It is the intent of the Company that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and the requirements of those Sections, including the qualified income offset and minimum gain charge-back, which are hereby incorporated by reference. If, for whatever reasons, the Company is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The Manager shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate for the admission of Members to reflect Members’ interests in the Company at the close of the years.

      7.8 Annual Valuation of Assets. For each of the Company’s Mortgage Investments, Real Property investments and other investments, the Manager shall review the investments by October 31 and determine if a Writedown or Writeup is required with respect thereto. Any Writedown or Writeup of an asset resulting from the valuation shall be effective as of September 30 of each year during the terms of this Agreement.

ARTICLE 8

DISTRIBUTION REINVESTMENT PLAN

      8.1 Members’ Reinvested Distributions. A Member may elect to participate in the Company’s Distribution Reinvestment Plan (the “Plan”) at the time of his purchase of units, by electing to do so in the Subscription Agreement executed by the Member. The Member’s participation in the Plan commences after the Company has accepted the Member’s Subscription Agreement. Subsequently, a Member may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Company. The notice shall be effective for the month in which the notice is received, if received at least ten (10) days before the end of the month. Otherwise the notice is effective the following month. The Company will not reinvest proceeds from a capital transaction unless the Company has sufficient funds to pay any state or federal income tax due to the disposition or refinancing of mortgages.

      8.2 Purchase of Additional Units. Under the Plan, participating Members use distributions to purchase additional units at a price per Unit determined in accordance with Section 7.8 above. The Manager will credit units purchased under the Plan to the Member’s Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made. If a Member revokes a previous election to participate in the Plan, subsequent to the month in which the Company receives the revocation notice, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional in units.

      8.3 Statement of Account. Within 30 days after the Reinvested Distributions have been credited to Members participating in the Plan, the Manager will mail to participating Members a statement of account describing the Reinvested Distributions received, the number of incremental units purchased, the purchase price per Unit, and the total number of units held by the Member. Before the Members’ reinvestment of distributions in the Company, the Manager will also mail an updated prospectus or other updated disclosure document to each Member that fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Members.

      8.4 Continued Suitability Requirements. Each Member who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the prospectus for a purchase of units in the offering. The Members acknowledge that the Company is relying on this notice in issuing the units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of units to the Member.

      8.5 Changes or Termination of the Plan. The terms and conditions of the Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

ARTICLE 9

BOOKS AND RECORDS, REPORTS AND RETURNS

      9.1 Books and Records. The Manager shall cause the Company to keep the following:

9.1.1 Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company;

9.1.2 A current list setting forth the full name and last known business or residence address of the Manager and each Member which shall be listed in alphabetical order and stating his respective Capital Contribution to the Company and share in Profits and Losses;

9.1.3 A copy of the filed Articles of Organization, and all amendments thereto;

9.1.4 Copies of the Company’s federal, state and local income tax returns and reports, if any, for the six (6) most recent years;

9.1.5 Copies of this Agreement, including all amendments thereto; and

9.1.6 The financial statements of the Company for the three (3) most recent years.

      All books and records shall be maintained at the Company’s principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member’s duly authorized representatives, during the Company’s normal business hours.

      9.2 Annual Statements

9.2.1 The Manager shall cause to be prepared at least annually, at the Company’s expense, audited financial statements prepared in accordance with accounting principles generally accepted in the United States and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will include: an audited balance sheet, statements of income or loss, Members’ equity, and a statement of cash flows.

9.2.2 The Company’s accounts will itemize the costs of any verification performed by them and may be reimbursed to the Manager by the Company only to the extent that the reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for the services as determined under Article 9.2.1.

9.2.3 Notwithstanding the 120-day period specified in Section 9.2.3(b) below, the Manager shall cause to be prepared and distributed to the Members not later than 75 days after the close of each fiscal year of the Company all Company information necessary in the preparation of the Members’ federal income tax returns. Such information will include:

(a) a statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Company for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

(b) a report identifying distributions from (i) Cash Flow during that year, (ii) Cash Flow for prior years that had been held as reserves, (iii) Net Proceeds, (iv) lease payments on net leases with builders and sellers, and (v) reserves from the gross proceeds of the Offering originally obtained from the Members. Copies of the aforementioned financial statements and reports shall be distributed to each Member within 120 days after the close of each taxable year of the Company.

9.2.4 The Manager shall cause to be prepared annually, at the Company’s expense, a report setting forth any annual adjustment of such Member’s Capital Account.

      9.3 Special and Quarterly Reports

9.3.1 For each quarter in which the Company bought or invested in a Mortgage Loan or Real Property, or it or a borrower incurred placement or evaluation fees, and for so long as the proceeds of the Offering are not fully committed and/or returned to investors, at the Company’s expense, the Manager shall cause to be prepared a special report (which may be included in the quarterly report described below) which shall contain a statement listing:

(a) the amount of the Mortgage Loans purchased or invested in;

(b) the material terms of the loans;

(c) the identity of the borrower;

(d) the Real Property securing the Mortgage Loan and the appraised value of that Real Property;

(e) the location and description of the general character of all materially important Real Properties acquired or presently interested to be acquired by or leased to the Company;

(f) the present or proposed use of such properties and their suitability and adequacy for such use;

(g) the terms of any material lease affecting the property;

(h) the proposed method of financing (including estimated down payments, leverage ratio, prepaid interest, balloon payments, prepayment penalties, due-on-sale or encumbrance clause and possible adverse effects thereof); and

(i) a statement that title insurance and any required construction, permanent or other financing and performance bonds or other assurances with respect to builders have been or will be obtained on all properties acquired.

      Copies of the statements shall be distributed to each Member within sixty (60) days after the end of the quarterly period.

9.3.2 The Manager will supply to each Member the information required by Form 10-Q (if Form 10-Q is required to be filed with the Securities and Exchange Commission) within 45 days of the end of each quarterly period.

9.3.3 If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Member within 60 days after the close of each quarter. This report may be combined with the delivery of information described in the immediately preceding Section 9.3.2, subject to the 45-day period described therein.

      9.4 Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed with and/or delivered to appropriate federal and state regulatory and administrative bodies and/or the Members applicable, all reports required to be filed with or delivered to those entities or Members under applicable law, including those described in the Company’s undertakings in any securities filing. The reports shall be prepared using the accounting or reporting basis required by the relevant regulatory bodies. The Company will provide a copy of the reports to each Member who requests one, without expense to the Member. The Manager, at Company expense, shall file, with the Administrators for the states in which this Company is registered, as required by these states, a copy of each report referred to under this Article 9.

      9.5 Suitability Requirements. The Manager, at Company expense, shall maintain for a period of at least six years a record of the documentation indicating that a Member complies with the suitability standards set forth in the prospectus.

      9.6 Fiscal Matters.

9.6.1 Fiscal Year. The Company has previously adopted the Fiscal Year for tax and accounting purposes. Subject to the provisions of Section 706 of the Code and approval by the Internal Revenue Service and the applicable state taxing authorities, in the Manager’s sole discretion and without the approval of a Majority, from time to time the Manager may change the Company’s fiscal year to a period to be determined by the Manager.

9.6.2 Method of Accounting. The Company shall continue to use the accrual method of accounting for both income tax purposes and financial reporting purposes.

9.6.3 Adjustment of Tax Basis. Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Manager, elect under Code Section 754, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

9.6.4 Tax Matters Partner. The Manager shall act as the “Tax Matters Partner” (“TMP”) and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6234 of the Code and the Treasury Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.

ARTICLE 10

TRANSFER OF COMPANY INTERESTS

      10.1 Interest of Manager. A successor or additional Manager may be admitted to the Company as follows:

10.1.1 With the consent of all Managers (should there be any manager other than the Manager) and a Majority, a manager may at any time designate one or more Persons to be a successor to it or to be an additional manager, in each case with the participation in the Manager’s Interest as they may agree upon, so long as the Company and the Members shall not be adversely affected thereby.

10.1.2 Upon any sale or transfer of a manager’s Interest, if there is an additional or successor manager of the Company, the successor manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of the transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of the Manager, or of any interest therein, or an assignment of the Manager’s Interests for security purposes only, shall not be deemed to be a sale or transfer of the Manager’s Interests subject to the provisions of this Section 10.1.

      10.2 Transfer of Member’s Interest. To the extent any of the following restrictions is not necessary to the Company, in the discretion of the Manager reasonably exercised, the Manager may eliminate or modify any restriction. Subject to the immediately preceding sentence, no assignee of the whole or any portion of a Member’s Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

10.2.1 No Member may transfer a fractional Unit, and no Member may transfer units where, as a result of the transfer, the Member would thereafter, own fewer than one hundred (100) units, except where the transfer occurs by operation of law;

10.2.2 The assignor shall designate its intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Manager;

10.2.3 The transferring Member shall first obtain written consent of the Manager to the substitution. The Manager shall not unreasonably withhold its consent, but the Manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. The Manager will also withhold consent if it determines that the sale or transfer will otherwise jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes or that the sale or transfer may violate any applicable securities laws (including any investment suitability standards);

10.2.4 The assignor and assignee named therein shall execute and acknowledge any other instruments as the Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

10.2.5 The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

10.2.6 The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with the substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

10.2.7 The Company has received, if required by the Manager, a legal opinion satisfactory to the Manager that the transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws, which opinion shall be furnished at the Member’s expense.

      Assignments complying with the above shall be recognized by the Company not later than the last day of the calendar month in which the written notice of assignment is received by the Company.

      10.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained in this Agreement, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Interests, and any proposed sale, assignment or transfer in violation of same shall be void and of no effect:

10.3.1 No Member shall make any transfer or assignment of all or any part of his Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Company for federal or Nevada state income tax (if any) purposes;

10.3.2 Notice to California residents:

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

10.3.3 Appropriate legends (including the legend above) under applicable securities laws shall be affixed to certificates evidencing the units and issued or transferred to purchasers in other states.

10.3.4 No Member shall make any transfer or assignment of all or any of his Interest if the Manager determines that the transfer or assignment would result in the Company being classified as a “publicly traded partnership” with the meaning of Section 7704(b) of the Code or Regulations. To prevent that:

(a) The Manager will not permit trading of units on an established securities market within the meaning of Section 7704(b);

(b) The Manager will prohibit any transfer of units which would cause the sum of percentage interest in Company capital or profits represented by Interests that are sold or otherwise disposed of during any taxable year of the Company to exceed two percent (2%) of the total Interests in Company capital or profits; and

(c) The Manager will not permit any withdrawal of units except in compliance with the provisions of this Agreement.

ARTICLE 11

DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER;

WITHDRAWAL OF MANAGER

      11.1 Effect of Death or Legal Incompetency of a Member on the Company. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

      11.2 Rights of Personal Representative. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

      11.3 Withdrawal of Members Other than Manager. The Manager may, within its sole discretion, reasonably exercised, modify, eliminate or waive any limitation on the withdrawal rights of a Member as set forth below, on a case by case basis or by class so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other Members as a whole; or (b) result in the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code of Regulations. To withdraw, or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the return, in cash, of his Capital Account, or a portion thereof. The effective date of any request to withdraw from the Company (the “Withdrawal Effective Date”) shall be the last day of the fiscal quarter ending not less than 61 days after the Manager receives the withdrawal notice. The withdrawing Member’s Capital Account shall be valued as of the Withdrawal Effective Date and the Company shall pay the withdrawing Member not more than 31 days following the Withdrawal Effective Date. Notwithstanding the foregoing, all withdrawal requests shall be subject to the following limitations:

11.3.1 No notice of withdrawal shall be honored and no withdrawal made of or for any units until the expiration of at least one year from the date of purchase of those units in the offering, other than purchases by way of automatic reinvestment of Company distributions described in Article 8 of this Agreement. With respect to withdrawals made prior to the second anniversary of the Member’s date of purchase, the Member’s Capital Account shall be valued for withdrawal purposes at a discount as set forth below:

(a) Members withdrawing between the first and second anniversaries shall be entitled to receive an amount equal to 90% of the Member’s Capital Account as of the Withdrawal Effective Date; and

(b) Members withdrawing after the second anniversary shall be entitled to receive an amount equal to the full value of the Member’s Capital Account as of the Withdrawal Effective Date.

Notwithstanding the foregoing, in the event of the death of a Member, the personal representative of the Member’s estate or the person(s) to whom the units were transferred pursuant to such deceased Member’s will or laws of inheritance may request withdrawals after the first anniversary of the Member’s date of purchase without being subject to any discount. Any capital remaining after the redemption at below par value by a Member shall be allocated on a pro rata basis among the remaining Members.

11.3.2 To assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions;

11.3.3 The Member shall have the right to receive distributions of cash from their Capital Accounts only to the extent that funds described in Subsection 11.3.2 are available; the Manager shall not be required to establish a reserve fund for the purpose of funding the payments; the Manager shall not be required to use any other sources of Company funds other than those set forth in Section 11.3.2; the Manager shall not be required to sell or otherwise liquidate any portion of the Company’s Mortgage Investments or any other asset in order to make a cash distribution of any Capital Account under this Section 11.3;

11.3.4 Subject to Section 11.3, during the ninety (90) days following receipt of written notice of withdrawal from a Member. The Company shall take such steps as may be appropriate to fulfill its obligation to meet pending redemption requests, to the extent such withdrawals are permitted hereunder. Such steps may include deferring distribution or reinvestment of Capital Transaction Proceeds.

11.3.5 Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount determined in accordance with this Section 11.3, notwithstanding that the amount may be greater or lesser than the Member’s proportionate share of the current fair market value of the Company’s net assets;

11.3.6 In no event shall the Manager permit the withdrawal during any calendar year of total amounts from the Capital Accounts of Members that exceeds ten percent (10%) of the aggregate Interests with a yearly limit of $100,000 per member subject to the Manager’s discretion to allow a greater amount, except upon the vote of the Members to dissolve the Company under this Agreement;

11.3.7 Requests by Members for withdrawal will be honored in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3.1), the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

11.3.8 If a Member’s Capital Account would have a balance of less than one thousand dollars ($1,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

      11.4 Withdrawal by Manager. The Manager may withdraw from the Company upon not less than 120 days written notice of the same to all Members, but only with the affirmative vote or consent of a Majority, as noted in Section 3.2. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal.

      11.5 Payment to Terminated Manager. If the business of the Company is continued as provided elsewhere in this Agreement upon the withdrawal, removal, dissolution, or bankruptcy of the Manager, then the Company shall pay to the Manager a sum equal to all amounts then accrued and owing to the Manager. The Company may terminate the Manager’s interest in the Company by paying an amount equal to the then-present fair market value of the Manager’s interest in the Company, which the Company and Manager acknowledge is the outstanding Capital Account as of the date of the removal, withdrawal, dissolution or bankruptcy. In the event the Manager and the Company cannot mutually agree upon the then-present fair market value of the Manager’s interest in the Company within 90 days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by the Manager and one by the Company, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Las Vegas, Nevada and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by the terminated Manager and the Company. If the business of the Company is not so continued, then the Manager shall receive from the Company the sums it would have received in the course of dissolving the Company and winding up its affairs, as provided in Section 12.2 below.

      The method of payment to any terminated Manager must be fair and must protect the solvency and liquidity of the program. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the terminated Manager otherwise would have received under this Agreement had the Manager not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than five years with equal installments each year.

ARTICLE 12

DISSOLUTION OF THE COMPANY

      12.1 Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

12.1.1 The expiration of the term of the Company as stated in Section 1.6 of this Agreement;

12.1.2 Upon the written consent of the Manager and any other Person who is then a manager, and the affirmative vote or consent of a Majority;

12.1.3 The withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a Majority agree in writing to continue the business of the Company and, within six months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

      12.2 Winding Up. Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Nevada Statutes. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Manager will wind up the Company’s affairs as follows:

12.2.1 No new Mortgage Investments shall be invested in or purchased and no new Real Property shall be invested in or purchased;

12.2.2 The Manager(s) shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company’s outstanding Mortgage Investments in accordance with their terms;

12.2.3 All sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 12.3 below.

      12.3 Order of Distribution of Assets. If the Company is dissolved under Section 12.1 above, the assets of the Company shall be distributed in accordance with Nevada Statutes Section 86.521.

      12.4 No Recourse to Manager. Upon dissolution and winding up under the Nevada Statutes, each Member shall look solely to the assets of the Company for the return of his Capital Account, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the amounts of the Capital Account of Members, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. If the Manager becomes insolvent or bankrupt, dissolves, withdraws or is removed by the Members, the winding-up of the affairs of the Company and the distribution of its assets shall be conducted by the person or entity selected by a vote of a Majority, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

      12.5 Compliance With Timing Requirements of Regulations. If the Company is “liquidated” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g):

12.5.1 Distributions shall be made under this Article 12 (if such liquidation constitutes a dissolution of the Company) or Article 7 hereof (if it does not) to the Manager and Members who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2); and

12.5.2 If the Manager’s Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

ARTICLE 13

ROLL-UPS

      13.1 Roll-Up Transactions: Appraisal. If the Company proposes to enter into a Roll-Up transaction, an appraisal of all Company assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a prospectus to offer the securities of a Roll-Up entity to the Members, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the Registration Statement for that offering. The Independent Expert will appraise the assets of the Company on a consistent basis, and conduct the appraisal based on an evaluation of the Company’s assets as of a date immediately before the announcement of the proposed Roll-Up. In performing the appraisal, the Independent Expert shall assume an orderly liquidation of the Company’s assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. The Company shall include a summary of the Independent Expert’s appraisal, indicating all material assumptions underlying the appraisal, in a report to the Members regarding the proposed Roll-Up.

      13.2 Members’ Rights in a Roll-Up. If a Roll-Up is effected as to the Company, the Roll-Up Entity making the offer to the Company shall offer to each Member who votes against the Roll-Up the choice of:

13.2.1 accepting the securities of the Roll-Up Entity that were offered in the proposed Roll-Up, or

13.2.2 either (a) remaining as a Member of the Company and preserving its interests therein unchanged; or (b) receiving cash in an amount equal to the Member’s pro-rata share of the appraised Net Asset Value of the Company.

      13.3 Limitations on Roll-Ups. The Company’s ability to participate in a Roll-Up is also subject to the following:

13.3.1 The Company shall not participate in any proposed Roll-Up which would result in Members having voting rights in the Roll-Up Entity which are less than those provided in Section 6.2 of this Agreement.

13.3.2 If the Roll-Up Entity is a corporation, the voting rights of the Members shall correspond to the voting rights provided in this Agreement to the extent reasonably possible.

13.3.3 The Company will not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares, units or other equity interests, however denominated, by any purchaser of the securities of the Roll-Up Entity (except to the minimum necessary to preserve the tax status of the Roll-Up Entity).

13.3.4 The Company will not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the value of the Interest held by the Member.

13.3.5 The Company will not participate in any proposed Roll-Up in which the Members’ rights as securities holders to access the records of the Roll-Up Entity will be less than those provided for in this Agreement or in which any of the costs of the Roll-Up transaction would be borne by the Company if the Roll-Up is not approved by necessary vote of the Members.

ARTICLE 14

COMPENSATION TO THE MANAGER AND ITS AFFILIATES

      14.1 Compensation of the Manager and its Affiliates.

14.1.1 The Company shall pay the Manager compensation and permit the Manager to charge and collect the fees and other amounts from borrowers as set forth in the prospectus in addition to those fees set forth herein. The total amount of fees received by the Manager from borrowers in connection with making loans will not exceed the combined amount of Front-End Fees and other fees which would be permitted under the NASAA Guidelines if paid directly by the Company to the Manager. In addition to the foregoing, under no circumstances may the Manager receive any compensation not permitted under the NASAA Guidelines. Any amendment to this Operating Agreement modifying the Manager’s compensation or distribution to which the Manager is entitled shall require the Manager’s consent. No additional reimbursement shall be paid to the Manager or its Affiliates for any general or administrative overhead expenses incurred by the Manager or its Affiliates or for any other expenses they may incur.

14.1.2 The Company shall pay the Manager an incentive fee equal to 25% of Net Proceeds after payment to Members from such Net Proceeds, of an amount equal to 100% of the aggregate Capital Contribution of the Members, plus an amount equal to a 6% per annum cumulative return on the Members’ aggregate Capital Contributions (the 6% cumulative return may be reduced, but not below zero, by the aggregate amount of prior distributions to Members from Net Income Available for Distribution).

14.1.3 The total compensation paid to all Persons for the sale of a Program property shall be limited to a Competitive Real Estate Commission, not to exceed 6% of the contract price for the sale of the property. If the Manager provides a substantial amount of the services in the sale effort, the Manager may receive up to one-half of the Competitive Real Estate Commission, not to exceed 3% and subordinated to Section 14.1.2 above. If the Manager participates with an independent broker on resale, the subordination requirement shall apply only to the commission earned by the Manager.

14.1.4 The Company shall pay the Manager an acquisition and advisory fee of up to 2.5% of the gross proceeds of the Company’s offering. Acquisition and advisory fees are paid for the evaluation and review of potential properties to be acquired and the coordination of the acquisition process. The evaluation process encompasses analysis of different geographical markets and commercial property sectors as well as identification of potential acquisition targets and due diligence with respect to the identified properties. Coordination of the acquisition process includes negotiating the purchase terms, coordinating with legal counsel, title companies and others closing transactions and arranging for financing. Acquisition and advisory fees do not include acquisition expenses. Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisal, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection and acquisition of real property. The Company will pay for any acquisition expenses.

14.1.5 Should the Manager perform property management services, the fees paid to the Manager shall be equal to the fees set forth below or the fees which are competitive for similar services in the same geographic area. Included in such fees shall be bookkeeping services and fees paid to non-related persons for property management services.

(a) In the case of residential property, the maximum Property Management Fee (including all rent-up, leasing, and re-leasing fees and bonuses, and leasing related services, paid to any person) shall be 5% of the gross revenues from such property.

(b) In the case of industrial and commercial property, except as set forth in paragraph (c) below, the maximum Property Management Fee from such leases shall be 6% of the gross revenues where the Manager or its Affiliates provides leasing, re-leasing and leasing related services. Conversely the maximum Property Management Fee from such leases shall be 3% of the gross revenues where the Manager or its Affiliates do not perform the leasing, re-leasing and leasing related services with respect to the property.

(c) In the case of industrial and commercial properties which are leased on a long term (ten or more years) net (or similar) bases, the maximum Property Management Fee from such leases shall be 1% of gross revenues, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original term of the lease.

      14.2 Expenses of the Company.

14.2.1 All expenses of the Company shall be billed directly to and paid by the Company. The Manager may be reimbursed for the actual cost of goods and materials used for or by the Company and obtained from entities unaffiliated with the Manager. The Manager may be reimbursed for the administrative services necessary to the prudent operation of the Company provided that the reimbursement shall be at the lower of the Manager’s actual cost or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location. No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement (except those as set forth in the Prospectus and in this Agreement) shall be:

(a) Rent or depreciation, utilities, capital equipment, other administrative items; and

(b) Salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any Controlling Persons (as defined below) of the Manager or its Affiliates.

14.2.2 The term “Controlling Person,” for the purpose of this section, includes but is not limited to, any Person, whatever their title, who performs functions for the Manager similar to those of:

(a) Chairman or Member of the board of directors;

(b) Executive management, such as the president, vice-president or senior vice-president, corporate secretary, or treasurer;

(c) Senior management, such as the vice-president of an operating division who reports directly to executive management;

(d) Those holding 5.0% or more equity interest in the Manager or a Person having the power to direct or cause the direction of the Manager, whether through the ownership of voting securities, by contract, or otherwise.

14.2.3 The annual Company report must contain a breakdown of the costs reimbursed to the Manager. Within the scope of the annual audit of the Manager’s financial statement, the independent certified public accountants must verify the allocation of such costs to the Company. The method of verification shall at minimum provide:

(a) A review of the time records of individual employees, the costs of whose services were reimbursed; and

(b) A review of the specific nature of the work performed by each such employee.

14.2.4 The methods of verification shall be in accordance with generally accepted auditing standards and shall accordingly include such tests of the accounting records and such other auditing procedures which the Manager’s independent certified public accountants consider appropriate in the circumstance. The additional costs of such verification will be itemized by said accountants on a company by company basis and may be reimbursed to the Manager by the Company in accordance with this paragraph only to the extent that such reimbursement when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined in this paragraph. The prospectus sets forth an estimate of such proposed expense for the next fiscal year together with a breakdown by year of such expenses reimbursed to other similar funds formed by the Manager.

14.2.5 Reserves. The Company will maintain working capital reserves of approximately 3% of the aggregate capital accounts of the Members. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying security properties, satisfy the Company’s unforeseen obligations and for other permitted uses of its working capital.

ARTICLE 15

MISCELLANEOUS

      15.1 Covenant to Sign Documents. Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, any amendments to the Articles of Organization and any filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Company shall conduct its business.

      15.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company’s principal place of business, as set forth in Section 1.3 above or as hereafter changed as provided herein.

      15.3 Right to Engage in Competing Business. Nothing contained in this Agreement shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager’s management of the affairs of the Company. This Section 15.3 shall be subject in its entirety to the fiduciary duty of the Manager set forth in Section 3.4.

      15.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority in accordance with Section 6.2; provided, however, that no amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Member or materially adversely affect any

Member’s interest in Profits, Losses, Company assets, distributions, management rights or voting rights, except as agreed by that Member. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, if, in the reasonable judgment of the Manager, such amendment does not adversely affect the rights of the Members, including, without limitation, an amendment:

15.4.1 to grant to Members (and not solely the Manager in its capacity as a Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

15.4.2 to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions for matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

15.4.3 to conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines;

15.4.4 in the form of a revision to or updating of Schedule A in accordance with Section 5.2 hereof; and

15.4.5 to elect for the Company to be governed by any successor Nevada statute governing limited liability companies.

The Manager shall notify the Members within a reasonable time of the adoption of any amendment.

      15.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto regarding the subject matter contained herein.

      15.6 Waiver. No waiver by any party hereto or any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement for any future breach or default of the same provision of this Agreement.

      15.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      15.8 Application of Nevada law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Nevada.

      15.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

      15.10 Number and Gender. Whenever the singular form is used in this Agreement it includes the plural when required by the context, and the masculine gender shall include the feminine and neuter genders.

      15.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

      15.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition for any property of the Company.

      15.13 Defined Terms. All terms used in this Agreement which are defined in the prospectus shall have the meanings assigned to them in said prospectus, unless this Agreement shall provide for a specific definition in Article 2.

      15.14 Binding on Assignees. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of Section 10.2, which control the assignment or other transfer of Company Interests.

EXHIBIT B

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING

ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

SUBSCRIPTION INSTRUCTIONS

A.     Completion of Subscription Agreement

      (1) Subscription and related undertakings, representations and warranties: Please read carefully pages B-1 to B-5.

•	Initial each representation contained in Section 3 on pages B-2 and B-3.

•	Indicate in section 10 on page B-4 whether you want to reinvest distributions by purchasing additional units.

•	Indicate in section 11 on page B-5 how you will own the units.

      (2) Questionnaire(s):

•	Individual Subscribers. Complete page B-6.

•	Entities other than Employee Benefit Plans. Complete page B-7.

•	Employee Benefit Plans. Complete pages B-8 and B-9.

      (3) Registration information. Complete all information on page B-10.

      (4) Signature page. Complete and sign page B-11.

      (5) Existing members only (for use after initial acquisition of units). After acquiring units, you only have to complete the one page form entitled “Additional Subscription Request” at page B-12.

B.     Payment. All subscriptions should be for at least $1,030, corresponding to a minimum of 100 units (some states may have higher minimum requirements).

Payment by Bank Check or Certified Check:	Make payable to the order of “VESTIN FUND III, LLC”

Payment by Wire Transfer:	VESTIN FUND III, LLC Account No. Bank Routing No. 121201694

C.     Questions. If you have any questions in completing this Subscription Agreement, please call Vestin Capital Inc. at (702) 876-1143.

D.     Return of Documents. The Subscription Agreement should be returned to the following address:

Vestin Mortgage, Inc.

8379 West Sunset Road
Las Vegas, NV 89113

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS

NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

(APPLICABLE TO ALL STATES EXCEPT FOR MINNESOTA AND MICHIGAN)

VESTIN FUND III, LLC

      1.     Subscription. The undersigned investor (“Investor”) hereby applies to become a member in VESTIN FUND III, LLC, a Nevada limited liability Company (the “Company”). The Investor subscribes $                              for the purchase of           units of limited liability interest in the Company (the “Units”), the price being $10.30 per Unit (with a 100 Unit minimum purchase). The undersigned agrees to purchase the number of Units stated above in accordance with the terms and conditions of the Operating Agreement (the “Operating Agreement”), a copy of which is found at Exhibit A of the prospectus of the Company to which this agreement forms Exhibit B (the “Prospectus”). The Units which the Investor offers to purchase shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid by certified or bank check or by wire transfer for such units, and (b) the Manager has in its sole discretion accepted all or any portion of Investor’s offer of purchase.

      2.     Payment of Subscription. The amount of the Investor’s subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

      The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor’s subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

      The offering by the Company will continue to seek to distribute a total of 10,000,000 units for $100,000,000 (excluding 2,000,000 units allocated to the Distribution Reinvestment Plan).

      3.     Representations by the Investor. The Units as an investment involve a high degree of risk. Please read the “Risk Factors” beginning on page 14 of the Prospectus. In connection with the Investor’s investment described in Section 1 of this Subscription Agreement, the Investor represents and warrants to the Company and any relevant broker-dealers that the Investor:

      PLEASE CONFIRM THE REPRESENTATIONS SET FORTH IN SECTIONS 3(a), 3(b) AND 3(c) AND 3(d)-3(j) BELOW BY PLACING YOUR INITIALS IN THE BLANKS FOLLOWING EACH REPRESENTATION.

(a) has received the Prospectus five (5) days prior to the date of this Subscription Agreement;

(b) acknowledges that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

(c) Illiquid Investment: acknowledges that it may not be possible readily to liquidate this investment;

(d) meets the following criteria:

(i) if financial suitability standards (i.e., based on net worth or income levels) are provided in Appendix A to this Subscription Agreement for the state in which the Investor is domiciled, the undersigned meets those financial suitability standards; or

(ii) If no financial suitability standards are included in Appendix A for the state in which the investor is domiciled, one of the following is true:

(A) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000; or

(B) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000; or

(C) the undersigned is purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above; and

(e) is under no disability with respect to entering into a contractual relationship with the Company, and, if the Investor is an individual, has attained the age of majority (as established in the state in which domiciled);

(f) if a trustee, is the trustee for the trust on behalf of which it is purchasing the units, and has due authority to purchase Units on behalf of the trust;

(g) fully indemnifies and holds harmless the Company, the Manager, and its affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach of any of the representations by Investor contained herein;

(h) acknowledges that they have been advised to read the risk factors set forth in the Prospectus and to determine whether the investment corresponds to those stated in the Prospectus;

(i) understands that the Company intends to be taxed as an association (partnership) and not as a corporation, and that, among other things, this may result in taxes being payable by the Investor even though the Company may not have distributed cash to the Investor;

(j) understands that an investment in the Company will not, in itself, create a retirement plan (as defined in the Internal Revenue Code of 1986, as amended) for any investor and that, in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

      4.     Purchase by Fiduciary. If the Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

      5.     Adoption of Operating Agreement. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement (Exhibit A to the Prospectus) and to perform all obligations therein imposed upon a member with respect to Units to be purchased. By signing and completing the signature page of this Subscription Agreement, the undersigned agrees to become a Member in the Company upon acceptance of this Subscription Agreement by the Manager on behalf of the Company, and to pay the subscription price in full.

      6.     Limitation on Assignment. The Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement and further acknowledges the restrictions on the Company’s repurchase or the Investor’s resale, transfer, or assignment of the Units set forth in the Operating Agreement and as described in the Prospectus.

      7.     Special Power of Attorney. The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person’s true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

(a) the Operating Agreement and the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

(b) any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

(c) any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

The foregoing grant of authority:

(i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

(ii) may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

(iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

      8.     Notification of Manager. The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

      9.     Operating Agreement Governs. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

      10.     Reinvestment of Distributions. The Company maintains a Distribution Reinvestment Plan (the “Plan”) under which distributions of income of the Company may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus, under “Summary of Operating Agreement, Rights of Members and Description of Units-Distribution Reinvestment Plan.” So long as Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan. The Investor may change his election at any time by written notice to the Company. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

      Please Place Your Initials Next to the Appropriate Item:

A.	Investor elects to participate in the Plan and receive additional Units rather than cash as distributions of Net Income from the Company.

B.	Investor elects not to participate in the Plan and to receive distributions of Net Income in cash.

      11.     Ownership of Units. The Investor’s Units will be owned and should be shown on the Company’s records as follows:

Check one:	☐	Individual Ownership
	☐	Joint Tenants with Right of Survivorship (all parties must sign)
	☐	Tenants in Common (all parties must sign)
	☐	Community Property (one signature required)
	☐	Custodian
	☐	Trust
	☐	Corporation
	☐	Partnership/ Limited Liability Company
	☐	Nonprofit Organization
	☐	IRA
	☐	Employee Benefit/ Profit Sharing Plans

      If you have any questions in completing this Subscription Agreement, please call

Vestin Capital, Inc. at

(702) 876-1143

or Vestin Mortgage, Inc. at

(702) 227-0965

INDIVIDUAL INVESTORS MUST COMPLETE THIS PAGE

Name:	Co-Subscriber’s Name:

Date of Birth:	Co-Subscriber’s Date of Birth:

Occupation:	Co-Subscriber’s Occupation:

Marital Status (check one): Single ☐ Married ☐	Marital Status (check one): Single ☐ Married ☐
Citizenship: U.S. ☐ Other ☐	Citizenship: U.S. ☐ Other ☐

Investment Objective:

Preservation of capital and monthly income distributions ☐ (check)

Other (please explain)

Investor’s Financial Status and Suitability:

      Investor’s Net Worth, exclusive of home, furnishings, and automobiles (check appropriate range):

☐ under $45,000	☐ $45,000-$49,999	☐ $50,000-$59,999
☐ $60,000-$64,999	☐ $65,000-$124,999	☐ $125,000-$149,999
☐ $150,000-$199,999	☐ $200,000-$224,999	☐ $225,000-$249,999
☐ $250,000 or greater

      Investor’s Annual Income (check appropriate range)

☐ under $45,000	☐ $45,000-$49,999	☐ $50,000-$59,999
☐ $60,000-$64,999	☐ $65,000-$124,999	☐ $125,000-$149,999
☐ $150,000-$199,999	☐ $200,000-$224,999	☐ $225,000-$249,999
☐ $250,000 or greater

Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney):

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment?     ☐ YES          ☐ NO

If yes, please describe:

LEGAL ENTITIES (NON-BENEFIT PLANS)

TO COMPLETE THIS PAGE

Name of Investor:

Type of Legal Entity:

☐ corporation (if so, provide jurisdiction of incorporation)

☐ partnership or limited liability company (provide jurisdiction of organization)

☐ trust (provide state in which formed and date of trust indenture)

☐ other (describe)

Principal place of business

Investment Objective:

Preservation of capital and monthly income distributions ☐ (check)

Other (please explain)

Total assets (as indicated on the most recent balance sheet) of the Investor: $

Describe the Investor’s investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney):

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor’s participation in any potential Company investment?

      ☐ YES          ☐ NO

If yes, please describe:

EMPLOYEE BENEFIT PLANS

TO COMPLETE PAGES B-8 AND B-9

Name of Investor (the “Plan”):

Investment Objective:

      Preservation of capital and monthly income distributions     ☐ (check)

Other (please explain)

Total assets (as indicated on the most recent balance sheet) of the Investor: $

Does this investment exceed 10% of the Plan’s assets?

      ☐ YES          ☐ NO

Is the Plan an “employee benefit plan” within the meaning of Title I of ERISA (an “ERISA Plan”) with a fiduciary as defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment adviser (other than an affiliate of the Manager), which fiduciary will decide whether to purchase Units?

      ☐ YES          ☐ NO

If yes, provide details

Is the Plan an employee benefit plan other than an ERISA plan?

      ☐ YES          ☐ NO

If yes, provide details as to the nature of the Plan and the person making investment decisions on behalf of the Plan

Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?

      ☐ YES          ☐ NO

Additional Plan Representations and Warranties:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

Does the Manager or any of its employees or affiliates manage any part of the Plan’s investment portfolio on a discretionary basis?

      ☐ YES          ☐ NO

Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan?

      ☐ YES          ☐ NO

Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan’s investment decisions?

      ☐ YES          ☐ NO

Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan’s assets?

      ☐ YES          ☐ NO

If the answer to any of these is “Yes,” indicate whether all of the Representations and Warranties below are true by initialing below.

The investment director of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of “plan assets” in the Company have been considered by the investment director of the Plan. The investment director and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan’s purchase of any Units, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan’s purchase of any Units, or (c) are employers maintaining or contributing to such Plan.

An investment in the Company conforms in all respects to the governing documents of the Plan.

The person executing this Subscription Agreement on behalf of the Plan is a “fiduciary” of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Company conforms in all respect to laws applicable to the Plan and to the Plan documents; and in making this investment, the Plan, its fiduciaries and its investment director are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan’s funding objectives and have concluded that this investment is a prudent one.

The Plan’s governing documents do not prohibit the Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be “employer securities” with respect to the Plan as defined in Section 407 of ERISA.

The Plan’s proxy voting guidelines do not apply to securities held by the Company.

The Plan, its investment director and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

Are the Foregoing Representations and Warranties True?

      ☐ YES          ☐ NO

* * *

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

REGISTRATION INFORMATION FOR THE INTERESTS

$

(Subscriber Name(s))	(Subscription Amount)

(Street Address)	(State/Zip Code)

(Telephone and Facsimile Numbers)	(E-Mail-Optional)

(Social Security No./EIN (Entity)	U.S. Citizen or Resident ☐ YES ☐ NO

(Social Security No. of Joint Owner (If Any))

(Plan Number (If Applicable))	Existing Partner ☐ YES ☐ NO

      The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to the preceding requirement) is:

(Name(s))

(Street Address) (City)	(State/Zip Code)

(Telephone and Facsimile Numbers)	(E-Mail-Optional)

      If the proceeds of distributions or redemptions, if any, are to be electronically transferred rather than sent by check, the account to which such proceeds should be electronically transferred is:

(Name of Financial Institution)

(Routing ABA Number — If a Bank)

(Address of Financial Institution)

(Financial Institution Account Name and Number)

SIGNATURE PAGE

      Before signing this page, have you: (a) initialed the representations contained in Section 3 on pages B-2 and B-3, (b) indicated in Section 10 on page B-4 whether you want to reinvest distributions by purchasing additional Units, and (c) indicated in Section 11 on page B-5 how you will own the Units? If not, please do so.

Individual(s):
Date:

(Signature of Subscriber)

(Print Name of Subscriber)
Date:

(Signature of Co-Subscriber)

(Print Name of Co-Subscriber)

Entities (Other than Plans):

(Print Name of Subscriber)

By:	Date:
(Signature of Authorized Signatory)

(Print Name and Title of Signatory)

By:	Date:
(Signature of Required Authorized Co-Signatory)

(Print Name and Title of Co-Signatory)

Plan Entities:
Date:

(Signature of Individual Plan Participant)	(Print Name)
Date:

(Signature of Custodian or Trustee)	(Print Name)
Date:

(Signature of Other Plan Participant)	Authorized Signatory

For Use by the Company Only

Subscription has been:☐ Accepted ☐ Accepted in Part ☐ Rejected ☐ Other
Subscription Amount: $	Dated:

Signed: VESTIN MORTGAGE, INC., MANAGER

By:

Name:

Title:

ADDITIONAL SUBSCRIPTION REQUEST

(TO BE COMPLETED BY EXISTING INVESTORS INSTEAD OF SUBSCRIPTION AGREEMENT)

Name of Investment Fund:

Name(s) of Subscriber(s):

Additional Subscription Amount:

      The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Confidential Private Offering Memorandum. The undersigned restates all of the covenants, representations and warranties made in the undersigned’s original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned’s original Subscription Agreement remains accurate and complete on the date hereof.

Individual Signatures:

Date:

(Signature of Subscriber)

(Signature of Co-Subscriber)
Entity and Plan Signatures:
By:	Date:
(Signature of Authorized Signatory)

(Print Name and Title of Signatory)
By:	Date:
(Signature of Required Authorized Co-Signatory)

(Print Name and Title of Co-Signatory)

For Use by the Company Only

Subscription has been:☐ Accepted ☐ Accepted in Part ☐ Rejected ☐ Other

Additional Subscription Amount Accepted $

Dated:

Signed: VESTIN MORTGAGE, INC., MANAGER
By:

Name:

Title:

APPENDIX A

STATE REGULATIONS

(“BLUE SKY” LAW)

      Various states have established suitability standards for individual investors and subsequent transferees different from and/or in addition to those set by the Company. These requirements are set forth below:

State	Suitability Standards	Requirements

NV	Same as in body of agreement	Minimum investment is $5,000 ($2,000 for IRAs)
KS, OH, PA	Same as in body of agreement, except that in addition, the amount an Investor pays for units may not exceed 10% of the Investor’s net worth (without including the Investor’s home, home furnishings and automobiles)	We will make no sales in these states until we receive proceeds of at least $5,000,000. PENNSYLVANIA RESIDENTS: BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $50,000,000, INVESTORS ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PROGRAM SUBSCRIPTIONS
AK, MI, NJ, AZ, CA, IA, MA, MS, MO, NC, TX	Investors must have either (i) a minimum net worth (without including an Investor’s home, home furnishings, and automobiles) of $60,000, and an annual gross income of at least $60,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $225,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.	The following may appear on certificates issued to California residents: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES. There are restrictions on the transfer of the units in California, which are set forth in the statute included in Appendix B on the following two pages. Minimum investment in North Carolina is $2,500.
ME	Investors must have either (i) a minimum net worth (without including an Investor’s home, home furnishings, and automobiles) of $50,000, and an annual gross income of at least $50,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $200,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.

State	Suitability Standards	Requirements

DC, GA, LA, MT, RI	These jurisdictions do not have quantified suitability requirements. Accordingly, in addition to assuring compliance with the guidelines set forth in the body of this agreement, dealers are instructed to review, and investors should provide any other relevant information that they believe is necessary to making an assessment of suitability.
NH, NM	Investors must have either (i) a minimum net worth (without including an Investor’s home, home furnishings, and automobiles) of $125,000, and an annual gross income of at least $50,000; or (ii) a minimum net worth (exclusive of home, furnishings, and automobiles) of $250,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.
TN	Investors must have either (i) a minimum net worth (without including an Investor’s home, home furnishings, and automobiles) of $250,000, and an annual gross income of at least $65,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $200,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.
AL, AR, CO, DE, FL, HI, ID, IN, KY, MN, NY, ND, OK, OR, SD, UT, VT, VA, WA, WV, WI	Investors must have either (i) a minimum net worth (without including an Investor’s home, home furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.	Minimum investment in New York is $2,500. ($1,000 for IRAs)
CT, IL, MD, WY	No minimum requirements.

APPENDIX B

RESTRICTIONS ON TRANSFER SET FORTH

IN RULE 260.141.11 OF
THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (THE “CODE”)

      (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

      (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1) to the issuer;

(2) pursuant to the order or process of any court;

(3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

(5) to the holders of securities of the same class of the same issuer;

(6) by way of gift or donation inter vivos or on death;

(7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

(9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule is not required;

(10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

(12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

(13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

      (c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

EXHIBIT C

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING

ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

SUBSCRIPTION INSTRUCTIONS

(APPLICABLE TO MINNESOTA AND MICHIGAN)

A.     Completion of Subscription Agreement

      (1) Subscription and Related Undertakings, Representations and Warranties: Please read carefully pages C-1 to C-5.

•	Initial each representation contained in Section 3 on pages C-2 and C-3.

•	Indicate in section 9 on page C-4 whether you want to reinvest distributions by purchasing additional units.

•	Indicate in section 10 on page C-5 how you will own the units.

      (2) Questionnaire(s):

•	Individual Subscribers. Complete page C-6.

•	Entities other than Employee Benefit Plans. Complete page C-7.

•	Employee Benefit Plans. Complete pages C-8 to C-10.

      (3) Registration Information. Complete all information on page C-11.

      (4) Signature Page. Complete and sign page C-12.

      (5) Existing members only (for use after initial acquisition of units). After acquiring units, you only have to complete the one page form entitled “Additional Subscription Request” at page C-13.

B.     Payment. All subscriptions should be for at least $1,030, corresponding to a minimum of 100 units (some states may have higher minimum requirements).

Payment by Bank Check or Certified Check:	Make payable to the order of “VESTIN FUND III, LLC”
Payment by Wire Transfer:	VESTIN FUND III, LLC Account No Bank Routing No. 121201694

C.     Questions. If you have any questions in completing this Subscription Agreement, please call Vestin Capital Inc. at (702) 876-1143.

D.     Return of Documents. The Subscription Agreement should be returned to the following address:

Vestin Mortgage, Inc.

8379 West Sunset Road
Las Vegas, NV 89113

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS

NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

(APPLICABLE TO MINNESOTA AND MICHIGAN)

VESTIN FUND III, LLC

      1.     Subscription. The undersigned investor (“Investor”) hereby applies to become a member in VESTIN FUND III, LLC, a Nevada limited liability Company (the “Company”). The Investor subscribes $                              for the purchase of                      units of limited liability interest in the Company (the “Units”), the price being $10.30 per Unit (with a 100 Unit minimum purchase). The undersigned agrees to purchase the number of Units stated above in accordance with the terms and conditions of the Operating Agreement (the “Operating Agreement”), a copy of which is found at Exhibit A of the prospectus of the Company to which this agreement forms Exhibit C (the “Prospectus”). The Units which the Investor offers to purchase shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid by certified or bank check or by wire transfer for such units, and (b) the Manager has in its sole discretion accepted all or any portion of Investor’s offer of purchase. No federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units.

      2.     Payment of Subscription. The amount of the Investor’s subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

      The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor’s subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

      The offering by the Company will continue to seek to distribute a total of 10,000,000 units (excluding 2,000,000 units allocated to the Distribution Reinvestment Plan).

      3.     Representations by the Investor. The Units as an investment involve a high degree of risk. Please read the “Risk Factors” beginning on page 14 of the Prospectus. In connection with the Investor’s investment described in Section 1 of this Subscription Agreement, the Investor represents and warrants to the Company and any relevant broker-dealers that the Investor:

      PLEASE CONFIRM THE REPRESENTATION SET FORTH IN EACH OF THE SECTIONS BELOW BY PLACING YOUR INITIALS IN THE BLANKS FOLLOWING EACH REPRESENTATION.

(a) has received the Prospectus;

(b) Illiquid Investment: acknowledges that it may not be possible readily to liquidate this investment;

(c) meets the following criteria:

(i) if financial suitability standards (i.e., based on net worth or income levels) are provided in Appendix A to this Subscription Agreement for the state in which the Investor is domiciled, the undersigned meets those financial suitability standards; or

(ii) If no financial suitability standards are included in Appendix A for the state in which the investor is domiciled, one of the following is true:

(A) In Minnesota,

(1) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000; or

(2) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000; or

(3) the undersigned is purchasing in a fiduciary capacity for a person meeting the requirements of either (1) or (2) above; or

(B) In Michigan,

(1) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $60,000, and an annual gross income of at least $60,000; or

(2) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $225,000; or

(3) the undersigned is purchasing in a fiduciary capacity for a person meeting the requirements of either (1) or (2) above; and

(d) if a trustee, is the trustee for the trust on behalf of which it is purchasing the units, and has due authority to purchase Units on behalf of the trust;

(e) fully indemnifies and holds harmless the Company, the Manager, and its affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach of any of the representations by Investor contained herein;

      4.     Purchase by Fiduciary. If the Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

      5.     Adoption of Operating Agreement. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement (Exhibit A to the Prospectus) and to perform all obligations therein imposed upon a member with respect to Units to be purchased. By signing and completing the signature page of this Subscription Agreement, the undersigned agrees to become a Member in the Company upon acceptance of this Subscription Agreement by the Manager on behalf of the Company, and to pay the subscription price in full.

      6.     Special Power of Attorney. The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person’s true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

(a) the Operating Agreement and the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

(b) any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

(c) any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

The foregoing grant of authority:

(i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

(ii) may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

(iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

      7.     Notification of Manager. The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

      8.     Operating Agreement Governs. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

      9.     Reinvestment of Distributions. The Company maintains a Distribution Reinvestment Plan (the “Plan”) under which distributions of income of the Company may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus, under “Summary of Operating Agreement, Rights of Members and Description of Units-Distribution Reinvestment Plan.” So long as Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan. The Investor may change his election at any time by written notice to the Company. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

  Please Place Your Initials Next to the Appropriate Item:

A.	Investor elects to participate in the Plan and receive additional Units rather than cash as distributions of Net Income from the Company.

B.	Investor elects not to participate in the Plan and to receive distributions of Net Income in cash.

      10.     Ownership of Units. The Investor’s Units will be owned and should be shown on the Company’s records as follows:

Check one:	☐	Individual Ownership
	☐	Joint Tenants with Right of Survivorship (all parties must sign)
	☐	Tenants in Common (all parties must sign)
	☐	Community Property (one signature required)
	☐	Custodian
	☐	Trust
	☐	Corporation
	☐	Partnership/Limited Liability Company
	☐	Nonprofit Organization
	☐	IRA
	☐	Employee Benefit/Profit Sharing Plans

      If you have any questions in completing this Subscription Agreement, please call

Vestin Capital, Inc. at

(702) 876-1143

or Vestin Mortgage, Inc. at

(702) 227-0965

INDIVIDUAL INVESTORS MUST COMPLETE THIS PAGE

Name:	Co-Subscriber’s Name:

Date of Birth:	Co-Subscriber’s Date of Birth:

Occupation:	Co-Subscriber’s Occupation:

Marital Status (check one): Single ☐ Married ☐	Marital Status (check one): Single ☐ Married ☐
Citizenship: U.S. ☐ Other ☐	Citizenship: U.S. ☐ Other ☐
Investment Objective:
Preservation of capital and quarterly income distributions ☐ (check)
Other (please explain)

INVESTOR’S FINANCIAL STATUS AND SUITABILITY:

      Investor’s Net Worth, exclusive of home, furnishings, and automobiles (check appropriate range):

☐ under $45,000	☐ $45,000-$49,999	☐ $50,000-$59,999
☐ $60,000-$64,999	☐ $65,000-$124,999	☐ $125,000-$149,999
☐ $150,000-$199,999	☐ $200,000-$224,999	☐ $225,000-$249,999
☐ $250,000 or greater

      Investor’s Annual Income (check appropriate range)

☐ under $45,000	☐ $45,000-$49,999	☐ $50,000-$59,999
☐ $60,000-$64,999	☐ $65,000-$124,999	☐ $125,000-$149,999
☐ $150,000-$199,999	☐ $200,000-$224,999	☐ $225,000-$249,999
☐ $250,000 or greater

Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney):

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment?     ☐ YES     ☐ NO

If yes, please describe:

LEGAL ENTITIES (NON-BENEFIT PLANS)

TO COMPLETE THIS PAGE

Name of Investor:

Type of Legal Entity:

☐	corporation (if so, provide jurisdiction of incorporation)

☐	partnership or limited liability company (provide jurisdiction of organization)

☐	trust (provide state in which formed and date of trust indenture)

☐	other (describe)

Principal place of business

Investment Objective:

      Preservation of capital and quarterly income distributions ☐ (check)

Other (please explain)

Total assets (as indicated on the most recent balance sheet) of the Investor: $

Describe the Investor’s investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney):

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor’s participation in any potential Company investment?

      ☐ YES     ☐ NO

If yes, please describe:

EMPLOYEE BENEFIT PLANS

TO COMPLETE PAGES C-8 TO C-10

Name of Investor (the “Plan”):

Investment Objective:

      Preservation of capital and quarterly income distributions     ☐ (check)

Other (please explain)

Total assets (as indicated on the most recent balance sheet) of the Investor: $

Does this investment exceed 10% of the Plan’s assets?

      ☐ YES     ☐ NO

Is the Plan an “employee benefit plan” within the meaning of Title I of ERISA (an “ERISA Plan”) with a fiduciary as defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment adviser (other than an affiliate of the Manager), which fiduciary will decide whether to purchase Units?

      ☐ YES     ☐ NO

If yes, provide details

Is the Plan an employee benefit plan other than an ERISA plan?

      ☐ YES     ☐ NO

If yes, provide details as to the nature of the Plan and the person making investment decisions on behalf of the Plan

Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?

      ☐ YES     ☐ NO

Additional Plan Representations and Warranties:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

Does the Manager or any of its employees or affiliates manage any part of the Plan’s investment portfolio on a discretionary basis?

      ☐ YES     ☐ NO

      Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan?

      ☐ YES     ☐ NO

Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan’s investment decisions?

      ☐ YES     ☐ NO

Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan’s assets?

      ☐ YES     ☐ NO

If the answer to any of these is “Yes,” indicate whether all of the Representations and Warranties below are true by initialing below.

The investment director of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of “plan assets” in the Company have been considered by the investment director of the Plan. The investment director and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan’s purchase of any Units, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan’s purchase of any Units, or (c) are employers maintaining or contributing to such Plan.

An investment in the Company conforms in all respects to the governing documents of the Plan.

The person executing this Subscription Agreement on behalf of the Plan is a “fiduciary” of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Company conforms in all respect to laws applicable to the Plan and to the Plan documents; and in making this investment, the Plan, its fiduciaries and its investment director are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan’s funding objectives and have concluded that this investment is a prudent one.

The Plan’s governing documents do not prohibit the Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be “employer securities” with respect to the Plan as defined in Section 407 of ERISA.

The Plan’s proxy voting guidelines do not apply to securities held by the Company.

The Plan, its investment director and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

Are the Foregoing Representations and Warranties True?

      ☐ YES     ☐ NO

* * *

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

REGISTRATION INFORMATION FOR THE INTERESTS

$

(Subscriber Name(s))	(Subscription Amount)

(Street Address)	(State/ZIP Code)

(Telephone and Facsimile Numbers)	(E-Mail-Optional)

(Social Security No./EIN (Entity)	U.S. Citizen or Resident ☐ Yes ☐ No

(Social Security No. of Joint Owner (If any))

(Plan Number (If applicable))	Existing Partner ☐ Yes ☐ No

The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to the preceding requirement) is:

(Name(s))

(Street Address)	(City)	(State/Zip Code)

(Telephone and Facsimile Numbers)		(E-Mail-Optional)

If the proceeds of distributions or redemptions, if any, are to be electronically transferred rather than sent by check, the account to which such proceeds should be electronically transferred is:

(Name of Financial Institution)

(Routing ABA Number — If a Bank)

(Address of Financial Institution)

(Financial Institution Account Name and Number)

SIGNATURE PAGE

      Before signing this page, have you: (a) initialed the representations contained in Section 3 on pages C-2 and C-3, (b) indicated in Section 9 on page C-4 whether you want to reinvest distributions by purchasing additional Units, and (c) indicated in Section 10 on page C-5 how you will own the Units? If not, please do so.

Individual(s):

Date:

(Signature of Subscriber)

(Print Name of Subscriber)
Date:

(Signature of Co-Subscriber)

(Print Name of Co-Subscriber)

Entities (Other Than Plans):

(Print Name of Subscriber)
By:		Date:

(Signature of Authorized Signatory)

(Print Name and Title of Signatory)
By:		Date:

(Signature of Required Authorized Co-Signatory)

(Print Name and Title of Co-Signatory)

Plan Entities:

Date:

(Signature of Individual Plan Participant) (Print Name)

Date:

(Signature of Custodian or Trustee) (Print Name)

Date:

(Signature of Other Authorized Signatory) (Print Name)

For Use by the Company Only

Subscription has been:	☐ Accepted	☐ Accepted in Part	☐ Rejected	☐ Other

Subscription Amount:	$	Dated:

Signed:	VESTIN MORTGAGE, INC., MANAGER
By:

Name:

Title:

ADDITIONAL SUBSCRIPTION REQUEST

(TO BE COMPLETED BY EXISTING INVESTORS INSTEAD OF
SUBSCRIPTION AGREEMENT)

Name of Investment Fund:

Name(s) of Subscriber(s):

Additional Subscription Amount:

      The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Confidential Private Offering Memorandum. The undersigned restates all of the covenants, representations and warranties made in the undersigned’s original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned’s original Subscription Agreement remains accurate and complete on the date hereof.

Individual Signatures:

Date:

(Signature of Subscriber)
Date:

(Signature of Co-Subscriber)

Entity and Plan Signatures:

By:		Date:

(Signature of Authorized Signatory)

(Print Name and Title of Signatory)
By:		Date:

(Signature of Required Authorized Co-Signatory)

(Print Name and Title of Co-Signatory)

For Use by the Company Only

Subscription has been:	☐ Accepted	☐ Accepted in Part	☐ Rejected	☐ Other

Additional Subscription Amount Accepted $

Dated:

Signed:	VESTIN MORTGAGE, INC., MANAGER
By:

Name:

Title:

      APPENDIX A

STATE REGULATIONS

(“BLUE SKY” LAW)

      Various states have established suitability standards for individual investors and subsequent transferees different from and/or in addition to those set by the Company. These requirements are set forth below:

State	Suitability Standards	Requirements

NV	Same as in body of agreement	Minimum investment is $5,000 ($2,000 for IRAs).
KS, OH, PA	Same as in body of agreement, except that in addition, the amount an Investor pays for units may not exceed 10% of the Investor’s net worth (without including the Investor’s home, home furnishings and automobiles)	We will make no sales in these states until we receive proceeds of at least $5,000,000. PENNSYLVANIA RESIDENTS: BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $50,000,000, INVESTORS ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PROGRAM SUBSCRIPTIONS.
AK, MI, NJ, AZ, CA, IA, MA, MS, MO, NC, TX	Investors must have either (i) a minimum net worth (without including an Investor’s home, home furnishings, and automobiles) of $60,000, and an annual gross income of at least $60,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $225,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above	The following may appear on certificates issued to California residents: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES. There are restrictions on the transfer of the units in California, which are set forth in the statute included in Appendix B on the following two pages. Minimum investment in Iowa for IRAs is $3,000. Minimum investment in North Carolina for IRAs is $2,500.

State	Suitability Standards	Requirements

ME	Investors must have either (i) a minimum net worth (without including an Investor’s home, home furnishings, and automobiles) of $50,000, and an annual gross income of at least $50,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $200,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.
DC, GA, LA, MT, RI	These jurisdictions do not have quantified suitability requirements. Accordingly, in addition to assuring compliance with the guidelines set forth in the body of this agreement, dealers are instructed to review, and investors should provide any other relevant information that they believe is necessary to making an assessment of suitability.
NH, NM	Investors must have either (i) a minimum net worth (without including an Investor’s home, home furnishings, and automobiles) of $125,000, and an annual gross income of at least $50,000; or (ii) a minimum net worth (exclusive of home, furnishings, and automobiles) of $250,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.
TN	Investors must have either (i) a minimum net worth (without including an Investor’s home, home furnishings, and automobiles) of $250,000, and an annual gross income of at least $65,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $500,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.

State	Suitability Standards	Requirements

AL, AR, CO, DE, FL, HI, ID, IN, KY, MN, NY, ND, OK, OR, SD, UT, VT, VA, WA, WV, WI	Investors must have either (i) a minimum net worth (without including an Investor’s home, home furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.	Minimum investment in New York is $2,500 ($1,000 for IRAs).
CT, IL, MD, WY	No minimum requirements.

APPENDIX B

RESTRICTIONS ON TRANSFER SET FORTH

IN RULE 260.141.11 OF
THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (THE “CODE”)

(a)	The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)	It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1) to the issuer;

(2) pursuant to the order or process of any court;

(3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

(5) to the holders of securities of the same class of the same issuer;

(6) by way of gift or donation inter vivos or on death;

(7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

(9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule is not required;

(10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

(12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

(13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)	The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

PROSPECTUS

VESTIN FUND III, LLC

June 3, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.	Financial Statements and Exhibits

      (a) Financial Statements: See “Index to Financial Statements” and the financial statements appearing thereafter in Part I of Post-Effective Amendment No. 3 to Form S-11, filed on June 2, 2005.

      (b) Exhibits:

Exhibit
Number		Exhibit Description

1.1	†	Dealer Manager Agreement
1.2	†	Selected Dealer Agreement
3†		Articles of Organization (as amended)
4.1		Second Amended and Restated Operating Agreement of Registrant (included as Exhibit A to the prospectus)
4.2		Subscription Agreement and Power of Attorney (applicable to all States except for Minnesota and Michigan) (included as Exhibit B to the prospectus)
4.3	†	Distribution Reinvestment Plan
5.1	*	Opinion of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities
5.2	†††	2004 Updated Opinion of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities
5.3		2005 Updated Opinion of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities
8	*	Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
8.1	††	2004 Updated Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
8.2		2005 Updated Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
23.1		Consent of Levine, Garfinkel & Katz, LLP (contained in Exhibit 5.1)
23.2		Consent of Wendel, Rosen, Black & Dean, LLP (contained in Exhibit 8)
23.3		Consent of Moore Stephens Wurth Frazer and Torbet, LLP
23.4		2004 Updated Consent of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities (contained in Exhibit 5.2)
23.5	††	2004 Updated Consent of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
23.6		2005 Updated Consent of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities (contained in Exhibit 5.3)
23.7		2005 Updated Consent of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
24	**	Power of Attorney (contained in Signature page)

*	Previously filed by the Company on Pre-Effective Amendment No. 2 to Form S-11, filed with the Securities and Exchange Commission on August 1, 2003, File No. 333-105017.

**	Previously filed by the Company on Form S-11, filed with the Securities and Exchange Commission on May 5, 2003, File No. 333-105017.

†	Previously filed by the Company on Pre-Effective Amendment No. 3 to Form S-11, filed with the Securities and Exchange Commission on September 2, 2003, File No. 333-105017.

††	Previously filed by the Company on Post-Effective Amendment No. 1 to Form S-11, filed with the Securities and Exchange Commission on April 29, 2004, File No. 333-105017.

†††	Previously filed by the Company on Post-Effective Amendment No. 2 to Form S-11, filed with the Securities and Exchange Commission on May 4, 2004, File No. 333-105017.

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on June 3, 2005.

VESTIN FUND III, LLC

By:	Vestin Mortgage, Inc., its sole manager

By:	/s/ MICHAEL V. SHUSTEK

Michael V. Shustek
Director and Chairman of the Board,
Chief Executive Officer and President
(Principal Executive Officer of the Manager)

By:	/s/ JOHN ALDERFER

John Alderfer

Chief Financial Officer

(Principal Financial and Accounting Officer of the Manager)

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VESTIN FUND III, LLC

A Nevada Limited Liability Company

INDEX TO EXHIBITS

Exhibit
Number		Exhibit Description

1.1	†	Dealer Manager Agreement
1.2	†	Selected Dealer Agreement
3	†	Articles of Organization (as amended)
4.1		Second Amended and Restated Operating Agreement of Registrant (included as Exhibit A to the prospectus)
4.2		Subscription Agreement and Power of Attorney (applicable to all States except for Minnesota and Michigan) (included as Exhibit B to the prospectus)
4.3	†	Distribution Reinvestment Plan
5.1	*	Opinion of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities
5.2	††	2004 Updated Opinion of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities
5.3		2005 Updated Opinion of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities
8	*	Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
8.1	††	2004 Updated Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
8.2		2005 Updated Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
23.1		Consent of Levine, Garfinkel & Katz, LLP (contained in Exhibit 5.1)
23.2		Consent of Wendel, Rosen, Black & Dean, LLP (contained in Exhibit 8)
23.3		Consent of Moore Stephens Wurth Frazer and Torbet, LLP
23.4		2004 Updated Consent of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities (contained in Exhibit 5.2)
23.5	††	2004 Updated Consent of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
23.6		2005 Updated Consent of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities (contained in Exhibit 5.3)
23.7		2005 Updated Consent of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
24	**	Power of Attorney (contained in Signature page)

*	Previously filed by the Company on Pre-Effective Amendment No. 2 to Form S-11, filed with the Securities and Exchange Commission on August 1, 2003, File No. 333-105017.

**	Previously filed by the Company on Form S-11, filed with the Securities and Exchange Commission on May 5, 2003, File No. 333-105017.

†	Previously filed by the Company on Pre-Effective Amendment No. 3 to Form S-11, filed with the Securities and Exchange Commission on September 2, 2003, File No. 333-105017.

††	Previously filed by the Company on Post-Effective Amendment No. 1 to Form S-11, filed with the Securities and Exchange Commission on April 29, 2004, File No. 333-105017.

†††	Previously filed by the Company on Post-Effective Amendment No. 2 to Form S-11, filed with the Securities and Exchange Commission on May 4, 2004, File No. 333-105017.

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